UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Soliciting Material Pursuant to § 240.14a-12

VALIDUS HOLDINGS, LTD.
(Name of Registrant as Specified in Its Charter)

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19 Par-La-Ville Road
Hamilton HM11
Bermuda

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 25, 2009

May 26, 2009

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Validus Holdings, Ltd. will be held at 19 Par-La-Ville Road, Hamilton HM11, Bermuda, on June 25, 2009, at 10:00 a.m., Atlantic Time, for the following purposes:

•	to approve the issuance of Validus voting common shares, par value $0.175 per share, in connection with the acquisition of all of the outstanding common shares, par value $0.01 per share, of IPC Holdings, Ltd. pursuant to the Validus Amalgamation Agreement (as defined in the proxy statement on the following pages), the Scheme of Arrangement (as defined in the proxy statement on the following pages), the Exchange Offer (as defined in the proxy statement on the following pages) or otherwise; and

•	to transact such further business, if any, as may be lawfully brought before the meeting, including to approve the adjournment of the meeting for the solicitation of additional proxies in favor of the above proposal.

For further information concerning matters to be acted upon at the Validus special meeting, you are urged to read the proxy statement on the following pages.

If you are a shareholder of record, please complete, sign, date and return the enclosed proxy in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting, or follow the instructions on the Validus proxy card to complete your proxy card on the Internet at the website indicated or by telephone. If you own your shares through a bank, broker, or other nominee, you will receive instructions from that institution on how to instruct them to vote your shares, including by completing a voting instruction form, or providing instructions by Internet or telephone. If you do not receive such instructions, you may contact that institution to request them. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement. Only shareholders of record as shown on the transfer books of Validus at the close of business on May 15, 2009 will be entitled to notice of, and to vote at, the Validus special meeting or any adjournments thereof. See The Validus Special Meeting beginning on page 95 in the proxy statement for more information.

By Order of the Board of Directors,

/s/  Lorraine Dean
Lorraine Dean
Secretary

19 Par-La-Ville Road
Hamilton HM11
Bermuda

SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

This proxy statement is furnished to the holders of Validus voting common shares, $0.175 par value per share (the “Validus Shares” and, together with any non-voting common shares, $0.175 par value per share, the “common shares”) in connection with the solicitation of proxies by the board of directors of Validus Holdings, Ltd. (“Validus”) to be voted at a special meeting of shareholders (the “Validus special meeting”) on June 25, 2009, at 10:00 a.m., Atlantic time, at the registered office of Validus, located at 19 Par-La-Ville Road, Hamilton HM11, Bermuda.

Validus shareholders will be asked at the Validus special meeting:

•	to approve the issuance of Validus Shares (the “Share Issuance”) in connection with the acquisition (the “Acquisition”) of all of the outstanding common shares, par value $0.01 per share (the “IPC Shares”) of IPC Holdings, Ltd. (“IPC”), pursuant to the Amalgamation Agreement (as defined below), the Exchange Offer (as defined below) and the Scheme of Arrangement (as defined below) or otherwise (the “Share Issuance Proposal”); and

•	to transact such further business, if any, as may be lawfully brought before the meeting, including to approve the adjournment of the meeting for the solicitation of additional proxies in favor of the above proposal (an “Adjournment Proposal”).

On March 1, 2009, IPC entered into an Agreement and Plan of Amalgamation, as amended on March 5, 2009, among Max Capital Group Ltd. (“Max”), IPC and IPC Limited (the “Max Amalgamation Agreement”) which would result in the amalgamation of Max with IPC Limited, a wholly-owned subsidiary of IPC that was formed for the purpose of the amalgamation (the “Proposed Max Amalgamation”).

On March 31, 2009, Validus publicly announced that it had delivered to IPC an offer to acquire each outstanding IPC Share in exchange for 1.2037 Validus Shares (the “Initial Validus Offer”). IPC announced on April 7, 2009 that its board of directors had determined that the Initial Validus Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. On May 18, 2009, Validus publicly announced that it had delivered to IPC an increased offer (the “Validus Amalgamation Offer”) to acquire each outstanding IPC Share in exchange for (i) 1.1234 Validus Shares and (ii) $3.00 in cash. Validus has also delivered a proposed agreement and plan of amalgamation and an amendment thereto (as amended, the “Validus Amalgamation Agreement”) signed by Validus so that, upon a termination of the Max Amalgamation Agreement, IPC would have the certainty of Validus’ transaction and would be able to sign the Validus Amalgamation Agreement. IPC announced on May 21, 2009 that its board of directors had determined that the Validus Amalgamation Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. Additionally, Max has not released IPC from the prohibition in the Max Amalgamation Agreement that prevents IPC from even discussing the Validus Amalgamation Offer with Validus.

In order to consummate the Acquisition without the cooperation of IPC’s board of directors, Validus is pursuing a three-part plan. First, Validus is soliciting proxies from IPC shareholders to vote against the Proposed Max Amalgamation so that IPC is able to terminate the Max Amalgamation Agreement and enter into the Validus Amalgamation Agreement. Second, Validus has commenced an exchange offer for all of the issued and outstanding IPC Shares (the “Exchange Offer”) on the same economic terms as the Validus Amalgamation Offer. Third, Validus is pursuing a “scheme of arrangement” (the “Scheme of Arrangement”) under Part VII of The Companies Act of 1981 of Bermuda, as amended (the “Companies Act”), pursuant to which Validus would acquire all of the issued and outstanding IPC Shares on the same economic terms as in the Validus Amalgamation Offer.

Validus is soliciting proxies from holders of Validus Shares at the Validus special meeting in order to be able to issue the Validus Shares to IPC shareholders in connection with the Acquisition. The Share Issuance will become effective only if it is approved by Validus shareholders and the IPC Shares are exchanged for Validus Shares and cash, pursuant to the Acquisition. The affirmative vote of a majority of the votes cast at the Validus special meeting at which a quorum is present in accordance with Validus’ bye-laws is required to approve each matter to be acted on at the Validus special meeting, including the Adjournment Proposal.

The Validus Amalgamation Offer, the Exchange Offer and the Scheme of Arrangement are alternative methods for Validus to acquire all of the issued and outstanding IPC Shares on the same economic terms. Ultimately, only one of these transaction structures can be pursued to completion. Validus intends to seek to acquire all IPC Shares by whichever method Validus determines is most effective and efficient.

Based on Validus’ and IPC’s respective capitalizations as of March 31, 2009 and the exchange ratio of 1.1234, Validus estimates that former IPC shareholders would own, in the aggregate, approximately 41.3% of the issued and outstanding Validus common shares on a fully-diluted basis following closing of the Acquisition.

Shareholders of record as of the close of business on May 15, 2009 will be entitled to vote at the Validus special meeting. As of May 15, 2009, there were 59,290,013 outstanding Validus Shares entitled to vote at the Validus special meeting, and 19,771,422 Validus non-voting common shares. Each Validus Share entitles the holder of record thereof to one vote at the Validus special meeting; however, if, and for so long as, the Validus Shares of a shareholder, including any votes conferred by “controlled shares” (as defined below), would otherwise represent more than 9.09% of the aggregate voting power of all Validus Shares entitled to vote on a matter, the votes conferred by such Validus Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by Validus’ bye-laws), the votes conferred by such Validus Shares represent 9.09% of the aggregate voting power of all Validus Shares entitled to vote on such matter. “Controlled shares” include, among other things, all shares that a person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of 1986 or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

Validus knows of no specific matter to be brought before the Validus special meeting that is not referred to in the notice of the Validus special meeting. If any such matter comes before the Validus special meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

Validus Shares are quoted on the New York Stock Exchange (the “NYSE”) under the symbol “VR.” The closing price of a Validus common share on the NYSE on May 22, 2009, the last practicable date prior to the filing of this proxy statement, was $22.01. IPC Shares, which are currently quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “IPCR” and the Bermuda Stock Exchange under the symbol “IPCR BH,” would be delisted upon completion of the Acquisition. The closing price of an IPC Share on NASDAQ on May 22, 2009, the last practicable date prior to the filing of this proxy statement, was $25.07. All references to “dollars” and “$” in this proxy statement refer to U.S. dollars.

Validus’ board of directors has adopted the Validus Amalgamation Agreement and authorized and approved the Share Issuance and deems it fair, advisable and in the best interests of Validus and its shareholders to consummate the Share Issuance, the Acquisition and the other transactions contemplated thereby. Validus’ board of directors recommends that Validus shareholders vote “FOR” the proposals submitted to Validus shareholders on the attached Validus proxy card. All of the Validus officers, directors and those shareholders who are “qualified sponsors” (as defined in this proxy statement), in each case who own Validus Shares, have indicated that they intend to vote the Validus Shares beneficially owned by them in favor of the Validus Share Issuance Proposal and the Adjournment Proposal. As of April 30, 2009, these persons and entities beneficially owned 42.4% of the voting interests relating to the Validus Shares.

This proxy statement provides Validus shareholders with detailed information about the Validus special meeting and the Acquisition. You can also obtain information from publicly available documents filed by Validus and IPC with the SEC. Validus encourages you to read this entire document carefully, including the section entitled Risk Factors beginning on page 39.

Your vote is very important. Whether or not you plan to attend the Validus special meeting, please take time to vote by completing and mailing your enclosed proxy card or by following the voting instructions provided to you if you own your shares through a bank, broker or other nominee. If you do not receive such instructions, you may request them from that firm.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Share Issuance, passed upon the merits or fairness of the Share Issuance or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated May 26, 2009
and is first being mailed to Validus shareholders on or about May 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the Validus Special Meeting to be Held on June 25, 2009

The proxy statement and the related proxy materials are available free of charge on Validus’ website at www.validusre.bm.

SOURCES OF ADDITIONAL INFORMATION

This proxy statement includes information, including important business and financial information, also set forth in documents filed by Validus and IPC with the SEC, and those documents include information about Validus and IPC that is not included in or delivered with this proxy statement. You can obtain any of the documents filed by Validus or IPC, as the case may be, with the SEC from the SEC or, without charge, from the SEC’s website at http://www.sec.gov. Validus shareholders also may obtain documents filed by Validus with the SEC or documents incorporated by reference in this proxy statement free of cost, by directing a written or oral request to Validus at:

Validus Holdings, Ltd.
19 Par-La-Ville Road
Hamilton HM11
Bermuda
Attention: Jon Levenson
(441) 278-9000

If you would like to request documents, in order to ensure timely delivery, you must do so at least ten business days before the date of the meeting. This means you must request this information no later than June 11, 2009. Validus will mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

The information concerning IPC, its business, management and operations presented or incorporated by reference in this proxy statement has been taken from, or is based upon, publicly available information on file with the SEC and other publicly available information. Although Validus has no knowledge that would indicate that statements and information relating to IPC contained or incorporated by reference in this proxy statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the full books and records of IPC, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements.

The consolidated financial statements of IPC appearing in its annual report on Form 10-K for the year ended December 31, 2008 (including schedules appearing therein), and IPC management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 included therein, have been audited by an independent registered public accounting firm, as set forth in their reports thereon, included therein, and included and/or incorporated herein by reference. Validus has not obtained the authorization of IPC’s independent auditors to incorporate by reference the audit reports relating to this information.

Pursuant to Rule 12b-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Validus requested that IPC provide Validus with information required for complete disclosure regarding the businesses, operations, financial condition and management of IPC. Validus will amend or supplement this proxy statement to provide any and all information Validus receives from IPC, if Validus receives the information before the Validus special meeting and Validus considers it to be material, reliable and appropriate.

See Where You Can Find More Information on page 108.

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QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THE MEETING

The following questions and answers highlight selected information from this proxy statement and may not contain all the information that is important to you. Validus encourages you to read this entire document carefully.

Q:	When and where is the Validus special meeting?

A:	The Validus special meeting will take place at 10:00 a.m., Atlantic Time, on June 25, 2009, at 19 Par-La-Ville Road, Hamilton HM11, Bermuda.

Q:	What is the purpose of the Validus special meeting?

A:	The purpose of the meeting is to seek Validus shareholder approval of:

• the Share Issuance in connection with the Acquisition of all of the outstanding IPC Shares pursuant to the Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise; and

• to transact such further business, if any, as may be lawfully brought before the meeting, including to approve the adjournment of the meeting for the solicitation of additional proxies in favor of the above proposal.

Even if shareholders approve the Share Issuance, the Share Issuance will take effect only if and when the IPC Shares are exchanged for Validus Shares and cash pursuant to the Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise.

Q:	Why is shareholder approval of the Share Issuance required?

A:	Based upon publicly available information about the number of IPC Shares outstanding as of May 8, 2009 and the proposed exchange ratio, Validus expects it would need to issue 63,474,234 Validus Shares in exchange for all outstanding IPC Shares. This number of Validus Shares will be greater than 20% of the total number of Validus Shares outstanding prior to such issuance. The listing requirements of the NYSE require that Validus shareholders approve any issuance of Validus Shares or securities convertible into or exercisable for Validus Shares if (a) the Validus Shares or other securities being issued will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (b) the number of Validus Shares to be issued is or will be equal to or in excess of 20% of the number of Validus Shares or other securities before such issuance.

If the Share Issuance Proposal is approved by Validus’ shareholders, Validus will be permitted to issue Validus Shares in exchange for IPC Shares, pursuant to the Validus Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise. Shareholders are not being asked to vote on the Acquisition and no vote of Validus shareholders is required on such matter.

Q:	Why is Validus proposing the Acquisition?

A:	Based on a number of factors described below under The Acquisition — Reasons Why Validus’ Board of Directors Recommends Approval of the Share Issuance, Validus’ board of directors believes that the Acquisition represents a compelling combination and excellent strategic fit that will enable Validus to capitalize on opportunities in the global reinsurance market. Successful completion of the Acquisition would allow Validus shareholders to benefit from the superior growth potential of a combined company that would be a leading carrier in Bermuda’s short-tail reinsurance and insurance markets, with a strong balance sheet and quality diversification in profitable business lines.

Q:	When do you expect the Acquisition to be completed?

A:	If IPC’s board of directors was to enter into the Validus Amalgamation Agreement promptly following the termination of the Max Amalgamation Agreement, Validus believes the amalgamation could be completed in mid-to-late July, 2009 based on the assumption that IPC terminates the Max Amalgamation Agreement promptly following its June 12, 2009 annual general meeting, allowing approximately one month to hold a special general meeting of IPC’s shareholders to obtain the required shareholder approval and to satisfy the other conditions in the Validus Amalgamation Agreement.

Validus believes that it would be able to complete the Exchange Offer in June 2009, promptly following termination of the Max Amalgamation Agreement (and subject to the satisfaction or waiver of the other conditions to the Exchange Offer), based on the following. The expiration time of the exchange offer will be June 26, 2009, unless extended. As a result, if the conditions of the Exchange Offer are satisfied or waived at the expiration time of the Exchange Offer, Validus would be able to acquire all of the IPC Shares that are validly tendered pursuant to the Exchange Offer.

Validus believes that, under the Scheme of Arrangement, it would be able to close the Acquisition of IPC as early as mid-July based on the assumptions that: (1) the Supreme Court of Bermuda will be able to accommodate the preferred hearings schedule and meeting dates and other procedural matters; (2) IPC shareholders holding at least one-tenth of the issued shares of IPC have requisitioned a special general meeting to be held in late June or early July to approve and have IPC be bound by the Scheme of Arrangement; and (3) the IPC directors, following the rejection of the Proposed Max Amalgamation, or IPC shareholders, convene the requisitioned special general meeting, allowing it to be held by mid-July.

Q:	What would IPC shareholders receive in the Acquisition?

A:	Under the terms of the Validus Amalgamation Agreement, each outstanding IPC Share (including any shares held by IPC shareholders that do not vote in favor of the amalgamation, but excluding any dissenting shares as to which appraisal rights have been exercised pursuant to Bermuda law and excluding any shares held by Validus, IPC or any of their respective subsidiaries) would be cancelled and converted into the right to receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest), upon closing of the amalgamation. Under the terms of the Exchange Offer, each outstanding IPC Share that is validly tendered and not properly withdrawn before the expiration time of the Exchange Offer would be exchanged for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest) upon closing of the Exchange Offer. Under the terms of the Scheme of Arrangement, each outstanding IPC Share (excluding any IPC Shares owned by Validus, IPC or any of their respective subsidiaries), would be transferred to Validus in exchange for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest) upon effectiveness of the Scheme of Arrangement.

IPC shareholders would not receive any fractional Validus Shares in the Acquisition. Instead, IPC shareholders would be paid cash in lieu of the fractional share interest to which such shareholders would otherwise be entitled.

Q:	What percentage of Validus Shares will the former holders of IPC Shares own after the Acquisition?

A:	Based on Validus’ and IPC’s respective capitalizations as of March 31, 2009 and the exchange ratio of 1.1234, Validus estimates that former IPC shareholders would own, in the aggregate, approximately 41.3% of the issued and outstanding common shares of Validus on a fully-diluted basis following closing of the Acquisition.

Q:	Would the Validus Amalgamation Agreement signed by IPC be the exact form attached hereto as Annex A-1, as amended by Annex A-2?

A:	Validus delivered the amalgamation agreement to IPC on March 31, 2009 intending it to be executed in the exact form provided. Since then, in response to IPC’s rejection of the Initial Validus Offer, Validus is proceeding with efforts to move forward with the transaction without IPC’s cooperation, including by soliciting your votes to approve the issuance of Validus Shares in connection with the Acquisition. These efforts and Validus’ delivery of the Validus Amalgamation Offer have necessitated certain updates to the form of Validus Amalgamation Agreement which are included in the amendment attached as Annex A-2. Validus cannot predict what other changes may become necessary due to changed circumstances or as a result of negotiations with IPC should that occur. If any changes are made to the Validus Amalgamation Agreement that Validus believes are material to Validus shareholders, Validus will supplement this proxy statement and, if necessary, resolicit proxies from its shareholders.

Q:	Are Validus shareholders able to exercise appraisal rights?

A:	Validus shareholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the Validus special meeting.

Q:	Will I have preemptive rights in connection with the Share Issuance?

A:	No. Validus shareholders will not be entitled to any preemptive rights in connection with the Share Issuance.

Q:	What will be the composition of the board of directors of Validus following the effectiveness of the Acquisition?

A:	Upon the effectiveness of the Acquisition, Validus’ board of directors would consist of the directors serving on the board of directors of Validus before the Acquisition; however, Validus has publicly expressed to the IPC directors that if they desire to participate in the leadership of Validus after the Acquisition, Validus would consider that.

Q:	How will Validus be managed after the Acquisition?

A:	Upon closing of the Acquisition, the officers of Validus will be the officers serving Validus before the Acquisition.

Q:	What shareholder vote is required to approve the Share Issuance and the Adjournment Proposal at the Validus special meeting and how many votes must be present to hold the meeting?

A:	The affirmative vote of a majority of the votes cast at the Validus special meeting, at which a quorum is present in accordance with Validus’ bye-laws, is required to approve each of the Share Issuance Proposal and the Adjournment Proposal. The Share Issuance will become effective only if it is duly approved by Validus shareholders and all of the other conditions to the Acquisition are satisfied or waived and the Acquisition closes. The affirmative vote of a majority of the votes cast at the Validus special meeting is required to approve each other matter to be acted on, including any Adjournment Proposal. All of the Validus officers, directors and those shareholders who are “qualified sponsors” (as defined in this proxy statement), in each case who own Validus Shares, have indicated that they intend to vote the Validus Shares beneficially owned by them in favor of the Validus Share Issuance Proposal and the Adjournment Proposal. As of April 30, 2009, these persons and entities beneficially owned 42.4% of the voting interests relating to the Validus Shares.

Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Validus special meeting. Because the vote required to approve the proposals is the affirmative vote of a majority of the votes cast, assuming a quorum is present, a broker non-vote with respect to any proposal to be voted on at the Validus special meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. For the Validus special meeting, a quorum consists of two or more shareholders present in person and representing in person or by proxy in excess of 50% of the total issued Validus Shares throughout the meeting.

Q:	Does Validus’ board of directors recommend approval of the proposals?

A:	Yes. Validus’ board of directors, taking into consideration the reasons discussed under The Acquisition — Reasons Why Validus’ Board of Directors Recommends Approval of the Share Issuance, adopted the Validus Amalgamation Agreement and authorized and approved the Share Issuance. Validus’ board of directors deems it fair, advisable and in the best interests of Validus to enter into the Validus Amalgamation Agreement and to acquire all of the outstanding IPC Shares and to consummate the Share Issuance. Validus’ board of directors recommends that Validus shareholders vote “FOR” the matters submitted on the Validus proxy card.

Q:	Have any Validus shareholders agreed to support the proposals?

A:	All of the Validus officers, directors and those shareholders which Validus refers to as “qualified sponsors” (as defined in this proxy statement), in each case who own Validus Shares, have indicated that they intend to vote the Validus Shares beneficially owned by them in favor of the Share Issuance Proposal and the Adjournment Proposal. As of April 30, 2009, these persons and entities beneficially owned 42.4% of the voting interests relating to the Validus Shares.

Q:	Will any other matters be voted on at the Validus special meeting?

A:	Validus knows of no specific matter to be brought before the Validus special meeting that is not referred to in the notice of the Validus special meeting. If any such matter comes before the Validus special meeting, the proxy holders will vote proxies in accordance with their judgment.

Q:	What is the record date for the Validus special meeting?

A:	Only shareholders of record, as shown by the transfer books of Validus at the close of business on May 15, 2009 (the “Validus record date”) are entitled to receive notice of and to vote at the Validus special meeting or any adjournment thereof.

Q:	How many votes do I have and how many votes can be cast by all Validus shareholders?

A:	Shareholders of record as of the close of business on May 15, 2009 will be entitled to vote at the Validus special meeting. As of May 15, 2009, there were 59,290,013 outstanding Validus Shares entitled to vote at the Validus special meeting, and 19,771,422 non-voting common shares.

Q:	What do I need to do now?

A:	Validus urges you to read carefully this proxy statement, including its annexes, schedules and the documents incorporated by reference herein. You also may want to review the documents referenced under Where You Can Find More Information on page 107 and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, Validus encourages you to fill in and return the attached proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you hold your Validus Shares in street name).

Q:	How can I vote my shares in person at the Validus special meeting?

A:	If your Validus Shares are registered directly in your name as of the record date with the transfer agent, Bank of New York Mellon, you are considered the “shareholder of record” with respect to those shares, and the proxy materials and proxy card are being sent directly to you. As the shareholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card. Most shareholders of Validus hold their shares through a bank, broker or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your bank, broker or other nominee together with a voting instruction form. Because a beneficial holder is not the shareholder of record, you may not vote these shares in person at the meeting unless you have previously either arranged for the Validus Shares beneficially owned by you to be transferred of record into your name by the record date for the Validus special meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares as of the record date for the Validus special meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a “legal proxy” with a power of subdelegation from the shareholder of record as of the record date). Even if you plan to attend the Validus special meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Validus special meeting.

Q:	How can I vote my shares without attending the Validus special meeting?

A:	If you are the shareholder of record, you may direct your vote without attending the Validus special meeting by completing and mailing your proxy card in the enclosed pre-paid envelope. In addition, if you are the shareholder of record, you may grant a proxy to vote your shares at the Validus special meeting by telephone by calling 866-367-5524 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m., Eastern Time, on the day prior to the Validus special meeting. Alternatively, as a shareholder of record, you may vote via the Internet at any time prior to 11:59 p.m., Eastern Time, on the day prior to the Validus special meeting by going to http://proxy.georgeson.com, entering the company number and control number on your proxy card and following the instructions to submit an electronic proxy. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If you hold your Validus Shares in street name you should complete and return the voting instruction form you receive from your bank, broker or other nominee in accordance with the instructions you receive from your bank, broker or other nominee. Your voting instruction form may contain instructions from your bank, broker or other nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your bank, broker or other nominee if you have any questions regarding the voting of shares held in street name.

Q:	What do I need for admission to the Validus special meeting?

A:	You are entitled to attend the Validus special meeting only if you are (i) a shareholder of record or (ii) a beneficial owner or other person holding a valid proxy from the bank, broker or other nominee that holds your shares (and who has received a “legal proxy,” with a power of subdelegation, from the shareholder of record as of the record date). If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Validus special meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name and would like to be admitted to the meeting, you will need to provide a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares (and who has received a “legal proxy,” with a power of subdelegation, from the shareholder of record as of the record date) and proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Validus Shares as of the record date, a copy of the voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification. If you do not comply with the procedures outlined above, you may not be admitted to the Validus special meeting.

Q:	If my shares are held in a brokerage account or in “street name,” will my broker vote my shares for me?

A:	If you own your shares through a bank, broker or other nominee, you will receive instructions from that institution on how to instruct them to vote your shares, including by completing a voting instruction form, or providing instructions by Internet or telephone. If you do not receive such instructions, you may contact that institution to request them. In accordance with NYSE rules, banks, brokers and other nominees who hold Validus Shares in street-name for customers may not exercise their voting discretion with respect to the Share Issuance. Accordingly, if you do not provide your bank, broker or other nominee with instructions on how to vote your street name shares, your bank, broker or other nominee will not be permitted to vote them at the Validus special meeting, possibly resulting in a “broker non-vote.”

A “broker non-vote” with respect to the Validus special meeting will not be considered as a vote cast with respect to any matter presented at the Validus special meeting, but will be counted for purposes of establishing a quorum, provided that your bank, broker or nominee is in attendance in person or by proxy. Because the vote required to approve the proposals is the affirmative vote of a majority of the votes cast, assuming a quorum is present, a broker non-vote with respect to any proposal to be voted on at the Validus special meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Because your bank, broker or other nominee will not have discretionary authority to vote your shares, you must provide your bank, broker or other nominee with instructions on how to vote your shares or arrange to attend the Validus special meeting and vote your shares in person if you want your shares to be voted and to avoid a broker non-vote.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Validus special meeting. Because the vote required to approve the proposals is the affirmative vote of a majority of the votes cast, assuming a quorum is present, a broker non-vote with respect to any proposal to be voted on at the Validus special meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. See also The Validus Special Meeting — Record Date and Shares Entitled to Vote.

Q:	How will my shares be voted if I sign and return a proxy card or voting instruction form without specifying how to vote my shares?

A:	If you sign and return a proxy card or voting instruction form without giving specific voting instructions, your shares will be voted “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote before the Validus special meeting.

Q:	What do I do if I want to change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the Validus special meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by: (1) delivering to Validus (Attention: General Counsel) at 19 Par-La-Ville Road, Hamilton, HM11, Bermuda, a written notice of revocation of your proxy; (2) delivering to Validus an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Validus special meeting and voting in person as described above under the question entitled How can I vote my shares at the Validus special meeting? Attendance at the Validus special meeting in and of itself, without voting in person at the Validus special meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you should follow the instructions of your bank, broker or other nominee or, if you have obtained a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares (and who has received a “legal proxy,” with a power of subdelegation, from the shareholder of record as of the record date) giving you the right to vote your shares at the Validus special meeting, by attending the Validus special meeting and voting in person.

Q:	Who can I contact with any additional questions?

If you have additional questions about the Acquisition, if you would like additional copies of this proxy statement, or if you need assistance voting your Validus Shares, you should contact Georgeson Inc. (“Georgeson”) at:

Georgeson Inc.
199 Water Street,
26th Floor
New York, New York 10038
Banks and Brokerage Firms Please Call: (212) 440-9800
All Others Please Call Toll Free: (888) 274-5146
E-mail inquiries: validus@georgeson.com

Q:	Where can I find more information about the companies?

A:	You can find more information about Validus and IPC in the documents described under Where You Can Find More Information on page 108.

SUMMARY

This summary highlights the material information in this proxy statement. To fully understand Validus’ proposals, and for a more complete description of the terms of the Acquisition, you should read carefully this entire document, including the annexes and documents incorporated by reference herein, and the other documents referred to herein. For information on how to obtain the documents that are on file with the SEC, see Where You Can Find More Information on page 108.

Validus (page 93)

Validus is a Bermuda exempted company, with its principal executive offices located at 19 Par-La-Ville Road, Hamilton HM11, Bermuda. The telephone number of Validus is (441) 278-9000. Validus is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. Validus Shares are traded on the NYSE under the symbol “VR” and, as of May 22, 2009, the last practicable date prior to the filing of this proxy statement, Validus had a market capitalization of approximately $1.68 billion. Validus has approximately 280 employees.

As of the date this proxy statement was first mailed to Validus shareholders, Validus was the registered holder of 100 IPC Shares, or less than 1% of the outstanding IPC Shares and Validus was entitled to vote as to all of the IPC Shares it owns.

IPC (page 93)

The following description of IPC is taken from the Registration Statement on Form S-4 filed by IPC with the SEC in connection with the Proposed Max Amalgamation (as amended from time to time, the “IPC/Max S-4”). See Sources of Additional Information above.

IPC, a Bermuda exempted company, provides property catastrophe reinsurance and, to a limited extent, property-per-risk excess, aviation (including satellite) and other short-tail reinsurance on a worldwide basis. During 2008, approximately 93% of its gross premiums written, excluding reinstatement premiums, covered property catastrophe reinsurance risks. Property catastrophe reinsurance covers against unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other man-made or natural disasters. The substantial majority of the reinsurance written by IPCRe, IPC’s Bermuda-based property catastrophe reinsurance subsidiary, has been, and continues to be, written on an excess of loss basis for primary insurers rather than reinsurers, and is subject to aggregate limits on exposure to losses. During 2008, IPC had approximately 258 clients from whom it received either annual/deposit or adjustment premiums, including many of the leading insurance companies around the world. In 2008, approximately 36% of those clients were based in the United States, and approximately 53% of gross premiums written, excluding reinstatement premiums, related primarily to U.S. risks. IPC’s non-U.S. clients and its non-U.S. covered risks are located principally in Europe, Japan, Australia and New Zealand. During 2008, no single ceding insurer accounted for more than 3.7% of its gross premiums written, excluding reinstatement premiums. IPC did not disclose gross premiums written by class of business in its Quarterly Report on Form 10-Q for the three months ended March 31, 2009. Therefore, comparable disclosure of property catastrophe premiums cannot be presented. At March 31, 2009, IPC had total shareholders’ equity of $1.849 billion and total assets of $2.453 billion.

IPC’s Shares are quoted on NASDAQ under the ticker symbol “IPCR” and the Bermuda Stock Exchange under the symbol “IPCR BH.” IPC’s principal executive offices are located at American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda and its telephone number is (441) 298-5100.

The Validus Special Meeting (page 95)

The Validus special meeting will be held on June 25, 2009, at 10:00 a.m., Atlantic time, at the registered office of Validus, located at 19 Par-La-Ville Road, Hamilton HM11, Bermuda. Validus shareholders will be asked at the Validus special meeting:

•	to approve the issuance of Validus Shares in connection with the Acquisition of all of the outstanding IPC Shares, pursuant to the Validus Amalgamation Agreement, the Scheme of Arrangement, the Exchange Offer or otherwise; and

•	to transact such further business, if any, as may be lawfully brought before the meeting, including to approve the adjournment of the meeting for the solicitation of additional proxies in favor of the above proposal.

You can vote at the Validus special meeting only if you are a shareholder of record, as shown by the transfer books of Validus, at the close of business on May 15, 2009, which is the record date for the Validus special meeting.

The Acquisition (page 42)

General Description (page 42)

In order to consummate the Acquisition, Validus is simultaneously pursuing the following alternative transaction structures, pursuant to which IPC shareholders will receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest) for each outstanding IPC Share: (1) the Validus Amalgamation Offer; (2) the Exchange Offer; and (3) the Scheme of Arrangement.

The Validus Amalgamation Offer, the Exchange Offer and the Scheme of Arrangement are alternative methods for Validus to acquire all of the issued and outstanding IPC Shares on the same economic terms. Ultimately, only one of these transaction structures can be pursued to completion. Validus intends to seek to acquire all IPC Shares by whichever method Validus determines is most effective and efficient.

If the Validus Amalgamation Agreement is signed by IPC, and all conditions to the amalgamation have been satisfied or waived, IPC will amalgamate with Validus Ltd., a direct, wholly owned subsidiary of Validus, with the amalgamated company continuing as the surviving company and succeeding to and assuming all of the rights, properties, liabilities and obligations of IPC and Validus Ltd. if the amalgamation is consummated. Upon the closing of the amalgamation, the separate corporate existence of each of IPC and Validus Ltd. will cease and they will continue as an amalgamated company and subsidiary of Validus. The amalgamated company will be named “Validus Ltd.” IPC shareholders (including the shareholders that do not vote in favor of the amalgamation excluding dissenting shareholders who exercise appraisal rights pursuant to Bermuda law and excluding Validus, IPC and any of their respective subsidiaries) would have the right to receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest), for each IPC share they hold. In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled.

If the Exchange Offer is consummated, each outstanding IPC Share which is validly tendered and not withdrawn before the expiration time of the Exchange Offer will be exchanged for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest). In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled. The Exchange Offer is subject to the condition, among others, that a minimum of 90% of the then outstanding IPC Shares on a fully-diluted basis be tendered (excluding any IPC Shares owned by Validus, its subsidiaries or IPC). If this condition is satisfied and the Exchange Offer is completed, Validus intends, after completion of the Exchange Offer, to acquire the IPC Shares of those shareholders who choose not to tender their IPC Shares pursuant to the Exchange Offer, in accordance with the Companies Act.

If the Scheme of Arrangement becomes effective, Validus will effect the Acquisition of IPC by the transfer of all outstanding IPC Shares (excluding any IPC Shares owned by Validus, IPC or any of their respective subsidiaries) to Validus in exchange for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest), for each IPC share. In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled. IPC would thereby become a wholly-owned subsidiary of Validus.

Based on Validus’ and IPC’s capitalizations as of December 31, 2008 and the exchange ratio of 1.1234, Validus estimates that former IPC shareholders would own, in the aggregate, approximately 41.3% of the issued and outstanding common shares of Validus on a fully-diluted basis following closing of the Acquisition.

Completing the Acquisition

On March 31, 2009, Validus publicly announced that it had delivered to IPC the Initial Validus Offer. IPC announced on April 7, 2009 that its board of directors had determined that the Initial Validus Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. On May 18, 2009, Validus publicly announced that it had delivered to IPC an increased offer to acquire each outstanding IPC Share for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest). In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled. Validus has also delivered the Validus Amalgamation Agreement signed by Validus so that, upon a termination of the Max Amalgamation Agreement, IPC would have the certainty of Validus’ transaction and would be able to sign the Validus Amalgamation Agreement. IPC announced on May 21, 2009 that its board of directors had determined that the Validus Amalgamation Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. Additionally, Max has not released IPC from the prohibition in the Max Amalgamation Agreement that prevents IPC from even discussing the Validus Amalgamation Offer with Validus.

In order to consummate the Acquisition without the cooperation of IPC’s board of directors, Validus is pursuing a three-part plan.

First, Validus is soliciting proxies from IPC shareholders to vote against the Proposed Max Amalgamation. If the Proposed Max Amalgamation is voted down by IPC shareholders, IPC’s board of directors will be able to terminate the Max Amalgamation Agreement and enter into the Validus Amalgamation Agreement. If IPC’s board of directors were to enter into the Validus Amalgamation Agreement promptly following the termination of the Max Amalgamation Agreement, Validus believes the amalgamation could be completed in mid-to-late July 2009 based on the assumption that IPC terminates the Max Amalgamation Agreement promptly following its June 12, 2009 annual general meeting, allowing approximately one month to hold a special general meeting of IPC’s shareholders to obtain the required shareholder approval and to satisfy the other conditions in the Validus Amalgamation Agreement.

Second, Validus has commenced the Exchange Offer on the same economic terms as the Validus Amalgamation Offer. The Exchange Offer is subject to certain conditions described in the Offer to Exchange. Under Bermuda law, if Validus acquires at least 90% of the IPC Shares which it is seeking to acquire in the Exchange Offer, Validus will have the right to acquire the remaining IPC Shares on the same terms in a second-step acquisition pursuant to the Companies Act (“the second-step acquisition”). Validus believes that it would be able to complete the Exchange Offer in June 2009, promptly following termination of the Max Amalgamation Agreement (and subject to satisfaction or waiver of the other conditions to the Exchange Offer) based on the following. The expiration time of the Exchange Offer will be June 26, 2009, unless extended. As a result, if the conditions to the Exchange Offer are satisfied or waived at the expiration time of the Exchange Offer, Validus would be able to acquire all of the IPC Shares that are validly tendered pursuant to the Exchange Offer.

Third, Validus is pursuing the Scheme of Arrangement on the same economic terms as the Validus Amalgamation Offer. In order to implement the Scheme of Arrangement, the IPC shareholders must approve the Scheme of Arrangement at a meeting ordered by the Supreme Court of Bermuda (the “court-ordered IPC meeting”), IPC must separately approve the Scheme of Arrangement and the Scheme of Arrangement must be sanctioned by the Supreme Court of Bermuda. The Validus Scheme of Arrangement must be approved by a majority in number of the holders of IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy, representing 75% or more in value of the IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy. If the IPC shareholders approve the Scheme of Arrangement at the court-ordered IPC meeting, the separate approval of IPC to the Scheme of Arrangement can be provided by either (i) the IPC board of directors voluntarily complying with the will of the IPC shareholders as expressed at the court-ordered IPC meeting, or (ii) the shareholders of IPC approving resolutions at a special general meeting of IPC (the “IPC special general meeting”), including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation Agreement. Following IPC shareholder approval at both the court-ordered IPC meeting and the IPC special general meeting, the satisfaction or, where relevant, waiver of the other conditions to the effectiveness of the Scheme of Arrangement and the granting of a court order from the Supreme Court of Bermuda sanctioning the Scheme of Arrangement, a copy of the court order sanctioning the Scheme of Arrangement will be delivered to the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Validus believes that, under the Scheme of Arrangement, it would be able to close the Acquisition as early as mid-July based on the assumptions that: (1) the Supreme Court of Bermuda will be able to accommodate the preferred hearings schedule and meeting dates and other procedural matters; (2) IPC shareholders holding at least one-tenth of the issued IPC Shares have requisitioned the special general meeting to be held in late June or early July; and (3) the IPC directors, following the rejection of the Max Amalgamation Agreement, or IPC shareholders, convene the requisitioned special general meeting, allowing it to be held in mid-July.

Recommendations of the Validus Board of Directors

Validus’ board of directors has adopted the Validus Amalgamation Agreement and authorized and approved the Share Issuance, and deems it fair, advisable and in the best interests of Validus to consummate the Share Issuance, the Acquisition and the other transactions contemplated thereby. Validus’ board of directors recommends that Validus shareholders vote “FOR” the proposals submitted to Validus shareholders on the attached Validus proxy card.

Reasons Why Validus’ Board of Directors Recommends Approval of the Share Issuance (page 65)

Validus’ board of directors recommends approval of the Share Issuance in order to issue shares that are necessary to effect the Acquisition. Validus’ board of directors believes that the Acquisition represents a compelling combination and excellent strategic fit that will enable Validus to capitalize on opportunities in the global reinsurance market. Successful completion of the Acquisition would allow Validus shareholders to benefit from the superior growth potential of a combined company that would be a leading carrier in Bermuda’s short-tail reinsurance and insurance markets, with a strong balance sheet and quality diversification in profitable business lines.

In reaching these conclusions and in determining that the Share Issuance is fair, advisable and in the best interests of Validus, and in recommending the approval of the Share Issuance, Validus’ board of directors consulted with Validus management as well as legal and financial advisors and considered a number of factors. Those factors included, but were not limited to, those set forth under The Acquisition — Reasons Why Validus’ Board of Directors Recommends Approval of the Share Issuance below.

Opinion of Validus’ Financial Advisor (page 68)

Validus’ board of directors received an oral opinion, subsequently confirmed in writing, from Greenhill & Co., LLC (“Greenhill”) that, based upon and subject to the various limitations and assumptions described in the written opinion, as of May 17, 2009, the consideration pursuant to the proposed Acquisition was fair, from a financial point of view, to Validus.

The full text of the written opinion of Greenhill, dated May 17, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and the review undertaken in connection with rendering the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Validus shareholders are urged to read the opinion in its entirety, but should note that it is not a recommendation as to how Validus shareholders should vote with respect to the issuance of Validus Shares pursuant to the Acquisition or any other matter.

Dividends and Distributions (page 76)

Each of Validus and IPC regularly pays a quarterly cash dividend, i.e., $0.20 per common share in Validus’ case and $0.22 per common share in IPC’s case. Validus expects to continue to pay its regular quarterly dividends consistent with past practice. Under the terms of the Validus Amalgamation Agreement, before the amalgamation closes, Validus and IPC would both be permitted to declare and pay ordinary course quarterly dividends on their common shares with record and payment dates consistent with past practice; provided that any such dividend is at a rate no greater than the rate it paid during the fiscal quarter immediately preceding the date of the Validus Amalgamation Agreement, i.e., $0.20 per common share in Validus’ case and $0.22 per common share in IPC’s case. In addition, the Validus Amalgamation Agreement provides that IPC may declare and pay a one-time dividend to the holders of IPC Shares in an aggregate amount not to exceed any reduction in the Max Termination Fee (as defined herein). The terms of the Exchange Offer and the Scheme of Arrangement will similarly permit such a payment.

Pursuant to the Validus Amalgamation Agreement, Validus and IPC would agree to coordinate the declaration of, and setting of record dates and payment dates for, dividends on Validus common shares and IPC common shares so that the IPC shareholders do not receive dividends on both the IPC common shares and the Validus Shares received in the amalgamation in respect of any calendar quarter or fail to receive a dividend in respect of any calendar quarter.

Anticipated Accounting Treatment (page 76)

The Acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“FAS”) No. 141(R), “Business Combinations” (“FAS 141(R)”), under which the total consideration paid in the Acquisition will be allocated among acquired tangible and intangible assets and assumed liabilities based on the fair values of the tangible and intangible assets acquired and liabilities assumed. In the event there is an excess of the total consideration paid in the Acquisition over the fair values, the excess will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the Acquisition will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of Validus determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made. In the event there is an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid in the Acquisition, the excess will be accounted for as a gain to be recognized through the income statement at the consummation of the Acquisition in accordance with FAS 141(R). Validus anticipates the Acquisition will result in an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid in the Acquisition.

The Amalgamation Agreement (page 79)

The original Validus amalgamation agreement is attached as Annex A-1 and the amendment thereto is attached as Annex A-2 to this proxy statement. This description of the Validus Amalgamation Agreement assumes that it is signed by IPC in the form delivered by Validus to IPC. You should read the Validus Amalgamation Agreement in its entirety because it, and not this proxy statement, is the legal document that would govern the amalgamation if it were signed by IPC.

In response to IPC’s rejection of the Initial Validus Offer, Validus is proceeding with efforts to move forward with the transaction without IPC’s cooperation. These efforts and Validus’ delivery of an increased offer have necessitated certain updates to the form of Validus Amalgamation Agreement which are included in the amendment attached as Annex A-2. Validus cannot predict what other changes may become necessary due to changed circumstances or as a result of negotiations with IPC should that occur.

Amalgamation Consideration (page 79)

Under the Validus Amalgamation Agreement, each outstanding IPC Share (including any shares held by IPC shareholders that do not vote in favor of the amalgamation, but excluding any dissenting shares as to which appraisal rights have been exercised pursuant to Bermuda law, and excluding any shares held by Validus, IPC or any of their respective subsidiaries) will be cancelled and converted into the right to receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest).

Validus will not issue any fractional Validus Shares in connection with the amalgamation. Instead, any IPC shareholder who would otherwise have been entitled to a fraction of a Validus Share in connection with the amalgamation will be paid an amount in cash determined by multiplying such fraction by the average Validus price (such average Validus common share price is determined by valuing Validus common shares based on the volume weighted average price per Validus common share on the NYSE for the five consecutive trading days immediately preceding the second trading day prior to the closing of the amalgamation).

Restrictions on Change in Recommendation by the Board of Directors of IPC or Validus (page 85)

Pursuant to the Validus Amalgamation Agreement, the boards of directors of IPC or Validus may not withdraw or modify, in any manner adverse to the other party, its recommendations in connection with the amalgamation except if such board has concluded in good faith, after consultation with its outside counsel and financial advisors, that such action is reasonably likely to be required in order for the directors to comply with their fiduciary duties under applicable law, and such party has not materially breached its obligations with respect to changing its recommendation. Before a party can change its recommendation with respect to the amalgamation, it must provide advance written notice of such change to the other party and give the other party five business days to agree to alter the terms and conditions of the Validus Amalgamation Agreement in a manner that removes the need for the applicable board of directors to change its recommendation in order to prevent a breach of its fiduciary duties. Even if IPC or Validus has had a change in recommendation, each will still be required to submit such matters to the respective shareholders’ meeting. See The Amalgamation Agreement — Restrictions on Change in Recommendation by the Boards of Directors of IPC or Validus below.

Restrictions on Solicitation of Acquisition Proposals by IPC (page 85)

The Validus Amalgamation Agreement precludes IPC and its subsidiaries and advisors from, directly or indirectly, initiating, soliciting, encouraging or facilitating (including by providing information) any effort or attempt to make or implement any proposal or offer with respect to an amalgamation, reorganization, consolidation, business combination or similar transaction involving it or any of its subsidiaries or any purchase or sale involving 10% or more of its consolidated assets (including, without limitation, shares of its subsidiaries), or 10% or more of its total voting power or the voting power of any of its subsidiaries. IPC may withdraw or modify its recommendation as described under The Amalgamation Agreement — Restrictions on Change in Recommendation by the Boards of Directors of IPC or Validus below. See The Amalgamation Agreement — Restrictions on Solicitation of Acquisition Proposals by IPC below.

Conditions to the Acquisition (page 88)

Validus’ and IPC’s respective obligations to complete the amalgamation are subject to the fulfillment or waiver (by both Validus and IPC) of certain conditions, including:

•	receipt of the required Validus shareholder approval of the Share Issuance and the required IPC vote to adopt the Validus Amalgamation Agreement and approve the amalgamation;

•	approval for listing on the NYSE of the Validus Shares to be issued or reserved for issuance in connection with the amalgamation, subject to official notice of issuance;

•	certain regulatory filings, approvals or exemptions will have been made, will have occurred or will have been obtained;

•	a registration statement registering the shares to be issued in the amalgamation will have become effective under the Securities Act of 1933, as amended, and will not be the subject of any stop order or proceedings seeking a stop order;

•	no injunction or other legal restraints or prohibitions preventing the consummation of the amalgamation will be in effect;

•	subject to the materiality standards provided in the Validus Amalgamation Agreement, the representations and warranties of each other party in the Validus Amalgamation Agreement will be true and correct, and each party will have performed its obligations under the Validus Amalgamation Agreement (and each party will have received a certificate from the other party to such effect);

•	no governmental entity will have imposed any term, condition, obligation or restriction that would reasonably be expected to have a material adverse effect on Validus and its subsidiaries (including the amalgamated entity) after the effective time of the amalgamation; and

•	each of IPC and Validus will have received a tax opinion with respect to certain U.S. federal income tax consequences of the amalgamation.

Validus’ obligation to complete the amalgamation is also subject to the fulfillment or waiver (by Validus) of the following condition:

•	all amendments or waivers under (x) IPC’s credit facilities and (y) Validus’ credit facilities, in each case, as determined by Validus to be necessary to consummate the amalgamation and the other transactions contemplated thereby, shall be in full force and effect.

At any time prior to the effective time of the amalgamation, the parties may, to the extent legally permissible, waive compliance with any of the conditions contained in the Validus Amalgamation Agreement, as described under The Amalgamation Agreement — Amendments and Waivers Under the Amalgamation Agreement below.

The terms of the Exchange Offer and the Scheme of Arrangement will include substantially the same conditions. See Annexes C and D.

Termination of the Amalgamation Agreement (page 89)

The Validus Amalgamation Agreement may be terminated, at any time prior to the effective time of the amalgamation, by mutual written consent of IPC and Validus, and, subject to certain limitations described in the Validus Amalgamation Agreement, by either IPC or Validus, if any of the following occurs:

•	a regulatory approval required by the Validus Amalgamation Agreement to be obtained has been denied or any governmental authority has taken any action permanently restraining or prohibiting the amalgamation, and such denial or action has become final and non-appealable (unless the failure to complete the amalgamation by that date is due to a breach by the party seeking to terminate the Validus Amalgamation Agreement);

•	the amalgamation has not been consummated on or before the later of (x) November 30, 2009 or ( y) the date that is five months after the date the Validus Amalgamation Agreement is executed by all parties (unless the failure to complete the amalgamation by that date is due to a breach by the party seeking to terminate the Validus Amalgamation Agreement);

•	the other party’s board of directors has (1) changed its recommendation to its shareholders, (2) failed to include such recommendation in this proxy statement, or (3) with respect to IPC only, materially breached certain of the non-solicitation obligations applicable to it under the Validus Amalgamation Agreement;

•	the other party has breached a covenant, agreement, representation or warranty that would preclude the satisfaction of certain closing conditions and such breach is not remedied in the 45 days following written notice to the breaching party or is not capable of being so remedied;

•	the Validus shareholders have not approved any of the matters for which their approval is solicited for the required Validus vote or the IPC shareholders have not approved and adopted the Validus Amalgamation Agreement and approved the amalgamation at the IPC shareholders’ meeting;

•	the other party’s good-faith estimate of such party’s book value as of the day prior to the later to occur of the IPC and Validus shareholder meetings indicates that since December 31, 2008, either (1) the other party’s book value has declined by more than 50%, or (2) the other party’s book value has declined by more than 20 percentage points greater than the decline in the terminating party’s book value during the same period (with any increase in a party’s book value since December 31, 2008, deemed to be no change for purposes of measuring the 20 percentage point differential).

In addition, Validus may terminate the Validus Amalgamation Agreement if the total number of dissenting IPC Shares for which appraisal rights have been properly exercised in accordance with Bermuda law exceeds 15% of the issued and outstanding IPC Shares on the business day immediately following the last day on which IPC shareholders can require appraisal of their common shares. See The Amalgamation Agreement — Termination of the Amalgamation Agreement.

Effects of Termination, Remedies (page 90)

If either of the parties terminates the Validus Amalgamation Agreement, the non-terminating party will be required to pay the other a termination fee of $16 million in certain circumstances, as described under The Amalgamation Agreement — Termination of the Amalgamation Agreement — Effects of Termination; Remedies below.

The Exchange Offer

The terms of the Exchange Offer are set forth in the Offer to Exchange. A summary of the terms of the Exchange Offer is attached as Annex C to this proxy statement.

The Scheme of Arrangement

A summary of the Scheme of Arrangement is attached as Annex D to this proxy statement. The form of Scheme of Arrangement is attached as Annex E to this proxy statement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VALIDUS

Set forth below is certain selected historical consolidated financial data relating to Validus. The financial data has been derived from Validus’ quarterly report on Form 10-Q for the three months ended March 31, 2009, which is incorporated by reference into this proxy statement (the “Validus 10-Q”) and Validus’ annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this proxy statement (the “Validus 10-K”). You should not take historical results as necessarily indicative of the results that may be expected for any future period.

This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Validus 10-Q and the Validus 10-K, which is incorporated by reference into this proxy statement. More comprehensive financial information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” is contained in the Validus 10-Q and the Validus 10-K, and the following summary is qualified in its entirety by reference to the Validus 10-Q and the Validus 10-K and all of the financial information and notes contained therein. See Where You Can Find More Information on page 108.

	Three Months Ended		Year Ended	Year Ended	Year Ended	Period Ended
	March 31,		December 31,	December 31,	December 31,	December 31,
	2009	2008	2008	2007	2006	2005
	(Dollars in thousands, except share and per share amounts)

Revenues
Gross premiums written	$609,892	$521,594	$1,362,484	$988,637	$540,789	$—
Reinsurance premiums ceded	(72,512)	(84,900)	(124,160)	(70,210)	(63,696)	—

Net premiums written	537,380	436,694	1,238,324	918,427	477,093	—
Change in unearned premiums	(218,621)	(144,830)	18,194	(60,348)	(170,579)	—

Net premiums earned	318,759	291,864	1,256,518	858,079	306,514	—
Net investment income	26,772	36,043	139,528	112,324	58,021	2,032
Realized gain on repurchase of debentures	—	—	8,752	—	—	—
Net realized gains (losses) on investments	(23,421)	7,744	(1,591)	1,608	(1,102)	39
Net unrealized gains on investments(2)	22,153	(14,977)	(79,707)	12,364	—	—
Other income	757	935	5,264	3,301	—	—
Foreign exchange gains (losses)	(4,200)	8,179	(49,397)	6,696	2,157	—

Total revenues	340,820	329,788	1,279,367	994,372	365,590	2,071
Expenses
Losses and loss expenses	131,834	140,024	772,154	283,993	91,323	—
Policy acquisition costs	61,449	56,701	234,951	134,277	36,072	—
General and administrative expenses(1)	38,079	37,107	123,948	100,765	38,354	2,367
Share compensation expenses	7,354	6,535	27,097	16,189	7,878	290
Finance expenses	7,723	21,517	57,318	51,754	8,789	—
Fair value of warrants issued	—	—	—	2,893	77	49,122

Total expenses	246,439	261,884	1,215,468	589,871	182,493	51,779

Net income before taxes	94,381	67,904	63,899	404,501	183,097	(49,708)
Taxes	526	(1,429)	(10,788)	(1,505)	—	—

Net income (loss)	94,907	66,475	53,111	402,996	183,097	(49,708)

Comprehensive income (loss)
Unrealized gains arising during the period(2)	—	—		—	(332)	144
Foreign currency translation adjustments	(196)	67	(7,809)	(49)	—	—
Adjustment for reclassification of losses realized in income	—	—		—	1,102	(39)

Comprehensive income (loss)	$94,711	$66,542	$45,302	$402,947	$183,867	$(49,603)

Earnings per share(3)
Weighted average number of common shares and common share equivalents outstanding
Basic	75,744,577	74,209,371	74,677,903	65,068,093	58,477,130	58,423,174
Diluted	79,102,643	78,329,727	75,819,413	67,786,673	58,874,567	58,423,174
Basic earnings per share	$1.23	$0.87	$0.62	$6.19	$3.13	$(0.85)

Diluted earnings per share	$1.20	$0.85	$0.61	$5.95	$3.11	$(0.85)

Cash dividends per share	$0.20	$0.20	$0.80	$—	$—	$—

	Three Months Ended		Year Ended	Year Ended	Year Ended	Period Ended
	March 31,		December 31,	December 31,	December 31,	December 31,
	2009	2008	2008	2007	2006	2005
	(Dollars in thousands, except share and per share amounts)

Selected financial ratios
Losses and loss expenses ratio(4)	41.4%	48.0%	61.5%	33.1%	29.8%	—
Policy acquisition cost ratio(5)	19.3%	19.4%	18.7%	15.6%	11.8%	—
General and administrative expense ratio(6)	14.3%	15.0%	12.0%	13.3. %	15.1%	—
Expense ratio(7)	33.6%	34.4%	30.7%	28.9%	26.9%	—
Combined ratio(8)	75.0%	82.4%	92.2%	62.0%	56.7%	—

Annualized return on average equity(9)	19.2%	13.5%	2.7%	26.9%	17.0%	NM

The following table sets forth summarized balance sheet data as of March 31, 2009 and 2008, and as of December 31, 2008, 2007 and 2006:

	As of	As of	As of	As of	As of
	March 31,	March 31,	December 31,	December 31,	December 31,
	2009	2008	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)

Summary Balance Sheet Data:
Investments at fair value	$2,926,859	$2,893,595	$2,831,537	$2,662,021	$1,376,387
Cash and cash equivalents	535,798	347,347	449,848	444,698	63,643
Total assets	4,762,798	4,535,638	4,322,480	4,144,224	1,646,423
Reserve for losses and loss expenses	1,318,732	977,236	1,305,303	926,117	77,363
Unearned premiums	795,233	750,257	539,450	557,344	178,824
Junior subordinated deferrable debentures	304,300	350,000	304,300	350,000	150,000
Total liabilities	2,739,812	2,544,980	2,383,746	2,209,424	453,900
Total shareholders’ equity	2,022,986	1,990,658	1,938,734	1,934,800	1,192,523
Book value per common share(10)	26.68	26.82	25.64	26.08	20.39
Diluted book value per common share(11)	24.65	24.43	23.78	24.00	19.73

NM	— Not meaningful

(1)	General and administrative expenses for the years ended December 31, 2007 and 2006 include $4,000,000 and $1,000,000 respectively, related to our advisory agreement with Aquiline Capital Partners LLC, which, together with its related companies, we refer to as “Aquiline.” Our advisory agreement with Aquiline terminated upon completion of our initial public offering, in connection with which Validus recorded general and administrative expense of $3,000,000 in the year ended December 31, 2007.

(2)	Validus adopted FAS 157 and FAS 159 as of January 1, 2007 and elected the fair value option on all securities previously accounted for as available-for-sale. Unrealized gains and losses on available-for-sale investments at December 31, 2006 of $875,000, previously included in accumulated other comprehensive income, were treated as a cumulative-effect adjustment as of January 1, 2007. The cumulative-effect adjustment transferred the balance of unrealized gains and losses from accumulated other comprehensive income to retained earnings and had no impact on the results of operations for the annual or interim periods beginning January 1, 2007. Validus’ investments were accounted for as trading for the annual or interim periods beginning January 1, 2007 and as such all unrealized gains and losses are included in net income.

(3)	FAS 123(R) requires that any unrecognized stock-based compensation expense that will be recorded in future periods be included as proceeds for purposes of treasury stock repurchases, which is applied against the unvested restricted shares balance. On March 1, 2007 we effected a 1.75 for 1 reverse stock split of our outstanding common shares. The stock split does not affect our financial statements other than to the extent it decreases the number of outstanding shares and correspondingly increases per share information for all periods presented. The share consolidation has been reflected retroactively in these financial statements.

(4)	The losses and loss expense ratio is calculated by dividing losses and loss expenses by net premiums earned.

(5)	The policy acquisition cost ratio is calculated by dividing policy acquisition costs by net premiums earned.

(6)	The general and administrative expense ratio is calculated by dividing the sum of general and administrative expenses and share compensation expenses by net premiums earned. The general and administrative expense ratio for the year ended December 31, 2007 is calculated by dividing the total of general and administrative expenses plus share compensation expenses less the $3,000,000 termination fee payable to Aquiline by net premiums earned.

(7)	The expense ratio is calculated by combining the policy acquisition cost ratio and the general and administrative expense ratio.

(8)	The combined ratio is calculated by combining the losses and loss expense ratio, the policy acquisition cost ratio and the general and administrative expense ratio.

(9)	Annualized return on average equity is calculated by dividing the net income for the period by the average shareholders’ equity during the period. Annual average shareholders’ equity is the average of the beginning, ending and intervening quarter-end shareholders’ equity balances.

(10)	Book value per common share is defined as total shareholders’ equity divided by the number of common shares outstanding as at the end of the period, giving no effect to dilutive securities.

(11)	Diluted book value per common share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of common shares, unvested restricted shares, options and warrants outstanding (assuming their exercise). Diluted book value per common share is a Non-GAAP financial measure as described under Item 7, “Management’s Discussion and Analysis of Financial condition and Results of Operations — Financial Measures,” in the Validus 10-K.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF IPC

The following disclosure is taken from IPC’s quarterly report on Form 10-Q for the three months ended March 31, 2009 (the “IPC 10-Q”) and IPC’s annual report on Form 10-K for the year ended December 31, 2008 (the “IPC 10-K”), except in respect of diluted book value per common share (as discussed in footnote 5 below). See Sources of Additional Information above.

Set forth below is certain selected historical consolidated financial data relating to IPC. The financial data has been derived from the IPC 10-Q, which is incorporated by reference into this proxy statement, and the IPC 10-K, which is incorporated by reference into this proxy statement. You should not take historical results as necessarily indicative of the results that may be expected for any future period.

This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the IPC 10-Q and the IPC 10-K. More comprehensive financial information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” is contained in other documents filed by IPC with the SEC, and the following summary is qualified in its entirety by reference to such other documents and all of the financial information and notes contained in those documents. See Where You Can Find More Information on page 108.

	Three months ended March 31,				Year Ended December 31,
	2009		2008		2008	2007	2006	2005	2004
	(Dollars in thousands, except share and per share amounts)

Statement of Income (Loss) Data:
Gross premiums written		$234,610		$197,875	$403,395	$404,096	$429,851	$472,387	$378,409
Net premiums earned		98,708		89,697	387,367	391,385	397,132	452,522	354,882
Net investment income		21,866		23,874	94,105	121,842	109,659	71,757	51,220
Net (losses) gains on investments		(35,572)		(6,020)	(168,208)	67,555	12,085	(10,556)	5,946
Other income		7		26	65	1,086	3,557	5,234	4,296
Net loss and loss adjustment expenses incurred		39,109		5,324	155,632	124,923	58,505	1,072,662	215,608
Net acquisition costs		9,838		8,674	36,429	39,856	37,542	39,249	37,682
General and administrative expenses		24,281		7,079	26,314	30,510	34,436	27,466	23,151
Interest expense		383		—	2,659	—	—	—	—
Net foreign exchange loss (gain)		3,146		(303)	1,848	1,167	(2,635)	2,979	1,290
Net income (loss)		$8,252		$86,803	$90,447	$385,412	$394,585	$(623,399)	$138,613
Preferred dividend		—		4,234	14,939	17,128	17,176	2,664	—
Net income (loss), available to common shareholders		$8,252		$82,569	$75,508	$368,284	$377,409	$(626,063)	$138,613
Net income (loss) per common share(1)		$0.15		$1.31	$1.45	$5.53	$5.54	$(12.30)	$2.87
Weighted average shares outstanding(1)		55,916,256		66,182,883	59,301,939	69,728,229	71,212,287	50,901,296	48,376,865
Cash dividend per common share		$0.22		$0.22	$0.88	$0.80	$0.64	$0.88	$0.88
Other Data:
Loss and loss adjustment expense ratio(2)		39.6%		5.8%	40.2%	31.9%	14.7%	237.0%	60.8%
Expense ratio(2)		34.6%		17.1%	16.2%	18.0%	18.1%	14.8%	17.1%
Combined ratio(2)		74.2%		22.9%	56.4%	49.9%	32.8%	251.8%	77.9%
Return on average equity(3)		1.8%		15.5%	4.2%	20.1%	24.0%	(38.0)%	8.6%
Balance Sheet Data (at end of period):
Total cash and investments		$2,189,966		$2,475,860	$2,235,187	$2,473,244	$2,485,525	$2,560,146	$1,901,094
Reinsurance premiums receivable		199,241		161,474	108,033	91,393	113,811	180,798	85,086
Total assets		2,453,085		2,712,037	2,388,688	2,627,691	2,645,429	2,778,281	2,028,290
Reserve for losses and loss adjustment expenses		354,467		355,276	355,893	395,245	548,627	1,072,056	274,463
Unearned premiums		219,641		181,889	85,473	75,980	80,043	66,311	68,465
Total liabilities		603,611		563,904	537,741	501,946	654,474	1,161,881	359,851
Total shareholders’ equity		$1,849,474		$2,148,133	$1,850,947	$2,125,745	$1,990,955	$1,616,400	$1,668,439
Diluted book value per common share(4)	$	NA	$	NA	$32.85 (5)	$32.42	$27.94	$22.26	$34.44

NA — Not available

(1)	Net income per common share is calculated upon the weighted average number of common shares outstanding during the relevant year. The weighted average number of shares includes common shares and the dilutive effect of employee stock options and stock grants, using the treasury stock method and convertible preferred shares. The net loss per common share for the year ended December 31, 2005 is calculated on the weighted average number of shares outstanding during the year, excluding the anti-dilutive effect of employee stock options, stock grants and convertible preferred shares. The net income per common share for the year ended December 31, 2008 is calculated on the weighted average number of shares outstanding during the year, excluding the anti-dilutive effect of stock-based compensation and convertible preferred shares.

(2)	The loss and loss adjustment expense ratio is calculated by dividing the net losses and loss expenses incurred by the net premiums earned. The expense ratio is calculated by dividing the sum of acquisition costs and general and administrative expenses by net premiums earned. The combined ratio is the sum of the loss and loss expense ratio and the expense ratio.

(3)	Return on average equity is calculated as the annual net income (loss), available to common shareholders divided by the average of the common shareholders’ equity, which is total shareholders’ equity, excluding convertible preferred shares, on the first and last day of the respective year.

(4)	Diluted book value per common share is calculated as shareholders’ equity divided by the number of common shares outstanding on the balance sheet date, after considering the dilutive effects of stock-based compensation, calculated using the treasury stock method. At December 31, 2008 the average weighted number of shares outstanding, including the dilutive effect of employee stock-based compensation and convertible preferred shares (which were converted on November 15, 2008) using the treasury stock method was 59,301,939.

(5)	IPC reported diluted book value per common share as $33.07 in IPC’s annual report on Form 10-K for the year ended December 31, 2008 and amended it to $32.85 in an amendment to the IPC/Max S-4 filed with the SEC on April 13, 2009.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of IPC might have affected the historical financial statements of Validus if it had been consummated at an earlier time. The unaudited condensed consolidated pro forma information has been prepared using IPC’s publicly available financial statements and disclosures, without the benefit of inspection of IPC’s books and records. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited condensed consolidated pro forma financial statements. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the IPC 10-Q and the IPC 10-K, each as filed with the SEC. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at March 31, 2009 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2008 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009. For a summary of the proposed business combination contemplated by the Acquisition, see the section of this proxy statement entitled “The Acquisition.”

The following table presents unaudited condensed consolidated pro forma balance sheet data at March 31, 2009 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of IPC Shares as if it had occurred at March 31, 2009.

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Notes	Consolidated

Assets
Fixed maturities, at fair value	$2,644,496	$1,772,805	$—		$4,417,301
Short-term investments, at fair value	282,363	—	—		282,363
Equity investments, at fair value	—	295,091	—		295,091
Cash and cash equivalents	535,798	122,070	(245,706)	3(a) 3(b), 4	412,162

Total investments and cash	3,462,657	2,189,966	(245,706)		5,406,917
Premiums receivable	600,943	199,241	(160)	3(e)	800,024
Deferred acquisition costs	143,510	23,302	—		166,812
Prepaid reinsurance premiums	59,510	3,585	(199)	3(e)	62,896
Securities lending collateral	99,727	—	—		99,727
Loss reserves recoverable	204,197	4,274	—		208,471
Paid losses recoverable	4,438	—	—		4,438
Net receivable for investments sold	—	—	—		—
Accrued investment income	20,511	27,907	—		48,418
Current taxes recoverable	1,244	—	—		1,244
Intangible assets	126,177	—	—		126,177
Goodwill	20,393	—	—		20,393
Other assets	19,491	4,810	—		24,301

Total assets	$4,762,798	$2,453,085	$(246,065)		$6,969,818

Liabilities
Unearned premiums	$795,233	$219,641	$(199)	3(e)	$1,014,675
Reserve for losses and loss expense	1,318,732	354,467	—		1,673,199
Reinsurance balances payable	66,180	4,483	(160)	3(e)	70,503
Deferred taxation	20,914	—	—		20,914
Securities lending payable	105,369	—	—		105,369
Net payable for investments purchased	57,434	—	—		57,434
Accounts payable and accrued expenses	71,650	25,020	—		96,670
Debentures payable	304,300	—	—		304,300

Total liabilities	2,739,812	603,611	(359)		3,343,064

Shareholders’ equity
Ordinary shares	13,271	561	10,547	3(a) 3(c) 3(d)	24,379
Additional paid-in capital	1,419,602	1,091,491	430,938	3(a) 3(c) 3(d)	2,942,031
Accumulated other comprehensive loss	(8,054)	(876)	876	3(d)	(8,054)
Retained earnings	598,167	758,298	(688,067)	3(b) 3(d) 3(f)	668,398

Total shareholders’ equity	2,022,986	1,849,474	(245,706)		3,626,754

Total liabilities and shareholders’ equity	$4,762,798	$2,453,085	$(246,065)		$6,969,818

Common shares outstanding	75,828,922	55,948,821	62,852,906		138,681,828
Common shares and common share equivalents outstanding	90,317,793	56,501,900	63,474,234		153,792,027
Book value per share	$26.68	$33.06		8	$26.15

Diluted book value per share	$24.65	$32.73		8	$24.90

Diluted tangible book value per share	$23.03	$32.73			$23.95

The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2008 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition as if it had occurred at January 1, 2008:

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	adjustments	Notes	Consolidated

Revenues
Gross premiums written	$1,362,484	$403,395	$(251)	3(e), 5	$1,765,628
Reinsurance premiums ceded	(124,160)	(6,122)	251	3(e)	(130,031)

Net premiums written	1,238,324	397,273	—		1,635,597
Change in unearned premiums	18,194	(9,906)	—		8,288

Net premiums earned	1,256,518	387,367	—		1,643,885
Net investment income	139,528	94,105	(9,731)	3(b)	223,902
Realized gain on repurchase of debentures	8,752	—	—		8,752
Net realized (losses) gains on investments	(1,591)	(168,208)	—		(169,799)
Net unrealized (losses) gains on investments	(79,707)	—	—		(79,707)
Other income	5,264	65	—		5,329
Foreign exchange losses	(49,397)	(1,848)	—		(51,245)

Total revenues	1,279,367	311,481	(9,731)		1,581,117
Expenses
Losses and loss expense	772,154	155,632	—	6	927,786
Policy acquisition costs	234,951	36,429	—		271,380
General and administrative expenses	123,948	20,689	—		144,637
Share compensation expense	27,097	5,625	—		32,722
Finance expenses	57,318	2,659	—		59,977

Total expenses	(1,215,468)	(221,034)	—		(1,436,502)

Income before taxes	63,899	90,447	(9,731)		144,615
Income tax expense	(10,788)	—	—		(10,788)

Income before taxes	$53,111	$90,447	$(9,731)		$133,827

Preferred dividend and warrant dividend	6,947	14,939	(14,939)	3(g)	6,947
Net income available to common shareholders	$46,164	$75,508	$5,208		$126,880

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	74,677,903	52,124,034	62,852,906		137,530,809
Diluted	75,819,413	59,301,939	63,474,234		139,293,647
Basic earnings per share	$0.62	$1.45		7	$0.92

Diluted earnings per share	$0.61	$1.45		7	$0.91

The following table sets forth unaudited condensed consolidated pro forma results of operations for the three months ended March 31, 2009 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of IPC Shares as if it had occurred at January 1, 2008:

	Historical		Pro Forma
	Validus	Historical IPC	Purchase		Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Notes	Consolidated

Revenues
Gross premiums written	$609,892	$234,610	$(265)	3(e), 5	$844,237
Reinsurance premiums ceded	(72,512)	(3,154)	265	3(e)	(75,401)

Net premiums written	537,380	231,456	—		768,836
Change in unearned premiums	(218,621)	(132,748)	—		(351,369)

Net premiums earned	318,759	98,708	—		417,467
Net investment income	26,772	21,866	(1,953)	3(b)	46,685
Realized gain on repurchase of debentures	—	—	—		—
Net realized (losses) gains on investments	(23,421)	(35,572)	—		(58,993)
Net unrealized (losses) gains on investments	22,153	—	—		22,153
Other income	757	7	—		764
Foreign exchange gains (losses)	(4,200)	(3,146)	—		(7,346)

Total revenues	340,820	81,863	(1,953)		420,730
Expenses
Losses and loss expense	131,834	39,109	—	6	170,943
Policy acquisition costs	61,449	9,838	—		71,287
General and administrative expenses	38,079	21,792	(13,800)	3(b)	46,071
Share compensation expense	7,354	2,489	—		9,843
Finance expenses	7,723	383	—		8,106

Total expenses	(246,439)	(73,611)	13,800		(306,250)

Income before taxes	94,381	8,252	11,847		114,480
Income tax credit	526	—	—		526

Income after taxes	$94,907	$8,252	$11,847		$115,006

Preferred dividend and warrant dividend	1,736	—	—		1,736

Net income available to common shareholders	$93,171	$8,252	$11,847		$113,270

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	75,744,577	55,903,740	62,852,906		138,597,483
Diluted	79,102,643	55,916,256	63,474,234		142,576,877
Basic earnings per share	$1.23	$0.15		7	$0.82

Diluted earnings per share	$1.20	$0.15		7	$0.81

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited)
(Expressed in thousands of U.S. dollars, except share and per share data)

1.	Basis of Presentation

The unaudited condensed consolidated pro forma financial information gives effect to the Acquisition as if it had occurred at March 31, 2009 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2008 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and three months ended March 31, 2009. The unaudited condensed consolidated pro forma financial information has been prepared by Validus’ management and is based on Validus’ historical consolidated financial statements and IPC’s historical consolidated financial statements. Certain amounts from IPC’s historical consolidated financial statements have been reclassified to conform to the Validus presentation. The unaudited condensed consolidated pro forma financial statements have been prepared using IPC’s publicly available financial statements and disclosures, without the benefit of inspection of IPC’s books and records or discussion with the IPC management team. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited condensed consolidated pro forma financial statements. Additional reclassifications of IPC data to conform to the Validus presentation may also be required.

This unaudited condensed consolidated pro forma financial information is prepared in conformity with US GAAP. The unaudited condensed consolidated pro forma balance sheet as of March 31, 2009 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 have been prepared using the following information:

(a) Audited historical consolidated financial statements of Validus as of December 31, 2008 and for the year ended December 31, 2008;

(b) Audited historical consolidated financial statements of IPC as of December 31, 2008 and for the year ended December 31, 2008;

(c) Unaudited historical consolidated financial statements of Validus as of March 31, 2009 and for the three months ended March 31, 2009;

(d) Unaudited historical consolidated financial statements of IPC as of March 31, 2009 and for the three months ended March 31, 2009;

(e) Such other known supplementary information as considered necessary to reflect the Acquisition in the unaudited condensed consolidated pro forma financial information.

The pro forma adjustments reflecting the Acquisition of IPC under the purchase method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the Acquisition and the allocation of the final purchase price of IPC will depend on a number of factors, including additional financial information available at such time, changes in values and changes in IPC’s operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of the Acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus’ management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.

The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the Acquisition. In addition, the unaudited condensed consolidated pro forma financial information does not include any additional expenses that may result from the acquisition of IPC Shares. Estimated costs of the transaction as well as the benefit of the negative goodwill have

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

been reflected in the unaudited condensed consolidated pro forma balance sheets, but have not been included on the pro forma income statement due to their non-recurring nature.

The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the Acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the IPC 10-Q and the IPC 10-K, as filed with the SEC.

2.	Recent Accounting Pronouncements

In December 2007, the FASB issued Statement No. 141(R), “Business Combinations” (“FAS 141(R)”) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“FAS 160”) which are effective for business combinations for which the Acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. On April 1, 2009 the FASB finalized and issued FSP FAS 141(R)-1 which amended and clarified FAS 141 (R) and is effective for business combinations whose Acquisition date is on or after January 1, 2009.

FSP FAS 141(R)-1 has amended FAS 141(R)’s guidance on the initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets acquired and liabilities assumed in a business combination that arise from contingencies.

Significant changes arising from FAS 141 (R) and FSP FAS 141(R)-1 which will impact any future acquisitions include the determination of the purchase price and treatment of transaction expenses, restructuring charges and negative goodwill as follows:

•	Purchase Price — Under FAS 141(R), the purchase price is determined as of the acquisition date, which is the date that the acquirer obtains control. Previously, the date the business combination was announced was used as the effective date in determining the purchase price;

•	Transactions Expenses — Under FAS 141(R), all costs associated with purchase transactions must be expensed as incurred. Previously, all such costs could be capitalized and included as part of transaction purchase price, adding to the amount of goodwill recognized;

•	Restructuring Costs — Under FAS 141(R), expected restructuring costs are not recorded at the closing date, but rather after the transaction. The only costs to be included as a liability at the closing date are those for which an acquirer is obligated at the time of the closing. Previously, restructuring costs that were planned to occur after the closing of the transaction were recognized and recorded at the closing date as a liability;

•	Negative Goodwill/Bargain Purchases — Under FAS 141(R), where total fair value of net assets acquired exceeds consideration paid (creating “negative goodwill”), the acquirer will record a gain as a result of the bargain purchase, to be recognized through the income statement at the close of the transaction. Previously, negative goodwill was recognized as a pro rata reduction of the assets assumed to allow the net assets acquired to equal the consideration paid; and

•	Noncontrolling Interests — Under FAS 141(R), in a partial or step acquisition where control is obtained, 100% of goodwill and identifiable net assets are recognized at fair value and the noncontrolling (sometimes called minority interest) interest is also recorded at fair value. Previously, in a partial acquisition only the controlling interest’s share of goodwill was recognized, the controlling interest’s share of identifiable net assets was recognized at fair value and the noncontrolling interest’s share of identifiable net assets was recognized at carrying value. Under FAS 160, a noncontrolling interest is now recognized in the equity section, presented separately from the controlling interest’s equity. Previously, noncontrolling interest in general was recorded in the mezzanine section.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

3.	Purchase Adjustments

On April 30, 2009, Validus announced a three-part plan to acquire IPC. The three-part plan involves (1) soliciting IPC shareholders to vote against the Proposed Max Amalgamation, (2) commencing an Exchange Offer for all IPC Shares and (3) petitioning the Supreme Court of Bermuda to approve a Scheme of Arrangement under Bermuda law. If the Acquisition is consummated, former IPC shareholders will no longer have any ownership interest in IPC and will be shareholders of Validus. Validus intends, promptly following the Scheme of Arrangement or Exchange Offer and the second-step acquisition, to amalgamate IPC with a newly-formed, wholly-owned subsidiary of Validus in accordance with Section 107 of the Companies Act.

On May 18, 2009, Validus announced that it delivered an improved offer to the Board of Directors of IPC for the amalgamation of Validus and IPC. Under the improved offer, IPC shareholders will receive $3.00 in cash and 1.1234 Validus Shares for each IPC Share. The improved offer provides IPC shareholders with a total consideration of $30.14 per IPC share based on Validus’ closing price on Friday, May 15, 2009.

In connection with the Acquisition, transaction costs currently estimated at $40,000 will be incurred and expensed. Of this amount, $20,000 relates to Validus expenses as set forth in “The Acquisition — Sources of Funds, Fees and Expenses” and $20,000 is our estimate of IPC’s expenses based on the IPC/Max S-4. In addition, upon termination of the Max Amalgamation Agreement, the Max Termination Fee will be incurred and expensed. The data in the following sentence is taken from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the IPC 10-Q, where such disclosure was not made in “thousands of U.S. dollars,” and the data has been reproduced here as it was originally presented. Approximately $13.8 million of expenses, including legal and financial advisory services, were associated with IPC’s strategic initiatives designed to increase shareholder value and which resulted in the Max Amalgamation Agreement. Therefore, Validus is estimating that approximately $13,800 of the estimated $40,000 total transaction costs have been incurred and expensed by IPC in the three months ended March 31, 2009.

As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of IPC between March 31, 2009 and the effective date of the Acquisition. Validus expects to make such adjustments at the effective date of the Acquisition. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

The share prices for both Validus and IPC used in determining the preliminary estimated purchase price are based on the closing share prices on May 15, 2009 (the most practicable date preceding the filing of this proxy statement). The preliminary total purchase price is calculated as follows:

Calculation of Total Purchase Price
IPC Shares outstanding as of May 8, 2009	55,948,821
IPC Shares issued pursuant to option exercises	3,804
IPC Shares issued following vesting of restricted shares, RSUs and PSUs	549,275

Total IPC Shares and share equivalents prior to transaction	56,501,900
Exchange ratio	1.1234

Total Validus Shares to be issued	63,474,234
Validus closing share price on May 15, 2009	$24.16

Total value of Validus Shares to be issued	$1,533,537

Total cash consideration paid at $3.00 per IPC share	$169,506

Total purchase price	$1,703,043

The allocation of the purchase price is as follows:

Allocation of Purchase Price
IPC shareholders’ equity(b)	$1,849,474
Total purchase price(a)	$1,703,043

Negative goodwill (a — b)	$146,431

(a)	In connection with the Acquisition, 63,474,234 shares are expected to be issued for all of IPC’s common shares, common shares issued pursuant to option exercises, and common shares issued following vesting of restricted shares, restricted share units and preferred share units resulting in additional share capital of $11,108 and Additional Paid-In Capital of $1,522,429. In addition, cash consideration of $3.00 per IPC share, or $169,506 in total, is expected to be paid to IPC shareholders.

(b)	It is expected that total transaction costs currently estimated at $40,000 and the Max termination fee of $50,000 will be incurred and expensed by the consolidated entity. Based on an expected investment return of 3.75% per annum, investment income of $9,731 would have been foregone during the year end December 31, 2008 had these payments of $259,506 been made.

The data in the following sentence is taken from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the IPC 10-Q, where such disclosure was not made in “thousands of U.S. dollars,” and the data has been reproduced here as it was originally presented. Approximately $13.8 million of expenses, including legal and financial advisory services, were associated with IPC’s strategic initiatives, designed to increase shareholder value, and which resulted in the Max Amalgamation Agreement. Therefore, Validus is estimating that approximately $13,800 of the estimated $40,000 total transaction costs have been incurred and expensed by IPC in the three months ended March 31, 2009. These expenses have been eliminated from the unaudited condensed consolidated pro forma results of operations for the three months ended March 31, 2009. In addition, an adjustment of $76,200 was recorded to cash and to retained earnings as at March 31, 2009 to reflect the remaining transaction costs and Max termination fee. Based on an expected investment return of 3.18% per annum, investment income of $1,953 would have been foregone during the three months ended March 31, 2009 had these remaining payments of $245,706 been made.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

(c)	Employees of IPC hold 427,000 options to purchase IPC Shares. These options would vest upon a change in control, and would be exercisable. The exercise price range of these options is from $13 to $49, with a weighted average of $34.68. It is expected that 3,804 net shares would be issued upon exercise of these options.

(d)	Elimination of IPC’s Ordinary Shares of $561, Additional Paid in Capital of $1,091,491, Accumulated Other Comprehensive Loss of $876 and Retained Earnings of $758,298.

(e)	A related party balance of $265 for the three months ended March 31, 2009 and $251 for the year ended December 31, 2008 representing reinsurance ceded to IPC by Validus was eliminated from gross premiums written and reinsurance ceded. Corresponding prepaid reinsurance premiums and unearned premiums of $199 and premiums receivable and reinsurance balances payable of $160 have been eliminated from the pro forma balance sheet.

(f)	The unaudited condensed consolidated pro forma financial statements have been prepared using IPC’s publicly available financial statements and disclosures, without the benefit of inspection of IPC’s books and records. Therefore, the carrying value of assets and liabilities in IPC’s financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. In addition, certain pro forma adjustments, such as recording fair value of assets and liabilities and adjustments for consistency of accounting policy, are not reflected in these unaudited pro forma consolidated financial statements. In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No. 141(R), Business Combinations (“FAS 141(R)”) This Statement defines a bargain purchase as a business combination in which the total Acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $146,431 has been recorded as a credit to retained earnings as upon completion of the Acquisition negative goodwill will be treated as a gain in the consolidated statement of operations.

(g)	On November 15, 2008, IPC’s 9,000,000 Series A Mandatory Convertible preferred shares automatically converted pursuant to their terms into 9,129,600 common shares. Therefore, dividends of $14,939 on these preferred shares of IPC have been eliminated from the unaudited pro forma results of operations for the year ended December 31, 2008.

4.	Adjustments to cash and cash equivalents

The Acquisition will result in the payment of cash and cash equivalents by IPC of $56,200 and by Validus of $189,506.

The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the acquisition are as follows:

Sources of funds
IPC cash and cash equivalents	$56,200
Validus cash and cash equivalents	189,506

Total	$245,706

Uses of funds
Cash consideration for IPC shares	$169,506
IPC transaction costs	6,200
Validus transaction costs	20,000
Max termination fee	50,000

Total	$245,706

5.	Gross Premiums Written

IPC did not disclose gross premiums written by class of business in the IPC 10-Q. Therefore, a table of gross premiums written by Validus, IPC and pro forma combined cannot be presented.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

The following table sets forth the gross premiums written for the year ended December 31, 2008 by Validus, IPC and pro forma combined:

Validus Re	Validus	IPC(a)	Purchase Adjustments	Combined

Property Cat XOL(b)	$328,216	$333,749	$—	$661,965
Property Per Risk XOL	54,056	10,666	—	64,722
Property Proportional(c)	110,695	—	—	110,695
Marine	117,744	—	—	117,744
Aerospace	39,323	18,125	(151)	57,297
Life and A&H	1,009	—	—	1,009
Financial Institutions	4,125	—	—	4,125
Other	—	8,318	(100)	8,218
Terrorism	25,502	—	—	25,502
Workers’ Comp	7,101	—	—	7,101

Total Validus Re Segment	687,771	370,858	(251)	1,058,378

Talbot
Property	152,143	—	—	152,143
Marine	287,694	—	—	287,694
Aviation & Other	40,028	—	—	40,028
Accident & Health	18,314	—	—	18,314
Financial Institutions	42,263	—	—	42,263
War	128,693	—	—	128,693
Contingency	22,924	—	—	22,924
Bloodstock	16,937	—	—	16,937

Total Talbot Segment	708,996	—	—	708,996

Intersegment revenue
Property	(21,724)	—	—	(21,724)
Marine	(8,543)	—	—	(8,543)
Specialty	(4,016)	—	—	(4,016)

Total Intersegment Revenue Eliminated	(34,283)	—	—	(34,283)

Adjustments for reinstatement premium	—	32,537	—	32,537

Total	$1,362,484	$403,395	$(251)	$1,765,628

(a)	For IPC, this includes annual (deposit) and adjustment premiums. Excludes reinstatement premiums of $32,537 which are not classified by class of business by IPC.

(b)	For Validus, Cat XOL is comprised of Catastrophe XOL, Aggregate XOL, RPP, Per Event XOL, Second Event and Third Event covers. For IPC, this includes Catastrophe XOL and Retrocessional.

(c)	Proportional is comprised of Quota Share and Surplus Share.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

6.	Selected Ratios

Selected ratios of Validus, IPC and pro forma combined are as follows:

	Year Ended			Three Months Ended
	December 31, 2008			March 31, 2009
			Pro forma			Pro forma
	Validus	IPC	combined	Validus	IPC	combined

Losses and loss expenses ratios	61.5%	40.2%	56.4%	41.4%	39.6%	40.9%
Policy acquisition costs ratios	18.7	9.4	16.5	19.3	10.0	17.1
General and administrative cost ratios	12.0	6.8	10.8	14.3	24.6	13.4

Combined ratio	92.2%	56.4%	83.7%	75.0%	74.2%	71.4%

(a)	Factors affecting the losses and loss expense ratio for the year ended December 31, 2008

Validus’ losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the year ended December 31, 2008 was 61.5%. During the year ended December 31, 2008, the frequency and severity of worldwide losses that materially affected Validus’ losses and loss expense ratio increased. During the year ended December 31, 2008, Validus incurred $260,567 and $22,141 of loss expense attributable to Hurricanes Ike and Gustav, which represent 20.7 and 1.8 percentage points of the losses and loss expense ratio, respectively. Other notable loss events added $45,895 of 2008 loss expense or 3.7 percentage points of the losses and loss expense ratio bringing the total effect of aforementioned events on the 2008 losses and loss expense ratio to 26.2 percentage points. Favorable loss development on prior years totaled $69,702. Favorable loss reserve development benefited Validus’ losses and loss expense ratio for the year ended December 31, 2008 by 5.5 percentage points.

The data in the following paragraph is taken from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in IPC’s Annual Report on Form 10-K for the year ended December 31, 2008. Such disclosure was not made in “thousands of U.S. dollars,” and the data has been reproduced here as it was originally presented.

IPC’s losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the year ended December 31, 2008 was 40.2%. IPC incurred net losses and loss adjustment expenses of $155.6 million for the year ended December 31, 2008. Total net losses for the year ended December 31, 2008 relating to the current year were $206.6 million, while reductions to estimates of ultimate net loss for prior year events were $50.9 million. During 2008, IPC’s incurred losses included: $23.0 million from the Alon Refinery explosion in Texas, a storm that affected Queensland, Australia, and Windstorm Emma that affected parts of Europe, which all occurred in the first quarter of 2008; $10.5 million from the flooding in Iowa in June and tornadoes that affected the mid-west United States in May 2008; together with $160.0 million from Hurricane Ike and $7.6 million from Hurricane Gustav, which both occurred in September 2008. The impact on IPC’s 2008 losses and loss expense ratio from these events was 51.9 percentage points. The losses from these events were partly offset by reductions to IPC’s estimates of ultimate loss for a number of prior year events, including $11.0 million for Hurricane Katrina, $18.6 million for the storm and flooding that affected New South Wales, Australia in 2007 and $22.8 million for the floods that affected parts of the U.K. in June and July 2007. The cumulative $52.4 million of favorable loss reserve development benefited the IPC’s losses and loss expense ratio for the year ended December 31, 2008 by 13.5 percentage points.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

(b)	Factors affecting the losses and loss expense ratio for the three months ended March 31, 2009

Validus’ losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the three months ended March 31, 2009, was 41.4%. During the three months ended March 31, 2009, Validus incurred $6,889 and $6,625 of loss expense attributable to Windstorm Klaus and Australian wildfires, respectively, which represent 2.2 and 2.1 percentage points of the losses and loss expense ratio, respectively. Favorable loss development on prior years totaled $8,079. Favorable loss reserve development benefited Validus’ losses and loss expense ratio for the months ended March 31, 2009 by 2.5 percentage points.

The data in the following paragraph is taken from “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the IPC 10-Q. Such disclosure was not made in “thousands of U.S. dollars,” and the data has been reproduced here as it was originally presented.

IPC’s losses and loss expense ratio, which is defined as losses and loss expenses divided by net premiums earned, for the three months ended March 31, 2009, was 39.6%. In the quarter ended March 31, 2009, IPC incurred net losses and loss adjustment expenses of $39.1 million, compared to $5.3 million in the first quarter of 2008. Net losses incurred in the first quarter of 2009 included $15.0 million from Winter Storm Klaus that affected southern France and $13.3 million from the bushfires in south eastern Australia, as well as net adverse development to their estimates of ultimate losses for several prior year events. The impact on IPC’s losses and loss expense ratio from these events was 28.7 percentage points.

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

7.	Earnings per Common Share

(a) Pro forma earnings per common share for the year ended December 31, 2008 and the three months ended March 31, 2009 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 7(b) below. The historical weighted average number of common shares outstanding of Validus was 74,677,903 and 75,819,413 basic and diluted, respectively, for the year ended December 31, 2008 and 75,744,577 and 79,102,643 basic and diluted, respectively, for the three months ended March 31, 2009.

(b) The pro forma weighted average number of common shares outstanding for the year ended December 31, 2008 and three months ended March 31, 2009, after giving effect to the exchange of shares as if the Exchange Offer had been issued and outstanding for the whole year, is 137,530,809 and 139,293,647, basic and diluted, and 138,597,483 and 142,576,877, basic and diluted, respectively.

(c) In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and which ever is more dilutive is included into the calculation of diluted earnings per share.

The following table sets forth the computation of basic and diluted earnings per share for the three months ended March 31, 2009:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated

Net income	$94,907	$115,006

Weighted average shares — basic ordinary shares outstanding	75,744,577	138,597,483
Share Equivalents	—	—
Warrants	2,307,094	2,307,094
Restricted Shares	683,468	1,300,523
Options	367,504	371,777

Weighted average shares — diluted	79,102,643	142,576,877
Basic earnings per share	$1.23	$0.82

Diluted earnings per share	$1.20	$0.81

The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2008:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated

Net income	$46,164	$126,880

Weighted average shares — basic ordinary shares outstanding	74,677,903	137,530,809
Share equivalents
Warrants	—	—
Restricted Shares	1,004,809	1,621,864
Options	136,701	140,974

Weighted average shares — diluted	75,819,413	139,293,647
Basic earnings per share	$0.62	$0.92

Diluted earnings per share	$0.61	$0.91

Validus Holdings, Ltd.

Notes To Unaudited Condensed Consolidated Pro Forma Financial Statements (unaudited) — (Continued)
(Expressed in thousands of U.S. dollars, except share and per share data)

8.	Book Value per Share

Validus calculates diluted book value per share using the “as-if-converted” method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. In its public records, IPC calculates diluted book value per share using the “treasury stock” method, where proceeds received upon exercise of warrants and stock options would be used by IPC to repurchase shares from the market, with the net common shares from exercise remaining outstanding. Accordingly, for the purposes of the Pro Forma Condensed Consolidated Financial Statements and notes thereto, IPC’s diluted book value per share has been recalculated based on the “as-if-converted” method to be consistent with Validus’ calculation.

The following table sets forth the computation of book value and diluted book value per share adjusted for the Acquisition as of March 31, 2009:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated
Book value per common share calculation
Total shareholders’ equity	$2,022,986	$3,626,754
Shares	75,828,922	138,681,828

Book value per common share	$26.68	$26.15

Diluted book value per common share calculation
Total Shareholders’ equity	$2,022,986	$3,626,754
Proceeds of assumed exercise of outstanding warrants	$152,316	$152,316
Proceeds of assumed exercise of outstanding stock options	$50,969	$50,969
Unvested restricted shares	—	—

	$2,226,271	$3,830,039

Shares	75,828,922	138,681,828
Warrants	8,680,149	8,680,149
Options	2,795,868	2,800,141
Unvested restricted shares	3,012,854	3,629,909

	90,317,793	153,792,027

Diluted book value per common share	$24.65	$24.90

9.	Capitalization

The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at March 31, 2009, adjusted for the Acquisition:

	Historical
	Validus	Pro Forma
	Holdings	Consolidated
Total debt
Borrowings drawn under credit facility	$—	$—
Debentures payable	304,300	304,300

Total debt	$304,300	$304,300

Total capitalization
Total shareholders’ equity	$2,022,986	$3,626,754
Borrowings drawn under credit facility	—	—
Debentures payable	304,300	304,300

Total capitalization	$2,327,286	$3,931,054

Total debt to total capitalization	13.1%	7.7%
Debt (excluding debentures payable) to total capitalization	0.0%	0.0%

COMPARATIVE PER SHARE DATA

The IPC historical per share data is taken from the IPC/Max S-4. See Sources of Additional Information above. The pro forma combined data is taken from the Unaudited Condensed Consolidated Pro Forma Financial Information above.

The historical earnings per share, dividends, and book value of Validus and IPC shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2008 and as of and for the three months ended March 31, 2009. The unaudited pro forma comparative basic and diluted earnings per share data give effect to the Acquisition using the purchase method of accounting as if the Acquisition had been completed on January 1, 2008. The unaudited pro forma book value and diluted book value per share information was computed as if the Acquisition had been completed on December 31, 2008 and March 31, 2009.

The historical earnings per share, dividends, and book value of Validus and IPC shown in the table below are derived from their respective audited consolidated financial statements as of and for the year ended December 31, 2008 and as of and for the three months ended March 31, 2009. The unaudited pro forma comparative basic and diluted earnings per share data give effect to the Acquisition using the purchase method of accounting as if the Acquisition had been completed on January 1, 2008. The unaudited pro forma book value and diluted book value per share information was computed as if the Acquisition had been completed on December 31, 2008 and March 31, 2009. You should read this information in conjunction with the historical financial information of Validus and of IPC included or incorporated elsewhere in this proxy statement, including Validus’ and IPC’s financial statements and related notes. The unaudited pro forma data is not necessarily indicative of actual results had the Acquisition occurred during the periods indicated. The unaudited pro forma data is not necessarily indicative of future operations of Validus.

This pro forma information is subject to risks and uncertainties, including those discussed in Risk Factors below.

	Per share data at or for the
	year ended December 31, 2008
			Validus
	Historical	Historical	Pro Forma	Equivalent Per		IPC Max
	Validus	IPC	combined	IPC Share(1)		Pro Forma(3)

Basic earnings per common share	$0.62	$1.45	$0.92	$1.03		$(0.63)
Diluted earnings per common share	$0.61	$1.45	$0.91	$1.02		$(0.63)
Cash dividends declared per common share	$0.80	$0.88	$0.80	$0.90		$0.73
Book value per common share	$25.64	$33.00	$25.49	$31.64	(2)	$32.30
Diluted book value per common share	$23.78	$32.85 (4)	$24.31	$30.31	(2)	NA

	Per share data at or for the
	three months ended March 31, 2009
			Validus
	Historical	Historical	Pro Forma	Equivalent Per
	Validus	IPC	combined	IPC Share(1)

Basic earnings per common share	$1.23	$0.15	$0.82	$0.92
Diluted earnings per common share	$1.20	$0.15	$0.81	$0.91
Cash dividends declared per common share	$0.20	$0.22	$0.20	$0.22
Book value per common share (at period end)	$26.68	$33.06	$26.15	$32.38	(3)
Diluted book value per common share	$24.65	$32.73	$24.90	$30.97	(3)

(1)	Equivalent per share amounts are calculated by multiplying Validus pro forma per share amounts by the Acquisition exchange ratio of 1.1234.

(2)	For purposes of calculating equivalent per IPC share values for book value per common share and diluted book value per common share, the $3.00 per common share cash consideration is added to the equivalent per share amounts.

(3)	Source: IPC/Max Joint Proxy Statement/Prospectus dated May 7, 2009 at p.22.

(4)	IPC reported diluted book value per common share as $33.07 in the IPC 10-K and amended it to $32.85 in an amendment to the IPC/Max S-4 filed with the SEC on April 13, 2009.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

Validus’ and IPC’s Shares are quoted on the NYSE and NASDAQ, respectively, under the ticker symbol “VR” and “IPCR,” respectively. The following table sets forth the high and low closing prices per share of Validus Shares and IPC Shares for the periods indicated (commencing, in the case of Validus, from Validus’ initial public offering on July 25, 2007) as reported on the consolidated tape of the NYSE or NASDAQ Global Select Market, as applicable, as well as cash dividends per common share, as reported in the Validus 10-K and IPC’s annual report on Form 10-K for the year ended December 31, 2008, respectively, with respect to the years 2007 and 2008, and thereafter as reported in publicly available sources. The IPC dividend information was taken from the IPC/Max S-4. See Sources of Additional Information above.

	Validus			IPC
	High	Low	Dividend	High	Low	Dividend

Year ended December 31, 2009
First Quarter	$26.30	$21.25	$0.20	$30.25	$20.89	$0.22
Second Quarter (through May 22, 2009)	$24.52	$22.01	N/A	$27.65	$24.55	N/A
December 31, 2008
First Quarter	$26.22	$23.00	$0.20	$28.25	$24.82	$0.22
Second Quarter	$23.72	$20.11	$0.20	$30.38	$26.55	$0.22
Third Quarter	$24.70	$20.00	$0.20	$33.00	$26.58	$0.22
Fourth Quarter	$26.16	$14.84	$0.20	$29.90	$19.52	$0.22
Year ended December 31, 2007
First Quarter	N/A	N/A	N/A	$31.53	$27.82	$0.20
Second Quarter	N/A	N/A	N/A	$32.53	$28.57	$0.20
Third Quarter	$25.28	$21.11	N/A	$33.01	$24.01	$0.20
Fourth Quarter	$26.59	$24.73	N/A	$30.13	$26.87	$0.20

The following table sets out the trading information for Validus Shares and IPC Shares on March 30, 2009, the last full trading day before Validus’ public announcement of delivery of the Initial Validus Offer to the board of directors of IPC, and May 22, 2009, the last practicable trading day for which information was available before first mailing of this proxy statement.

			Equivalent
			Validus
	Validus Common	IPC Common	Per-Share
	Share Close	Share Close	Amount

March 30, 2009	$24.91	$25.41	$30.98
May 22, 2009	$22.01	$25.07	$27.73

Equivalent per-share amounts are calculated by multiplying Validus per-share amounts by the Acquisition exchange ratio of 1.1234 and adding $3.00 in cash per IPC Share.

As of April 30, 2009, directors and executive officers of Validus (exclusive of those shareholders who Validus deems to be “qualified sponsors” (as defined in this proxy statement)) held and were entitled to vote approximately 1.76% of the outstanding Validus Shares. As of March 26, 2009, directors and executive officers of IPC held and were entitled to vote approximately 1.4% of the outstanding IPC Shares.

FORWARD-LOOKING STATEMENTS

This proxy statement may include forward-looking statements, both with respect to Validus and its industry, that reflect Validus’ current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed Acquisition; 2) uncertainty as to the long-term value of Validus Shares; 3) unpredictability and severity of catastrophic events; 4) rating agency actions; 5) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) Validus’ limited operating history; 8) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 9) adequacy of Validus’ or IPC’s loss reserves; 10) continued availability of capital and financing; 11) retention of key personnel; 12) competition; 13) potential loss of business from one or more major insurance or reinsurance brokers; 14) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 16) the integration of Talbot or other businesses we may acquire or new business ventures Validus may start; 17) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) acts of terrorism or outbreak of war; 19) availability of reinsurance and retrocessional coverage; 20) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 21) the outcome of litigation arising from Validus’ offer for IPC, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the SEC. Any forward-looking statements made in this proxy statement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement (including the matters addressed under Forward-Looking Statements above), you should carefully consider the following risk factors before deciding whether to vote to approve the Share Issuance Proposal and the Adjournment Proposal. Each proposal is described in this proxy statement under Proposals to Be Submitted to Validus Shareholders Vote; Voting Requirements and Recommendations beginning on page 97. In addition to the risk factors set forth below, you should read and consider other risk factors specific to each of the Validus and IPC businesses that will also affect Validus after the Acquisition, described in Part I, Item 1A of each company’s annual report on Form 10-K for the year ended December 31, 2008, and the other documents that have been filed with the SEC and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the reports incorporated by reference into this proxy statement actually occurs, the respective businesses, financial results, financial conditions, operating results or share prices of Validus or IPC could be materially adversely affected.

Risks Related to the Acquisition

The Acquisition remains subject to conditions that Validus cannot control and failure to complete the Acquisition could negatively impact Validus.

The Validus Amalgamation Agreement has not yet been signed by IPC and contains a number of conditions precedent that must be satisfied or waived prior to the consummation of the amalgamation. The Exchange Offer and the Scheme of Arrangement contain substantially the same conditions. In addition, the Validus Amalgamation Agreement, the Exchange Offer and the Scheme of Arrangement may be terminated under certain circumstances. In addition to customary termination provisions contained in agreements of this nature, Validus may terminate the Validus Amalgamation Agreement if the total number of dissenting IPC Shares for which appraisal rights have been exercised pursuant to Bermuda law exceeds 15% of the issued and outstanding IPC Shares on the business day immediately following the last day on which IPC shareholders can require appraisal for their common shares. See The Amalgamation Agreement — Termination of the Amalgamation Agreement on page 88, Annex C and Annex D for a complete description of the circumstances under which the Validus Amalgamation Agreement, the Exchange Offer and the Scheme of Arrangement can be terminated.

If the Acquisition is not completed, the ongoing business of Validus may be adversely affected as follows:

•	the attention of management of Validus will have been diverted to the Acquisition instead of being directed solely to Validus’ own operations and pursuit of other opportunities that could have been beneficial to Validus;

•	Validus will have to pay certain costs relating to the Acquisition, including certain legal, accounting and financial advisory fees; and

•	Validus may be required, in certain circumstances, if the amalgamation agreement is signed by IPC, to pay a termination fee of $16 million to IPC.

Validus may waive one or more of the conditions to the Acquisition without resoliciting or seeking additional shareholder approval for the Share Issuance.

Each of the conditions to Validus’ obligations to complete the Acquisition, may be waived, in whole or in part by Validus. The board of directors of Validus will evaluate the materiality of any such waiver to determine whether resolicitation of proxies is necessary or, if shareholder approval of the Share Issuance has been received, whether further shareholder approval is necessary. In the event that any such waiver is not determined to be significant enough to require resolicitation or additional approval of shareholders, the Acquisition may be consummated without seeking further shareholder approval of the Share Issuance.

A termination of the Max Amalgamation Agreement could under certain circumstances result in the payment of the Max termination fee.

While Validus believes the provision of the Max Amalgamation Agreement providing for the possible payment of the $50 million termination fee (the “Max Termination Fee”) is invalid and is seeking a ruling of the Supreme Court of Bermuda to that effect, if the proposals related to the Max Amalgamation Agreement are not approved by IPC shareholders, a court may determine that IPC is required, or IPC may otherwise be bound, to pay all, or a portion, of the Max Termination Fee, including in the circumstance where IPC subsequently agrees to enter into a business combination with Validus or the Acquisition is completed.

Risks Related to Validus Following the Acquisition

Validus may experience difficulties integrating IPC’s businesses, which could cause Validus to fail to realize the anticipated benefits of the Acquisition.

If the Acquisition is consummated, achieving the anticipated benefits of the Acquisition will depend in part upon whether the two companies integrate their businesses in an effective and efficient manner. The companies may not be able to accomplish this integration process smoothly or successfully. The integration of certain operations following the Acquisition will take time and will require the dedication of significant management resources, which may temporarily distract management’s attention from the routine business of Validus.

Additionally, because of the notice and procedural requirements contemplated by Section 102 and Section 103 of the Companies Act, there may be a period of time after shares have been exchanged in the Exchange Offer during which Validus will not own all of the outstanding IPC Shares, IPC Shares may continue to be subject to limitations on voting set forth in the IPC bye-laws, and Validus may not be able to immediately exercise operational control over IPC, including the right to appoint directors and executive officers of IPC and to manage the day-to-day operations of IPC.

Any delay or inability of management to successfully integrate the operations of the two companies could compromise Validus’ potential to achieve the long-term strategic benefits of the Acquisition and could have a material adverse effect on the business, financial condition, operating results and market value of Validus common shares after the Acquisition.

Validus has only conducted a review of IPC’s publicly available information and has not had access to IPC’s non-public information. Therefore, Validus may be subject to unknown liabilities of IPC which may have a material adverse effect on Validus’ profitability, financial condition and results of operations.

To date, Validus has only conducted a due diligence review of IPC’s publicly available information. The consummation of the Acquisition may constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, or result in the acceleration or other change of any right or obligation (including, without limitation, any payment obligation) under agreements of IPC that are not publicly available. As a result, after the consummation of the Acquisition, Validus may be subject to unknown liabilities of IPC, which may have a material adverse effect on Validus’ profitability, financial condition and results of operations.

In addition, the Acquisition may also permit a counter-party to an agreement with IPC to terminate that agreement because completion of the Acquisition would cause a default or violate an anti-assignment, change of control or similar clause. If this happens, Validus may have to seek to replace that agreement with a new agreement. Validus cannot assure you that it will be able to replace a terminated agreement on comparable terms or at all. Depending on the importance of a terminated agreement to IPC’s business, failure to replace that agreement on similar terms or at all may increase the costs to Validus of operating IPC’s business or prevent Validus from operating part or all of IPC’s business.

In respect of all information relating to IPC presented in, incorporated by reference into or omitted from, this proxy statement, Validus has relied upon publicly available information, including information publicly filed by IPC with the SEC. Although Validus has no knowledge that would indicate that any statements contained herein regarding IPC’s condition, including its financial or operating condition (based upon such publicly filed reports and documents) are inaccurate, incomplete or untrue, Validus was not involved in the preparation of such information and statements. For example, Validus has made adjustments and assumptions in preparing the pro forma financial information presented in this proxy statement that have necessarily involved Validus’ estimates with respect to IPC’s financial information. Any financial, operating or other information regarding IPC that may be detrimental to Validus following the Acquisition that has not been publicly disclosed by IPC, or errors in Validus’ estimates due to the lack of access to IPC, may have a material adverse effect on Validus’ financial condition or the benefits Validus expects to achieve through the consummation of the Acquisition.

The Acquisition may result in ratings downgrades of one or more of Validus’ insurance or reinsurance subsidiaries (including the newly acquired IPC insurance and reinsurance operating companies) which may adversely affect Validus’ business, financial condition and operating results, as well as the market price of its common shares.

Ratings with respect to claims paying ability and financial strength are important factors in maintaining customer confidence in Validus and its ability to market insurance and reinsurance products and compete with other insurance and reinsurance companies. Rating organizations regularly analyze the financial performance and condition of insurers and reinsurers and will likely reevaluate the ratings of Validus and its reinsurance subsidiaries following consummation of the Acquisition. While each of Standard & Poor’s and A.M. Best have not taken any action with respect to Validus’ ratings following the announcement of the Initial Validus Offer or the Validus Amalgamation Offer, Moody’s has changed the outlook to negative with respect to the A3 insurance financial strength rating of Validus’ reinsurance subsidiary, Validus Reinsurance, Ltd., and the Baa2 long-term issuer rating of Validus. Additionally, although A.M. Best has assigned the reinsurance subsidiaries of IPC (including IPCRe Limited and IPCRe Europe Limited) the financial strength rating of “A” (Excellent) and issuer credit ratings of “a” and IPC the issuer credit rating of “bbb,” A.M. Best has also indicated that each of these IPC ratings is under review with negative implications in connection with the Proposed Max Amalgamation. A.M. Best and the other ratings agencies would most likely provide similar scrutiny and analysis of the Acquisition. Following the Acquisition, any ratings downgrades, or the potential for ratings downgrades, of Validus or its subsidiaries (including the newly acquired IPC operating companies) could adversely affect Validus’ ability to market and distribute products and services and successfully compete in the marketplace, which could have a material adverse effect on its business, financial condition and operating results, as well as the market price for Validus common shares.

The occurrence of severe catastrophic events after the Acquisition may cause Validus’ net income to be more volatile than if the Acquisition did not take place.

For the year ended December 31, 2008, Validus’ gross premiums written (excluding reinstatement premiums) on property catastrophe business were $328.2 million or 24.1% of total gross premiums written. For the year ended December 31, 2008, 93% of IPC’s gross premiums written covered property catastrophe reinsurance risks. For the year ended December 31, 2008, after giving effect to the Acquisition as if it had been consummated on December 31, 2008, gross premiums written on property catastrophe business would have been $661.9 or 37.5% of total gross premiums of Validus on a pro forma basis. Because Validus after the Acquisition will, among other things, have larger aggregate exposures to natural and man-made disasters than it does today, Validus’ aggregate loss experience could have a significant influence on Validus’ net income. See Unaudited Condensed Consolidated Pro Forma Financial Information.

Risk Related to IPC’s Businesses

You should read and consider other risk factors specific to IPC’s businesses that will also affect Validus after the Acquisition, described in Part I, Item 1A of the IPC 10-K and other documents that have been filed by IPC with the SEC and which are incorporated by reference into this proxy statement.

Risk Related to Validus’ Businesses

You should read and consider other risk factors specific to Validus’ businesses that will also affect Validus after the Acquisition, described in Part I, Item 1A of the Validus 10-K and other documents that have been filed by Validus with the SEC and which are incorporated by reference into this proxy statement.

THE ACQUISITION

General Description

In order to consummate the Acquisition, Validus is simultaneously pursuing the following alternative transaction structures, pursuant to which IPC shareholders will receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest) for each outstanding IPC Share:

(1) the Validus Amalgamation Offer;

(2) the Exchange Offer; and

(3) the Scheme of Arrangement.

The Validus Amalgamation Offer, the Exchange Offer and the Scheme of Arrangement are alternative methods for Validus to acquire all of the issued and outstanding IPC Shares on the same economic terms. Ultimately, only one of these transaction structures can be pursued to completion. Validus intends to seek to acquire all IPC Shares by whichever method Validus determines is most effective and efficient.

On March 31, 2009, Validus publicly announced that it had delivered the Initial Validus Offer. IPC announced on April 7, 2009 that its board of directors had determined that the Initial Validus Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. On May 18, 2009, Validus publicly announced that it had delivered to IPC an increased offer to acquire each outstanding IPC Share for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest). In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled. Validus has also delivered the Validus Amalgamation Agreement signed by Validus so that, upon a termination of the Max Amalgamation Agreement, IPC would have the certainty of Validus’ transaction and would be able to sign the Validus Amalgamation Agreement. IPC announced on May 21, 2009 that its board of directors had determined that the Validus Amalgamation Offer did not constitute a superior proposal to the Proposed Max Amalgamation and reaffirmed its support of the Proposed Max Amalgamation. Additionally, Max has not released IPC from the prohibition in the Max Amalgamation Agreement that prevents IPC from even discussing the Validus Amalgamation Offer with Validus.

In order to consummate the Acquisition without the cooperation of IPC’s board of directors, Validus is pursuing a three-part plan.

First, Validus is soliciting proxies from IPC shareholders to vote against the Proposed Max Amalgamation. If the Proposed Max Amalgamation is voted down by IPC shareholders, IPC’s board of directors will be able to terminate the Max Amalgamation Agreement and enter into the Validus Amalgamation Agreement. If IPC’s board of directors were to enter into the Validus Amalgamation Agreement promptly following the termination of the Max Amalgamation Agreement, Validus believes the amalgamation could be completed in mid-to-late July 2009 based on the assumption that IPC terminates the Max Amalgamation Agreement promptly following its June 12, 2009 annual general meeting, allowing approximately one month to hold a special general meeting of IPC’s shareholders to obtain the required shareholder approval and to satisfy the other conditions in the Validus Amalgamation Agreement.

Second, Validus has commenced the Exchange Offer on the same economic terms as the Validus Amalgamation Offer. The Exchange Offer is subject to certain conditions described in the Offer to Exchange. Under Bermuda law, if Validus acquires at least 90% of the IPC Shares which it is seeking to acquire in the Exchange Offer, Validus will have the right to acquire the remaining IPC Shares on the same terms in the second-step acquisition. Validus believes that it would be able to complete the Exchange Offer in June 2009, promptly following termination of the Max Amalgamation Agreement (and subject to satisfaction or waiver of the other conditions to the Exchange Offer) based on the following. The expiration time of the Exchange Offer will be June 26, 2009, unless extended. As a result, if the conditions to the Exchange Offer are satisfied or waived at the expiration time of the Exchange Offer, Validus would be able to acquire all of the IPC Shares that are validly tendered pursuant to the Exchange Offer.

Third, Validus is pursuing the Scheme of Arrangement on the same economic terms as the Validus Amalgamation Offer. In order to implement the Scheme of Arrangement, the IPC shareholders must approve the Scheme of Arrangement at the court-ordered IPC meeting, IPC must separately approve the Scheme of Arrangement and the Scheme of Arrangement must be sanctioned by the Supreme Court of Bermuda. The Validus Scheme of Arrangement must be approved by a majority in number of the holders of IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy, representing 75% or more in value of the IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy. If the IPC shareholders approve the Scheme of Arrangement at the court-ordered IPC meeting, the separate approval of IPC to the Scheme of Arrangement can be provided by either (i) the IPC board of directors voluntarily complying with the will of the IPC shareholders as expressed at the court-ordered IPC meeting, or (ii) the shareholders of IPC approving resolutions at the IPC special general meeting, including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation Agreement. Following IPC shareholder approval at both the court-ordered IPC meeting and the IPC special general meeting, the satisfaction or, where relevant, waiver of the other conditions to the effectiveness of the Scheme of Arrangement and the granting of a court order from the Supreme Court of Bermuda sanctioning the Scheme of Arrangement, a copy of the court order sanctioning the Scheme of Arrangement will be delivered to the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Validus believes that, under the Scheme of Arrangement, it would be able to close the Acquisition as early as mid-July based on the assumptions that: (1) the Supreme Court of Bermuda will be able to accommodate the preferred hearings schedule and meeting dates and other procedural matters; (2) IPC shareholders holding at least one-tenth of the issued IPC Shares have requisitioned the special general meeting to be held in late June or early July; and (3) the IPC directors, following the rejection of the Max Amalgamation Agreement, or IPC shareholders, convene the requisitioned special general meeting, allowing it to be held in mid-July.

Based on Validus’ and IPC’s capitalizations as of March 31, 2009 and the exchange ratio of 1.1234, Validus estimates that former IPC shareholders would own, in the aggregate, approximately 41.3% of the issued and outstanding common shares of Validus on a fully-diluted basis following closing of the Acquisition.

Background of the Acquisition

On March 2, 2009, IPC and Max announced that they had entered into the Max Amalgamation Agreement. The IPC/Max S-4 provides a summary of the events leading to Max and IPC entering into the Max Amalgamation Agreement.

In the morning of March 31, 2009, Edward J. Noonan, the Chief Executive Officer and Chairman of the board of directors of Validus, placed a telephone call to James P. Bryce, the Chief Executive Officer and President of IPC. Mr. Noonan spoke with Mr. Bryce and explained that Validus intended to make an Offer to Exchange each outstanding IPC Share for 1.2037 Validus Shares, subject to the termination of the Max Amalgamation Agreement.

Following this telephone call, in the morning of March 31, 2009, Validus delivered a proposal letter containing the Initial Validus Offer to IPC’s board of directors in care of Mr. Bryce and issued a press release announcing the Initial Validus Offer. The letter reads as follows:

March 31, 2009

The Board of Directors of IPC Holdings, Ltd.
c/o James P. Bryce, President and Chief Executive Officer
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda

Re:	Superior Amalgamation Proposal by Validus Holdings, Ltd. (“Validus”) to IPC Holdings, Ltd. (“IPC”)

Dear Sirs:

On behalf of Validus, I am writing to submit a binding offer1 pursuant to which Validus and IPC would amalgamate in a share-for-share exchange valuing IPC Shares at an 18.0% premium to yesterday’s closing market price. We believe that an amalgamation of Validus and IPC would represent a compelling combination and excellent strategic fit and create superior value for our respective shareholders.

We unquestionably would have preferred to work cooperatively with you to complete a negotiated transaction. However, it was necessary to communicate our binding offer to you by letter because of the provisions of the Agreement and Plan of Amalgamation between IPC and Max Capital Group Ltd. (“Max”), dated as of March 1, 2009, as amended on March 5, 2009 (the “Max Plan of Amalgamation”). We have reviewed the Max Plan of Amalgamation and see that it contemplates your receipt of acquisition proposals. Given the importance of our binding offer to our respective shareholders, we have decided to make this letter public.

Our binding offer involves a share-for-share exchange valuing IPC Shares at an 18.0% premium to yesterday’s closing market price. Consistent with that, we are prepared to amalgamate with IPC at a fixed exchange ratio of 1.2037 Validus shares per IPC share.

Our board of directors has unanimously approved the submission of our binding offer and delivery of the enclosed signed amalgamation agreement, so that, upon termination of the Max Plan of Amalgamation, you will be able to sign the enclosed agreement with the certainty of an agreed transaction. Our offer is structured as a tax-free share-for-share transaction and does not require any external financing. It is not conditioned on due diligence. The only conditions to our offer are those contained in the enclosed executed amalgamation agreement.

1 Throughout this letter we refer to our “binding offer” because, as of the date of this letter, we had indicated to IPC that our offer could not be withdrawn prior to April 15, 2009. As of the date of this proxy statement, we have revised our offer. The terms of our offer do not prevent us from withdrawing it.

Our binding offer is clearly superior to the Max transaction for your shareholders and is a Superior Proposal as defined in section 5.5(f) of the Max Plan of Amalgamation for the reasons set forth below.

Superior Current Value.  Our proposed transaction will provide superior current value for your shareholders. Our fixed exchange ratio of 1.2037 represents a value of $29.98 per IPC share, which is a premium of 18.0% to the closing price of IPC’s common shares on March 30, 20092.

Superior Trading Characteristics.  Validus’ common shares have superior trading characteristics to those of Max as noted in the table below.

	Validus	Max

Share Price Change Since Validus IPO(1)	+13.2%	−36.5%
Mkt. Cap as of 3/30/09	$2.0 billion	$0.9 billion
Average Daily Trading Volume(2)	$11.3 million	$6.7 million
Price / Book(3)	1.05x	0.76x
Price / Tangible Book(3)	1.13x	0.77x

(1)	Based on the closing prices on March 30, 2009 and July 24, 2007.

(2)	Three months prior to March 2, 2009, date of announcement of Max and IPC amalgamation.

(3)	Based on December 31, 2008 GAAP book value per diluted share and diluted tangible GAAP book value per share using closing prices on March 30, 2009.

Less Balance Sheet Risk.3  The combined investment portfolio of IPC/Validus is more stable than that of IPC/Max.4 Pro forma for the proposed IPC/Max combination, “alternative investments” represent 12% of investments and 29% of shareholders’ equity. In contrast, Validus does not invest in “alternatives” and pro forma for a Validus/IPC combination, “alternative investments” represent 3% of investments and 4% of shareholders’ equity, providing greater safety for shareholders and clients.

Superior Long-term Prospects. A combined Validus and IPC would be a superior company to IPC/Max with greater growth prospects and synergies with:

1.	Superior size and scale, with pro forma December 31, 2008 shareholders’ equity of $3.7 billion and total GAAP capitalization of $4.1 billion;

2  The Validus Amalgamation Offer, as increased on May 18, 2009, provides IPC shareholders with total consideration of $30.14 per IPC Share based on Validus’ closing price on May 15, 2009, a 13.2% premium to the closing price of IPC Shares that day and a 21.9% premium based on the closing prices of IPC Shares and Validus Shares on March 30, 2009, the last trading day before the announcement of the Validus Initial Offer.
3 The occurrence of severe catastrophic events after an amalgamation with IPC could cause Validus’ net income to be more volatile than if the amalgamation did not take place. For the year ended December 31, 2008, Validus’ gross premiums written on property catastrophe business were $328.2 million or 24.1% of total gross premiums written. For the year ended December 31, 2008, 93% of IPC’s gross premiums written covered property catastrophe reinsurance risks. For the year ended December 31, 2008, after giving effect to the Validus amalgamation as if it had been consummated on December 31, 2008, gross premiums written on property catastrophe business would have been $661.9 million or 37.5% of total gross premiums of Validus on a pro forma basis. Because Validus after the amalgamation will, among other things, have larger aggregate exposures to natural and man-made disasters than it does today, Validus’ aggregate loss experience could have a significant influence on Validus’ net income. IPC did not disclose gross premiums written by class of business in the IPC 10-Q. Therefore, comparable disclosure of property catastrophe premiums cannot be presented.
4 Despite Max’s announced plan to reduce its exposure to alternative investments to 10-12% of its portfolio, according to recent Max disclosures, as a result of the Proposed Max Amalgamation, IPC’s investment in alternative investments would increase from 7% of its total portfolio at December 31, 2008 to 12% of its total portfolio on a pro forma basis after giving effect to the Proposed Max Amalgamation, an increase of 5%.

2.	Superior financial flexibility, with debt/total capitalization of only 1.8% and total leverage including hybrid securities of only 9.1%;

3.	A global platform, with offices and underwriting facilities in Bermuda, at Lloyd’s in London, Dublin, Singapore, New York and Miami;

4.	Superior diversified business mix, with lines of business concentrated in short-tail lines where pricing momentum is strongest; and

5.	An experienced, proven and stable management team with substantial expertise operating in IPC’s core lines of business.

Our superior growth prospects are evidenced by our historical track record. Between December 31, 2005 and December 31, 2008, Validus grew its book value per share (including accumulated dividends) at a 13.2% compound annual rate vs. Max’s 8.8% growth over the same period. In 2008, we grew our book value per share (including accumulated dividends) by 2.4% vs. Max’s 10.8% decline over the same period.

Expedited Closing Process.  We will be able to close an amalgamation with IPC more quickly than Max because we will not require the approval of U.S. insurance regulators.5

Substantially the Same Contractual Terms and Conditions.  Our proposed amalgamation agreement contains substantially the same terms and conditions as those in the Max Plan of Amalgamation, and for your convenience we have included a markup of our amalgamation agreement against the Max Plan of Amalgamation.

Superior Outcome for Bermuda Community.  The combination of Validus and IPC creates a larger, stronger entity than a combination of Max and IPC which will benefit the Bermuda community.6

Superior Outcome for IPC Clients.  Validus has a greater commitment to the lines of business underwritten by IPC and has superior technical expertise and capacity to provide IPC customers with continuing reinsurance coverage. Max has consistently stated its intention to reduce its commitment to IPC’s business. Therefore, a combination with Validus will be less disruptive to IPC’s client base.

Our binding offer is clearly a Superior Proposal, within the meaning of the Max Plan of Amalgamation. We and our financial advisors, Greenhill & Co., LLC, and our legal advisors, Cahill Gordon & Reindel llp, are prepared to move forward immediately. We believe that our offer presents a compelling opportunity for both our companies and our respective shareholders, and look forward to your prompt response. We respectfully request that the Board of IPC reach a determination by 5:00 p.m., Bermuda time, on Wednesday, April 15, 2009, that (i) our binding offer constitutes a Superior Proposal, (ii) it is withdrawing its recommendation for the transaction contemplated by the Max Plan of Amalgamation and (iii) it is making a recommendation for the transaction contemplated by this binding offer.

5 As of the date of this letter, our belief that we could close an amalgamation with IPC more quickly than Max was based on the observation that the Validus amalgamation with IPC would not require the approval of U.S. insurance regulators because neither IPC nor Validus operates a U.S.-regulated insurance business that would require any such approval while the Proposed Max Amalgamation requires such approvals.
6 We believe that a larger, stronger entity will benefit the Bermuda community because it offers greater stability.

We reserve the right to withdraw this offer if the Board of IPC has not reached a determination (i) that our binding offer constitutes a Superior Proposal, (ii) to withdraw its recommendation for the transaction contemplated by the Max Plan of Amalgamation and (iii) to make a recommendation for the transaction contemplated by this binding offer by 5:00 p.m., Bermuda time, on Wednesday, April 15, 2009. We further reserve the right to withdraw this binding offer if you subsequently withdraw your recommendation in favor of our offer or if you do not sign the enclosed amalgamation agreement within two business days after the termination of the Max Plan of Amalgamation.

We look forward to your prompt response.

Sincerely,

/s/ Edward J. Noonan
Edward J. Noonan
Chairman and Chief Executive Officer

cc:	Robert F. Greenhill Greenhill & Co., LLC

John J. Schuster
Cahill Gordon & Reindel LLP

In the afternoon on March 31, 2009, IPC issued a press release acknowledging receipt of the letter from Validus outlining the Initial Validus Offer. The text of the press release reads as follows:

IPC Holdings, Ltd. (NASDAQ: IPCR) (“IPC”) acknowledges receipt of an unsolicited letter dated today, March 31, 2009, from Validus Holdings, Ltd. (NYSE: VR) (“Validus”) outlining a proposed transaction.

On March 2, 2009, IPC entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with its wholly-owned subsidiary IPC Limited and Max Capital Group Ltd. (“Max”) which provides that Max will amalgamate with IPC Limited. IPC continues to be bound by the terms of the Amalgamation Agreement and the parties have recently filed a joint proxy statement/prospectus with the Securities & Exchange Commission.

IPC’s Board of Directors will review the terms of the proposal submitted by Validus in a manner consistent with its obligations under the Amalgamation Agreement and applicable Bermuda law.

IPC will have no further comment on this matter until IPC’s Board of Directors makes a determination regarding Validus’ offer.

Also in the afternoon on March 31, 2009, Max issued a press release announcing that it had received from IPC a copy of the letter from Validus outlining the Initial Validus Offer. The text of the press release reads as follows:

Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today announced that it has received a copy of Validus Holdings, Ltd.’s unsolicited, stock-for-stock, proposal for IPC Holdings, Ltd.

As previously announced on March 2, 2009, Max and IPC entered into an Agreement and Plan of Amalgamation pursuant to which Max will amalgamate with IPC Limited. The Boards of both companies have previously stated that the combination of Max with IPC would create a strong company with a balanced, diversified portfolio of risk across a mix of geographies and business lines with the opportunity to generate more stable and attractive returns on capital. Max’s pending merger with IPC is expected to be completed late in the second quarter or early in the third quarter of this year.

W. Marston (Marty) Becker, Chairman and Chief Executive Officer of Max Capital, said: “In today’s unprecedented business environment and cycle, we believe that diversification, in terms of global presence and both short and long-tail exposures, significantly reduces risk and provides a more solid platform for building sustained long-term value. The merger of IPC and Max was founded on a shared vision of allowing the combined group of shareholders to enjoy the benefits of a strong, diversified operating platform with a proven track record. While we have not yet had the opportunity to review Validus’ proposal carefully, we believe that combining two short-tailed property catastrophe oriented companies would appear to do little for true shareholder diversification. By contrast, Max’s track record of building a diversified platform without diluting shareholder value should lead to better long-term growth prospects and value creation following completion of the pending IPC-Max merger.”

In the morning on April 2, 2009, Max sent a letter to IPC’s Board of Directors purporting to outline the relative advantages of the pending Proposed Max Amalgamation as well as the business and financial issues raised by the Initial Validus Offer and issued a press release announcing the letter. The text of the letter reads as follows:

Dear Members of the Board:

We are writing regarding the many business and financial issues raised by the public proposal by Validus Holdings Ltd. (“Validus”) to acquire IPC Holdings, Ltd. (“IPC”) in lieu of the pending IPC amalgamation with Max Capital Group Ltd. (“Max”). The IPC/Max amalgamation was founded on a shared vision of allowing our combined group of shareholders to enjoy the benefits of a strong, diversified operating platform with a proven track record. The Validus proposal does not offer that.

Rather, in light of the Validus proposal, the IPC Board faces two starkly contrasting choices:

A. You can agree to be taken over by Validus at a price that is below IPC’s book value. The result of this takeover for your shareholders would be a minority equity stake in an entity that offers substantially similar product lines to those offered by IPC today, with little risk diversification, and apparently no ability by the IPC Board to steward the longer term prospects of the company.

OR

B. You can complete the planned merger of equals with Max at a price that is below Max’s book value. We believe that this transaction will create a more stable entity that will provide significant product, geographic and risk diversification and over which IPC’s Board will continue to have significant influence, which in turn will provide superior shareholder value.

For the reasons set forth below, and in the accompanying exhibits, we do not agree with Validus that its proposal represents a “Superior Proposal” or is a proposal that can reasonably be expected to lead to a Superior Proposal pursuant to the IPC/Max Plan of Amalgamation dated March 1, 2009 (the “IPC/Max Plan”).

1. A combination with Max delivers 29% more tangible book value per share to IPC. As we operate in an industry where the primary valuation driver is a multiple of book value (and tangible book value), we believe that a transaction that maximizes the book value to shareholders provides the best opportunity to generate shareholder value. The IPC combination with Max is a truly superior proposal versus the takeover proposal by Validus. The takeover proposal by Validus would result in IPC receiving only $28.35 in diluted book value per IPC share and $26.19 of diluted tangible book value per IPC share from Validus. In contrast, our combination delivers $34.93 of diluted book value per IPC share (a 23.2% premium to Validus) and $33.83 of diluted tangible book value per IPC share from Max (a 29.2% premium to Validus). A combination with Max provides greater underlying value to IPC’s shareholders, which we believe will result in greater upside for both IPC and Max shareholders.

2. The IPC/Max Plan creates significant value for IPC shareholders. As we indicated during our discussions, we believe that the IPC/Max Plan provides an attractive financial outcome for IPC. The IPC/Max Plan is expected to be accretive to both earnings per share and return on equity. In addition, as you consider the historical trading multiples of Max and IPC, there is significant opportunity to create substantial value for all shareholders of the combined company. We believe the Validus proposal prioritizes an immediate “premium” in the form of stock for IPC shareholders, while compromising a value creation opportunity for IPC shareholders. Importantly, the written proposal by Validus does not contemplate any participation by the

IPC board of directors, whose participation remains an important consideration for Max in the amalgamation and provides continuity to shareholders and clients.

3. Max is a truly diversified underwriting platform. The IPC/Max Plan offers IPC’s shareholders superior current and future value by combining IPC with a truly diversified underwriting platform, with a strong and well established track record. Max enjoys a diversified portfolio of business across many dimensions — by class, geography, customers and distribution. We believe that Max’s diversified underwriting platform, with its strong emphasis on profitable longer-tail casualty business, will generate more stable returns on capital through underwriting cycles, compared to the volatility embedded in the Validus short-tail portfolio. Validus, whose 2008 gross premiums written are 94% concentrated in short- tail lines of business, claims that its portfolio represents “diversification.” Validus’ ability to deliver anything approaching true diversification seems to be constrained by its limited underwriting platforms in Bermuda and at Lloyd’s and lack of underwriting capabilities in longer-tail casualty classes.

Combining two short-tailed property catastrophe companies as proposed by Validus does little for shareholder diversification. Validus’ stated intention to take advantage of currently strong rates in the property market is a short-term strategy that is capital intensive, creates greater volatility for shareholders, and is one which IPC could have continued on a stand-alone basis but elected not to do so. By contrast, Max remains committed to an underwriting strategy that produces attractive results across market cycles, by continuing to expand its specialty insurance business in selected underwriting classes and limiting volatility in its underwriting results.

4. Max has a proven, long-term, operating history. Max’s underwriting has been tested through the tragic events of 9/11, the active 2004 hurricane season and the confluence of Hurricanes Katrina, Rita, and Wilma in 2005. Validus’ operating history, by contrast, does not extend beyond the past three years, during which time the industry as a whole has experienced both strong property catastrophe pricing and limited catastrophe activity. The first test of Validus’ portfolio of business and risk management capabilities since its formation three years ago came in 2008 with Hurricanes Ike and Gustav. In our view, the results speak for themselves: the net loss reported by Validus for these events represented 12.4% of its June 30, 2008 shareholders’ equity, the largest percentage loss of its broad peer group which averaged 7.2% of shareholders’ equity. The loss was almost double the net loss incurred by IPC, which represented just 6.7% of IPC’s June 30, 2008 shareholders’ equity. The losses recorded by Validus included a 42% increase in its initial loss estimate for Hurricane Ike (from $165 million to $235 million) during the fourth quarter of 2008. By comparison, Max’s net incurred losses from Hurricanes Ike and Gustav were limited to 3.4% of June 30, 2008 shareholders’ equity, the lowest among the broader peer group, demonstrating the lower embedded volatility of Max’s underwriting results versus Validus.

5. IPC and Max can complete an amalgamation more quickly, and with greater certainty.

(a) IPC and Max can close our amalgamation expeditiously.  Max believes that the IPC/Max Plan can close as soon as June 2009. By contrast, we believe that Validus would not be in a position to close a transaction with IPC until September 2009 at the earliest, notwithstanding its public prediction of a second quarter close. As you are well aware, the IPC/Max Plan requires that shareholders have the opportunity to vote on our amalgamation before IPC’s Board can terminate our agreement and thereafter begin discussions with a bidder such as Validus. We anticipate that we will be able to hold our respective shareholder meetings in June, and only after those shareholder votes would Validus be able to pursue its proposal. Validus’ inability to close before September 2009, the middle of hurricane season, adds meaningful uncertainly to Validus’ proposal, as IPC shareholders and the transaction itself would be put at risk by the significant catastrophe exposures of Validus and Validus’ ability to terminate the transaction based upon changes in shareholders’ equity. Much has been made by Validus regarding US regulatory approvals required to complete the IPC/Max amalgamation. As you know, these approvals are well underway and we do not foresee such requisite approvals adversely impacting a possible June closing.

(b) IPC has conducted extensive diligence on Max.  IPC was given complete and open access to Max to afford you and your outside advisors and consultants with the ability to conduct extensive due diligence on Max. The Validus proposal seeks to have IPC enter into a transaction for which IPC has not conducted due diligence. We also note that certain of Validus’ disclosure schedules will not be provided to IPC until after IPC and Max’s shareholders have the opportunity to vote upon our amalgamation.

6. Max’s business is complementary to IPC. Clients seek a diversified program of reinsurers. As you were able to confirm in your due diligence, Max has very limited overlap with the customers of IPC and neither party expects a combination of IPC and Max to lead to any meaningful disruption of either business. In addition, the continuity of the underwriters at IPC will maximize the opportunity for IPC to continue to write this business in the future, assuming market conditions support it. By contrast, Validus acknowledges that it writes business with many of the same clients as IPC, which we would expect to result in a loss of business as clients seek to diversify their reinsurance placements.

7. Max’s complementary and diversified platform is appreciated by our ratings agencies. Max currently has a financial strength rating of A- by A.M. Best, with its outlook changed to positive in December 2008. As IPC and Max have jointly presented to our ratings agencies, IPC’s Board has the comfort of knowing that the ratings agencies view our combination, and its diversifying impact on IPC’s business, positively. In contrast, we believe that the agencies would not look as favorably on combining two short-tailed property-oriented platforms.

8. Max maintains less underwriting volatility through greater diversification of its portfolio of risks. Max seeks to limit its exposure to catastrophic events (probable maximum loss based on a 1 in 250 year event) to a maximum of 20% of its shareholders’ equity, often operating below this level. As part of the IPC/Max Plan, we have discussed continuing to have a significant presence in the property catastrophe market while on a combined equity basis adhering to this same 20% risk tolerance. In contrast, Validus maintains peak exposures where the probable maximum loss based on a 1 in 250 year event runs at a stated 33% of shareholders’ equity. Max believes that combining this risk profile with IPC would expose IPC shareholders to an even greater level of volatility than at present and would not change the markets perception of IPC as being a property catastrophe company. The volatility of Validus’ results would also seem to be cause for concern, particularly when the net losses from Hurricanes Ike and Gustav (which approximated a 1 in 15 year event) was 12.4% of shareholders’ equity, the highest among its broader peer group. This compared to a net loss of 6.7% of shareholders’ equity for IPC and 3.4% for Max.

9. Max has a proven, long-term history of successful acquisitions without incurring goodwill. We believe IPC’s shareholders can take comfort in Max’s demonstrated history of successfully entering new business lines through acquisitions and start-ups without incurring meaningful goodwill. For example, when Max entered the Lloyds’ market, we booked intangible assets of $8 million upon closing our acquisition of Imagine Group (UK) Limited, which stands in contrast to the $154 million of intangible assets booked by Validus in their acquisition of Talbot.

10. Max has a diversified shareholder base. We believe having a shareholder base dominated by five private equity owners controlling 64.9% of Validus’ total beneficial ownership (as of March 13, 2009) will limit the potential upside in the value of Validus over time as these private shareholders seek to exit their investment. Max has a diversified shareholder base with an 84% public float. In addition, Max has a well diversified shareholder base of high quality institutional shareholders.

11. IPC and Max have compatible cultures. IPC and Max have compatible cultures that will help ease the integration of the two companies. IPC and Max share a common focus on underwriting, claims and actuarial disciplines, and on running our respective businesses as meritocracies.

12. Max’s higher asset leverage provides greater investment income over time. Max believes that investment leverage (invested assets as a multiple of shareholders’ equity) is a positive in driving earnings and stability of returns on capital over time. Based on 2008 figures, Max had total investment to equity of 4.2x versus 1.7x for Validus. As Validus continues to pursue a short-tail strategy, Validus will be limited in its ability to increase its asset leverage. This deprives IPC of the meaningful investment income derived from longer-tail casualty lines and continues to leave IPC shareholders exposed to increased volatility from catastrophes. Validus has commented on Max’s investment portfolio, particularly its alternative investment portfolio. Max’s year end allocation to alternative investments was 14% of total invested assets, which is expected to reduce to 10% to 12% in 2009. In looking at results, Max’s total investment return, including realized and unrealized gains and losses, during the very volatile period of 2007 / 2008 has outperformed Validus’ in 6 of the last 8 quarters.

We believe that the facts regarding the proposal submitted by Validus and the attempt by Validus to present a one-sided proposal to IPC shareholders make it clear that Validus has not presented a Superior Proposal, nor one that can be reasonably expected to lead to a Superior Proposal. We believe Validus has created an unnecessary and unproductive disruption for its own opportunistic purposes, which should not distract either IPC’s or Max’s employees and customers from our amalgamation, which we both believe to be in the best interests of our shareholders.

Lastly, Max remains both steadfast in its commitment and excited to complete its planned amalgamation with IPC. We continue to believe that the amalgamation of IPC and Max represents the best strategic and financial opportunity for our collective shareholders.

Very truly yours,

/s/ W. Marston Becker
W. Marston Becker
Chairman and Chief Executive Officer
Max Capital Group Ltd.

In the afternoon on April 2, 2009, Validus sent a letter to IPC’s board of directors addressing the claims made by Max in its letter to IPC’s board of directors in the morning on April 2, 2009. The text of our letter reads as follows:

April 2, 2009

The Board of Directors of IPC Holdings, Ltd.
c/o James P. Bryce, President and Chief Executive Officer
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda

Dear Members of the Board:

We are writing to respond to the letter sent to you by Mr. Becker of Max Capital Group Ltd. (“Max”) dated April 2, 2009, regarding the purported benefits of the proposed combination of IPC Holdings, Ltd. (“IPC”) with Max (pursuant to an Amalgamation Agreement between Max and IPC dated as of March 2, 2009 (the “Amalgamation Agreement”)), as compared to the benefits presented by a combination of IPC with Validus Holdings, Ltd. (“Validus”) on the terms we proposed to you in our letter dated March 31, 2009 (the “Validus Proposal”).

First, we would like to reiterate our sincere belief that the Validus Proposal is in every respect a Superior Proposal as defined in the Amalgamation Agreement. In fact, as you have undoubtedly seen, the markets have already endorsed our proposal: the IPC share price has increased significantly since the announcement of our proposal, in recognition of the fact that our proposal delivers superior value to the IPC shareholders — an irrefutable fact. Our proposal offers the IPC shareholders superior value (an 18% premium to the value of the IPC stock on the date prior to our announcement), a currency with superior trading characteristics (Validus shares trade at a premium to book value, as opposed to the Max shares, which trade at a discount to book value), less balance sheet risk, and most importantly, superior long term prospects.

Max suggests that the choice you are facing is between (i) a combined company based on a shared vision in which you, the IPC Board, can continue your stewardship, and (ii) an entity which offers you few benefits over what you have today, with no ability to continue your stewardship. We view the choice quite differently:

you can choose to combine with a company which, on almost every metric, is a worse choice for your shareholders, or ours, which delivers, immediately and in the long term, superior value for your shareholders. To the extent that you, the members of the IPC Board, have an interest in continuing involvement in the affairs of the combined company, we would be happy to discuss continued Board representation with you.

Turning now to the assertions in the Max letter, we note that Max has made a number of statements which distort the facts and present an incomplete picture. We would like to respond to each of these in turn.

1. “A combination with Max delivers 29% more tangible book value per share to IPC.”  Max believes book value per share is a very important measure in our industry, and we do not disagree. The relevant question for the IPC Board, however, is not, as Max suggests, the relative percentage of book value being delivered to IPC shareholders in the two proposals, but the absolute value of the shares themselves. On this measure, the Validus proposal is clearly superior, as it offers IPC shareholders a significant premium over the current value of their shares. Moreover, Max does not explain in its letter why Max’s shares are trading at such a deep discount to its book value. We can only guess that the market assigns such a discount because of Max’s stewardship of its business or because so much of Max’s investment portfolio is tied up in risky alternative assets. Indeed, of Max’s $1.2 billion of tangible common equity, $754 million is in alternative assets, which in 2008 generated mark downs of $233 million, greater than the entirety of Max’s underwriting income, and $476 million is in non-agency asset/mortgage backed securities. We believe it is a far better value proposition for the IPC shareholders to receive Validus shares, a currency which the market values at a premium to book.

2. “The IPC/Max Plan creates significant value for IPC shareholders.”  This statement is simply incorrect. According to data calculated from the proxy statement filed by IPC on March 27, 2009, IPC’s book value per share would decrease from $33.00 to $32.30, or 2.1% as a result of the combination with Max (this obviously implies the deal is accretive to Max at your expense). That can hardly be described as the “best opportunity to deliver shareholders value.” Moreover, while it is true that the Validus proposal delivers an immediate premium for IPC shareholders, it wrong of Max to suggest that such a premium will compromise value creation for IPC shareholders in the longer term. We believe that receiving a better currency, in a stronger, better capitalized company, offers a more likely starting point for long term value creation than retaining shares in IPC, whose previously conservatively managed balance sheet will be negatively impacted by assets of questionable value in the IPC/Max combination.

3. “Max is a truly diversified underwriting platform.”  We think the relevant question for IPC is not whether its merger partner has a diversified platform, but rather the quality of that diversification. In terms of the quality of diversification, Validus offers far superior characteristics than Max, as evidenced by 2008 results for Max’s “diversified” businesses. Max’s 2008 reported 91.9% property and casualty GAAP combined ratio benefited from $107.0 million of prior-year reserve releases. The true 2008 accident-year GAAP combined ratio was 103.4%.7Max’s “diversified” businesses represent diversification without profit. Max’s chief source of diversifying growth, Max US Specialty, generated a 138.5% combined ratio in 2008. Results such as those cannot create value for shareholders.8 Max is not a leader in any category of business, and moreover, it has

7 Upon verification of the calculations used to prepare this letter we have determined that Max’s true 2008 accident year GAAP combined ratio is in fact 110.6% rather than 103.4% as set forth in our letter reprinted above. The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business. The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio. The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned. When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development, it becomes the “accident year combined ratio.”
8 As described elsewhere in this proxy statement, a combined ratio of greater than 100% indicates that premiums are less than aggregate claims and expenses. Validus believes that unprofitable operations do not create value for shareholders.

chosen to focus on volatile lines of business which yield low margins.9 In contrast, Validus is a global leader in very profitable business lines, including marine, energy and war and terrorism.9 Furthermore, Max’s statement that Validus is constrained by its limited underwriting platforms is demonstrably untrue. Validus has the global licenses and other capabilities in place to write long tail insurance if and when it believes doing so would be profitable. In fact, today, Validus writes non-catastrophe business in 143 countries around the world.10 And, as demonstrated by Validus superior financial results and lower combined ratio, Validus does so profitably.

4. “Max has a proven, long-term, operating history.”  Max may have a longer history than Validus, but even a cursory look at the decline in Max’s book value, its weak growth, volatile results and general underperformance will quash any notion that the length of its operating history trumps the superior abilities of the deeply experienced Validus management team to generate best in class performance.

By focusing on the net loss reported by Validus based on hurricanes Ike and Gustav, Max is yet again ignoring the larger benefit of Validus’ conservative risk management and diversification. Validus assumed that the hurricane season in 2008 would generate a market loss of $18 to $21 billion, and we set our reserve levels accordingly. IPC, by contrast, assumed $14.5 billion of losses. Notwithstanding the severity of the events of that hurricane season, Validus was easily able to absorb the loss (yielding a combined ratio of 92.2%, with a corresponding combined ratio at Validus Re of 86.0%). As a result, Validus was profitable, notwithstanding the losses associated with hurricanes Gustav and Ike. Its highly touted diversification notwithstanding, Max sustained a loss for the year in excess of $200 million, demonstrating beyond a shadow of a doubt that its “greater diversification” is not a guarantee of profitability.

We at Validus believe that our diversification is of a higher quality, our underwriting decisions are made more carefully, our risks are managed more prudently, and we exercise a more conservative stewardship over our capital, all of which would inure to the long term benefit of the IPC shareholders in our proposed combination.

5. “IPC and Max can complete an amalgamation more quickly, with greater certainty.”  Max now claims (contrary to the statements it made prior to the Validus Proposal)11 that Max and IPC will be able to close their amalgamation in June 2009. Max freely admits, however, that it does not control the time table: the SEC must clear the proxy statement/prospectus filed by IPC, it must clear the proxy statement for Max, and the parties must obtain shareholders approval (which we believe will be difficult to do while our Superior Proposal is pending). Most importantly, the closing of the IPC/Max transaction requires regulatory approvals from several different state insurance departments in the United States. Implicit in Max’s prediction of a closing date is a presumption of the receipt of regulatory approvals, which simply cannot be taken for granted given the likely timing of regulatory review and the public hearing process. Thus there is absolutely no guarantee that the IPC/Max deal can be consummated in the second quarter. Finally, it is important for the IPC Board not to lose sight of the fact that the Amalgamation Agreement cedes to Max the power to delay the closing of a Validus/IPC combination.12

9 As of the date of this proxy statement, this statement should be qualified as an expression of our opinion based on our experience and knowledge of the industry.
10 Upon verification, the statement should refer to 134 countries, rather than 143.
11 IPC and Max may update their predictions as to timing as new information becomes available to each party. For example, in a recent letter to shareholders filed on May 1, 2008, Max discloses that it expects “the transaction to close late in the second quarter or early in the third quarter of 2009.”
12 As of the date of this proxy statement, the Max Amalgamation Agreement cedes to Max the power to delay the closing of a Validus/IPC combination because IPC has no right to terminate the Max Amalgamation Agreement until after the vote of the IPC shareholders at IPC’s Annual General Meeting, even if IPC’s board of directors changes its recommendation and recommends a vote “FOR” the Validus Amalgamation Offer. Accordingly, should IPC’s board of directors choose to recommend a vote “FOR” the Validus Amalgamation Offer, Max would have the power to delay the closing of a Validus/IPC combination by not terminating the IPC/Max agreement until after the shareholders vote down the Proposed Max Amalgamation.

Max also tries to make an issue of the fact that IPC has not had a chance to conduct due diligence on Validus. Validus would welcome the opportunity to provide IPC with customary due diligence information. Validus stands ready to respond to any requests IPC may make on an expedited basis, and would be more than happy to meet with IPC to answer any questions IPC may have about Validus, its operations, its financial health or any other matter relevant to the Board of IPC in considering Validus’ Superior Proposal. We call upon Max to permit IPC’s Board to exercise its fiduciary duties by releasing IPC from the extraordinarily restrictive prohibition in the Amalgamation Agreement which prevents it from even talking to Validus regarding the terms of its Superior Proposal.13

6. “Max’s business is complementary to IPC.”  Max’s assertions that a combination of Validus and IPC would result in a loss of customers are without merit and are particularly surprising, given that Max has publicly stated its intention to significantly reduce IPC’s core reinsurance activities. As we are both aware, the current reinsurance market is in the midst of a capacity shortage.14 As a result, we do not believe that clients will actively seek to diversify their reinsurance placements away from our combined company. In fact, our combined financial strength and clout should only serve to make a combined Validus/IPC a “go-to” player for reinsurance placements.15

7. “Max’s complementary and diversified platform is appreciated by our ratings agencies.”  We have been in dialogue with our ratings agencies with regard to our proposal. We encourage the Board of IPC to focus its attention on what the ratings agencies actually say, rather than on Max’s speculations.16

8. “Max maintains less underwriting volatility through greater diversification in its portfolio of risks.”  Due to the significant investment losses Max sustained in 2008, it is unsurprising that Max is attempting to focus on underwriting volatility alone. Selectively focusing on underwriting volatility wholly ignores the other various risks and uncertainties that IPC’s shareholders would be assuming by combining with Max and its risky balance sheet. With respect to underwriting performance, in 2008, Validus successfully weathered its exposures from Hurricanes Ike and Gustav with a combined ratio of 92.2% and net income of $63.9 million. This performance was generated despite the fact that Validus reserved for those events more conservatively than its industry peers, as discussed in paragraph 4 above. Validus’ disclosures offer the highest level of transparency with regard to its probable maximum losses, zonal aggregates and realistic disaster scenarios and we would challenge Max to provide the same level of transparency to its shareholders before presumptuously speculating on the impacts of various potential events.

13 The agreement governing the Initial Validus Offer retained this restrictive prohibition. Validus’ board of directors determined that proposing substantially similar agreement terms with what we believed to be improved economic terms would facilitate IPC’s board of directors’ evaluation of the Initial Validus Offer. On May 18, 2009, Validus amended this provision in the Validus Amalgamation Offer to permit IPC and its subsidiaries and their respective personnel and representatives to participate or engage in discussions relating to an acquisition proposal for IPC so long as IPC’s board has concluded in good faith that such action is required in order for IPC’s directors to comply with fiduciary duties under applicable law and IPC complies with certain notification and confidentiality requirements.
14 A reinsurance industry commentator has recently stated that, taking reinsurer capital as the nearest proxy for capacity, it is estimated that reinsurer capital, which was down 8 to 10 percent from January 1, 2008 through September 30, 2008, will be down 15 to 20 percent for the year ending December 31, 2008 when reported. In addition, the same commentator observed that capital markets capacity for insurance risk has declined in similar proportions.
15 We believe that a combined Validus/IPC would be a “go-to” player for reinsurance placements because Validus will be better capitalized (as measured by pro forma shareholders equity) than many of the members of its peer group.
16 As of the date of this proxy statement, this statement is intended to emphasize that Validus believes the statement being referred to, in the April 2, 2009 Max letter to IPC’s board of directors, is based upon speculation by Max, since, to Validus knowledge, the rating agencies have not made a determination in this regard.

9. “Max has a proven, long term history of successful acquisitions without incurring good will.”  Validus has a proven track record of acquiring a high quality premier business with a leading position in its market. Max’s pointing to its acquisition of Imagine Group (UK) Limited as an example of a successful acquisition is ironic, especially relative to our successful acquisition of Talbot. In that transaction, Validus acquired a strong balance sheet with excess reserves at a multiple of 3.1x earnings demonstrating Validus’ commitment to creating value for our shareholders. When we acquired Talbot, Validus booked $154 million of goodwill and intangible assets; however, from acquisition closing until December 31, 2008, we benefited from $105 million in reserve releases from the Talbot business, emanating from periods prior to the acquisition. Max’s acquisition history, on the other hand, is that of acquiring subscale small businesses that significantly lag the leaders in their respective markets.17

10. “Max has a diversified shareholder base.”  Max’s attempt to characterize our shareholder base as a liability is baseless. What is relevant is the relative liquidity of Max and Validus shares. As previously mentioned in our letter dated March 31, 2009, Validus’ daily average trading volume was $11.3 million vs. $6.7 million for Max for the three months prior to announcement of the IPC/Max transaction. Additionally, since our shareholder base is publicly disclosed, if the market viewed it as an “overhang,” such information would already be embedded in the market price of our common shares. The combination of our trading volume and the premium pricing of our shares compared to either Max or IPC should put to rest any concerns IPC shareholders may have regarding liquidity of the combined company.

11. “IPC and Max have compatible cultures.”  Max has mentioned that it has a compatible culture with IPC. If that is in fact the case, we find the paucity of IPC management that will continue in senior roles at IPC/Max curious and an indication that such cultural fit may be only skin deep. We have successfully integrated large acquisitions in the past, and believe that experience is most relevant in this regard.

12. “Max’s higher asset leverage provides greater investment income over time.”  Max’s asset leverage has been a significant liability given its risky investment strategy.18 This leverage would similarly expose a combined IPC/Max to significant volatility. Max’s alternative investments and non-agency asset/mortgage backed securities alone comprise 99% of its tangible equity, indicating a massive amount of embedded risk.19 Max’s $233 million loss in 2008 on their alternative investment portfolio is entirely indicative of that risk. Its so-called “outperformance in 6 of the last 8 quarters” ignores the abject underperformance it experienced in other periods.20 In 2007, when the global credit crisis began, Max’s current management had the opportunity to liquidate its alternative assets. Max chose to continue holding those risky investments, which have led to massive losses. Combined, we believe these factors highlight Max’s poor history as stewards of shareholder capital.

* * *

17 As of the date of this proxy statement, we are aware of only three small acquisitions by Max and we believe, based on our experience and knowledge of the industry, that the acquired entities were not leaders in their markets.
18 As of the date of this proxy statement, we believe that the investment strategy that has been employed by Max, and is expected to be employed by Max management who will control the combined IPC/Max, and that according to Max’s public information is expected to include a 10% to 12% concentration in alternative investments, should be considered a risky investment strategy that could amount to a significant liability when compared with an investment strategy, like Validus’, that does not allow for such investments in alternative investments.
19 As of the date of this proxy statement, this statement is intended to emphasize that Max’s alternative investments alone comprised 61% of tangible equity, indicating what we believe to be a significant amount of embedded risk.
20 As of the date of this proxy statement, this statement should be qualified as an expression of our opinion based on our experience and knowledge of the industry and on Max’s investment performance in the third and fourth quarters of 2008, which was worse than the average for its peer group but better than the investment performance of several of its peers.

In closing, I would like to reiterate that we have submitted to you a proposal which we are confident the IPC Board will agree is a “Superior Proposal” as defined in your Amalgamation Agreement. We have submitted this proposal because we deeply and honestly believe that the combination of IPC and Validus will result in a far better value proposition for the IPC shareholders than the combination of IPC and Max. Validus is absolutely committed to our Superior Proposal and we simply do not understand how Max can characterize our actions as “opportunistic.” If Max truly believes its combination with IPC is superior, we call upon Max to free the IPC Board from the shackles that your Amalgamation Agreement has placed on the ability of the members of the IPC Board to exercise their fiduciary duties under Bermuda law, so as to create a level playing field on which the shareholders of IPC will be able to decide which of the two proposals is indeed superior.

Sincerely,

/s/ Edward J. Noonan
Edward J. Noonan
Chairman and Chief Executive Officer

In the afternoon on April 5, 2009, Validus sent a letter to IPC’s Board of Directors regarding an error that Max had made in its calculation of pro forma tangible book value under the terms of the Initial Validus Offer. The text of our letter reads as follows:

April 5, 2009

The Board of Directors of IPC Holdings, Ltd.
c/o James P. Bryce, President and Chief Executive Officer
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda

Dear Members of the Board:

We are writing to call to your attention an error contained in the publicly disseminated letter sent to you by Mr. Becker of Max Capital Group Ltd. (“Max”) dated April 2, 2009 and the accompanying presentation materials, regarding the purported benefits of the proposed combination of IPC Holdings, Ltd. (“IPC”) with Max (pursuant to an Amalgamation Agreement between Max and IPC dated as of March 2, 2009 (the “Amalgamation Agreement”)), as compared to the benefits presented by a combination of IPC with Validus Holdings, Ltd. (“Validus”) on the terms we proposed to you in our letter dated March 31, 2009 (the “Validus Proposal”).

In his letter, Mr. Becker states (and he has been widely quoted in the media stating) that “[a] combination with Max delivers 29% more tangible book value per share to IPC.” This is not correct. We, and our financial advisors and SEC counsel, have reviewed this calculation and we would like to provide you with the correct figures. Specifically, Mr. Becker’s calculation understates the pro forma IPC share of Validus tangible book value per share by $2.74, which results in overstating the premium calculated on this basis quite significantly. We have attached some materials that illustrate the correct calculation. Our SEC counsel has advised us that this error is material and that Max will be required to amend its SEC filings to correct its error.

As we noted in our letter dated April 2, 2009, putting aside this error, we believe that this measure is the wrong framework on which to analyze whether the IPC/Max plan is superior to the IPC/Validus plan, and refer you to the analysis in our earlier letter. We remain confident that the IPC Board will agree the Validus Proposal is a “Superior Proposal” as defined in your Amalgamation Agreement.

We look forward to your response to the Validus Proposal.

Sincerely,

/s/ Edward J. Noonan
Edward J. Noonan
Chairman and Chief Executive Officer

cc: Marty Dolan, J.P. Morgan Securities, Inc.

In the afternoon on April 5, 2009, Validus also posted the material referenced in the letter on its website.

On the morning of April 6, 2009, Max issued a press release reaffirming its prior disclosure regarding the Initial Validus Offer and stating that it “continues to believe that Validus had not presented a Superior Proposal, nor one that can be reasonably expected to lead to a Superior Proposal (as such term is defined in the Max Amalgamation Agreement).” The text of the press release reads as follows:

Max Capital Group Ltd. (NASDAQ:MXGL; BSX: MXGL BH) today confirmed that the calculations of diluted book value per IPC share and diluted tangible book value per IPC share included in Max’s April 2, 2009 letter to the Board of Directors of IPC Holdings, Ltd. (“IPC”) are true and correct. Max has consulted with its financial advisors and SEC counsel.

In a press release dated April 5, 2009, Validus alleged that Max had made a “substantial error” in its calculation of “pro forma” tangible book value under the proposed terms of Validus’s unsolicited takeover of IPC. However, Validus’s allegation is incorrect and misleading. The calculations that Max presented accurately represent what an IPC shareholder would receive on a stand alone basis from either Max or Validus, without giving effect to what IPC itself contributes to a transaction. The Max presentation allows IPC shareholders to compare the value received under each transaction on an “apples-to-apples” basis. Max believes this is an important measure in comparing the value received today by an IPC shareholder under the agreement with Max and the proposed Validus transaction. The pro forma calculations Validus is utilizing include the additional benefit derived from issuing Validus’ shares to purchase IPC at a discount to book value.

“One has to question whether the IPC shareholders are being well served by the non-substantive claims being initiated by Validus. They have made certain statements that completely misrepresent and falsely characterize the information presented by Max. Since Validus initially made its below book value, unsolicited takeover offer for IPC, it has demonstrated a lack of understanding of what is important to the shareholders of IPC in allowing them to assess the relative value being delivered by Max versus Validus,” stated W. Marston (Marty) Becker, Max Chairman and CEO.

The facts presented in Max’s April 2, 2009 letter to IPC have not changed and are clear:

(i)	Max delivers to IPC $33.83 of diluted tangible book value per IPC share — a 29.2% premium versus $26.19 delivered by Validus, and

(ii)	Max delivers to IPC $34.93 of diluted book value per IPC share — a 23.2% premium versus $28.35 delivered by Validus.

As noted above, these figures represent the book value per IPC share being delivered to IPC’s shareholders on a standalone basis, without giving effect to what IPC itself contributes to a transaction.

The conclusion remains clear — a combination with Max provides greater underlying value to IPC’s shareholders today, with true diversification of underwriting exposures and without an over-concentration in short-tail catastrophe oriented business, and will result in greater upside for IPC shareholders as compared to the hostile takeover proposal by Validus.

Max continues to believe that Validus has not presented a Superior Proposal, nor one that can be reasonably expected to lead to a Superior Proposal (as such term is defined in the IPC/Max Plan of Amalgamation dated March 1, 2009).

Additional details on the Max calculations referred to above are posted on [Max’s] website: www.maxcapgroup.com.

In the afternoon on April 6, 2009, Validus sent a letter to IPC’s board of directors regarding the Max press release and issued a press release announcing the letter. The text of our letter reads as follows:

April 6, 2009

The Board of Directors of IPC Holdings, Ltd.
c/o James P. Bryce, President and Chief Executive Officer
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda

Dear Members of the Board:

The difficulty of being unable to speak directly has lead to an exchange of press releases, which is unfortunate. In this context, we would like to respond to the Max statement issued this morning by describing the analytical framework we believe is appropriate.

In today’s press release, Max modified its description of its calculation of pro forma book value per share. In essence, the Max calculation now describes what an IPC shareholder would receive on a standalone basis from either Validus or Max. We disagree with this basis for valuation. Our approach is focused on a comparison of what an IPC shareholder would own as a result of either transaction.

However, if we were to follow the Max approach, we would note that there are a number of adjustments contemplated in the proposed IPC/Max Amalgamation Agreement, which would reduce the standalone value21 that Max delivers by $117.4 million. The joint proxy statement/prospectus filed by IPC and Max references, among other adjustments, the need to increase Max’ loss reserves for annuity claims as well as property and casualty claims by $130.0 million. As a result, the Max book value delivered would be reduced by $2.06 per Max share, resulting in a book value delivered of $20.40 per share, on the basis of Max’s calculation of diluted book value.

I would also note that Validus and Max use differing accounting conventions for calculating diluted book value per share. While each is valid, on the basis upon which Validus calculates diluted book value per share, the Max value delivered would be $19.68 after a $1.81 per share reduction in book value.

We have provided the attached schedule of our calculations in an effort to be as transparent as possible in our communication with you.

Sincerely,

/s/ Edward J. Noonan
Edward J. Noonan
Chairman and Chief Executive Officer

cc: Marty Dolan, J.P. Morgan Securities, Inc.

21 If the adjustments to reduce the net asset value of Max were made, it would reduce by $117.4 million the book value that Max contributes to the combined company at closing.

Adjustments to Max Book Value Upon Combination with IPC

(In millions, except per share values)

Net book value of net assets acquired prior to fair value adjustments(1)	$1,280.3
Preliminary adjustments for fair value
Adjustment to deferred acquisitions costs(2)	(51.3)
Adjustment to goodwill and intangible assets(3)	(12.0)
Adjustment to reserve for property and casualty losses and loss adjustment expenses(4)	(60.0)
Adjustment to life and annuity benefits(4)	(70.0)
Adjustment to unearned property and casualty premiums(5)	51.3
Adjustment to senior notes(6)	24.6

Total adjustments	(117.4)

Fair value of net assets acquired	$1,162.9
Total adjustments	$(117.4)
Max diluted shares outstanding(7)	64.9

Adjustment per diluted share	$(1.81)

Source: Note 1 to unaudited pro forma consolidated financial information of IPC in Form S-4 filed 3/27/2009 (“S-4”). Notes 1-6 are excerpts from the S-4.

(1)	Represents historical net book value of Max.

(2)	Represents adjustment to reduce the deferred acquisition costs of Max to their estimated fair value at December 31, 2008.

(3)	Represents adjustment to reduce goodwill and intangible assets of Max to their estimated fair value at December 31, 2008.

(4)	The fair value of Max’s reserve for property and casualty losses and loss adjustment expenses, life and annuity benefits, and loss and loss adjustment expenses recoverable were estimated based on the present value of the underlying cash flows of the loss reserves and recoverables. In determining the fair value estimate, IPC’s management estimated a risk premium deemed to be reasonable and consistent with expectations in the marketplace given the nature and the related degree of uncertainty of such reserves. Such risk premium exceeded the discount IPC’s management would use to determine the present value of the underlying cash flows.

(5)	Represents the estimated fair value of the profit within Max’s unearned property and casualty premiums. In determining fair value, IPC’s management estimated the combined ratio associated with Max’s net unearned property and casualty premiums.

(6)	Represents adjustment to record Max’s senior notes to their estimated fair value at December 31, 2008.

(7)	Common shares outstanding plus the gross amount of all warrants, options, restricted shares, RSUs, restricted common shares and performance share units outstanding as of the 12/31/2008 balance sheet date (Source: Max 2008 Form 10-K)

In the afternoon on April 7, 2009, Kenneth L. Hammond, Chairman of IPC’s board of directors, sent a letter to Mr. Noonan indicating that IPC’s board of directors had reaffirmed its recommendation to combine with Max. The text of the letter reads as follows:

April 7, 2009

Edward J. Noonan
Chairman & Chief Executive Officer
Validus Holdings Ltd.
19 Par-La-Ville Road
Hamilton HM11
Bermuda

Dear Mr. Noonan:

I am writing to respond to your letter of March 31, 2009, submitting an offer pursuant to which Validus would combine with IPC.

IPC’s board of directors, after careful consultation with management and our financial and legal advisors, has unanimously concluded that the Validus proposal does not constitute a Superior Proposal as defined in the Agreement and Plan of Amalgamation with Max Capital Group Ltd. dated March 1, 2009. Furthermore, IPC’s board of directors has unanimously reaffirmed its recommendation that IPC shareholders vote in favor of the transaction with Max.

In reaching its decision, IPC’s board of directors considered several factors, including the following:

•	The Validus Offer Fails to Meet IPC’s Diversification Goals — During 2008, IPC’s board of directors concluded that it would be in IPC’s best interest to diversify beyond its monoline property catastrophe business model in order to reduce the volatility inherent in focusing on catastrophe reinsurance and to spread our risk base across less correlated risks. A key factor in our decision to choose Max over other options is our belief that Max’s diversified operations offer the best path to achieve this goal. The decision was the result of a robust and thorough review of strategic alternatives. A transaction with Validus would not accomplish that strategic objective given Validus’ substantial correlated catastrophe exposure.

•	The Max Transaction Has Significant Value Creation Potential and Upside for IPC Shareholders — The combination with Max has the potential to create significant value for IPC shareholders, as detailed in the filed S-4 registration statement dated March 27, 2009. It also provides greater book value per share to IPC shareholders. Furthermore, Max’s balance sheet has significantly lower goodwill and intangibles, resulting in an even greater tangible book value per share to IPC’s shareholders. We are concerned that Validus’s proposal enables Validus to raise capital at a discount to book value at the expense of IPC shareholders, on the other hand, the combination with Max allows deployment of capital under a combined business plan that benefits IPC’s shareholders. Max’s diversified book, when combined with IPC’s, has the potential to reduce earnings volatility. Earnings volatility affects share price volatility, ratings and other important financial measures. A combination with Max carries less risk, as this combination is less exposed to catastrophe events and other risk concentrations. On the other hand, Validus’ earnings and share price are more affected by catastrophe losses. At the time of the Validus offer, its share price was near the high end of its 52-week trading range, resulting in an exchange ratio that poses potential downside risk to IPC shareholders. In contrast, we entered into the transaction with Max at an exchange ratio determined at a time that Max was trading at 53% of its 52-week high.

•	The Validus Amalgamation Proposal Is Less Certain, Is Riskier for IPC’s Shareholders and Would Take Longer to Close — We currently expect to be able to complete the transaction with Max in June, with all regulatory approvals obtained. In contrast, in our view, any transaction with Validus likely could not be completed before September, right in the middle of the wind season. Our transaction with Max would have to be rejected by IPC shareholders before IPC would be able to conduct due diligence on and negotiate with Validus. There is no assurance IPC would, at that time, choose to enter into a transaction with Validus. Even if IPC were to proceed with Validus at that time, Validus and IPC would both need to obtain consents under their credit facilities before the deal could close, whereas no such additional consents would be necessary to close the IPC/Max transaction. Validus and IPC would also need to achieve satisfactory indications from the ratings agencies regarding the ratings outcomes of such a combination.

Given these considerations and others, the board of directors unanimously determined that the Validus proposal does not constitute a Superior Proposal as defined in our amalgamation agreement with Max. IPC remains committed to completing our transaction with Max, which we believe will create a diversified and balanced platform for growth that should drive stronger performance and value for shareholders for many years.

Sincerely,

/s/  Kenneth L. Hammond
Kenneth L. Hammond
Chairman of the Board of Directors
On Behalf of the IPC Holdings Board of Directors

In the afternoon on April 8, 2009, Validus sent a letter to Mr. Hammond, the Chairman of IPC’s board of directors, regarding the IPC press release and letter and issued a press release announcing the letter. The text of the letter reads as follows:

April 8, 2009

Kenneth L. Hammond
Chairman
IPC Holdings, Ltd.
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda

Dear Mr. Hammond,

I am writing in response to your letter of April 7, 2009, in which you confirm the continuing support of the IPC board for the Max takeover of IPC’s operations.

I am disappointed with the Board’s decision and respectfully disagree with your assessment of our Superior Proposal. I am confident that had your Amalgamation Agreement with Max allowed you to engage in dialogue with us, you would have instead supported the Validus Superior Proposal on behalf of your shareholders. In particular, although you cite a “robust and thorough” review of strategic alternatives, I am greatly disappointed that you never invited us to participate in that process, although you spoke with numerous potential buyers. To the extent that Max will release you from the restrictive terms of the Amalgamation Agreement, we continue to stand ready to discuss your objectives and how our business meets those objectives. Until you agree to discuss our proposal with us, we have no choice except to communicate directly with your shareholders. We believe the facts will demonstrate that our proposal is truly a Superior Proposal.

We hereby advise the shareholders of IPC that:

1. We have retained Georgeson as our proxy solicitor. We will shortly file proxy solicitation materials with the SEC and those materials will contain, among other things, the many reasons why we believe you should vote against the Max takeover. Once the proxy is effective, Georgeson will be in touch with

IPC’s shareholders to solicit their votes AGAINST the Max takeover. If, as we [hope],23IPC’s shareholders vote down the Max takeover, you will be unencumbered by the restrictive Amalgamation Agreement and free to execute the Validus Agreement.

2. In our capacity as an IPC shareholder, we object to the punitive nature of the $50 million Max Termination Fee. The Termination Fee is an unenforceable penalty under Bermuda law and we are commencing litigation to reduce this penalty. If successful,24 we will permit IPC to pay the amount by which such penalty is reduced as a dividend to IPC shareholders, so that IPC shareholders — and not Max or Validus shareholders — will share in the value obtained.

I regret that the terms of the Max takeover preclude the management teams of IPC and Validus from cooperating in delivering a superior outcome for IPC shareholders, but we are pleased to work directly with your shareholders to achieve the same end. We remain fully committed to our proposal.

Sincerely,

/s/ Edward J. Noonan
Edward J. Noonan
Chairman and Chief Executive Officer

On April 9, 2009, Validus filed a preliminary proxy statement with the SEC which, in its definitive form, is being used to solicit votes from IPC shareholders against the approval of the Proposed Max Amalgamation.

On April 13, 2009, IPC filed an amendment (“Amendment No. 1”) to the IPC/Max S-4 with the SEC, which, among other things, added to the disclosure regarding the background to the Proposed Max Amalgamation including the reasons as to why Validus was excluded from the process that resulted in the Proposed Max Amalgamation. Amendment No. 1 also contained a correction to IPC’s diluted book value for the year ended December 31, 2008.

On April 16, 2009, Validus filed this preliminary proxy statement with the SEC with respect to soliciting votes from Validus shareholders to approve the issuance of Validus Shares in connection with the Acquisition.

On April 21, 2009, Validus filed an amendment to the preliminary proxy statement with the SEC with respect to soliciting votes from IPC shareholders against the Proposed Max Amalgamation.

On April 28, 2009, IPC filed a second amendment to the IPC/Max S-4 with the SEC.

On April 28, 2009, Validus filed the Bermuda Claim (as defined below). The Bermuda Claim challenges the validity of the Max Termination Fee and provisions which restrict the ability of IPC to discuss competing proposals with third parties (the “no talk provisions”) in the Max Amalgamation Agreement. Further, the Bermuda Claim alleges that by entering into the Max Amalgamation Agreement containing the Max Termination Fee and no talk provisions and continuing to act in accordance with the terms of these provisions, the directors of IPC acted in breach of their fiduciary and other duties and not in accordance with the constitution of IPC.

On April 30, 2009, Validus issued a press release outlining its three-part plan to expedite the Acquisition.

23 As of the date of this proxy statement, the word “hope” has been inserted to replace the word “expect” in this sentence.
24 As of the date of this proxy statement, the reference to “success” in this sentence relates to Validus’ success in pursuing the litigation strategy referenced in the immediately prior sentence followed by the successful consummation of the Acquisition.

On April 30, 2009, IPC issued a press release reaffirming its belief that the Initial Validus Offer did not represent a superior proposal and that IPC’s board of directors continued to recommend IPC shareholders vote in favor of the Proposed Max Amalgamation.

On May 1, 2009, Validus filed with the SEC an amendment to its preliminary proxy statement with respect to soliciting votes from IPC shareholders against the Proposed Max Amalgamation.

On May 1, 2009, Validus filed an application to expedite the trial of the Bermuda Claim

On May 4, 2009, IPC filed a third amendment to the IPC/Max S-4 with the SEC.

On May 5, 2009, Validus filed an investor presentation titled “Superior Proposal for IPC Shareholders” with the SEC and on May 6, 2009 filed a revised investor presentation with the SEC.

On May 6, 2009, Validus filed an amendment with the SEC to the preliminary proxy statement with respect to soliciting votes from IPC shareholders against the Proposed Max Amalgamation.

On May 7, 2009, IPC and Max filed a joint proxy statement/prospectus for the IPC/Max S-4 with the SEC and stated that they would mail the joint proxy statement/prospectus on or about Thursday, May 7, 2009 to their respective shareholders of record as of the close of business on April 28, 2009.

On May 8, 2009, Validus filed with the SEC and commenced mailing definitive proxy materials and proxy cards to IPC shareholders seeking proxies from IPC shareholders to vote against the Proposed Max Amalgamation.

On May 11, 2009, Validus filed two amendments to this proxy statement with the SEC.

On May 11-12, 2009, Validus’ application to expedite the trial of the Bermuda Claim was heard by the Supreme Court of Bermuda. Following the hearing, on May 13, 2009, the Court denied the application for expedition of the timetable for the proceedings. While this was not a hearing on the merits of Validus’ claims, the Court acknowledged that Validus had raised serious questions to be tried.

On May 12, 2009, Validus filed three preliminary proxy statements with the SEC to, respectively, (i) solicit votes from IPC shareholders to approve the Scheme of Arrangement at the court-ordered IPC meeting, (ii) solicit requisitions from IPC shareholders to compel the board of directors of IPC to call the IPC special general meeting and (iii) solicit votes to approve certain proposals at the IPC special general meeting.

On May 12, 2009, Validus commenced the Exchange Offer.

On May 14, 2009, Validus amended the registration statement of which the Offer to Exchange is a part.

On May 14, 2009, IPC filed a Solicitation/Recommendation Statement on Schedule 14D-9 reporting that IPC’s board of directors had met on May 13, 2009 and stating IPC’s board of directors’ recommendation that IPC shareholders reject the Exchange Offer and not tender their IPC Shares to Validus pursuant to the Exchange Offer.

On May 14, 2009, Validus filed an application to the Supreme Court of Bermuda to convene a court-ordered meeting of IPC shareholders to approve the Scheme of Arrangement. On May 19, 2009, the Court directed that Validus’ application be heard during the week of May 25, 2009. The application is scheduled to be heard by the Court on May 27-28, 2009.

On May 18, 2009, Validus delivered an offer letter to IPC advising IPC of the increased economic terms of the Validus Amalgamation Offer and containing the amendment to the Validus Amalgamation Agreement.

Later on May 18, 2009, IPC issued a press release announcing that its board of directors, along with its legal and financial advisors, would carefully review the revised terms of the Validus Amalgamation Offer consistent with its fiduciary duties and make a formal recommendation to IPC shareholders in accordance therewith.

Also on May 18, 2009, Validus filed an investor presentation titled “Improved Superior Proposal for IPC Shareholders” with the SEC.

On May 19, 2009, IPC filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9.

Also on May 19, 2009, Validus filed an amendment to this proxy statement with the SEC.

On May 21, 2009, IPC filed an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 reporting that IPC’s board of directors had met on May 20, 2009 and stating IPC’s board of directors’ recommendation that IPC shareholders reject the revised terms of the Exchange Offer and not tender their IPC Shares to Validus pursuant to the Exchange Offer.

On May 21, 2009, Validus amended the registration statement of which the Offer to Exchange is a part.

On May 26, 2009, Validus filed this definitive proxy statement with the SEC.

Reasons Why Validus’ Board of Directors Recommends Approval of the Share Issuance

By approving the Share Issuance, you will be enabling Validus to issue the shares necessary to effect the Acquisition. Validus’ board of directors believes that the Acquisition represents a compelling combination and excellent strategic fit that will enable Validus to capitalize on opportunities in the global reinsurance market. Successful completion of the Acquisition would allow Validus shareholders to benefit from the superior growth potential of a combined company that would be a leading carrier in Bermuda’s short-tail reinsurance and insurance markets, with a strong balance sheet and quality diversification in profitable business lines. In reaching these conclusions and in determining that the Validus Amalgamation Agreement, the Acquisition and the Share Issuance are fair, advisable and in the best interests of Validus, and in recommending the approval of the Share Issuance, Validus’ board of directors consulted with Validus management as well as legal and financial advisors and considered a number of factors. The factors included, but were not limited to, the following:

•	Validus’ board of directors’ analysis and understanding of the business, operations, financial performance, financial condition, earnings and future prospects of Validus and its assessment, based on such analysis and understanding, that Validus will have:

•	lines of business concentrated in short-tail lines where pricing momentum is strongest;

•	enhanced market position and client penetration that will make Validus a more significant player in short-tail reinsurance placements globally;

•	ability to add a significant amount of short-tail reinsurance premium to Validus’ existing Bermuda infrastructure;

•	global and diversified operating platforms, with offices and underwriting facilities in Bermuda, at Lloyd’s in London, Dublin, Singapore, New York and Miami;

•	enhanced size and scope, with GAAP capitalization of approximately $3.9 billion and shareholders’ equity of approximately $3.6 billion (on a pro forma basis as of March 31, 2009);

•	continuing financial flexibility, with debt/total capitalization of only 1.8% and total leverage including hybrid securities of only 9.3%; and

•	the opportunity to reduce costs associated with running two separate public companies, including IPC’s NASDAQ listing fees, transfer agent fees, legal and accounting fees related to SEC filings and shareholder mailings, printing and mailing expenses for periodic reports and proxy statements, annual meeting expenses and other investor relations related expenses, which expenses Validus believes are duplicative and can be eliminated if Validus and IPC combine resulting in these expenses for the combined company representing a smaller portion of combined revenues;

•	the fact that Validus will experience accretion to its book value and tangible book value per share as a result of the transaction;

•	the fact that Validus would remain within its stated limitations of reinsurance aggregates by exposure zone;

•	Validus’ board of directors’ understanding of the business, operations, and financial condition of IPC;

•	the ongoing representation by all of Validus’ existing directors on Validus’ board of directors after the Acquisition, and the fact that Validus’ senior management will continue to manage Validus;

•	the written opinion from Greenhill, delivered to Validus’ board of directors on May 17, 2009, to the effect that, based upon and subject to the various limitations and assumptions described therein, as of the date thereof, the consideration pursuant to the proposed Acquisition was fair, from a financial point of view, to Validus, as described in — Opinion of Validus’ Financial Advisor below;

•	the fact that no external financing is required for the transaction;

•	Validus’ board of directors’ belief, based on advice from legal counsel, that the Acquisition is likely to receive necessary regulatory approvals in a relatively timely manner without material adverse conditions;

•	the terms of the Validus Amalgamation Agreement, including:

•	the requirement that the Share Issuance be approved by holders of a majority of the outstanding Validus Shares casting votes at the Validus special meeting, as described in The Amalgamation Agreement — Conditions to the Amalgamation below;

•	Validus may terminate the Validus Amalgamation Agreement if the total number of dissenting IPC Shares for which appraisal rights have been exercised pursuant to Bermuda law exceeds 15% of the outstanding IPC Shares, as described in The Amalgamation Agreement — Termination of the Amalgamation Agreement — Termination below.

Validus’ board of directors considered other factors in making its determination and recommendation, including the following:

•	the possibility that IPC would have to pay a termination fee of up to $50 million to terminate the Max Amalgamation Agreement;

•	the fact that, in order to agree to a transaction with IPC, Validus’ board of directors thought the Validus Amalgamation Agreement would need to be substantially similar to the Max Amalgamation Agreement;

•	the restrictions on the conduct of Validus’ business imposed by the Validus Amalgamation Agreement prior to the consummation of the amalgamation, requiring Validus to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Validus from undertaking business opportunities that may arise pending completion of the amalgamation;

•	the inability to control IPC’s conduct of business before the Acquisition;

•	that Validus shareholders and IPC shareholders may not react favorably to the Validus Amalgamation Offer or the Acquisition, and the execution risk and additional costs that would be required to complete the Acquisition as a result of any legal actions and appraisal actions brought by IPC shareholders;

•	the effect of the announcement of the Acquisition on Validus’ share price if Validus shareholders do not view the Acquisition positively or if the Acquisition is not completed;

•	the potential disruption to Validus’ business that could result from the announcement and pursuit of the amalgamation, including the diversion of management and employee attention;

•	that Validus may wish to purchase retrocessional protection for the 2009 wind season and the cost and availability of that protection;

•	the possibility that IPC would not find the Validus Amalgamation Offer to be a “superior proposal” under the Max Amalgamation Agreement, which would entail additional costs in order to enable IPC shareholders to consider the Validus Amalgamation Offer;

•	the possibility that the amalgamation might not be completed due to difficulties with terminating the Max Amalgamation Agreement, obtaining sufficient shareholder approval, the occurrence of a material adverse effect on either company’s business, or the inability to obtain required credit facility consents;

•	the fact that Validus may be required to pay IPC a termination fee of $16 million, as described in The Amalgamation Agreement — Termination of the Amalgamation Agreement — Effects of Termination; Remedies below in certain circumstances;

•	the risk that A.M. Best, S&P or Moody’s might lower the ratings of Validus or any of its reinsurance subsidiaries following the Acquisition;

•	the possibility that after consummation of the amalgamation Validus might find a material adverse fact or circumstance affecting IPC that was not disclosed by IPC in its publicly available financial and other information, which could have a material adverse effect on Validus; and

•	the risks described in this proxy statement under the section entitled “Risk Factors.”

The foregoing discussion of the information and factors considered by Validus’ board of directors is not intended to be exhaustive, but is believed to include the material factors considered by Validus’ board of directors. In view of the variety of factors considered in connection with its evaluation of the Validus Amalgamation Agreement, the Share Issuance and the other transactions contemplated by the Acquisition, Validus’ board of directors did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of Validus’ board of directors may have given differing weights to different factors. Validus’ board of directors believed that the positive factors discussed above outweighed the negative factors discussed above, especially after giving weight to the likelihood of occurrence.

Litigation

On April 28, 2009, Validus filed a claim in the Supreme Court of Bermuda against IPC, IPC Limited and Max (“Bermuda Claim”). The Bermuda Claim challenges the validity of the Max Termination Fee and provisions which restrict the ability of IPC to discuss competing proposals with third parties (“no-talk provisions”) in the Max Amalgamation Agreement. Further, the Bermuda Claim alleges that by entering into the Max Amalgamation Agreement containing the Max Termination Fee and the no talk provisions and continuing to act in accordance with the terms of these provisions, the directors of IPC have acted in breach of their fiduciary or other duties and not in accordance with the constitution of IPC.

First, pursuant to the Max Amalgamation Agreement, in the event of an unsolicited alternate offer from a third party, the board of IPC is required to consider whether such a proposal amounts to a “Superior Proposal”. The Bermuda Claim alleges however, that without the ability to engage in any discussions or information exchange with respect to the Acquisition as a result of the no-talk provisions, the board of IPC is restricted and/or precluded from properly exploring or evaluating whether in fact the alternate offer is a “Superior Proposal”. Second, in the event that a “Superior Proposal” is being made and the directors of IPC vary or alter their recommendation of the Proposed Max Amalgamation within the contractual closing deadline, pursuant to the Max Amalgamation Agreement, Max would be entitled to terminate the Max Amalgamation Agreement and collect the Max Termination Fee from IPC. Under the Max Amalgamation Agreement, the Max Termination Fee is $50,000,000. The Bermuda Claim alleges that this is equivalent to 4.97% of the aggregate consideration value of $1,005,915,920 of the Proposed Max Amalgamation, based on the price of Max common shares on February 27, 2009, the last trading day before the signing of the Max Amalgamation Agreement. The Bermuda Claim also alleges that the quantum of the Max Termination Fee is wholly excessive and was not calculated by reference to the costs and expenses that would be expected to be incurred by Max in the event that the Max Amalgamation Agreement was terminated and substantially exceeds Max’s anticipated liability in respect of such costs and expenses, which, based upon disclosure in the IPC/Max Form S-4, is likely to be little more than $10 million. Therefore, the Max Amalgamation Agreement constitutes an unlawful penalty whose predominant function, the Bermuda Claim alleges, is to deter IPC or IPC Limited from breaching the Max Amalgamation Agreement (including by way of recommending a “Superior Proposal” to its board of directors).

By agreeing to the Max Amalgamation Agreement containing the Max Termination Fee and no-talk provisions, as well as by continuing to act in accordance with their terms, the Bermuda Claim alleges that the directors of IPC have failed to retain sufficient flexibility to consider and, if thought fit, recommend an offer which may be more advantageous to IPC shareholders, improperly fettering their ability to exercise the powers conferred upon them by the constitution of IPC and/or act in the best interests of IPC and/or its shareholders. And by doing so, the directors of IPC have acted other than bona fide in the best interest of IPC and/or for an improper or collateral purpose, and the Max Termination Fee and no-talk provisions were therefore beyond the actual or implied authority of the board of directors of IPC, and as such, not binding on IPC and unenforceable by Max.

The Bermuda Claim requests: (1) declaratory relief that: (a) the Max Termination Fee constitutes an unlawful and unenforceable penalty, (b) in entering into the Max Amalgamation Agreement containing the Max Termination Fee and no-talk provisions, the directors of IPC acted in breach of duty and otherwise than in accordance with the constitution of IPC, (c) in continuing to act in accordance with the Max Termination Fee and no-talk provisions in the Max Amalgamation Agreement the directors of IPC continue to act in breach of duty and otherwise than in accordance with the constitution of IPC; (2) an injunction restraining IPC or IPC Limited from making any direct or indirect payment to Max pursuant to the Max Termination Fee and/or taking any steps, whether itself, or by its directors, servants, agents or otherwise to give effect to the no-talk provisions of the Max Amalgamation Agreement and/or the Max Termination Fee; (3) an order that IPC pay the costs of the proceedings; and (4) any other or further relief the court may deem just and proper.

On May 1, 2009, Validus filed an application to expedite the trial of the Bermuda Claim. Validus requested that the Supreme Court of Bermuda set a schedule permitting a trial to be conducted commencing on an earlier date than any date on which IPC seeks to hold its annual general meeting to consider the proposals related to the Proposed Max Amalgamation. Max and IPC opposed the application. On May 13, 2009, the Court denied the application for expedition of the timetable for the proceedings. While this was not a hearing on the merits of Validus’ claims, the Court acknowledged that Validus had raised serious questions to be tried.

Opinion of Validus’ Financial Advisor

Validus’ board of directors received an oral opinion, subsequently confirmed in writing, from Greenhill that, based upon and subject to the various limitations and assumptions described in the written opinion, as of May 17, 2009, the consideration pursuant to the proposed Acquisition was fair, from a financial point of view, to Validus.

The full text of the written opinion of Greenhill, dated May 17, 2009, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and the review undertaken in connection with rendering the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Greenhill’s opinion is not a recommendation as to how Validus shareholders should vote with respect to the issuance of Validus Shares pursuant to the proposed Acquisition or any other matter. The summary of Greenhill’s opinion that is set forth below is qualified in its entirety by reference to the full text of the opinion. Validus shareholders are urged to read the opinion in its entirety.

In connection with rendering its opinion, Greenhill, among other things:

•	reviewed the Agreement and Plan of Amalgamation, dated as of March 31, 2009, executed by Validus and Validus Ltd. and a draft dated May 17, 2009 of the Amendment thereto (in each case, not executed by IPC as of the date of the opinion) (together, for purposes of this section, the “Amalgamation Documents”);

•	reviewed the Form of the Scheme of Arrangement (the “Form of the Scheme of Arrangement”) included in the preliminary proxy statement on Schedule 14A filed by Validus with the SEC on May 12, 2009;

•	reviewed the preliminary prospectus and offer to exchange, dated May 13, 2009, and the related Letter of Transmittal (both together with the Amalgamation Documents and the Form of the Scheme of Arrangement, the “Transaction Documents”) included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Validus with the SEC on May 14, 2009;

•	reviewed certain publicly available financial statements of IPC and Validus;

•	reviewed certain other publicly available business and financial information relating to IPC and Validus that Greenhill deemed relevant;

•	reviewed certain information, including financial forecasts and other financial and operating data concerning Validus prepared by the management of Validus;

•	discussed the past and present operations and financial condition and the prospects of Validus with senior executives of Validus;

•	reviewed the historical market prices and trading activity for IPC Shares and Validus common shares and analyzed their implied valuation multiples;

•	compared the value of the consideration pursuant to the Acquisition with that received in certain publicly available transactions that Greenhill deemed relevant;

•	compared the value of the consideration pursuant to the Acquisition with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

•	compared the value of the consideration pursuant to the Acquisition with the relative contribution of IPC to the pro forma combined company based on a number of metrics that Greenhill deemed relevant; and

•	performed such other analyses and considered such other factors as Greenhill deemed appropriate.

Given the unsolicited nature of the proposed Acquisition, Greenhill’s review and analysis of IPC and its business and financial information were necessarily limited to information that was publicly available as of the date of the opinion. Greenhill did not review financial forecasts and other financial and operating data concerning IPC prepared by management of IPC or other non-public information regarding IPC, nor did Greenhill participate in discussions or negotiations among representatives of IPC and its legal or financial advisor and representatives of Validus or its legal advisor.

In giving its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to it by representatives and management of Validus for the purposes of its opinion. Greenhill further relied upon the assurances of the representatives and management of Validus that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections and other data that were furnished or otherwise provided to it, Greenhill assumed that such financial forecasts and projections and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of Validus as to those matters, and Greenhill relied upon such financial forecasts and projections and other data in arriving at its opinion. Greenhill expressed no opinion with respect to such financial forecasts and projections and other data or the assumptions upon which they were based. Greenhill did not make any independent valuation or appraisal of the assets or liabilities of IPC, nor was Greenhill furnished with any such appraisals. Greenhill assumed, with the consent of Validus’ board of directors, that the Acquisition will be treated as a reorganization for United States federal income tax purposes. Greenhill assumed that the Acquisition will be consummated in accordance with the terms set forth in the applicable final (and fully executed, if applicable) Transaction Documents, which Greenhill further assumed will be identical in all material respects to the applicable draft (and form, as applicable) Transaction Documents that Greenhill reviewed, and without amendment or waiver of any material terms or conditions set forth in the applicable Transaction Documents. Greenhill further assumed that all material governmental, regulatory and other consents, approvals and waivers necessary for the consummation of the applicable Acquisition will be obtained without any adverse effect on IPC, Validus, an Acquisition or the contemplated benefits of an Acquisition meaningful to Greenhill’s analysis. Greenhill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, May 17, 2009. It should be understood that subsequent developments may affect Greenhill’s opinion, and Greenhill does not have any obligation to update, revise, or reaffirm its opinion.

Greenhill’s opinion was for the information of Validus’ board of directors and was not intended to be and is not a recommendation as to how Validus shareholders should vote with respect to the issuance of Validus Shares pursuant to an Acquisition or as to whether the Validus shareholders should take any other action at any meeting of the Validus shareholders convened in connection with an Acquisition or any other matter. Greenhill’s opinion did not address the underlying business decision of Validus to engage in the Acquisition or the relative merits of the Acquisition as compared to any other alternative strategies that might exist for Validus, and as such was not intended to be and did not constitute a recommendation to Validus’ board of directors as to whether they should approve the proposed Acquisition, the documents in connection therewith or any related matters. Greenhill did not express an opinion as to any aspect of the proposed Acquisition, other than the fairness to Validus of the consideration pursuant to the Acquisition from a financial point of view. In particular, Greenhill did not express any opinion as to the prices at which Validus common shares will trade at any future time. Greenhill further did not express any opinion with respect to the amount or nature of any compensation to any officers, directors or employees of Validus, or any class of such persons relative to the consideration pursuant to the Acquisition or with respect to the fairness of any such compensation.

Summary of Greenhill’s Financial Analyses

The following is a summary of the material financial analyses provided by Greenhill to Validus’ board of directors in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses as set forth below represent the relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are not alone a complete description of Greenhill’s financial analyses.

Exchange Ratio Analysis

Greenhill calculated the historical range and average of exchange ratios (the price of an IPC common share divided by the price of a Validus common share). Using the daily closing prices of Validus common shares and IPC Shares, the low, high and average exchange ratios for the three-month, six-month and twelve-month periods ending on May 15, 2009 are set forth in the table below. The percent premium that the consideration pursuant to the Acquisition represents over the average exchange ratios for each period is set forth in the table below.

	Low		Average		High		Premium(1)

May 15, 2009	—		—		—		13.2%
Previous 3 Months	0.930	x	1.090	x	1.200	x	15.0%
Previous 6 Months	0.930	x	1.140	x	1.450	x	10.0%
Previous 12 Months	0.930	x	1.239	x	1.560	x	2.6%

(1)	Calculated as the premium of $3.00 plus 1.1234 times the average daily closing price of Validus common shares in the period over the average daily closing price of IPC Shares in the period.

Transaction Multiple Analysis

Greenhill calculated the multiple of a range of assumed offer values per IPC Share to several operating metrics for calendar years 2009 and 2010, including estimated earnings per share based upon mean estimates obtained from Institutional Brokers Estimate System, which we refer to as IBES. The calculations were based upon IPC Shares outstanding as of March 31, 2009 on a fully diluted basis. This analysis indicated the following multiples:

Assumed
Value per	2009E P/E	2010E P/E	Price/Book	Price/Tangible
IPC Share	IBES Estimate	IBES Estimate	Value(1)	Book Value(1)

$28.00	5.5x	5.8x	0.85x	0.85x
$28.50	5.6x	5.9x	0.87x	0.87x
$29.00	5.7x	6.0x	0.88x	0.88x
$29.50	5.8x	6.1x	0.90x	0.90x
$30.14	5.9x	6.3x	0.92x	0.92x
$30.50	6.0x	6.3x	0.93x	0.93x
$31.00	6.1x	6.4x	0.95x	0.95x
$31.50	6.2x	6.5x	0.96x	0.96x
$32.00	6.3x	6.7x	0.98x	0.98x
$32.50	6.4x	6.8x	0.99x	0.99x
$33.00	6.5x	6.9x	1.01x	1.01x
$33.50	6.6x	7.0x	1.02x	1.02x

(1)	Book value per IPC common share is calculated as of March 31, 2009 and is based upon 55,948,821 IPC common shares outstanding, 526,000 options outstanding and 493,000 unvested restricted stock units, restricted common shares and performance share units.

Dividend Discount Analysis

Greenhill performed a dividend discount analysis of IPC to determine a range of implied present values per IPC common share assuming that IPC continues to operate as a stand-alone company. This range was determined by adding the present value of the estimated future excess capital of IPC available to be dividended in each period and the present value of the estimated terminal value of IPC Shares. To estimate present values, Greenhill discounted the estimated future excess capital of IPC available to be dividended in each period through 2013 and the estimated terminal value of IPC Shares by a range of discount rates that take into account risk, the opportunity cost of capital, expected returns and other appropriate factors.

In connection with this analysis, Greenhill utilized 5-year net income and revenue projections based on IBES estimates for 2009 and 2010, extrapolated by Greenhill to 2013. In calculating these extrapolations, Greenhill assumed, among other things, a 4.0% return on total assets, with projections based on an assumed total assets to total equity ratio of 1.30x, and a net premiums written to total equity ratio of 0.20x. In addition, Greenhill assumed that 493,000 unvested restricted shares of IPC would vest at the end of 2009, and that IPC would continue to pay an aggregate annual dividend equal to $0.88 per IPC common share throughout the 5-year projection period.

Greenhill then calculated a range of implied present values per IPC common share by applying:

•	a range of terminal multiples of 0.70x to 0.90x to year 2013 estimated book value of IPC Shares; and

•	a range of discount rates of 9.0% to 11.0% to each of the estimated future excess capital of IPC available to be dividended in each period through 2013 and the estimated terminal value of IPC Shares.

This analysis resulted in a range of implied present values per IPC common share from $26.77 to $36.23.

Comparable Company Analysis

Greenhill reviewed and compared specific financial multiples, ratios and operating statistics of IPC to corresponding financial multiples, ratios and operating statistics for selected publicly traded reinsurance companies and compared the trading value of IPC to the trading values of the selected companies. The companies chosen by Greenhill were:

•	ACE Limited

•	Allied World Assurance Company Holdings Ltd

•	Arch Capital Group Ltd.

•	Aspen Insurance Holdings Limited

•	Axis Capital Holdings Limited

•	Endurance Specialty Holdings Ltd.

•	Everest Re Group, Ltd.

•	Flagstone Reinsurance Holdings Limited

•	Greenlight Capital Re, Ltd.

•	IPC Holdings, Ltd.

•	Max Capital Group Ltd.

•	Montpelier Re Holdings, Ltd.

•	Munich Re Group

•	Odyssey Re Holdings Corp.

•	PARIS RE Holdings Limited

•	PartnerRe Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Swiss Reinsurance Company Ltd.

•	TransAtlantic Holdings, Inc.

•	XL Capital Ltd

For each of the companies identified above, Greenhill calculated and compared various financial multiples, ratios and operating statistics based on publicly available financial data and closing share prices as of May 15, 2009.

Although none of the companies are directly comparable to IPC (other than IPC), Greenhill selected these companies because they had publicly traded equity securities and were deemed to be similar to IPC in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. This analysis indicated the following mean and median trading multiples for the selected companies:

			Price/
	Price/		Tangible Book		Price/EPS		Price/
	Book Value		Value		2009E		EPS 2010E

Mean	0.85	x	0.94	x	6.5	x	6.4	x
Median	0.81	x	0.84	x	6.1	x	5.8	x

Greenhill then applied a range of selected multiples derived from the selected companies to corresponding financial data of IPC for the corresponding periods. This analysis indicated the following ranges of implied equity value and per share value for IPC:

Implied per
Statistic	Share Value(2)

2009E Net Income(1)	$25.04 - $32.56
2010E Net Income(1)	$23.63 - $30.71
Book Value	$25.97 - $29.22
Tangible Book Value	$25.97 - $29.22

(1)	Estimates are mean IBES.

(2)	Based upon 55,948,821 IPC common shares outstanding, 526,000 options outstanding and 493,000 unvested restricted stock units, restricted common shares and performance share units.

Precedent Transaction Analysis

Global Reinsurance Transactions. Using publicly available information, Greenhill analyzed selected merger and acquisition transactions with transaction values over $100 million in the global reinsurance industry beginning in February 1999. The following table identifies the global reinsurance transactions reviewed by Greenhill in this analysis:

Announcement Date	Target	Acquiror

August 4, 2008	CastlePoint Holdings, Ltd.	Tower Group, Inc.
January 7, 2008	Helicon Re Holdings, Ltd.	White Mountains Insurance Group, Ltd.
November 5, 2007	PXRE Reinsurance Company	TAWA plc
December 9, 2003	ABB Insurance Holding Sweden AB (Sirius International Group)	White Mountains Insurance Group, Ltd.
October 24, 2003	ERC Life Reinsurance Corporation	Scottish Re Group Limited
December 19, 1999	LaSalle Re Holdings Limited	Trenwick Group Inc.
August 15, 1999	Terra Nova (Bermuda) Holdings Ltd.	Markel Corporation
June 21, 1999	Chartwell Re Corporation	Trenwick Group Inc.
May 27, 1999	Capital Re Corporation	ACE Limited
February 15, 1999	NAC Re Corp.	XL Capital Ltd.

For the selected global reinsurance transactions, to the extent this information was available, Greenhill calculated the multiples implied by each transaction relative to a number of metrics, including the target company’s book value and tangible book value at the time of such transaction. This analysis indicated the following mean and median multiples for the selected global reinsurance transactions:

GAAP Multiples
Tangible
	Book Value	Book Value

Mean	0.99x	1.03x
Median	0.95x	0.96x

Greenhill then applied a range of selected multiples derived from the selected global reinsurance transactions to corresponding financial data of IPC for the corresponding date. This analysis indicated the following ranges of implied equity value and per share value for IPC:

Implied per
Statistic	Share Value(1)

Book Value	$29.22 - $38.96
Tangible Book Value	$29.22 - $38.96

(1)	Based upon 55,948,821 IPC common shares outstanding, 526,000 options outstanding and 493,000 unvested restricted stock units, restricted common shares and performance share units.

Premiums Paid Analysis. Greenhill analyzed the premiums paid in stock-for-stock and part cash, part stock acquisition transactions since May 2004 with a transaction value of between $500 million and $5 billion. Greenhill calculated, for each of these transactions, the premium of the transaction consideration over the historical closing prices for each of the one-day, one-week and one-month periods prior to announcement of such transaction. Greenhill then applied the medians and ranges of such premiums, shown in the table below, to corresponding closing prices per IPC Share, using the day immediately prior to the announcement of IPC’s proposed merger with Max as the corresponding announcement date. This analysis indicated a range of implied values per IPC Share shown below:

Implied per
Timing	Premium Range	Share Value

One Day Prior	14.0% - 25.0%	$28.97 - $31.76
One Week Prior	15.0% - 25.0%	$32.20 - $35.00
One Month Prior	16.0% - 25.0%	$29.77 - $32.08

It should be noted that no transaction utilized in the analyses above is identical to the proposed Acquisition. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the premiums and multiples in these transactions to which the proposed Acquisition is being compared.

Book Value Growth Analysis

Using IPC book value as of March 31, 2009, based on IPC’s public filings, and mean Bloomberg estimates of IPC book value through the end of year 2009, Greenhill calculated the implied price to book value multiple that a range of assumed offer values per IPC Share would represent at the end of each quarter set forth in the table below. This analysis indicated that due to IPC’s projected book value growth, the implied price to book value multiple would decrease over time, as illustrated below:

Assumed	March 31,	June 30,	September 30,	December 31,
per Share Value	2009	2009	2009	2009

$29.50	0.900x	0.863x	0.852x	0.825x
$30.14	0.919x	0.882x	0.871x	0.843x
$30.50	0.930x	0.892x	0.881x	0.853x
$31.00	0.946x	0.907x	0.896x	0.867x
$31.50	0.961x	0.922x	0.910x	0.881x
$32.00	0.976x	0.936x	0.925x	0.895x

Pro Forma Combined Company Analysis

Greenhill analyzed certain financial data on a pro forma basis for IPC and Validus as a combined company following the Acquisition. Greenhill based its analyses on publicly available information and information and projections provided by Validus as described above.

Greenhill compared, among other things, the book value per share, tangible book value per share and projected earnings per share for Validus on a standalone basis and for the pro forma combined company. Greenhill then analyzed the accretive or dilutive effects of the Acquisition to Validus shareholders for a range of assumed levels of total consideration per IPC share. This analysis indicated the following accretive or dilutive effects:

Assumed Total	Accretion/(Dilution)
Consideration			Book Value	Tangible Book
per IPC Share	2009E EPS	2010E EPS	per Share	Value per Share

$28.00	0.9%	(3.5)%	4.6%	7.7%
$28.50	0.0%	(4.3)%	3.8%	6.9%
$29.00	(0.8)%	(5.1)%	3.0%	6.1%
$29.50	(1.7)%	(5.9)%	2.2%	5.2%
$30.14	(2.7)%	(6.9)%	1.2%	4.2%
$30.50	(3.3)%	(7.5)%	0.6%	3.6%
$31.00	(4.1)%	(8.3)%	(0.1)%	2.9%
$31.50	(4.9)%	(9.0)%	(0.9)%	2.1%
$32.00	(5.7)%	(9.8)%	(1.6)%	1.3%
$32.50	(6.4)%	(10.5)%	(2.3)%	0.6%
$33.00	(7.2)%	(11.2)%	(2.7)%	(0.2)%
$33.50	(7.9)%	(11.9)%	(2.7)%	(0.9)%

In addition, Greenhill analyzed the pro forma combined company’s business lines, investment portfolio, balance sheet and capital base relative to each of Validus and IPC on a standalone basis. Further, Greenhill conducted a comparison regarding the pro forma combined company’s equity as of March 31, 2009 relative to certain of its peers and each of Validus and IPC on a standalone basis. Greenhill also performed a contribution analysis of the relative contributions of each of Validus and IPC with respect to the pro forma combined company’s balance sheet, gross written premiums and other items.

The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill did not attribute any particular weight to any analyses or factors it considered and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Greenhill considered the totality of the factors and analyses performed in determining its opinion. Accordingly, the summary set forth above and the analyses of Greenhill must be considered as a whole and selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying Greenhill’s analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, Greenhill’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. In addition, no company (other than IPC) or transaction used in Greenhill’s analysis as a comparison is directly comparable to IPC, Validus or the contemplated transaction. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Validus or Greenhill or any other person assumes responsibility if future results are materially different from those forecasts or projections.

Greenhill’s opinion and analyses were provided to Validus’ board of directors in connection with its consideration of the proposed Acquisition and were among many factors considered by Validus’ board of directors in evaluating the proposed Acquisition. While Greenhill provided advice to Validus during this process, it did not recommend any specific amount of consideration to Validus or Validus’ board of directors or that any specific amount of consideration would constitute the only appropriate consideration for the proposed Acquisition. Neither Greenhill’s opinion nor its analyses should be viewed as determinative of the consideration or the views of Validus’ board of directors with respect to the proposed Acquisition.

Engagement of Greenhill

Validus selected Greenhill as its financial advisor in connection with the proposed Acquisition based on its qualifications and expertise in providing financial advice to acquirors, target companies and their respective boards of directors in merger and acquisition transactions. Greenhill will receive an aggregate fee of $10.0 million for their services rendered in connection with the Acquisition, $2.75 million of which has already been paid and $7.25 million (less the fee for Greenhill’s service as dealer manager in connection with the Exchange Offer described below) of which is contingent on the consummation of the Acquisition or entry into a definitive agreement that subsequently results in a transaction. In addition, Validus will reimburse Greenhill for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify Greenhill and its affiliates for certain liabilities arising out of its engagement, including liabilities under the U.S. federal securities laws.

During the two years preceding the date of its opinion, Greenhill was not previously engaged by, did not perform any services for, and did not receive any compensation from, Validus or any other parties to the Amalgamation Agreement (other than any amounts that were paid to Greenhill under its engagement as financial advisor in connection with the proposed Acquisition and as dealer manager in connection with the Exchange Offer). As of the date of Greenhill’s opinion, four merchant banking funds affiliated with Greenhill owned an aggregate of 2,571,427 Validus Shares, and certain employees of Greenhill and its affiliates had interests in one or more of such funds.

Interests of Validus Directors and Executive Officers in the Acquisition

The consummation of the Acquisition will not be deemed to be a change in control impacting grants under any of Validus’ long-term incentive or stock option plans, or a change in control under any employment agreement between Validus and any of its employees. As a result, no options or other equity grants held by such persons will vest as a result of the Acquisition.

Validus Shareholder Approval of Share Issuance

The affirmative vote of a majority of the votes cast at the Validus special meeting, at which a quorum is present in accordance with Validus’ bye-laws, is required to approve the Share Issuance, as described below under Proposals to Be Submitted to Validus Shareholders Vote; Voting Requirements and Recommendations — Proposal 1: Share Issuance on page 98. All of the Validus officers, directors and those shareholders which Validus refers to as “qualified sponsors” (as defined in this proxy statement), in each case who own Validus Shares, have indicated that they intend to vote the Validus Shares beneficially owned by them in favor of the Share Issuance Proposal and the Adjournment Proposal. As of April 30, 2009, these persons and entities beneficially owned 42.4% of the voting interests relating to the Validus Shares.

Listing of Validus Shares

It is a condition to the closing of the Acquisition that the Validus Shares issuable to IPC shareholders in the Acquisition and the Validus Shares to be reserved for issuance upon the exercise of IPC options and the vesting of IPC Shares authorized to be issued under IPC’s outstanding equity compensation plans shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Dividends and Distributions

Each of Validus and IPC regularly pays a quarterly cash dividend, i.e., $0.20 per common share in Validus’ case and $0.22 per common share in IPC’s case. Validus expects to continue to pay its regular quarterly dividends consistent with past practice. Under the terms of the Validus Amalgamation Agreement, before the amalgamation closes, Validus and IPC are permitted to declare and pay ordinary course quarterly dividends on their common shares with record and payment dates consistent with past practice; provided that any such dividend is at a rate no greater than the rate it paid during the fiscal quarter immediately preceding the date of the Validus Amalgamation Agreement, i.e., $0.20 per common share in Validus’ case and $0.22 per common share in IPC’s case. In addition, the Validus Amalgamation Agreement provides that, IPC may declare and pay a one-time dividend to the holders of IPC Shares in an aggregate amount not to exceed any reduction in the Max Termination Fee. The terms of the Exchange Offer and the Scheme of Arrangement will similarly permit such a payment.

Pursuant to the Validus Amalgamation Agreement, Validus and IPC will coordinate the declaration of, and setting of record dates and payment dates for, dividends on Validus common shares and IPC Shares so that the IPC shareholders do not receive dividends on both the IPC Shares and the Validus Shares received in the amalgamation in respect of any calendar quarter or fail to receive a dividend in respect of any calendar quarter.

Anticipated Accounting Treatment

The Acquisition will be accounted for under the purchase method of accounting in accordance with FAS 141(R) under which the total consideration paid in the Acquisition will be allocated among acquired tangible and intangible assets and assumed liabilities based on the fair values of the tangible and intangible assets acquired and liabilities assumed. In the event there is an excess of the total consideration paid in the Acquisition over the fair values, the excess will be accounted for as goodwill. Intangible assets with definite lives will be amortized over their estimated useful lives. Goodwill resulting from the Acquisition will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of Validus determines that the value of goodwill has become impaired, an accounting charge will be taken in the fiscal quarter in which such determination is made. In the event there is an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid in the Acquisition, the excess will be accounted for as a gain to be recognized through the income statement at the consummation of the Acquisition in accordance with FAS 141(R). Validus anticipates the Acquisition will result in an excess of the fair values of the acquired assets and liabilities assumed over the total consideration paid.

Sources of Funds, Fees and Expenses

Validus estimates that the aggregate acquisition consideration to be paid to IPC shareholders in connection with the Acquisition will consist of approximately $169.5 million in cash and that number of Validus common shares determined in accordance with the exchange ratio. In addition, IPC shareholders will receive cash in lieu of any fractional Validus Shares to which they may be entitled. Validus expects to have sufficient cash and cash equivalents on hand to complete the Acquisition, including to pay the cash component of the acquisition consideration and any cash that may be required to be paid in respect of dissenter’s or appraisal rights and to pay fees, expenses and other related amounts.

It is anticipated that Validus will incur an aggregate of approximately $20.0 million in expenses in connection with the Acquisition, including:

•	approximately $19.0 million in financial, legal, accounting and tax advisory fees;

•	approximately $90,000 in SEC filing fees;

•	approximately $350,000 in printing, solicitation and mailing expenses associated with this proxy statement; and

•	approximately $560,000 in miscellaneous expenses.

These amounts do not include the expenses IPC would incur in the Acquisition.

Validus engaged Greenhill as financial advisor with respect to its strategic process and the Acquisition. In connection with Greenhill’s services to Validus, Validus has agreed to pay Greenhill an aggregate fee of $10.0 million, $2.75 million of which has already been paid and $7.25 million (less the fee for Greenhill’s service as dealer manager in connection with the Exchange Offer described below) of which is contingent upon the consummation of a transaction or entry into a definitive agreement that subsequently results in a transaction. In addition, Validus will reimburse Greenhill for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify Greenhill and its affiliates in connection with Greenhill’s service as financial advisor against certain liabilities in connection with their engagement, including liabilities under the U.S. federal securities laws.

Validus has also engaged Dowling & Partners Securities, LLC (“Dowling”) as capital markets advisor with respect to the Acquisition. In connection with Dowling’s services, Validus agreed to pay Dowling an aggregate fee of $2.0 million. Payment of the fee to Dowling is not conditioned on the successful acquisition of IPC Shares by Validus in the Acquisition. In addition, Validus will reimburse Dowling for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify Dowling and its affiliates in connection with Dowling’s services against certain liabilities in connection with their engagement, including liabilities under the U.S. federal securities laws.

Validus has also engaged Greenhill to act as dealer manager in connection with the Exchange Offer. Greenhill may contact beneficial owners of IPC Shares in its capacity as dealer manager regarding the Exchange Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer to Exchange and related materials to beneficial owners of IPC Shares. Validus has agreed to pay Greenhill a reasonable and customary fee for its service as dealer manager in connection with the Exchange Offer. In addition, Validus will reimburse Greenhill for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel. Validus has also agreed to indemnify Greenhill and its affiliates in connection with Greenhill’s service as dealer manager against liabilities in connection with their engagement, including liabilities under the U.S. federal securities laws.

As of May 17, 2009, four merchant banking funds affiliated with Greenhill owned an aggregate of 2,571,427 Validus Shares, and certain employees of Greenhill and its affiliates had interests in one or more of such funds.

Validus has retained Georgeson Inc. (“Georgeson”) as information agent in connection with the Exchange Offer. The information agent may contact holders of IPC Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers, commercial banks, trust companies and other nominees to forward material relating to the Exchange Offer to beneficial owners of IPC Shares. Validus will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Validus agreed to indemnify the information agent against certain liabilities and expenses in connection with the Exchange Offer, including certain liabilities under the U.S. federal securities laws.

Validus has also retained Georgeson for solicitation and advisory services in connection with solicitations relating to the Acquisition, for which Georgeson will receive a customary fee. Validus has also agreed to reimburse Georgeson for out-of-pocket expenses and to indemnify Georgeson against certain liabilities and expenses, including reasonable legal fees and related charges.

In addition, Validus has retained BNY Mellon Shareowner Services as the exchange agent in connection with the Exchange Offer. Validus will pay the exchange agent reasonable and customary compensation for its services in connection with the Exchange Offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

THE AMALGAMATION AGREEMENT

The following section contains summaries of selected material provisions of the Validus Amalgamation Agreement, including the amendment thereto. These summaries are qualified in their entirety by reference to the Validus Amalgamation Agreement, including the amendment thereto, which is incorporated by reference in its entirety and attached to this proxy statement as Annex A-1 and Annex A-2. You should read those documents in their entirety because they, and not this proxy statement, are the legal documents that would govern the amalgamation. In response to IPC’s rejection of the Initial Validus Offer, Validus is proceeding with efforts to move forward with the transaction without IPC’s cooperation. These efforts and Validus’ delivery of an increased offer have necessitated certain updates to the form of Validus Amalgamation Agreement which are included in the amendment attached as Annex A-2. Validus cannot predict what other changes may become necessary due to changed circumstances or as a result of negotiations with IPC should that occur.

The representations, warranties and covenants contained in the Validus Amalgamation Agreement would be made only for purposes of the Validus Amalgamation Agreement and as of a specific date and may be subject to more recent developments, will be solely for the benefit of the parties to the Validus Amalgamation Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating risk between the parties to the Validus Amalgamation Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of IPC, Validus or Validus Ltd. or any of their respective subsidiaries or affiliates.

Structure of the Amalgamation

Pursuant to the Validus Amalgamation Agreement, IPC will amalgamate with Validus Ltd., a direct, wholly owned subsidiary of Validus, with the amalgamated company continuing as the surviving company and succeeding to and assuming all of the rights, properties, liabilities and obligations of IPC and Validus Ltd., if all the conditions provided in the Validus Amalgamation Agreement, which are summarized in — Conditions to the Amalgamation below, are satisfied or waived. The name of the amalgamated company will be “Validus Ltd.”

Upon closing of the amalgamation, Validus’ board of directors would consist of the directors serving on the board of directors of Validus before the amalgamation; however, Validus has expressed to the IPC directors that if they desire to participate in the leadership of Validus after the amalgamation, Validus would consider that. Upon closing of the amalgamation, the officers of Validus will be the officers serving Validus before the amalgamation.

Closing; Completion of the Amalgamation

The closing is expected to occur on the third business day after the satisfaction or waiver of all closing conditions, which are summarized in — Conditions to the Amalgamation below, unless otherwise agreed in writing by the parties, except that the closing may be postponed if either party requests a book value estimate from the other party pursuant to the Validus Amalgamation Agreement, as described in — Book Value Calculations below.

The amalgamation will become effective on the date on which the certificate of amalgamation is issued by the Registrar of Companies in Bermuda or such other time as the certificate of amalgamation may provide. The application for the certificate of amalgamation will be filed by IPC and Validus Ltd. with the Registrar of Companies in Bermuda on or prior to the closing date of the amalgamation.

Amalgamation Consideration

At the effective time of the amalgamation, the Validus Amalgamation Agreement provides that each IPC common share issued and outstanding immediately prior to the effective time of the amalgamation (including any shares held by IPC shareholders that do not vote in favor of the amalgamation, but excluding any dissenting shares as to which appraisal rights have been exercised pursuant to Bermuda law, and excluding any shares held by Validus,

IPC or any of their respective subsidiaries) will be converted into the right to receive, subject to adjustment as described below, for each IPC common share:

•	Validus Shares equal to the exchange ratio;

•	$3.00 in cash (less any applicable withholding taxes and without interest); and

•	cash consideration in lieu of fractional shares.

This consideration is collectively referred to as the “amalgamation consideration.”

Fractional Shares

Validus will not issue any fractional Validus Shares in connection with the amalgamation. Instead, any IPC shareholder who would otherwise have been entitled to a fraction of a Validus Share in connection with the amalgamation will be paid, upon surrender of title to all IPC Shares held by such shareholder, an amount in cash determined by multiplying such fraction by the average Validus share price (such average Validus common share price is determined by valuing Validus Shares based on the volume weighted average price per Validus common share on the NYSE for the five consecutive trading days immediately preceding the second trading day prior to the closing of the amalgamation).

Treatment of IPC Share Options and Other IPC Equity Awards

At the effective time of the amalgamation, all outstanding options to purchase IPC Shares will cease to represent a right to acquire IPC Shares and will automatically be converted into new options to purchase, on substantially similar terms, such number of Validus Shares and at an exercise price per share determined as follows:

•	Number of Shares: the number of Validus Shares will be equal to the product of (1) the number of IPC Shares subject to IPC share options immediately before the effective time of the amalgamation and (2) the option exchange ratio (as defined below), the product being rounded, if necessary, to the nearest whole share;

•	Exercise Price: the exercise price per Validus Share purchasable upon exercise of a converted option will be equal to (1) the per share exercise price of the IPC share option divided by (2) the Option Exchange Ratio (as defined below), the quotient being rounded, if necessary, to the nearest cent.

“Option Exchange Ratio” means the sum of (1) the exchange ratio plus (2) the quotient of (i) the per share cash consideration divided by (ii) the closing price of a Validus Share on the New York Stock Exchange on the last trading day immediately preceding the effective time of the amalgamation.

The option adjustments shall (1) in the case of any IPC share option that is intended to be an “incentive stock option” under Section 422 of the Code, be determined in a manner consistent with the requirements of Section 424(a) of the Code and (2) in the case of any IPC share option that is not intended to be an “incentive stock option,” be determined in a manner consistent with the requirements of Section 409A of the Code.

At the effective time of the amalgamation, any holder of an outstanding right of any kind to acquire or receive IPC Shares or cash payments measured by the value of IPC Shares (other than options) will have such right automatically converted into the right to acquire or receive (1) a cash payment equal to the product of (i) the number of IPC Shares subject to such right immediately prior to the effective time and (ii) the per share cash consideration and (2) Validus Shares or cash payments (as the case may be) measured by the value of the number of Validus Common Shares equal to the product (rounded, if necessary, to the nearest whole number) of (i) the number of IPC Shares subject to such right immediately prior to the effective time and (ii) the exchange ratio. Validus Shares received for such IPC Shares will remain subject to the same restrictions that applied before the amalgamation was effective and will otherwise have the same terms and conditions (taking into account any accelerated vesting thereunder) as were applicable before the effective time of the amalgamation.

Representations and Warranties of the Parties in the Amalgamation Agreement

The Validus Amalgamation Agreement contains various customary representations and warranties of IPC and Validus (and Validus Ltd. with respect to specified sections) relating to, among other things:

•	organization, good standing and corporate power;

•	capital structure;

•	authorization to enter into, and enforceability of, the Validus Amalgamation Agreement;

•	the absence of conflicts with, or violations of, (1) organizational documents, (2) applicable law or (3) material agreements, indentures or other instruments, in each case as a result of the amalgamation or entry into the Validus Amalgamation Agreement;

•	the filing, accuracy and completeness of SEC reports, the preparation and presentation of financial statements, and the absence of undisclosed liabilities;

•	compliance with applicable laws and reporting requirements;

•	absence of material pending or threatened legal and arbitration proceedings and investigations;

•	tax matters;

•	absence of certain changes or events in the business or condition of each party;

•	approvals of the boards of directors in connection with the amalgamation;

•	the required vote of shareholders;

•	agreements with regulatory agencies or governmental authorities;

•	insurance matters, including statements and reports filed with applicable insurance regulatory authorities;

•	investments and derivatives;

•	material and intercompany contracts;

•	employee benefits and executive compensation;

•	labor relations and other employment matters;

•	intellectual property;

•	real and leased properties;

•	broker’s fees payable in connection with the amalgamation;

•	investment advisor status;

•	the opinion of each party’s financial advisor as to fairness from a financial point of view; and

•	inapplicability of takeover statutes to the amalgamation.

Some of the representations and warranties of Validus, Validus Ltd. and IPC in the Validus Amalgamation Agreement are qualified by materiality thresholds, or a “material adverse effect” clause. For purposes of the Validus Amalgamation Agreement, the “material adverse effect” clause and its related definition contemplate any change, state of facts, circumstance, event or effect that is materially adverse to the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of a party and its subsidiaries, taken as whole, except any such effect to the extent resulting from any of the following is excluded from the definition of material adverse effect:

•	the execution, delivery and announcement of the Validus Amalgamation Agreement and the transactions contemplated thereby;

•	changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in the Bermudian, U.S. or global financial markets except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty reinsurance industry;

•	changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industries in the geographic areas in which such party operates, except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty reinsurance industry;

•	changes, circumstances or events resulting in liabilities under property catastrophe reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, terrorist act, act of war or other natural or man-made disaster;

•	changes in any applicable law, except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty reinsurance industry;

•	changes in generally accepted accounting principles or in statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the Bermuda Monetary Authority (the “BMA”), the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board, except to the extent such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty reinsurance industry;

•	any change or announcement of a potential change in its or any of its subsidiaries’ credit or claims-paying rating or A.M. Best rating or the ratings of any of its or its subsidiaries’ businesses or securities, but not excluding the underlying cause of such change or announcement;

•	a change in the trading prices or volume of such party’s capital shares, but not excluding the underlying cause of such a change;

•	the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of the Validus Amalgamation Agreement, but not excluding the underlying cause of such failure;

•	the commencement, occurrence or continuation of any war or armed hostilities except to the extent any such changes have a materially disproportionate effect on a party relative to other similarly situated persons in the property and casualty reinsurance industry;

•	any action or failure to act required to be taken by a party pursuant to the terms of the Validus Amalgamation Agreement; and/or

•	a party’s ability to perform its obligations under the Validus Amalgamation Agreement or to consummate the transactions contemplated thereby.

In most instances, the representations and warranties of Validus, Validus Ltd. and IPC in the Validus Amalgamation Agreement that are qualified by “material adverse effect” are qualified only to the extent the failure of such representations or warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect” on Validus, Validus Ltd. or IPC, as the case may be.

Conduct of Business Pending the Closing of the Amalgamation

The Validus Amalgamation Agreement requires that each of IPC and Validus, subject to certain exceptions, as consented to in writing by the other party or as expressly noted below as solely applicable to IPC and its subsidiaries during the period from the signing of the Validus Amalgamation Agreement to the effective time of the amalgamation, it and its subsidiaries, among other things, (1) will conduct its respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organization, maintain permits and licenses and preserve relationships with its employees, customers, investment advisors and managers, regulators, financing providers and others having business dealings with it and (2) will not:

•	declare or pay any dividend or make other distributions, with limited exceptions including ordinary course quarterly dividends on its common shares with record and payment dates consistent with past practice and at a rate no greater than the rate it paid in the fiscal quarter immediately preceding the date of the Validus Amalgamation Agreement and except that IPC may declare and pay a one-time dividend in an aggregate amount not to exceed any reduction in the Max Termination Fee;

•	split, combine or reclassify, or propose to split, combine or reclassify, any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its share capital;

•	in the case of IPC and its subsidiaries, repurchase, redeem or otherwise acquire any shares of its or any of its subsidiaries’ share capital or any securities convertible into or exercisable for any such shares, other than repurchases, redemptions or acquisitions by a wholly owned subsidiary of share capital or such other securities, as the case may be, of another of its wholly owned subsidiaries;

•	issue, deliver or sell any shares of any class of its capital shares, any voting debt, any share appreciation rights or any securities convertible into, or exercisable or exchangeable for, any rights, warrants or options to acquire such shares or voting debt, other than as required by its existing equity benefit plans and issuances by any of its wholly owned subsidiaries to it or to another of its wholly owned subsidiaries;

•	amend or propose to amend its organizational documents or those of any of its subsidiaries, except as provided in the Validus Amalgamation Agreement;

•	with limited exceptions, acquire or agree to acquire any equity interests in or a substantial portion of the assets of any other entity or any material assets, rights or properties, or sell, dispose or otherwise encumber any of its assets, rights or properties;

•	modify or terminate any material contract (as defined in the Validus Amalgamation Agreement), or cancel, modify or waive any debts or claims held by it under, or in connection with, any material contract;

•	enter into any contract that would have been a material contract had it been entered into before entering into the Validus Amalgamation Agreement;

•	fail to comply with its investment policy, or modify its investment policy in any material respect, except as may be required by (or, in its reasonable good-faith judgment, advisable under) generally accepted accounting principles or in statutory accounting principles prescribed by applicable law;

•	enter into, purchase, sell, amend or modify any derivative contract other than in the ordinary course of business consistent with past practice and its investment policy;

•	voluntarily forfeit, abandon, modify, waive or terminate any of its material permits;

•	take any action with the knowledge and intent that it would result in any of the conditions to the Validus Amalgamation Agreement not being satisfied;

•	take any action that would materially adversely affect the ability of the parties to obtain any of the regulatory approvals;

•	change its methods of accounting except as required by changes in applicable laws, generally accepted accounting principles or in applicable statutory accounting principles;

•	make, change or revoke any material tax election, file any amended tax return, settle any tax matters or change its method of tax accounting (except, with respect to any amended return or any change in the accounting method, as required by changes in law (or any taxing authority’s interpretation thereof)), in each case, if such action would increase any of its tax liabilities by a material amount;

•	alter or amend in any material respect its investment policy or any existing underwriting, claim handling and related financial protection, or the methods, guidelines or policies or any material assumptions underlying such practices, except as may be required by (or, in its reasonable good-faith judgment, advisable under) generally accepted accounting principles or in applicable statutory accounting principles or any governmental entity or applicable laws;

•	adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

•	incur, create or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), other than (1) in replacement of existing or maturing debt, (2) in connection with amending existing indebtedness agreements in connection with the Validus Amalgamation Agreement, (3) in the ordinary course of the insurance or reinsurance business and (4) draw-downs pursuant to existing credit facilities and letters of credit;

•	modify or waive any material rights in or dispose of any material intellectual property rights;

•	settle or compromise any legal proceedings for an amount in excess of $1 million (excluding any amounts previously reserved for such matters in its latest audited balance sheet filed with the SEC and any insurance coverage applicable thereto) or involving any non-monetary relief;

•	with respect to IPC and its subsidiaries, enter into, adopt, amend or terminate any of its benefit plans, subject to limited exceptions;

•	with respect to IPC and its subsidiaries, except as required by its existing benefit plans, increase compensation or fringe benefits of any director, officer, employee, independent contractor or consultant, or pay any benefit not required by any benefit plan, subject to certain limited exceptions;

•	with respect to IPC and its subsidiaries, enter into or renew any contract providing for payment to any director, officer, employee, independent contractor or consultant of compensation or benefits contingent upon the occurrence of the amalgamation; or

•	agree to or make any commitment to take or authorize, any of the actions described above.

Existing Credit Facilities

IPC and Validus must mutually agree to any changes in either party’s existing credit facilities and will use commercially reasonable efforts to cooperate with each other in connection with the arrangement or modification of any such financing; provided that (1) neither party is required to cooperate if such cooperation would unreasonably interfere with the ongoing operations of itself or its subsidiaries prior to the effective time of the amalgamation, (2) no party or any of its subsidiaries will be required to incur any liability under such financing prior to the effective time of the amalgamation unless such liability is contingent upon the occurrence of the amalgamation and not material to IPC and its subsidiaries (after giving effect to the amalgamation), and (3) IPC and Validus will be solely responsible for their respective costs and expenses incurred in connection with such cooperation.

Access to Information; Confidentiality

The Validus Amalgamation Agreement requires that each of Validus and IPC provide to the officers, employees and representatives of the other party access, during normal business hours prior to the effective time of the amalgamation, to all of its properties, books, contracts, records and officers and all other information concerning its business, properties and personnel as such other party may reasonably request, subject to certain restrictions. The parties will hold any such information in confidence to the extent required by, and in accordance with, the confidentiality provisions of the Validus Amalgamation Agreement.

Agreements to Use Commercially Reasonable Efforts

Subject to the terms and conditions of the Validus Amalgamation Agreement, the Validus Amalgamation Agreement requires that each of Validus and IPC use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under the Validus Amalgamation Agreement and applicable laws to consummate the amalgamation and the other transactions contemplated by the

Validus Amalgamation Agreement as promptly as practicable after the date of the Validus Amalgamation Agreement, including:

•	preparing and filing all documentation to effect all necessary applications, notices, filings and other documents and to obtain all required regulatory approvals and all other consents;

•	supplying any additional information and documentary material that may be requested pursuant to applicable laws or by applicable authorities and causing the expiration of applicable waiting periods, or cause the receipt of all consents from governmental entities or required under applicable law as soon as practicable;

•	cooperating in all respects with the other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party;

•	keeping the other party apprised of the status of matters relating to completion of the transactions contemplated by the Validus Amalgamation Agreement and promptly informing the other party of (and upon reasonable request providing copies of) any communication in connection with any governmental entity and of any material communication in connection with any proceeding by any private party;

•	consulting with the other party in advance of, and to the extent possible allowing the other party to participate in, any meeting, conference, conference call, discussion or communication with, any such governmental entity or, in connection with any proceeding by any private party, with any other person; and

•	taking all reasonable actions to ensure that no takeover statute or similar regulation is or becomes applicable to the amalgamation, and if such regulation becomes applicable, ensuring that the amalgamation is consummated as soon as possible as to minimize the effect of such regulation.

Additionally, IPC will take such actions as are necessary to amend its bye-laws to reflect the IPC bye-law amendment as outlined in the Validus Amalgamation Agreement; provided that such bye-law amendment is approved by IPC’s shareholders.

However, neither IPC nor Validus or their respective subsidiaries (1) may, without the prior written consent of the other party, consent to any action for the purpose of obtaining the regulatory approvals or (2) be required to consent to any restriction for the purpose of obtaining the regulatory approvals, in each case, which would be effective prior to the effective time of the amalgamation or which would not be immaterial to Validus and its subsidiaries taken together after the amalgamation.

Restrictions on Change in Recommendation by the Boards of Directors of IPC or Validus

The boards of directors of IPC or Validus may not withdraw or modify, in any manner adverse to the other party, its recommendations in connection with the amalgamation except if such board has concluded in good faith, after consultation with its outside counsel and financial advisors, that such action is reasonably likely to be required in order for the directors to comply with their fiduciary duties under applicable law, and such party has not materially breached its obligations with respect to changing its recommendation. Before a party can change its recommendation with respect to the amalgamation, it must provide advance written notice of such change to the other party and give the other party five days to agree to alter the terms and conditions of the Validus Amalgamation Agreement in a manner that removes the need for the applicable board of directors to change its recommendation in order to prevent a breach of its fiduciary duties.

Even if IPC or Validus has had a change in recommendation, each will still be required to submit such matters to the respective shareholders’ meeting.

Restrictions on Solicitation of Acquisition Proposals by IPC

The Validus Amalgamation Agreement precludes IPC and each of its subsidiaries and advisors from, directly or indirectly, initiating, soliciting, encouraging or facilitating (including by providing information) any effort or attempt to make or implement any proposal or offer with respect to an amalgamation, reorganization, consolidation, business combination or similar transaction involving it or any of its subsidiaries or any purchase or sale involving 10% or more of its consolidated assets (including, without limitation, shares of its subsidiaries), or 10% or more of its total voting power or the voting power of any of its subsidiaries (an “Acquisition Proposal”). Additionally, except as described below, IPC and each of its subsidiaries may not, and each shall use its respective commercially reasonable efforts to prevent its advisors from, directly or indirectly: (1) having, participating or otherwise engaging in any discussions or negotiations with, or providing any confidential information or data to, any person relating to an Acquisition Proposal; (2) approving or recommending, or proposing to approve or recommend, any Acquisition Proposal or submitting an Acquisition Proposal to a vote of its shareholders; or (3) approving, recommending or proposing to approve or recommend, or executing or entering into, any letter of intent, agreement in principle, merger agreement, or other similar agreement related to, any Acquisition Proposal; provided, that IPC and each of its subsidiaries and advisors may, if IPC’s board of directors concludes in good faith that such action is reasonably likely to be required in order for such directors to comply with their fiduciary duties under applicable law and IPC complies with certain notification and confidentiality requirements, participate or otherwise engage in discussions with or provide confidential information or data relating to an Acquisition Proposal.

IPC must provide the other party with written notice within 24 hours of the receipt of any Acquisition Proposal or request that could reasonably be related to an Acquisition Proposal from a third party indicating the identity of the third party making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal and any related documentation and correspondence. In addition, IPC must keep Validus reasonably informed of the status and terms of any such Acquisition Proposal or request (including any material changes to the terms of the Acquisition Proposal).

If, prior to the required shareholder vote of IPC, the board of directors of IPC concludes that an unsolicited bona fide written Acquisition Proposal in respect of IPC is a superior proposal (as defined below), after giving effect to all adjustments to the Validus Amalgamation Agreement that may be offered by Validus, it may make a change to its recommendation; provided that it must first (1) give the other party written notice indicating that it has received an Acquisition Proposal that could reasonably be likely to constitute a superior proposal and specifying the identity of the person making such Acquisition Proposal as well as the material terms of such Acquisition Proposal and (2) allow Validus five business days to agree to alter the terms and conditions of the Validus Amalgamation Agreement in a manner that removes the need for the applicable board of directors to change its recommendation in order to prevent a breach of its fiduciary duties. The term “superior proposal” means a bona fide unsolicited written Acquisition Proposal, which did not result from a breach by IPC of its obligations under the Validus Amalgamation Agreement regarding Acquisition Proposals (as summarized above), that would result in any person beneficially owning securities representing 50% or more of the voting power of IPC, the voting power of any of its subsidiaries or all or substantially all of IPC’s assets which the board of directors of IPC concludes in good faith (after consultation with its outside legal and financial advisors) is in the long-term best interests of IPC, including its shareholders, employees, communities and other stakeholders and (1) is more favorable to its shareholders and other constituencies, (2) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals and otherwise reasonably capable of being completed on the terms proposed, and (3) is reasonably likely to require the board of directors of IPC to change its recommendation with respect to the amalgamation, in order to comply with its fiduciary duties under applicable law.

As summarized below in — Termination of Amalgamation Agreement — Effects of Termination; Remedies, under certain circumstances (among others) as described in the Validus Amalgamation Agreement, if within 12 months of the termination of the Validus Amalgamation Agreement, either IPC or Validus enters into or consummates an acquisition transaction (as defined below) with a person (or such person’s affiliate) that made an Acquisition Proposal to IPC or Validus, as the case may be, after the date of the Validus Amalgamation Agreement and prior to the relevant party’s shareholder meeting, then the party entering such acquisition transaction with such person will be liable to the other party for a termination fee of $16 million upon the earlier of the date of execution or consummation of such agreement for the acquisition transaction. The term “acquisition transaction” means, with respect to any person, any amalgamation, merger, combination or similar transaction involving it or any of its subsidiaries or any purchase or sale of 35% of more of the consolidated assets (including, without limitation, stock of its subsidiaries) of it and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or Exchange Offer for, its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 35% or more of its total voting power or the voting power of any of its subsidiaries.

Expenses

Whether or not the amalgamation is consummated, with the exception of the expenses described in the next sentence, all costs and expenses incurred in connection with the Validus Amalgamation Agreement and the transactions contemplated by the Validus Amalgamation Agreement will be paid by the party incurring such expense, except as otherwise described in the Validus Amalgamation Agreement, and except that IPC and Validus will share equally any expenses incurred in connection with the filing, printing and mailing of a joint proxy statement/prospectus. IPC and Validus will share equally the fees payable to the lenders in connection with the contingent amendments to and consents under their respective credit facilities.

Directors’ and Officers’ Insurance and Indemnification

Validus will purchase a tail policy covering Validus’ and IPC’s current officers and directors with regard to any actions occurring prior to the effective time of the amalgamation for six years from the effective time of the amalgamation. Subject to certain limitations set forth in the Validus Amalgamation Agreement, such tail policy will cover IPC’s directors and officers to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of the Validus Amalgamation Agreement.

Employee Benefits

As of the effective time of the amalgamation, Validus will (or will cause its subsidiaries to) continue to employ each person employed by IPC or Validus and any of their respective subsidiaries as of the effective time of the amalgamation. Except as outlined below, nothing contained in the Validus Amalgamation Agreement will restrict Validus in the future in the exercise of its independent, good faith business judgment as to the terms and conditions under which such employment will continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to any employees.

For a period of not less than one year following the closing date of the amalgamation, Validus will (or will cause its subsidiaries to) make available employee benefits and compensation opportunities substantially comparable in the aggregate to the employee benefits and compensation opportunities in effect for such individuals that have been employed by Validus from IPC or the applicable IPC subsidiary immediately prior to the closing of the amalgamation.

Validus and its subsidiaries will ensure that any compensation and benefit plan in which employees are eligible to participate after the closing of the amalgamation will give credit (except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits) to service by the employees with IPC and any of its subsidiaries, before the closing of the amalgamation, to the same extent such service was credited prior to the closing of the amalgamation under a comparable compensation and benefit plan of IPC.

From and after the closing of the amalgamation, Validus will honor all IPC benefit plans, in each case in accordance with their terms as in effect immediately before the closing of the amalgamation; provided that nothing in the Validus Amalgamation Agreement will limit the right of Validus to amend or terminate any such plan in accordance with its terms.

NYSE Listing and NASDAQ Delisting; Reservation for Issuance

Validus will use its commercially reasonable efforts to cause all the following shares to be approved for listing and quotation on the NYSE, subject to official notice of issuance, no later than the closing date of the amalgamation (1) all Validus Shares to be issued in the amalgamation to IPC shareholders and (2) all Validus Shares to be reserved for issuance upon exercise or vesting of the IPC share options or other awards (the “Listed Validus Shares”). Validus will take all action necessary to reserve for issuance, prior to the amalgamation, any Listed Validus Shares that, by their terms and in accordance with Validus Amalgamation Agreement, will not be issued until after the effective time of the amalgamation. Validus will also use its commercially reasonable efforts to cause the IPC Shares to no longer be listed or quoted on NASDAQ and to be deregistered under the Exchange Act as soon as practicable following the effective time of the amalgamation.

Dividends

IPC and Validus will coordinate the declaration, setting of record dates and payment dates of dividends on IPC Shares and Validus Shares so that holders of IPC Shares do not either receive or fail to receive, dividends on both IPC Shares and the Validus Shares received in the amalgamation in respect of any calendar quarter. This is to ensure that the holders of the Validus Shares and IPC Shares each receive the same number of quarterly dividends after execution of the Validus Amalgamation Agreement and prior to the effective time of the amalgamation with respect to such shares.

Book Value Calculations

On the first business day after the later to occur of the date of either IPC’s or Validus’ shareholder meeting, either IPC or Validus may request in writing that the other party prepare an estimate of its book value as of one business day prior to such shareholder meeting (the “measurement date”). Within five calendar days of such written request, each of IPC and Validus must provide the other with an estimate of its book value (calculated in the manner specified in the Validus Amalgamation Agreement) as of the measurement date (together with any reasonable supporting analysis). Each of IPC and Validus will then have five calendar days to review the other party’s book value estimate and supporting analysis, together with such other information it may reasonably request. Once either IPC or Validus has requested that the other provide an estimate of its book value as of the measurement date, the closing will be delayed until the covenants and agreements contained in the Validus Amalgamation Agreement related to the book value calculations have been satisfied or waived.

The party that requested the book value estimates has the right to terminate the agreement if the estimates indicate that, since December 31, 2008, the other party’s book value has declined more than 50% or more than 20 percentage points greater than the decline in the requesting party’s book value (if any) over the same period (with any increase in a party’s book value since December 31, 2008, to the measurement date deemed to be no change for purposes of measuring the 20 percentage point differential).

Conditions to the Amalgamation

Validus’ and IPC’s respective obligations to complete the amalgamation are subject to the fulfillment or waiver (by both Validus and IPC) of certain conditions, including:

•	IPC shall have obtained the required affirmative vote of its shareholders to (1) approve the bye-law amendment described in the Validus Amalgamation Agreement and (2) adopt the Validus Amalgamation Agreement and approve the amalgamation (collectively, the “required IPC vote”);

•	Validus shall have obtained the required affirmative vote of its shareholders to approve the issuance of Validus Shares to IPC shareholders as contemplated by the Validus Amalgamation Agreement;

•	the Validus Shares to be issued or reserved for issuance in connection with the amalgamation shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•	certain regulatory filings, approvals or exemptions shall have been made, have occurred or been obtained; and

•	no injunction or other legal restraints or prohibitions preventing the consummation of the amalgamation shall be in effect.

Each of IPC’s and Validus’ obligations to complete the amalgamation is also separately subject to the satisfaction or waiver of a number of conditions including:

•	the truth and correctness of the representations and warranties of each other party in the Validus Amalgamation Agreement, subject to the materiality standards provided in the Validus Amalgamation Agreement, and the performance, subject to the materiality standards provided in the Validus Amalgamation Agreement, by each party of its obligations under the Validus Amalgamation Agreement (and the receipt by each party of a certificate from the other party to such effect);

•	no governmental entity shall have imposed by law, or any other action, any term, condition, obligation or restriction upon IPC, the amalgamated company or their respective subsidiaries that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Validus and its subsidiaries (including the amalgamated company) after the effective time of the amalgamation; and

•	receipt by each IPC and Validus of a tax opinion with respect to certain U.S. federal income tax consequences of the amalgamation.

Validus’ obligation to complete the amalgamation is also subject to the fulfillment or waiver (by Validus) of the following condition:

•	all amendments or waivers under (x) IPC’s credit facilities and (y) Validus’ credit facilities, in each case, as determined by Validus to be necessary to consummate the amalgamation and the other transactions contemplated thereby, shall be in full force and effect.

Termination of the Amalgamation Agreement

Termination

The Validus Amalgamation Agreement may be terminated, at any time prior to the effective time of the amalgamation, by mutual written consent of IPC and Validus, and, subject to certain limitations described in the Validus Amalgamation Agreement, by either IPC or Validus, if any of the following occurs:

•	a regulatory approval required by the Validus Amalgamation Agreement to be obtained has been denied or any governmental authority has taken any action permanently restraining or prohibiting the amalgamation and such denial or action has become final and non-appealable (unless the failure to complete the amalgamation by that date is due to a breach by the party seeking to terminate the Validus Amalgamation Agreement);

•	the amalgamation has not been consummated on or before the later of (x) November 30, 2009 or (y) the date that is five months after the date of execution of the Validus Amalgamation Agreement by all parties thereto (unless the failure to complete the amalgamation by that date is due to a breach by the party seeking to terminate the Validus Amalgamation Agreement);

•	the other party’s board of directors has (1) changed its recommendation to its shareholders, (2) failed to include such recommendation in this proxy statement or (3) with respect to IPC only, materially breached certain of the non-solicitation obligations applicable to it under the Validus Amalgamation Agreement, as summarized in — Restrictions on Change in Recommendation by the Boards of Directors of IPC or Validus and — Restrictions on Solicitation of Acquisition Proposals by IPC above;

•	the other party has breached a covenant, agreement, representation or warranty that would preclude the satisfaction of certain closing conditions and such breach is not remedied in the 45 days following written notice to the breaching party or is not capable of being so remedied;

•	the IPC shareholders have not approved any of the matters for which their approval is solicited for the required IPC vote or the Validus shareholders have not approved the issuance of Validus Shares to IPC shareholders as contemplated by the Validus Amalgamation Agreement;

•	by either IPC or Validus after the later to occur of the IPC and Validus shareholder meetings to vote on the amalgamation if the other party’s good-faith estimate of such party’s book value as of the day prior to the later to occur of the IPC and Validus shareholder meetings indicates that since December 31, 2008, either (1) the other party’s book value has declined by more than 50%, or (2) the other party’s book value has declined by more than 20 percentage points greater than the decline in the terminating party’s book value during the same period (with any increase in a party’s book value since December 31, 2008, deemed to be no change for purposes of measuring the 20 percentage point differential), as summarized in — Book Value Calculations above; or

•	by Validus if the total number of dissenting IPC Shares for which appraisal rights have been properly exercised in accordance with Bermuda law exceeds 15% of the issued and outstanding IPC Shares on the business day immediately following the last day on which IPC shareholders can require appraisal of their common shares.

Effects of Termination; Remedies

If the Validus Amalgamation Agreement is terminated as described in — Termination above, the Validus Amalgamation Agreement will become void, and there will be no liability or obligation of any party or its officers and directors under the Validus Amalgamation Agreement, except as to certain limited provisions relating to confidentiality, the payments of termination fees in connection with a termination (as applicable), and other transaction expenses, which will survive the termination of the Validus Amalgamation Agreement, and except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of the Validus Amalgamation Agreement.

If either of the parties terminates the Validus Amalgamation Agreement, the non-terminating party will be required to pay the other a termination fee of $16 million under the following circumstances:

•	if the non-terminating party’s board of directors has changed or failed to include in the proxy statement its recommendation to shareholders to vote in favor of the amalgamation, or has approved or recommended an Acquisition Proposal or submitted an Acquisition Proposal to its shareholders for approval prior to the termination of the Validus Amalgamation Agreement;

•	if the Validus Amalgamation Agreement is terminated for failure to complete the amalgamation on or before the later of (x) November 30, 2009 or (y) the date that is five months after the date of execution of the Validus Amalgamation Agreement by all parties thereto and, within 12 months of the termination date, the non-terminating party enters into or consummates an acquisition transaction with the person (or affiliate) that made an Acquisition Proposal that was publicly announced or otherwise communicated to the officers or directors of the non-terminating party prior to the later of (x) November 30, 2009 or (y) the date that is five months after the date of execution of the Validus Amalgamation Agreement by all parties thereto; and

•	if the Validus Amalgamation Agreement is terminated on the basis of certain specified breaches (as provided therein) and, within 12 months of the termination date, the non-terminating party enters into or consummates an acquisition transaction with the person (or affiliate) that made an Acquisition Proposal that was publicly announced or otherwise communicated to the officers or directors of the non-terminating party prior to the non-terminating party’s shareholder meeting.

In addition to the foregoing:

•	Validus will pay the termination fee to IPC if either party has terminated the agreement for failure to obtain the required vote of Validus shareholders (and if IPC is the terminating party, its required shareholder vote has either been obtained or not yet taken) and within 12 months of the termination date, Validus or any of its subsidiaries enters into or consummates an acquisition transaction with the person (or affiliate) that made an Acquisition Proposal that was publicly announced or otherwise communicated to Validus’ officers or directors prior to the date of Validus’ shareholder meeting; and

•	IPC will pay the termination fee to Validus if either party has terminated the agreement for failure to obtain the required vote of IPC shareholders (and if Validus is the terminating party, its required shareholder vote has either been obtained or not yet taken) and if within 12 months of the termination date, IPC or any of its subsidiaries enters into or consummates an acquisition transaction with the person (or affiliate) that made an Acquisition Proposal that was publicly announced or otherwise communicated to IPC’s officers or directors prior to the date of IPC’s shareholder meeting.

Amendments and Waivers Under the Validus Amalgamation Agreement

Amendments

The Validus Amalgamation Agreement may be amended in writing by the parties by action taken or authorized by their respective boards of directors, at any time before or after the approval of matters presented in connection with the amalgamation by the IPC shareholders and Validus shareholders. Following such approval, however, no amendment may be made that by law would require further approval of IPC shareholders or Validus shareholders, without obtaining such further approval.

Waiver

To the extent legally permissible, the parties may at any time before the effective time of the amalgamation do any of the following:

•	extend the time of performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties contained in the Validus Amalgamation Agreement or in any document delivered pursuant to the Validus Amalgamation Agreement; or

•	waive compliance with any of the agreements or conditions contained in the Validus Amalgamation Agreement.

Any extension or waiver will be valid only if set forth in writing and signed by the party granting the waiver.

THE EXCHANGE OFFER

A summary of the material terms of the Exchange Offer is attached as Annex C to this proxy statement.

THE SCHEME OF ARRANGEMENT

A summary of the material terms of the Scheme of Arrangement is attached as Annex D to this proxy statement. The form of Scheme of Arrangement is attached as Annex E to this proxy statement.

REGULATORY MATTERS

Validus is not aware of any governmental license or regulatory permit that appears to be material to IPC’s business that might be adversely affected by the Acquisition or, except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the Acquisition or ownership of IPC Shares pursuant to the Acquisition. Should any of these approvals or other actions be required, Validus currently contemplates that these approvals or other actions will be sought. There can be no assurance that any such approvals or other actions, if required, will be obtained (with or without substantial conditions) or that if these approvals were not obtained or these other actions were not taken adverse consequences might not result to IPC’s business or certain parts of IPC’s or Validus’, or any of their respective subsidiaries’, businesses might not have to be disposed of or held separate.

Insurance Regulations

Applications or notifications in connection with the Acquisition and the changes in control of various subsidiaries of IPC that may be deemed to occur as a result of the Acquisition may be required to be filed with various non-U.S. regulatory authorities.

In addition, under the Bermuda Insurance Act of 1978, (i) Validus is required to file a notification regarding the acquisition of IPC Shares with the BMA within 45 days after the date that Validus becomes a 10 percent, 20 percent, 33 percent or 50 percent shareholder of IPC and (ii) any person who, directly or indirectly, becomes a holder of at least 10 percent, 20 percent, 33 percent or 50 percent of the Validus common shares must notify the BMA in writing within 45 days of such acquisition.

Although Validus does not expect these regulatory authorities to raise any significant concerns in connection with their review of the Acquisition, there is no assurance that Validus will obtain all required regulatory approvals or that these approvals will not include terms, conditions or restrictions that are adverse to Validus or to IPC.

The consummation of the Acquisition will not require the approval of any U.S. insurance regulators because neither Validus nor IPC operates a U.S.-regulated insurance business that would require any such approval.

Other than the approvals and notifications described above, Validus is not aware of any material regulatory approvals required to be obtained, or waiting periods required to expire after the making of a filing. If Validus discovers that other approvals or filings and/or waiting periods are necessary, it will seek to obtain or comply with them, although there can be no assurance that they will be obtained, as is the case with the regulatory approvals described above.

INFORMATION ABOUT VALIDUS AND IPC

Validus

Validus is a Bermuda exempted company, with its principal executive offices located at 19 Par-La-Ville Road, Hamilton HM11, Bermuda. The telephone number of Validus is (441) 278-9000. Validus is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Re and Talbot. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. At March 31, 2009, Validus had total shareholders’ equity of $2.023 billion and total assets of $4.763 billion. Validus Shares are traded on the NYSE under the symbol “VR” and, as of May 22, 2009, the last practicable date prior to the filing of this proxy statement, Validus had a market capitalization of approximately $1.68 billion. Validus has approximately 280 employees.

As of the date this proxy statement was first mailed to Validus shareholders, Validus was the registered holder of 100 IPC Shares, or less than 1% of the outstanding IPC Shares, and Validus was entitled to vote as to all of the IPC Shares it owns.

Validus files periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. Validus Shares are traded on the NYSE with the symbol “VR.” Similar information concerning Validus can be reviewed at the office of the NYSE at 20 Broad Street, New York, New York, 10005. Validus’ website address is http://www.validusre.bm. Information contained in this website is not part of this report.

Validus’ annual report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge, including through its website, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Copies of the charters for the audit committee, the compensation committee, the corporate governance and nominating committee, the finance committee and the underwriting committee, as well as Validus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code”), which applies to all of Validus’ directors, officers and employees, and Code of Ethics for Senior Officers, which applies to Validus’ principal executive officer, principal accounting officer and other persons holding a comparable position, are available free of charge on Validus’ website at www.validusre.bm or by writing to Investor Relations, Validus Holdings, Ltd., 19 Par-La-Ville Road, Hamilton HM11, Bermuda. Validus will also post on its website any amendment to the Code and any waiver of the Code granted to any of its directors or executive officers to the extent required by applicable rules.

IPC

The following description of IPC is taken from the IPC/Max S-4.

See Sources of Additional Information above. IPC provides property catastrophe reinsurance and, to a limited extent, property-per-risk excess, aviation (including satellite) and other short-tail reinsurance on a worldwide basis. During 2008, approximately 93% of its gross premiums written, excluding reinstatement premiums, covered property catastrophe reinsurance risks. Property catastrophe reinsurance covers against unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other man-made or natural disasters. The substantial majority of the reinsurance written by IPCRe has been, and continues to be, written on an excess of loss basis for primary insurers rather than reinsurers, and is subject to aggregate limits on exposure to losses. During 2008, IPC had approximately 258 clients from whom it received either annual/deposit or adjustment premiums, including many of the leading insurance companies around the world. In 2008, approximately 36% of those clients were based in the United States, and approximately 53% of gross premiums written, excluding reinstatement premiums, related primarily to U.S. risks. IPC’s non-U.S. clients and its non-U.S. covered risks are located principally in Europe, Japan, Australia and New Zealand. During 2008,

no single ceding insurer accounted for more than 3.7% of its gross premiums written, excluding reinstatement premiums. IPC did not disclose gross premiums written by class of business in the IPC 10-Q. Therefore, comparable disclosure of property catastrophe premiums cannot be presented. At March 31, 2009, IPC had total shareholders’ equity of $1.849 billion and total assets of $2.453 billion.

In response to a severe imbalance between the global supply of and demand for property catastrophe reinsurance that developed during the period from 1989 through 1993, IPC and IPCRe were formed as Bermuda companies and commenced operations in June 1993 through the sponsorship of American International Group, Inc. (“AIG”). On August 15, 2006, AIG sold its entire shareholding in an underwritten public offering. As from August 15, 2006, to IPC’s knowledge, AIG no longer has any direct ownership interest in IPC.

IPC’s common shares are quoted on NASDAQ under the ticker symbol “IPCR” and the Bermuda Stock Exchange under the symbol “IPCR BH.” IPCRe Europe Limited, a subsidiary of IPCRe incorporated in Ireland, underwrites select reinsurance business. Currently, IPCRe Europe Limited retrocedes 90% of the business it underwrites to IPCRe.

Internet Address:  IPC’s Internet address is www.ipcre.bm and the investor relations section of its website is located at www.ipcre.bm/financials/quarterly-index.html. IPC makes available free of charge, through the investor relations section of its website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

THE VALIDUS SPECIAL MEETING

This proxy statement is being provided to the Validus shareholders in connection with the solicitation of proxies by Validus’ board of directors to be voted at the Validus special meeting and any adjournment thereof.

Date, Time and Place

The Validus special meeting will be held at 10:00 a.m., Atlantic Time, on June 25, 2009, at 19 Par-La-Ville Road, Hamilton HM11, Bermuda.

Purposes of the Validus Special Meeting

Based upon publicly available information about the number of IPC Shares outstanding and the proposed exchange ratio, Validus expects it would need to issue 63,474,234 Validus Shares in exchange for all outstanding IPC Shares. This number of Validus Shares will be greater than 20% of the total number of Validus Shares outstanding prior to such issuance. The listing requirements of the NYSE require that Validus shareholders approve any issuance of Validus Shares or securities convertible into or exercisable for Validus Shares if (a) the Validus Shares or other securities being issued will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (b) the number of Validus Shares to be issued is or will be equal to or in excess of 20% of the number of Validus Shares or other securities before such issuance.

At the Validus special meeting, Validus shareholders will be asked to consider and vote on the following proposals:

•	to approve the issuance of Validus Shares in connection with the Acquisition of all of the outstanding IPC Shares, pursuant to the Validus Amalgamation Agreement, the Scheme of Arrangement, the Exchange Offer or otherwise; and

•	to transact such other further business, if any, as may lawfully be brought before the meeting, including to approve the adjournment of the meeting for the solicitation of additional proxies in favor of the above proposal.

The board of directors of Validus has adopted the Validus Amalgamation Agreement, and authorized and approved the Share Issuance and deems it fair, advisable and in the best interests of Validus and its shareholders to consummate the Share Issuance, the Acquisition and the other transactions contemplated thereby. Validus’ board of directors recommends that Validus shareholders vote “FOR” each of the items above.

If you sign and return a proxy card or voting instruction form without giving specific voting instructions, your shares will be voted “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote before the Validus special meeting.

The Share Issuance will become effective only if such proposal is approved by Validus’ shareholders and the IPC Shares are exchanged for Validus Shares and the cash consideration, pursuant to the Validus Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise but based on a combined exchange ratio and cash consideration no less favorable to Validus shareholders than the acquisition consideration set forth in the Validus Amalgamation Offer, and all the other conditions of the Validus Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or similar agreement are satisfied or waived.

Record Date and Shares Entitled to Vote

Shareholders of record, as shown on the transfer books of Validus at the close of business on May 15, 2009 will be entitled to notice of, and to vote at, the Validus special meeting or any adjournments thereof. As of May 15, 2009, there were 59,290,013 outstanding Validus Shares entitled to receive notice of and to vote at the Validus special meeting, and 19,771,422 non-voting common shares. Each Validus Share entitles the holder of record thereof to one vote at the Validus special meeting; however, if, and for so long as, the Validus Shares of a shareholder, including any votes conferred by controlled shares, would otherwise represent more than 9.09% of the aggregate voting power of all Validus Shares entitled to vote on a matter, the votes conferred by such Validus Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by Validus’ bye-laws), the votes conferred by such Validus Shares represent 9.09% of the aggregate voting power of all Validus Shares entitled to vote on such matter.

How to Vote Your Validus Shares

The manner in which your shares may be voted depends on how your Validus Shares are held.

•	If you are a shareholder of record, meaning that your Validus Shares are represented by certificates or book entries in your name so that you appear as a shareholder in the transfer books maintained by the share transfer agent, Bank of New York Mellon, a proxy card for voting those Validus Shares included with this proxy statement may be used. You may direct how your Validus Shares are to be voted by:

•	completing, signing, dating and returning the proxy card in the enclosed envelope; or

•	voting in person at the Validus special meeting by bringing the enclosed proxy card or using the ballot provided at the meeting. You should be prepared to present photo identification for admission upon request or you will not be admitted to the Validus special meeting; or

•	alternatively, you may use the toll-free telephone number indicated on the proxy card to vote by telephone or visit the website indicated in the proxy card to vote on the Internet.

•	If you own Validus Shares through a bank, broker or other nominee (in “street name”), you should, instead of a proxy card, receive from your bank, broker or other nominee a voting instructions form. You can use such voting instructions form to instruct how your Validus Shares are to be voted. As with a proxy card, you may direct how your Validus Shares are to be voted by completing, signing, dating and returning the voting instructions form in accordance with the instructions recieved from your bank, broker or other nominee. In addition, many banks and brokerage firms have arranged for Internet or telephonic instructions regarding how shares are to be voted and provide instructions for using those services on the voting instruction form. Please consult with your bank, broker, or other nominee if you have any questions regarding the electronic voting of Validus Shares held in street name. Validus has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of IPC Shares and will reimburse those persons for their reasonable out-of- pocket expenses for forwarding the materials. Only shareholders of record may vote their shares in person at the Validus special meeting. Therefore, if you own your shares in street name, you will be entitled to attend the Validus special meeting and vote your Validus Shares only if you have previously either arranged for the Validus Shares of record to be transferred into your name by the record date for the Validus special meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares as of the record date for the Validus special meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a “legal proxy” with power of subdelegation from the shareholder of record as of the record date).

Validus has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Validus Shares and it will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The quorum required at the Validus special meeting is two or more shareholders present in person and representing in person or by proxy in excess of 50% of the total issued Validus Shares throughout the meeting. An affirmative vote of a majority of the votes cast at the Validus special meeting, at which a quorum is present in accordance with Validus’ bye-laws, is required to approve the Share Issuance Proposal and the Adjournment Proposal. In accordance with NYSE rules, banks, brokers and other nominees who hold Validus Shares in street-name for customers may not exercise their voting discretion with respect to the Share Issuance. Accordingly, if you do not provide your bank, broker or other nominee with instructions on how to vote your street name shares, your bank, broker or other nominee will not be permitted to vote them at the Validus special meeting. Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Validus special meeting. Because the vote required to approve the proposals is the affirmative vote of a majority of the votes cast, assuming a quorum is present, a broker non-vote with respect to any proposal to be voted on at the Validus special meeting will not have the effect of a vote for or against the relevant proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

How to Revoke a Proxy

You may change your vote or revoke your proxy at any time before your proxy is voted at the Validus special meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by: (1) delivering to Validus (Attention: General Counsel) at 19 Par-La-Ville Road, Hamilton, HM11, Bermuda, a written notice of revocation of your proxy; (2) delivering to Validus an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Validus special meeting and voting in person as described above under How to Vote Your Validus Shares. Attendance at the Validus special meeting in and of itself, without voting in person at the Validus special meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you should follow the instructions of your bank, broker or other nominee or, if you have previously either arranged for the Validus Shares to be transferred of record into your name by the record date for the Validus special meeting or secured a valid proxy or power of attorney from the bank, broker or other nominee that holds your shares as of the record date for the Validus special meeting (and who has received a valid proxy or power of attorney from the shareholder of record pursuant to a “legal proxy” with a power of subdelegation from the shareholder of record as of the record date) by attending the Validus special meeting and voting in person.

Other Matters

Validus knows of no specific matter to be brought before the Validus special meeting that is not referred to in the notice of the Validus special meeting. If any such matter comes before the Validus special meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

Validus’ Auditors

Representatives of PricewaterhouseCoopers are not expected to be present at the Validus special meeting and accordingly will not make any statement or be available to respond to any questions.

If you have any questions or require any assistance in voting your Validus Shares, please contact:

199 Water Street
26th Floor
New York, New York 10038
Banks and Brokers should call: (212) 440-9800
or
Toll Free: at (888) 274-5146
Email: validus@georgeson.com

PROPOSALS TO BE SUBMITTED TO VALIDUS SHAREHOLDERS VOTE; VOTING
REQUIREMENTS AND RECOMMENDATIONS

Proposal 1: Share Issuance

Validus’ board of directors adopted, subject to Validus shareholder approval at the Validus special meeting, a resolution to approve the issuance of Validus Shares in connection with the Acquisition of all outstanding IPC Shares, pursuant to the Validus Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise.

Under the terms of the Acquisition, IPC shareholders (including IPC shareholders that do not vote in favor of the amalgamation, but excluding holders of any dissenting shares as to which appraisal rights have been exercised pursuant to Bermuda law and excluding any shares beneficially owned by Validus, IPC or any of their respective subsidiaries) will receive (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest), for each IPC share they hold. In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled.

The Listed Company Manual for companies listed on the NYSE, on which Validus common shares are listed, requires the approval of Validus shareholders in connection with the issuance of common shares or securities convertible into or exercisable for common shares if (a) the common shares or other securities being issued will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance or (b) the number of common shares to be issued in or will be equal to or in excess of 20% of the number of common shares or other securities outstanding before such issuance. The minimum vote that will constitute shareholder approval under the NYSE rules is a majority of the total votes cast on the proposal.

Based on Validus’ and IPC’s capitalizations as of March 31, 2009, and an exchange ratio of 1.1234, Validus estimates that former Validus shareholders will own, in the aggregate, approximately 58.7% of the common shares of Validus on a fully-diluted basis and former IPC shareholders will own, in the aggregate, approximately 41.3% of the common shares of Validus on a fully-diluted basis following closing of the Acquisition, pursuant to the Validus Amalgamation Agreement, the Exchange Offer, the Scheme of Arrangement or otherwise.

The affirmative vote of a majority of the votes cast at the Validus special meeting, at which a quorum is present in accordance with Validus’ bye-laws, is required to approve this proposal regarding the Share Issuance. The Acquisition will not close unless the Validus shareholders approve the Share Issuance Proposal.

Validus’ board of directors recommends a vote “FOR” this proposal.

Proposal 2: Adjournment Proposal

Validus shareholders are being asked to consider and vote on a proposal to adjourn or postpone the Validus special meeting, in the discretion of the persons named as proxies, to solicit additional proxies.

The affirmative vote of a majority of the votes cast at the Validus special meeting, at which a quorum is present in accordance with Validus’ bye-laws, is required to approve this proposal regarding the Adjournment Proposal.

Validus’ board of directors recommends a vote “FOR” this proposal.

BENEFICIAL OWNERSHIP OF VALIDUS COMMON SHARES

The following table sets forth information as of April 30, 2009 regarding the beneficial ownership of Validus’ common shares by:

•	each person known by Validus to beneficially own more than 5% of our outstanding common shares,

•	each of Validus’ directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

The information provided in the table below with respect to each principal shareholder has been obtained from that shareholder.

			Unvested		Fully
			Restricted		Diluted
		Shares	Shares and	Total	Total
		Subject to	Shares Subject	Beneficial	Beneficial
	Common	Exercise of	to Exercise of	Ownership	Ownership
Beneficial Owner(1)(16)(17)	Shares	Warrants	Options	(%)(2)	(%)(2)

Investment funds affiliated with The Goldman Sachs Group, Inc.(3),(4)	14,057,137	1,604,410	—	20.23%	17.38%
Aquiline Capital Partners LLC and the funds it manages(5)	6,886,342	3,193,865	—	12.76%	11.19%
Funds affiliated with or managed by Vestar Capital Partners(6)	8,571,427	972,810	—	12.43%	10.59%
Funds affiliated with or managed by New Mountain Capital, LLC(7)	6,986,241	784,056	—	10.14%	8.62%
Entities affiliated with Bank of America Corp. or managed by Bank of America Corp affiliates(3),(8)	6,134,530	1,067,187	—	9.37%	7.99%
Edward J. Noonan(9)	421,564	29,039	920,779	0.59%	1.52%
George P. Reeth(9)	133,084	7,260	523,767	0.19%	0.74%
C. N. Rupert Atkin(9)	90,962	—	319,680	0.12%	0.46%
Michael E. A. Carpenter(9)	291,715	—	22,910	0.38%	0.35%
Jeff Consolino(9)	59,405	—	384,964	0.08%	0.49%
Matthew J. Grayson(10),(11)	—	3,993	—	0.01%	0.00%
Jeffrey W. Greenberg(10),(12)	6,886,342	3,203,883	—	12.77%	11.20%
John J. Hendrickson(10)	57,142	72,598	4,430	0.17%	0.15%
Sumit Rajpal(3),(4),(10)	—	—	—	20.23%	17.38%
Sander M. Levy(10),(13)	—	—	—	12.43%	10.59%
Jean-Marie Nessi(10)	—	—	—	—	—
Mandakini Puri(10),(14)	—	—	—	8.82%	7.53%
Alok Singh(10),(15)	—	—	—	10.14%	8.62%
Christopher E. Watson(10),(11)	—	6,026	—	0.01%	0.01%
Directors and Executive Officers as a group (19 persons)(16)	1,211,483	128,934	3,338,034	1.76%	5.16%

(1)	All holdings in this beneficial ownership table have been rounded to the nearest whole share.

(2)	The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage. Total beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes common shares issuable within 60 days of April 30, 2009 upon the exercise of all options and warrants and other rights beneficially owned by the indicated person on that date. Fully diluted total beneficial ownership is based upon all common shares and all common shares subject to exercise of options and warrants outstanding at April 30, 2009. Under our Bye-laws, if, and for so long as, the common shares of a shareholder, including any votes conferred by “controlled shares,” would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter.

(3)	All of the common shares beneficially owned by funds affiliated with or managed by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. (“Goldman Sachs”) are non-voting. Common shares beneficially owned by entities affiliated with Bank of America Corp. (“Bank of America”) (the parent corporation of Merrill Lynch & Co, Inc. (“Merrill Lynch”)) or managed by Bank of America affiliates are non-voting.

(4)	Funds affiliated with or managed by Goldman Sachs (collectively, the “Goldman Sachs Funds”) are GSCP V AIV, L.P. (4,798,022 shares and 638,458.3 warrants), GS Capital Partners V Employees Fund, L.P. (1,550,787 shares and 206,358.9 warrants), GS Capital Partners V Offshore, L.P. (3,279,530 shares and 436,397.5 warrants), GS Capital Partners V GmbH & Co. KG (251,708 shares and 33,495.5 warrants), GSCP V Institutional AIV, Ltd. (2,177,093 shares and 289,698.7 warrants), GS Private Equity Partners 1999, L.P. (1,039,607 shares), GS Private Equity Partners 1999 Offshore, L.P. (166,143 shares), GS Private Equity Partners 1999 — Direct Investments Funds, L.P. (29,720 shares), GS Private Equity Partners 2000, L.P. (439,293 shares), GS Private Equity Partners 2000 Offshore Holdings, L.P. (154,627 shares) and GS Private Equity Partners 2000 — Direct Investment Fund, L.P. (170,607 shares). The Goldman Sachs Group, Inc., and certain affiliates, including Goldman Sachs, which is a broker-dealer, and the Goldman Sachs Funds may be deemed to directly or indirectly beneficially own in the aggregate 14,057,137 of our common shares and 1,604,410 warrants which are owned directly or indirectly by the Goldman Sachs Funds. Affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs are the general partner, managing general partner or managing limited partner of the Goldman Sachs Funds. Goldman Sachs is the investment manager for certain of the Goldman Sachs Funds. Goldman Sachs is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs and the Goldman Sachs Funds share voting power and investment power with certain of their respective affiliates. Sumit Rajpal, The Goldman Sachs Group, Inc. and Goldman Sachs each disclaim beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any. The address for the Goldman Sachs Funds and their affiliates is 85 Broad Street, 10th Floor, New York, New York 10004.

(5)	Funds managed by Aquiline Capital Partners LLC are Aquiline Financial Services Fund L.P. (4,420,420 shares) and Aquiline Financial Services Fund (Offshore) L.P. (2,465,922 shares). Aquiline Capital Partners LLC owns the warrants shown. Matthew J. Grayson and Christopher E. Watson are senior principals at Aquiline Capital Partners LLC and Jeffrey W. Greenberg is the managing principal of Aquiline Capital Partners LLC.

(6)	Funds affiliated with or managed by Vestar Capital Partners are Vestar AIV Employees Validus Ltd. (90,419 shares and 10,236.3 warrants), Vestar AIV Holdings B L.P. (71,538 shares and 8,130.9 warrants), and Vestar AIV Holdings A L.P. (8,409,470 shares and 954,442.4 warrants). Sander M. Levy is a managing director of Vestar Capital Partners.

(7)	Funds affiliated with or managed by New Mountain Capital, LLC are New Mountain Partners II (Cayman), L.P. (6,391,468 shares and 716,031.5 warrants), Allegheny New Mountain Partners (Cayman), L.P. (484,642 shares and 55,392.1 warrants) and New Mountain Affiliated Investors II (Cayman), L.P. (110,131 shares and 12,632.0 warrants). Alok Singh is a managing director of New Mountain Capital, LLC.

(8)	Entities affiliated with Bank of America or managed by Bank of America affiliates are ML Global Private Equity Fund, L.P. (4,285,714 shares and 364,803.6 warrants), Merrill Lynch Ventures L.P. 2001 (1,428,571 shares and 121,601.2 warrants), GMI Investments, Inc. (580,781.9 warrants) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (420,245 shares).

The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership (“ML Partners”). The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision-making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners’ general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch, which in turn is a wholly owned subsidiary of Bank of America. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch, because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. (“ML Ventures”), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch, because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. ML Global Private Equity Fund, L.P. disclaims beneficial ownership of the shares that Merrill Lynch Ventures, L.P. 2001 holds of record or may be deemed to beneficially own. The address for the Merrill Lynch Funds and their affiliates is 4 World Financial Center, 23rd Floor, New York, NY 10080. Mandakini Puri is a senior vice president of Merrill Lynch Global Private Equity.

(9)	Unvested restricted shares held by our named executive officers and included in common shares accumulate dividends and may be voted. Unvested restricted shares held by our named executive officers are Mr. Noonan (180,938 shares), Mr. Reeth (153,847 shares), Mr. Atkin (319,680 shares), Mr. Consolino (138,350 shares), Mr. Carpenter (22,910).

(10)	See the section entitled “Election of Directors” in Validus’ Definitive Proxy Statement filed with the SEC on March 25, 2009 for biographies of the directors, including their relationships with certain beneficial owners of common shares listed in this table.

(11)	Does not include shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Grayson and Mr. Watson each disclaim existence of a group and beneficial ownership of the shares and warrants owned by Aquiline Capital Partners LLC and the funds it manages.

(12)	Includes shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Greenberg disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Aquiline Capital Partners LLC.

(13)	Includes shares and warrants beneficially owned by entities affiliated with or managed by Vestar Capital Partners. Mr. Levy disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Vestar Capital Partners.

(14)	Includes shares and warrants beneficially owned by entities affiliated with Bank of America or managed by Bank of America affiliates. Ms. Puri disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by Bank of America or managed by Bank of America affiliates.

(15)	Includes shares, options and warrants beneficially owned by entities affiliated with or managed by New Mountain Capital LLC. Mr. Singh disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by New Mountain Capital Group, LLC.

(16)	Excludes shares as to which beneficial ownership is disclaimed.

(17)	The addresses of each beneficial owner are as follows: Funds affiliated with or managed by Goldman, Sachs & Company, c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004; Aquiline Financial Services Fund L.P., c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022; Funds affiliated with or managed by Vestar, c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167; Funds affiliated with or managed by New Mountain Capital, LLC, c/o New Mountain Capital, LLC, 787 Seventh Avenue, 49th Floor, New York, NY 10019; Funds affiliated with or managed by Bank of America, c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of each other beneficial owner listed is c/o Validus Holdings, Ltd., 19 Par-La-Ville Road, Hamilton HM11 Bermuda.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Validus and IPC

As of the date this proxy statement was first mailed to IPC shareholders, Validus was the registered holder of 100 IPC Shares, or less than 1% of the outstanding IPC Shares, and Validus was entitled to vote as to all of the IPC Shares it owns.

Validus

Validus has established written procedures for the review of transactions between Validus and any company affiliated with funds managed by any of Validus’ sponsors (a “portfolio company”) or any other company in which Validus’ officers or directors have a material interest. Any such transaction must be reviewed and approved by our management or the management of the operating subsidiary entering into the transaction, and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to Validus. Any such transaction will also require prior approval of the audit committee, except reinsurance assumed transactions with a portfolio company that senior management has determined are ordinary course. Furthermore, the effect, if any, of such a transaction on the independence of any director will be considered.

The employers of or entities associated with certain directors or their affiliates have purchased or may in the future purchase insurance and/or reinsurance from Validus on terms Validus believes were and will be no more favorable to these insureds than those made available to other customers.

Certain members of Validus’ management and staff have provided guarantees to 1384 Capital Ltd, a company formed to indirectly facilitate the provision of Funds at Lloyd’s (“FAL”).

Compensation Committee Interlocks and Insider Participation

Validus’ compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri, Sumit Rajpal and Alok Singh. Each member of Validus’ compensation committee, other than Messrs. Hendrickson and Singh, has a relationship with entities with which Validus has engaged in certain transactions described below. Entities affiliated with Messrs. Hendrickson and Singh acquired common shares at the time of Validus’ formation and are parties to Validus’ shareholder agreement described below.

Shareholders’ Agreement and Related Provisions

Certain of Validus’ shareholders who acquired Validus’ common shares prior to the date of Validus’ initial public offering (the “existing shareholders”) and Validus have entered into a shareholders’ agreement dated as of December 12, 2005 that governs certain relationships among, and contains certain rights and obligations of, such existing shareholders.

In connection with any future public offerings of common shares by Validus, the shareholders’ agreement grants those existing shareholders certain rights to participate in registered offerings by Validus of its common shares, including “demand” and “piggyback” registration rights. The shareholders’ agreement defines Aquiline Capital Partners, LLC and its related companies (together, “Aquiline”) Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital, LLC and Merrill Lynch Global Private Equity as “sponsors.” So long as a sponsor continues to beneficially hold at least 1/3 of its original common shares, a sponsor is deemed to be a “qualified sponsor.” The shareholders’ agreement permits qualified sponsors to make up to four demand registrations.

These demand and piggyback registration rights are subject to limitations as to the maximum number of shares that may be registered if the managing underwriter in such an offering advises that the number of common shares offered should be limited due to market conditions or otherwise. Validus is required to pay all expenses incurred in connection with demand and piggyback registrations, excluding, in the case of demand registrations, underwriting discounts and commissions.

Each of Goldman Sachs Capital Partners and Merrill Lynch Global Private Equity is entitled to require pursuant to the shareholders’ agreement that Validus appoint each of Goldman Sachs and Merrill Lynch to act as a lead managing underwriter for certain demand registrations; provided that each of Goldman Sachs and Merrill Lynch individually is recognized at the time as a leading underwriter for such securities and affiliates of Goldman Sachs and Merrill Lynch are qualified sponsors at such time and the terms offered are market terms.

Additionally, the shareholders’ agreement provides that existing shareholders as well as affiliates, directors, officers, employees and agents of existing shareholders are permitted to engage in activities or businesses that are competitive with us. This section of the shareholders’ agreement also specifically releases existing shareholders from any obligation to refer business opportunities to Validus and establishes that no existing shareholder has any fiduciary or other duties to Validus.

Relationships with Our Founder and Sponsoring Investors and Their Related Parties

Validus Re entered into agreements on December 8, 2005 with BlackRock Financial Management, Inc. (“BlackRock”) under which BlackRock provides investment management services of part of its investment portfolio, as well as certain reporting and related services in connection therewith. Accounting and investment management fees earned by BlackRock for the year ended December 31, 2008 were $2,243,000 and for the three months ended March 31, 2009 were $451,000. Merrill Lynch (whose parent company is Bank of America) is a shareholder of BlackRock.

Validus Re entered into an agreement on December 8, 2005 with Goldman Sachs Asset Management and its affiliates (together, “GSAM”) under which GSAM was appointed as an investment manager of part of Validus’ investment portfolio. Investment management fees earned by GSAM for year ended December 31, 2008 were $1,404,000 and for the three months ended March 31, 2009 were $358,000.

Pursuant to reinsurance agreements with PARIS RE Holdings Limited (“Paris Re”), Validus recognized gross premiums written of $6,807,000 during the year ended December 31, 2008 and $6,606,000 during the three months ended March 31, 2009, of which $4,412,000 was included in premiums receivable at December 31, 2008 and $8,379,000 was included in premiums receivable at March 31, 2009. The earned premiums adjustment of $4,457,000 was recorded for the year ended December 31, 2008 and the earned premiums adjustment of $1,706,000 was recorded for the three months ended March 31, 2009. Vestar Capital entities are shareholders of Paris Re.

Pursuant to a reinsurance agreement, Validus has ceded premiums to Group Ark Insurance Holdings Ltd. (“Group Ark”) of $1,348,000 for the year ended December 31, 2008 and $800,000 for the three months ended March 31, 2009. A balance due to Group Ark of $600,000 was included in reinsurance balances payable at March 31, 2009. The contract terms were negotiated on an arm’s-length basis. Aquiline and its affiliates own a majority of the ordinary shares of, and Mr. Watson is a director of, Group Ark.

Certain members of Validus management and staff have provided guarantees to 1384 Capital Ltd, a company formed to indirectly facilitate the provision of FAL. Validus paid to such management and staff in respect of such provision of FAL $803,000 for the year ended December 31, 2008 and $13,000 for the three months ended March 31, 2009, all of which was included in accounts payable and accrued expenses at such respective dates. An amount of $66,000 was included in general and administrative expenses in respect of the reimbursement of expenses relating to such FAL provision for the year ended December 31, 2008 and an amount of $15,000 was included in general and administrative expenses in respect of the reimbursement of expenses relating to such FAL provision for the three months ended March 31, 2009.

SOLICITATION OF PROXIES

Except as set forth below, Validus will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for the solicitation of proxies in connection with this solicitation.

Proxies will be solicited by mail, telephone, facsimile, telegraph, the internet, e-mail, newspapers and other publications of general distribution and in person. Directors and officers of Validus listed on Schedule I hereto may assist in the solicitation of proxies without any additional remuneration (except as otherwise set forth in this proxy statement).

Validus has retained Georgeson for solicitation and advisory services in connection with solicitations relating to the Validus special meeting, for which Georgeson may receive a fee of up to $75,000 in connection with the solicitation of proxies for the Validus special meeting. Up to 50 people may be employed by Georgeson in connection with the solicitation of proxies for the Validus special meeting. Validus has also agreed to reimburse Georgeson for out-of-pocket expenses and to indemnify Georgeson against certain liabilities and expenses, including reasonable legal fees and related charges. Georgeson will solicit proxies for the Validus special meeting from individuals, brokers, banks, bank nominees and other institutional holders. The entire expense of soliciting proxies for the Validus special meeting by or on behalf of Validus is being borne by Validus.

If you have any questions concerning this proxy statement or the procedures to be followed to execute and deliver a proxy, please contact Georgeson at the address or phone number specified above or on the back cover of this proxy statement.

OTHER MATTERS

Validus knows of no specific matter to be brought before the Validus special meeting that is not referred to in the notice of the Validus special meeting. If any such matter comes before the Validus special meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

SHAREHOLDER PROPOSALS FOR VALIDUS 2010 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the proxy statement for the Validus 2010 annual general meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11 Bermuda . Such proposals must be received by November 26, 2009.

In addition, a Validus shareholder may present a proposal at the Validus 2010 annual general meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the proxy statement for the Validus 2010 annual general meeting and must be received by the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda by February 10, 2010. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by Validus’ board of directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

WHERE YOU CAN FIND MORE INFORMATION

Validus and IPC file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Validus and IPC file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet worldwide website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information, with respect to Validus, may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005, and, with respect to IPC, may also be inspected at the offices of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

If you are a Validus shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Validus, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from Validus without charge, excluding all exhibits, except that, if Validus has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.

You may obtain documents filed with the SEC by requesting them in writing or by telephone from Validus at the following addresses:

VALIDUS HOLDINGS, LTD.

19 Par-La-Ville Road
Hamilton HM11
Bermuda
(441) 278-9000
Attention: Jon Levenson

If you would like to request documents, in order to ensure timely delivery, you must do so at least ten business days before the date of the Validus special meeting. This means you must request this information no later than June 11, 2009. Validus will mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

You can also get more information by visiting Validus’ website at http://www.validusre.bm and IPC’s website at http://www.ipcre.bm.

Materials from these websites and other websites mentioned in this proxy statement are not incorporated by reference in this proxy statement. If you are viewing this proxy statement in electronic format, each of the URLs mentioned in this proxy statement is an active textual reference only.

The SEC allows Validus to “incorporate by reference” information in this proxy statement, which means that Validus can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Validus and IPC have previously filed with the SEC. These documents contain important information about Validus and IPC and their financial condition, business and results.

Validus Filings
(Commission File No. 001-33606)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q	For the three months ended March 31, 2009
Current Reports on Form 8-K	Filed on: February 9, 2009, March 31, 2009, April 3, 2009, April 9, 2009, April 16, 2009, April 28, 2009, April 30, 2009, May 5, 2009, May 6, 2009, May 11, 2009, May 12, 2009, May 14, 2009, May 18, 2009, May 20, 2009 and May 22, 2009 (other than any portions of any documents not deemed to be filed, although the Form 8-K filed on May 11, 2009 (Film No. 09816281) was furnished and not filed with the SEC, it is specifically incorporated by reference herein notwithstanding any other provisions to the contrary.)
The description of Validus common shares contained in its registration statement on Form S-3, including any amendment or report filed for the purpose of updating the description.	Filed on August 7, 2008

Proxy Statement on Schedule 14A IPC Filings	Filed on March 25, 2009
(Commission File No. 000-27662)
Annual Report on Form 10-K	For fiscal year ended December 31, 2008 (as amended on Form 10-K/A filed on April 30, 2009)
Quarterly Report on Form 10-Q	For the three months ended March 31, 2009
Current Reports on Form 8-K	Filed on: March 2, 2009, March 10, 2009, March 11, 2009, March 31, 2009, April 7, 2009 and May 1, 2009 (other than any portions of any documents not deemed to be filed)
The description of IPC common shares contained in its registration statement on Form S-3, including any amendment or report filed for the purpose of updating the description.	Filed on April 27, 2006
Solicitation/Recommendation Statement on Schedule 14D-9	Filed on May 14, 2009, as it may be amended from time to time

Validus also incorporates by reference into this proxy statement each document filed by Validus or IPC with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, but before the date of the Validus special meeting. To the extent, however, required by the rules and regulations of the SEC, Validus will amend this proxy statement to include information filed after the date of this proxy statement.

Validus has supplied all of the information contained or incorporated by reference in this proxy statement relating to Validus, as well as all unaudited pro forma financial information. All information contained or incorporated by reference in this proxy statement relating to IPC has been obtained from public filings filed by IPC with the SEC.

Annex A-1

AGREEMENT AND PLAN OF AMALGAMATION
Dated as of March 31, 2009
Between
IPC HOLDINGS, LTD.,
VALIDUS HOLDINGS, LTD.
And
VALIDUS LTD.

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AGREEMENT AND PLAN OF AMALGAMATION, dated as of March 31, 2009 (this “Agreement”), between IPC HOLDINGS, LTD., a Bermuda exempted company (“IPC”), VALIDUS HOLDINGS, LTD., a Bermuda exempted company (“Validus”) and VALIDUS LTD., a Bermuda exempted company and a wholly owned subsidiary of Validus (“Amalgamation Sub”).

WHEREAS, the board of directors of IPC has adopted this Agreement and the Amalgamation Agreement (as defined in Section 1.1) and authorized and approved the amalgamation of IPC with Amalgamation Sub upon the terms and subject to the conditions set forth herein (the ‘‘Amalgamation”), authorized and approved the IPC Bye-Law Amendment (as defined in Section 3.9(a)) and deems it fair to, advisable to and in the best interests of IPC to enter into this Agreement and to consummate the Amalgamation and the other transactions contemplated hereby;

WHEREAS, the board of directors of Validus has adopted this Agreement, authorized and approved the issuance of Validus Common Shares (as defined in Section 2.1(a)) in the Amalgamation (the “Share Issuance”) and deems it fair, advisable and in the best interests of Validus to enter into this Agreement and to consummate the Share Issuance and the other transactions contemplated hereby;

WHEREAS, the board of directors of Amalgamation Sub has adopted this Agreement, authorized and approved the Amalgamation, and deems it advisable and in the best interests of Amalgamation Sub to enter into this Agreement and to consummate the Amalgamation and the other transactions contemplated hereby;

WHEREAS, this Agreement is being entered into in accordance with the Bermuda Companies Act of 1981, as amended (the “Companies Act”);

WHEREAS, IPC, Validus, and Amalgamation Sub desire to make certain representations, warranties and agreements in connection with the Amalgamation and also to prescribe various conditions to the Amalgamation; and

WHEREAS, it is intended that this Agreement shall constitute a “plan of reorganization,” within the meaning of Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

THE AMALGAMATION

1.1  The Amalgamation; Effective Time.  Subject to the provisions of this Agreement and the amalgamation agreement attached as Exhibit A (the “Amalgamation Agreement”), Amalgamation Sub and IPC will cause an application for registration of an amalgamated company (the “Amalgamation Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under S.108 of the Companies Act on or prior to the Closing Date and will cause the Amalgamation to become effective pursuant to the Companies Act. The Amalgamation shall become effective upon the issuance of a Certificate of Amalgamation by the Registrar or such other time as the Certificate of Amalgamation may provide. The parties agree that they will request the Registrar provide in the Certificate of Amalgamation that the Effective Time will be the time when the Amalgamation Application is filed with the Registrar or another time mutually agreed by the parties (the “Effective Time”).

1.2  Closing.  The closing of the Amalgamation (the “Closing”) will take place at 10:00 a.m. on the date (the “Closing Date”) that is the third business day after the satisfaction or waiver (if such waiver is permitted and effective under applicable Law (as defined in Section 3.5(a)) of the latest to be satisfied or waived of the conditions set forth in ARTICLE VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to in writing by the parties. The Closing shall be held at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, in New York, NY, unless another place is agreed to in writing by the parties.

1.3  Effects of the Amalgamation.  As of the Effective Time, subject to the terms and conditions of this Agreement and the Amalgamation Agreement, IPC shall be amalgamated with Amalgamation Sub and the amalgamated company (the “Amalgamated Company”) shall continue after the Amalgamation. The parties

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acknowledge and agree that for purposes of Bermuda Law (a) the Amalgamation shall be effected so as to constitute an “amalgamation” and (b) the Amalgamated Company shall be deemed to be an “amalgamated company” in accordance with section 104 of the Companies Act. Under Section 109 of the Companies Act, from and after the Effective Time: (i) the Amalgamation of IPC and Amalgamation Sub and their continuance as one company shall become effective; (ii) the property of each of IPC and Amalgamation Sub shall become the property of Amalgamated Company; (iii) Amalgamated Company shall continue to be liable for the obligations and liabilities of each of IPC and Amalgamation Sub; (iv) any existing cause of action, claim or liability to prosecution shall be unaffected; (v) a civil, criminal or administrative action or proceeding pending by or against IPC or Amalgamation Sub may be continued to be prosecuted by or against Amalgamated Company; and (vi) a conviction against, or ruling, order or judgment in favor of or against, IPC or Amalgamation Sub may be enforced by or against Amalgamated Company.

1.4  Amalgamated Company Bye-laws.  The bye-laws of the Amalgamated Company shall be the bye-laws of the Amalgamation Sub.

1.5  [Reserved].

1.6  Directors and Officers of the Amalgamated Company.

(a) The parties hereto shall take all actions necessary so that the board of directors of Amalgamation Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Amalgamated Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

(b) The parties hereto shall take all actions necessary so that the officers of Amalgamation Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Amalgamated Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed.

1.7  Amalgamated Company Name.  IPC and Validus shall take all actions reasonably necessary so that immediately after the Effective Time the name of the Amalgamated Company shall be Validus Ltd.

ARTICLE II

CONVERSION OF IPC SECURITIES; EXCHANGE OF CERTIFICATES

2.1  Effect on Share Capital.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder of any common shares in IPC, each having a par value of $0.01 (each, an “IPC Common Share”), as evidenced by way of entry in the register of shareholders of IPC (the “IPC Share Register”) or by share certificates registered in the name of a shareholder and representing outstanding IPC Common Shares (each, a “IPC Certificate”):

(a) Conversion of IPC Common Shares.  Each IPC Common Share, issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive shares in the share capital of Validus, each having a par value of $0.175 (each, a “Validus Common Share”) equal to 1.2037 (the “Exchange Ratio”) (the Exchange Ratio, together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e), the “Amalgamation Consideration”). Upon such conversion, each IPC Common Share shall be cancelled and each holder of shares registered in the IPC Share Register or holding a valid IPC Certificate immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such shares except the right to receive the Amalgamation Consideration. The Amalgamation Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Validus Common Shares or IPC Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Validus Common Shares or IPC Common Shares having a record date on or after the date hereof and prior to the Effective Time.

(b) Cancellation of Validus-Owned Securities.  Notwithstanding anything in this Agreement to the contrary, all IPC Common Shares that are owned by Validus or by any subsidiary of Validus immediately prior to the Effective Time shall, by virtue of the Amalgamation, and without any action on the part of the holder

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thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no payment shall be made in respect thereof.

(c) Shares of Dissenting Shareholders.  Notwithstanding anything in this Agreement to the contrary, any issued and outstanding IPC Common Shares held by a person who did not vote in favor of the Amalgamation and who complies with all the provisions of the Companies Act concerning the right of holders of IPC Common Shares to require appraisal of their IPC Common Shares pursuant to Bermuda Law (such shareholder, a “Dissenting Shareholder”, and such shares, “Dissenting Shares”) shall, at the Effective time, be cancelled and converted into the right to receive the Amalgamation Consideration as described in Section 2.1(a), and the right to receive the excess thereof, if any, as appraised by the Supreme Court of Bermuda under Section 106 of the Companies Act. In the event that a Dissenting Shareholder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its IPC Common Shares shall be cancelled and converted as of the Effective Time into the right to receive the Amalgamation Consideration for each such Dissenting Share. IPC shall give Validus (i) prompt notice of (A) any written demands for appraisal of Dissenting Shares or withdrawals of such demands received by IPC and (B) to the extent that IPC has actual knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares, and (ii) the opportunity to participate with IPC in all negotiations and proceedings with respect to any demands for appraisal under the Companies Act. Neither IPC nor Validus shall, without the prior written consent of the other party (not to be unreasonably withheld or delayed), voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

2.2  Exchange Procedures.

(a) Exchange Agent.  Prior to the Effective Time, Validus shall designate an exchange agent reasonably acceptable to IPC (the “Exchange Agent”) for the purpose of exchanging IPC Common Shares outstanding immediately prior to the Effective Time. Prior to or at the Effective Time, Validus shall deposit, or shall cause to be deposited, with the Exchange Agent in accordance with this ARTICLE II, certificates, or at Validus’s option, shares in book entry form representing the Validus Common Shares to be exchanged in the Amalgamation, cash in an amount sufficient to pay any cash payable in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions to which the shareholders of IPC may be entitled pursuant to Section 2.2(c). Such Amalgamation Consideration and cash so deposited are hereinafter referred to as the “Exchange Fund.” No interest shall be paid or accrued for the benefit of holders of the IPC Certificates on cash amounts payable upon the surrender of such certificates pursuant to this Section 2.2.

(b) Exchange Procedures.  As promptly as practicable following the Effective Time, Validus or the Amalgamated Company shall cause the Exchange Agent to mail, to each shareholder of IPC, (i) a letter of transmittal (which shall be in such form and have such other provisions as the parties may reasonably specify) and (ii) where applicable, instructions for use in effecting the surrender of IPC Certificates, to the extent available and in issue, in exchange for the Amalgamation Consideration. After the Effective Time, upon surrender of title to the IPC Common Shares previously held by a shareholder of IPC in accordance with this Section 2.2, together with such letter of transmittal duly executed if such shareholder holds IPC Certificates, and such other documents as the Exchange Agent may reasonably require, a holder of IPC Common Shares shall be entitled to receive in exchange therefor a certificate or book-entry representing that number of whole Validus Common Shares and any cash in lieu of fractional shares that such shareholder has the right to receive pursuant to this ARTICLE II, and any IPC Certificate surrendered in respect thereof shall forthwith be marked as cancelled. In the event of a transfer of ownership of IPC Common Shares that is not registered in the transfer records of IPC, a certificate or book-entry representing the proper number of Validus Common Shares may be issued to a transferee if the IPC Certificate representing such IPC Common Shares (if any) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

(c) Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made with respect to Validus Common Shares with a record date on or after the Effective Time shall be paid to any shareholder of IPC holding any unsurrendered IPC Certificate with respect to the Validus Common Shares represented thereby, nor shall the cash payment in lieu of fractional shares be paid to any such shareholder pursuant to Section 2.2(e), until such shareholder shall surrender such IPC Certificate in accordance with the procedures set

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forth in this ARTICLE II. Following the surrender of any such IPC Certificate in accordance with the procedures set forth in this ARTICLE II, such shareholder shall be entitled to receive, in addition to the consideration set forth in Section 2.1(a), without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date on or after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Validus Common Shares which a shareholder of IPC holding such IPC Certificate is entitled to receive hereunder, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Validus Common Shares which such shareholder is entitled to receive hereunder.

(d) No Further Rights in IPC Common Shares.  All Amalgamation Consideration paid or issued upon the surrender of title to IPC Common Shares in accordance with the terms of this ARTICLE II (including any cash paid pursuant to this ARTICLE II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shareholders of IPC, in their capacity as shareholders of IPC prior to the Effective Time. There shall be no further registration of transfers on the stock transfer books of the Amalgamated Company of the IPC Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, IPC Certificates are presented to Validus or to the Amalgamated Company or to the Exchange Agent for any reason, they shall be marked as cancelled and exchanged in accordance with this ARTICLE II, except as otherwise required by Law.

(e) No Fractional Shares.  Notwithstanding anything in this Agreement to the contrary, no fraction of a Validus Common Share will be issued in connection with the Amalgamation, and in lieu thereof any shareholder of IPC who would otherwise have been entitled to a fraction of a Validus Common Share, shall be paid upon surrender of title to IPC Common Shares for exchange (and after taking into account and aggregating IPC Common Shares represented by all IPC Certificates surrendered by such holder, or as set out in the IPC Share Register, as applicable) cash in an amount (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder (after taking into account and aggregating all IPC Common Shares represented by all IPC Certificates surrendered by such shareholder or as set out in the IPC Share Register, as applicable) would otherwise be entitled by (ii) the Average Validus Share Price (as defined in Section 8.13(a)).

(f) Lost, Stolen or Destroyed Certificates.  In the event any IPC Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Amalgamation Consideration and any dividends or other distributions as may be required pursuant to this ARTICLE II in respect of the IPC Common Shares represented by such lost, stolen or destroyed certificates; provided that Validus may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Validus or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Termination of Exchange Fund.  Unless a longer period is prescribed by applicable Law or Validus’s agreement with the Exchange Agent, any portion of the Exchange Fund that remains undistributed to the shareholders of IPC for six months after the Effective Time shall be delivered to Validus, upon demand, and any shareholders of IPC who have not theretofore complied with this ARTICLE II shall thereafter look only to Validus for payment of their claim for the Amalgamation Consideration and any dividends or distributions with respect to Validus Common Shares.

(h) No Liability.  To the extent allowed under applicable Law, any Amalgamation Consideration and any dividends or distributions with respect to Validus Common Shares comprising the Amalgamation Consideration that remain undistributed to the shareholders of IPC shall be delivered to and become the property of Validus on the day immediately prior to the day that such property is required to be delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. None of Validus, Amalgamation Sub, Amalgamated Company or the Exchange Agent shall be liable to any shareholder of IPC for any such property delivered to Validus or to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i) Withholding.  The Exchange Agent, Validus and the Amalgamated Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder of IPC such

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amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable tax Law. To the extent that amounts are so withheld by the Exchange Agent, Validus or the Amalgamated Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the IPC Common Shares in respect of which such deduction and withholding was made. The parties agree to cooperate with each other for purposes of determining whether any taxes are required to be withheld with respect to the Amalgamation.

2.3  IPC Equity Awards.

(a) IPC Stock Options.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any outstanding option to purchase IPC Common Shares under any IPC Share Plan (as defined in Section 3.2(a)), whether vested or unvested, exercisable or unexercisable (each, an “IPC Share Option”), each IPC Share Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire IPC Common Shares and shall be converted into an option (a “New Option”) to purchase, on the same terms and conditions as were applicable under the terms of the IPC Share Plan under which the IPC Share Option was granted and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder), such number of Validus Common Shares and at an exercise price per share determined as follows:

(1) Number of Shares.  The number of IPC Common Shares subject to a New Option shall be equal to the product of (A) the number of IPC Common Shares subject to such IPC Share Option immediately prior to the Effective Time and (B) the Exchange Ratio, the product being rounded, if necessary, to the nearest whole share; and

(2) Exercise Price.  The exercise price per Validus Common Share purchasable upon exercise of a New Option shall be equal to (A) the per share exercise price of the IPC Share Option divided by (B) the Exchange Ratio, the quotient being rounded, if necessary, to the nearest cent.

The foregoing adjustments shall (i) in the case of any IPC Share Option that is intended to be an “incentive stock option” under Section 422 of the Code, be determined in a manner consistent with the requirements of Section 424(a) of the Code and (ii) in the case of any IPC Share Option that is not intended to be an “incentive stock option,” be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) IPC Other Awards.  Subject to the terms and conditions of this Agreement:

(1) at the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any outstanding right of any kind, contingent or accrued, to acquire or receive IPC Common Shares or benefits measured by the value of IPC Common Shares, each outstanding award of any kind consisting of IPC Common Shares or benefits measured by the value of IPC Common Shares (including performance share units where the performance period has ended prior to the Effective Date), in each case that may be held, awarded, outstanding, payable or reserved for issuance under any IPC Share Plan and any other IPC Benefit Plan (as defined in Section 8.13(a)), but excluding IPC Share Options and IPC performance share units for which the performance period expires on or after the Effective Time (the “IPC Non-Performance Awards”), shall be deemed to be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of Validus Common Shares equal to the product (rounded, if necessary, to the nearest whole number) of (x) the number of IPC Common Shares subject to such IPC Non-Performance Award immediately prior to the Effective Time and (y) the Exchange Ratio. Except as specifically provided above, following the Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the relevant IPC Share Plan or other IPC Benefit Plan and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder) immediately prior to the Effective Time; and

(2) immediately prior to the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any IPC performance share unit for which the performance period expires on or after the Effective Time (each a “Non-Vested PSU”), the number of IPC Common Shares to which each Non-Vested PSU relates shall be calculated based on the original grant date target value of the Non-Vested PSU, as pro-rated on a daily basis to each year of the original vesting period (the

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“IPC Performance Awards”) and, at the Effective Time, each IPC Performance Award shall be deemed to be converted into the right to acquire or receive benefits measured by the value of (as the case may be) the number of Validus Common Shares equal to the product (rounded, if necessary, to the nearest whole number) of (x) the number of IPC Common Shares to which each IPC Performance Award relates immediately prior to the Effective Time and (y) the Exchange Ratio. Except as specifically provided above, following the Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the relevant IPC Share Plan or other IPC Benefit Plan and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder) immediately prior to the Effective Time. IPC Performance Awards and IPC Non-Performance Awards shall be, collectively, referred to as the “IPC Other Awards.”

(c) Corporate Actions.  Before the Effective Time, IPC, or its board of directors or an appropriate committee thereof, shall take all action necessary on its part to give effect to the provisions of Sections 2.3(a) and (b) and shall take such other actions reasonably requested by Validus to give effect to the foregoing (including obtaining the consent of the holder of or amending the terms of any IPC Share Options, IPC Other Awards or any IPC Share Plan). IPC shall take all actions necessary to ensure that, from and after the Effective Time, none of IPC, Validus, the Amalgamated Company or any of their respective subsidiaries will be required to deliver IPC Common Shares or other capital stock of IPC to any person pursuant to or in settlement of IPC Share Options or IPC Other Awards at or after the Effective Time.

(d) Registration.  If registration of any interests in the IPC Share Plans or any other IPC Benefit Plan or the Validus Common Shares issuable thereunder is required under the Securities Act, Validus shall file with the SEC within five business days after the Effective Time a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to such interests of Validus Common Shares, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or the prospectuses contained therein) for so long as the relevant IPC Share Plans or other IPC Benefit Plans, as applicable, remain in effect and such registration of interests therein or the Validus Common Shares issuable thereunder continues to be required.

(e) Notice to Equity Award Holders.  As soon as practicable after the Effective Time, Validus shall deliver to the holders of IPC Share Options and IPC Other Awards appropriate notices setting forth such holders’ rights pursuant to any IPC Share Plan or IPC Benefit Plan and agreements evidencing such IPC Share Options and IPC Other Awards and stating that the IPC Share Plans or IPC Benefit Plans and such IPC Share Options and IPC Other Awards and agreements have been assumed by Validus and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3 after giving effect to the Amalgamation and the terms of the IPC Share Plans or IPC Benefit Plans).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Except as (i) set forth in the correspondingly identified subsection of the disclosure letter delivered by Validus to IPC simultaneously with the execution of this Agreement by Validus (the “Validus Disclosure Letter”) or the disclosure letter delivered by IPC to Validus simultaneously with the execution of this Agreement by IPC, which shall be identical in all respects to the Disclosure Letter delivered by IPC to Max Capital Group Ltd. at the time the IM Agreement was signed (the “IPC Disclosure Letter” and each of the Validus Disclosure Letter and the IPC Disclosure Letter, a “Disclosure Letter”), as the case may be, or (ii) disclosed in the relevant party’s SEC Documents filed with the SEC on or after January 1, 2008 and prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section or forward-looking statements contained therein), IPC hereby represents and warrants to Validus, and Validus (and Amalgamation Sub with respect to Sections 3.1(a), 3.1(c), 3.3 and 3.9(c)) hereby represents and warrants to IPC, to the extent applicable, in each case with respect to itself and its subsidiaries, as follows:

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3.1  Organization, Standing and Power.

(a) Each of it and its subsidiaries is a company or other legal entity duly organized and validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The copies of its memorandum of association and bye-laws incorporated by reference in its Form 10-K for the year ended December 31, 2008, are true, complete and correct copies of such documents, are in full force and effect and have not been amended or otherwise modified, except as they may be or have been amended or otherwise modified pursuant to the IPC Bye-Law Amendment (as defined in Section 3.9(a)).

(c) Validus and Amalgamation Sub represent to IPC that: (i) true and complete copies of the memorandum of association and bye-laws of Amalgamation Sub, each as in effect as of the date of this Agreement, will be made available to IPC, upon request, within one (1) business day of the termination of the IM Agreement, (ii) Amalgamation Sub was formed by Validus solely for the purpose of effecting the Amalgamation and the other transactions contemplated by this Agreement, and (iii) Amalgamation Sub has not conducted any business prior to the date hereof and has no, and immediately prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

3.2  Capital Structure.

(a) Its authorized share capital and outstanding common shares as of the date set forth in the corresponding section of its Disclosure Letter, including any shares reserved for issuance upon the exercise or payment of outstanding warrants and outstanding stock options or other equity related awards (such stock option and other equity-based award plans, agreements and programs, collectively, in the case of Validus, the “Validus Share Plans” and, in the case of IPC, the “IPC Share Plans”), is described in the corresponding section of its Disclosure Letter. In the case of Validus, none of its Common Shares are held by it or by its subsidiaries. In the case of IPC, its Common Shares that are held by it and its subsidiaries are described in the corresponding section of its Disclosure Letter. All of its outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. Section 3.2(a) of its Disclosure Letter sets forth a list of all warrants, options, restricted stock, restricted stock units or other equity awards outstanding as of the date hereof.

(b) From January 1, 2009 to the date hereof, it has not issued or permitted to be issued any common shares, share appreciation rights or securities exercisable or exchangeable for or convertible into shares in its or any of its subsidiaries’ share capital.

(c) It or one of its wholly-owned subsidiaries owns all of the issued and outstanding shares in the share capital of its subsidiaries, beneficially and of record, and all such shares are fully paid and nonassessable, are not subject to preemptive rights and are free and clear of any claim, lien or encumbrance.

(d) No bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote (“Voting Debt”) of it or any of its subsidiaries are issued or outstanding.

(e) Except for options or other equity-based awards issued or to be issued under the Validus Share Plans (in the case of Validus) or the IPC Share Plans (in the case of IPC), there are no options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound (i) obligating it or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the share capital or any Voting Debt or other equity rights of it or any of its subsidiaries, (ii) obligating it or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, convertible or exchangeable security, right, commitment or agreement or (iii) that provide the economic equivalent of an equity ownership interest in it or any of its subsidiaries.

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(f) None of it or any of its subsidiaries is a party to any member or shareholder agreement, voting trust agreement or registration rights agreement relating to any equity securities of it or any of its subsidiaries or any other agreement relating to disposition, voting or dividends with respect to any equity securities of it or any of its subsidiaries. There are no outstanding contractual obligations of it or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares in the share capital of it or any of its subsidiaries.

(g) Since January 1, 2009 through the date of this Agreement, it has not declared, set aside, made or paid to its shareholders dividends or other distributions on the outstanding shares in its share capital.

(h) It has not waived any voting cut-back, transfer restrictions or similar provisions of its or its subsidiaries’ bye-laws with respect to any of its or their shareholders, except for such waivers set forth in its bye-laws.

3.3  Authority; Non-Contravention.

(a) It has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Required Validus Vote (as defined in Section 3.10(a)) (in the case of Validus) or the Required IPC Vote (as defined in Section 3.10(b)) (in the case of IPC), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part and no other corporate proceedings on its part are necessary to authorize this Agreement and consummate the transactions contemplated hereby, subject to the Required Validus Vote (in the case of Validus) or the Required IPC Vote (in the case of IPC). This Agreement has been duly executed and delivered by it and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(b) Neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will (i) violate any provision of the memorandum of association or bye-laws of it (as they may be or have been modified, in the case of IPC, pursuant to the IPC Bye-Law Amendment) or the memorandum of association, bye-laws or equivalent organizational documents of any of its subsidiaries or (ii) assuming that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.3(c) are duly obtained or made, (A) violate any Law applicable to it or any of its subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the cancellation, suspension, non-renewal or termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon (1) any Permit (as defined in Section 3.5(a)) or (2) any of the respective properties or assets of it or any of its subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, note, mortgage, indenture, lease, Validus Benefit Plan (as defined in Section 8.13(a)) (in the case of Validus) or IPC Benefit Plan (as defined in Section 8.13(a)) (in the case of IPC) or other agreement, obligation or instrument to which it or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (with respect to clause (ii)) for such violations, conflicts or breaches that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority, body, agency, official or instrumentality, domestic or foreign, or self-regulatory organization or other similar non-governmental regulatory body (each, a “Governmental Entity”), is required to be made or obtained by it or any of its subsidiaries in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated hereby, except for (i) the filing of the Amalgamation Application and related attachments with the Registrar, (ii) the written notification to the Bermuda Monetary Authority regarding Validus’s acquisition of the IPC Common Shares, (iii) such other applications, filings, authorizations, orders and approvals as may be required under applicable Laws (including all applicable Insurance Laws) of any jurisdiction and any approvals thereof, which are set forth in Section 3.3(c) of its Disclosure Letter, (iv) the filing with the SEC of such registrations, prospectuses, reports and other materials as may be required in connection with this Agreement and the transactions contemplated hereby,

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including the Joint Proxy Statement/Prospectus (as defined in Section 5.1(a)), and the obtaining from the SEC of such orders as may be required in connection therewith, (v) compliance with any applicable requirements of NASDAQ or the NYSE, as applicable, (vi) in the case of Validus, such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” Laws of various jurisdictions in connection with the issuance of the Validus Common Shares pursuant to this Agreement, and (vii) for any other such consent, approval, order or authorization of, or registration, declaration or filings, the failure of which to obtain or make would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4  SEC Documents; Regulatory Reports; Undisclosed Liabilities.

(a) It and its subsidiaries have timely filed all required reports, schedules, registration statements and other documents with the SEC since January 1, 2008 (the “SEC Documents”). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of its or its subsidiaries’ SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of it and its subsidiaries included in its SEC Documents complied, as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of it and its consolidated subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. As of the date hereof, there are no outstanding written comments from the SEC with respect to its SEC Documents.

(b) Except for (i) those liabilities that are reflected or reserved for in its consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC prior to the date of this Agreement, (ii) liabilities and obligations incurred pursuant to this Agreement, (iii) liabilities incurred since December 31, 2008 (1) in the ordinary course of business (including claims and any related litigation or arbitration arising in the ordinary course of business under Policies (as defined in Section 3.12(g)) or (2) pursuant to any Reinsurance Agreements (as defined in Section 3.12(e)) issued or assumed, as the case may be, by one of its Insurance Entities (as defined in Section 3.12(a)) for which adequate claims reserves have been established), and (iv) liabilities which have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, it and its subsidiaries do not have, and since December 31, 2008, it and its subsidiaries have not incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with GAAP).

3.5  Compliance with Applicable Laws and Reporting Requirements.  Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) It and its subsidiaries hold in full force and effect all permits, certifications, registrations, permissions, consents, franchises, concessions, licenses, variances, exemptions, orders, approvals and authorizations of all Governmental Entities necessary for the ownership and conduct of the business of it and its subsidiaries (including any insurance licenses or permissions from insurance regulatory authorities) in each of the jurisdictions in which it or its subsidiaries currently conduct or operate its business (the “Permits”), and it and its subsidiaries are in compliance with the terms and requirements of its Permits and any applicable law, statute, ordinance, common law, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any Governmental Entity, including all relevant bye-laws and regulations of the Council and Society of Lloyd’s incorporated under the Lloyd’s Act of 1871 to 1982 of England and Wales (“Lloyd’s”) in each of the jurisdictions in which it or its subsidiaries currently conduct business or operate (collectively “Laws”). The businesses of it and its subsidiaries have not been, and are not being, conducted in violation of any applicable Laws (including the USA PATRIOT Act of 2001, as amended,

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the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd 1 et seq., as amended (or any other similar applicable foreign, federal, or state legal requirement), anti-money laundering laws, anti-terrorism laws, all applicable requirements relating to the sale, issuance, marketing, advertising and administration of insurance products (including licensing and appointments) and all Laws regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (the “Insurance Laws”) and all applicable laws or other legal requirements relating to the retention of e-mail and other information). It and its subsidiaries have not received, at any time since January 1, 2007, any written notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation of, or a failure to comply with, any Laws or the terms and requirements of any Permit or any actual or potential revocation, withdrawal, suspension, cancellation, modification, or termination of any Permit. All applications required to have been filed for the renewal of each Permit or other filings required to be made with respect to each Permit held by it or its subsidiaries have been duly filed on a timely basis with the appropriate Governmental Entity.

(b) It has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to it, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting its principal executive officer and principal financial officer to material information required to be included in its periodic reports under the Exchange Act and ensure that the information required to be disclosed in its SEC Documents is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms. It and its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The records, systems, controls, data and information of it and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its subsidiaries or accountants (including all means of access thereto and therefrom) and are held or maintained in such places as may be required under all applicable Laws (including Insurance Laws). It has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to its auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (ii) any fraud that involves management or other employees who have a significant role in internal controls.

(c) There are no outstanding loans or other extensions of credit made by it or any of its subsidiaries to any of its executive officers (as defined in Rule 3b-7 under the Exchange Act) or directors.

(d) Since January 1, 2007, it has complied with the applicable listing and corporate governance rules and regulations of NASDAQ (in the case of IPC) or the NYSE (in the case of Validus).

(e) Neither it nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among it and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, it or any of its subsidiaries in the SEC Documents.

3.6  Legal and Arbitration Proceedings and Investigations.  Except for litigation or arbitration arising in the ordinary course of business from claims under Policies or Reinsurance Agreements issued or assumed, as the case may be, by one of its Insurance Entities for which adequate claims reserves have been established, there are no claims, suits, actions, proceedings, arbitrations or other proceedings whether judicial, arbitral or administrative, civil or criminal (“Legal Proceedings”) pending or, to its knowledge, threatened, against it or any of its subsidiaries, any present or former officer, director or employee thereof in his or her capacity as such or any person for whom it or its subsidiaries may be liable or any of their respective properties, that, if determined or resolved adversely against

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it, would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, nor are there any writs, judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator binding upon it or any of its subsidiaries or any of their respective assets or properties that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To its knowledge, since January 1, 2007, there have been no formal or informal SEC inquiries, investigations or subpoenas, other Governmental Entity inquiries or investigations or internal investigations or material whistle-blower complaints pending or otherwise threatened involving it or its subsidiaries or any current or former officer or director thereof in his or her capacity as such, other than, in each case, those that if determined or resolved adversely against it would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7  Taxes.

(a) All material Tax Returns (as defined in Section 8.13(a)) required by applicable Law to be filed with any Taxing Authority (as defined in Section 8.13(a)) by, or on behalf of, it or any of its subsidiaries have been filed when due (taking into account extensions of time to file) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All such Tax Returns have been examined by the appropriate Taxing Authority or the period for assessment of the Taxes (as defined in Section 8.13(a)) in respect of which such Tax Returns were required to be filed has expired.

(b) There are no liens for any Taxes upon the assets of it or any of its subsidiaries, other than (i) statutory liens for Taxes not yet due and payable or (ii) liens which are being contested in good faith by appropriate proceedings, for which adequate reserves have been established on its financial statements in accordance with GAAP and Applicable SAP.

(c) It and each of its subsidiaries have paid or have withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, and have established in accordance with GAAP and Applicable SAP an adequate accrual for all material Taxes not yet due and payable.

(d) There is no claim, audit, action, suit, proceeding, examination or investigation now pending or, to its knowledge, threatened against or with respect to it or any of its subsidiaries in respect of any Tax or Tax Asset (as defined in Section 8.13(a)), and any deficiencies asserted or assessments made as a result of any claim, audit, suit, proceeding, examination or investigation have been paid in full.

(e) It and each of its subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to (or any benefits or property provided to) any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose. It and each of its subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under Law.

(f) Neither it nor any of its subsidiaries is a party to a Tax allocation, sharing, indemnity or similar agreement (other than indemnities included in ordinary course employment contracts or leases) that will require any payment by it or any of its subsidiaries of any Tax of another person after the Closing Date.

(g) Neither it nor any of its subsidiaries has entered into a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, and neither it nor any of its subsidiaries has been a “material advisor” to any such transactions within the meaning of Section 6111 of the Code.

(h) Neither it nor any of its subsidiaries (i) has filed any extension of time within which to file any Tax Returns that have not been filed, (ii) has entered into any agreement or other arrangement waiving or extending the statute of limitations or the period of assessment or collection of any material Taxes, (iii) has granted any power of attorney that is in force with respect to any matters relating to any material Taxes, (iv) has applied for a ruling from a Taxing Authority relating to any material Taxes that has not been granted or has proposed to enter into an agreement with a Taxing Authority that is pending, or (v) has entered into any “closing agreement” as described in Section 7121 of the

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Code (or any similar provision of state, local or foreign Tax Law) or been issued any private letter rulings, technical advance memoranda or similar agreement or rulings by any Taxing Authority.

(i) None of its subsidiaries is now or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(j) Neither it nor any of its subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of applicable Law) by reason of a change in accounting method or otherwise.

(k) Neither it nor any of its subsidiaries has elected to be a pass-through entity for U.S. federal income tax purposes.

(l) Neither it nor any of its subsidiaries organized outside the United States, has ever been engaged in a trade or business in the United States within the meaning of Section 864(b) of the Code or has ever had a permanent establishment in the United States within the meaning of the tax treaty between the United States and Bermuda.

(m) Neither it nor any of its subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return.

(n) Neither it nor any of its subsidiaries has been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(o) It and each of its subsidiaries currently satisfies (assuming the relevant taxable year ended on the date this representation is being given), and expects to satisfy with respect to the taxable year in which the Closing Date falls, either or both of the exceptions described in Sections 953(c)(3)(A) and (B) of the Code so that none of its “United States shareholders” (within the meaning of Section 953(c) of the Code) will be required to include in income any of its or its subsidiaries’ “related person insurance income” (within the meaning of Section 953(c)(2) of the Code) by operation of Sections 951(a) and 953(c)(5) of the Code.

(p) Neither it nor any of its subsidiaries has received any notice or inquiry from any Governmental Entity outside of Bermuda to the effect that any of it or its subsidiaries that are domiciled or formed in Bermuda are subject to any Tax other than excise taxes or any Tax assessed by Bermuda.

(q) Other than as disclosed with respect to Section 3.7(l), Section 3.7(p) or this Section 3.7(q), it and each of its subsidiaries has never been subject to net basis taxation in any country, or been tax resident or tax domiciled in any country, other than the country in which it and each of its subsidiaries, respectively, is organized.

(r) Neither it nor any of its subsidiaries organized outside the United Kingdom has or has ever had a permanent establishment in the United Kingdom for United Kingdom Tax purposes.

(s) No material transaction or arrangement involving it or any of its subsidiaries has taken place or is in existence which is such that it has resulted, or is reasonably likely to result, in the income, profits or gains of it or of any subsidiary being adjusted for Tax purposes in any jurisdiction in accordance with applicable transfer pricing or thin capitalization laws.

(t) As of the date of this Agreement, neither it nor any of its subsidiaries has taken or agreed to take any action, or is aware of any agreement, plan or circumstance, that, to its knowledge, would reasonably be expected to prevent the Amalgamation from constituting a “reorganization,” within the meaning of Section 368(a) of the Code.

3.8  Absence of Certain Changes or Events.  Since January 1, 2009, (i) there has not been any event, change, circumstance, state of facts or effect, alone or in combination, that has had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (ii) it has not taken any action or failed to take any action that would have resulted in a breach in any material respect of Section 4.1 had such section been in effect since January 1, 2009.

3.9  Board Approval.

(a) In the case of IPC, the board of directors of IPC, by resolutions duly adopted by unanimous vote at a meeting duly called and held, has (i) determined that the Amalgamation Consideration and the Exchange Ratio

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constitutes fair value for each IPC Common Share in accordance with the Companies Act and deemed it fair to, advisable to and in the best interests of IPC to enter into this Agreement and to consummate, the Amalgamation and the other transactions contemplated hereby, (ii) adopted this Agreement and the Amalgamation Agreement and authorized and approved the Amalgamation and the other transactions contemplated by this Agreement and (iii) recommended that the shareholders of IPC vote in favor of matters constituting the Required IPC Vote (as defined in Section 3.10(b)) (the “IPC Recommendation”) and (iv) determined that the amendments to IPC’s bye-laws set forth in Exhibit E (the “IPC Bye-Law Amendment”) are advisable to and in the best interests of IPC, and directed that such matters be submitted for consideration by IPC shareholders at the IPC Shareholders Meeting (as defined in Section 5.1(c)).

(b) In the case of Validus, the board of directors of Validus, by resolutions duly adopted unanimously, has (i) deemed it fair to, advisable and in the best interests of Validus to enter into this Agreement and to consummate the Share Issuance and the other transactions contemplated hereby, (ii) adopted this Agreement and authorized and approved the Share Issuance, and (iii) recommended that the shareholders of Validus vote in favor of the matters constituting the Required Validus Vote (the “Validus Recommendation”) and directed that such matters be submitted for consideration by Validus shareholders at the Validus Shareholders Meeting (as defined in Section 5.1(b)).

(c) In the case of Validus, the board of directors of Amalgamation Sub, by unanimous written consent without a meeting, has (i) determined that this Agreement and the Amalgamation are advisable and in the best interests of Amalgamation Sub and its sole shareholder, (ii) adopted this Agreement and authorized and approved the Amalgamation and (iii) recommended that the sole shareholder of Amalgamation Sub approve such matters. The sole shareholder of Amalgamation Sub has approved this Agreement, the Amalgamation and the other transactions contemplated hereby.

3.10  Vote Required.

(a) In the case of Validus, the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Validus at which a quorum is present in accordance with the bye-laws of Validus to approve the Share Issuance (the “Required Validus Vote”) is the only vote of the holders of any class or series of Validus capital stock necessary to consummate the transactions contemplated hereby.

(b) In the case of IPC, the affirmative vote of a majority of the votes cast at a meeting of the shareholders of IPC at which a quorum is present in accordance with the bye-laws of IPC, in each case, to approve the IPC Bye-Law Amendment and, assuming approval of the IPC Bye-Law Amendment, adopt this Agreement and approve the Amalgamation (provided, however, if the IPC Bye-Law Amendment is not approved, the affirmative vote of three-fourths of the votes cast at such meeting shall be required to adopt this Agreement and approve the Amalgamation) (the “Required IPC Vote” and, together with the Required Validus Vote, the “Required Shareholder Votes”) is the only vote of the holders of any class or series of IPC share capital necessary to approve this Agreement and consummate the transactions contemplated hereby (including the Amalgamation).

3.11  Agreements with Regulators.  Except as required by Insurance Laws of general applicability and the insurance licenses maintained by its Insurance Entities or as does not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on it or any of its subsidiaries or to which it or any of its subsidiaries is a party, on one hand, and any Governmental Entity is a party or addressee, on the other hand, or any orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor has it nor any of its subsidiaries adopted any board resolution at the request of any Governmental Entity, in each case specifically with respect to it or any of its subsidiaries, which (a) limit the ability of it or any of its Insurance Entities to issue Policies or enter into Reinsurance Agreements; (b) require any divestiture of any investment of any subsidiary; (c) in any manner relate to the ability of any of its subsidiaries to pay dividends; (d) require any investment of its Insurance Entities to be treated as non-admitted assets (or the local equivalent) or (e) otherwise restrict the conduct of business of it or any subsidiary, nor has it been advised by any Governmental Entity that it is contemplating any such undertakings.

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3.12  Insurance Matters.

(a) Each of its subsidiaries which by virtue of its operations and activities is required to be licensed as an insurance company, insurance intermediary, Lloyd’s corporate member or Lloyd’s managing agent (collectively, the “Insurance Entities”) is listed in Section 3.12 of its Disclosure Letter, together with the jurisdiction of domicile thereof. None of its Insurance Entities is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its incorporation. It conducts all of its insurance operations that are required to be conducted through a licensed insurance company or insurance intermediary, through its Insurance Entities, each of which is duly licensed or authorized as an insurance company, and/or, where applicable, a reinsurer, insurance intermediary, Lloyd’s corporate member or Lloyd’s managing agent, in its jurisdiction of incorporation and each other jurisdiction where it is required to be so licensed or authorized and is duly licensed or authorized in each such jurisdiction for each line of business written therein, except where the failure to so conduct its insurance operations or the failure of its Insurance Entities to be so licensed or authorized has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Since January 1, 2007, each of its Insurance Entities has timely filed or submitted all annual and, to the extent applicable Law requires, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (as filed through the date hereof and thereafter, collectively, the “Statutory Statements”), except, in each case, as has been cured or resolved to the satisfaction of such insurance regulatory authority without imposition of any material penalty or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

It will deliver or make available to the other parties, upon request, within one (1) business day of the termination of the IM Agreement, to the extent permitted by applicable Laws, (i) true and complete copies of all annual Statutory Statements filed with Governmental Entities for each of its Insurance Entities for the periods beginning January 1, 2007 through the date hereof and, once duly and timely filed, thereafter, and the quarterly Statutory Statements for each of its Insurance Entities for the quarterly periods ended September 30, 2008 through the date hereof and, once duly and timely filed, thereafter, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable insurance regulatory authority and (ii) true and complete copies of all examination reports (and has notified the other party of any pending examinations) of any insurance regulatory authorities received by it on or after January 1, 2007 through the date hereof relating to its Insurance Entities. Financial statements included in its Statutory Statements were prepared in conformity with Applicable SAP, consistently applied for the periods covered thereby, were prepared in accordance with the books and records of the applicable Insurance Entity, and present fairly in all material respects the statutory financial position of the relevant Insurance Entity as of the respective dates thereof and the results of operations, cash flows, and changes in capital and surplus (or stockholders’ equity, as applicable) of such Insurance Entity for the respective periods then ended. Its Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Governmental Entity with respect to any of its Statutory Statements that have not been cured or otherwise resolved to the satisfaction of such Governmental Entity. The statutory balance sheets and income statements included in its annual Statutory Statements have been audited by its independent auditors, and it has delivered or made available to the other party true and complete copies of all audit opinions related thereto for periods beginning January 1, 2007 through the date hereof. Except as is indicated therein, all assets that are reflected on its subsidiaries’ Statutory Statements comply in all material respects with all applicable Insurance Laws regulating the investments of Insurance Entities and all applicable Insurance Laws with respect to admitted assets and are in amount at least equal to the minimum amount required by applicable Insurance Laws. The financial statements included in its Statutory Statement accurately reflect in all material respects the extent to which, pursuant to applicable Laws and Applicable SAP, the applicable Insurance Entity is entitled to take credit for reinsurance (or any local equivalent concept).

(c) The loss reserves and other actuarial amounts of each of its Insurance Entities contained in its Statutory Statements: (i) were determined in accordance with generally accepted actuarial standards and principles and other qualitative methods materially consistently applied (except as otherwise noted in such financial statements), (ii) complied

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in all material respects with applicable Laws and were computed on the basis of methodologies materially consistent with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in such Statutory Statements, and (iii) include provisions for all actuarial reserves and related items which are required to be established in accordance with applicable Law. To its knowledge, no facts or circumstances exist which would necessitate any material increase in the statutorily required reserves above those reflected in the most recent balance sheet included in the Statutory Statements.

(d) Within one (1) business day of the termination of the IM Agreement, it will, upon request, make available to the other party true and complete copies of all actuarial reports used as the basis for establishing the reserves for each of its subsidiary Insurance Entities from and after January 1, 2007, and all material attachments, addenda, supplements and modifications thereto. To its knowledge, any information and data to be furnished by it or any of its subsidiaries to independent actuaries in connection with the preparation of such actuarial reports will be accurate in all material respects. To its knowledge, such actuarial reports will have been based upon an accurate inventory of Policies and Reinsurance Agreements in force for it and its subsidiaries, as the case may be, at the relevant time of preparation and will have been prepared in conformity in all material respects with generally accepted actuarial principles and other qualitative methods in effect at such time (except as may be noted therein) and the projections contained therein will have been properly prepared in accordance with the assumptions stated therein.

(e) As of the date of this Agreement, all reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements to which it or any of its subsidiaries is a party or under which it or any of its subsidiaries has any existing rights, obligations or liabilities (the “Reinsurance Agreements”) are, and after the consummation of the transactions contemplated hereby will continue to be, valid and binding obligations of it and its subsidiaries (to the extent they are parties thereto or bound thereby) and, to its knowledge, each other party thereto, in accordance with their terms and are in full force and effect, and it and each of its subsidiaries (to the extent they are party thereto or bound thereby) and, to its knowledge, each other party thereto has performed in all material respects all obligations required to be performed by it under each Reinsurance Agreement, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its subsidiaries has received notice, nor does it have knowledge, of any violation or default in respect of any obligation under (or any condition which, with the passage of time or the giving of notice or both, would result in such a violation or default), or any intention to cancel, terminate or change the scope of rights and obligations under, or not to renew, any Reinsurance Agreement, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2007, (i) neither it nor its subsidiaries have received any written notice from any party to a Reinsurance Agreement that any amount of reinsurance ceded by it or such subsidiary to such counterparty will be uncollectible or otherwise defaulted upon, (ii) to its knowledge, no party to a Reinsurance Agreement under which it or its subsidiary is the cedent is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to its knowledge, the financial condition of any party to a Reinsurance Agreement under which it or its subsidiary is the cedent is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) there are no disputes under any Reinsurance Agreement other than disputes in the ordinary course for which adequate loss reserves have been established and (v) its relevant subsidiary is entitled under any applicable Law and Applicable SAP to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to any Reinsurance Agreement under which it is the cedent and all such amounts recoverable have been properly recorded in its books and records of account (if so accounted therefor) and are properly reflected in its Statutory Statements, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any Reinsurance Agreement for which the ceding insurer party thereto is taking credit on its most recent Statutory Statements, to its knowledge, from and after January 1, 2007 (i) there has been no separate written or oral agreement between such ceding insurer and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Reinsurance Agreement, (ii) for each such Reinsurance Agreement entered into, renewed or amended on or after January 1, 2007, for which risk transfer is not reasonably considered to be self-evident to the extent required by any applicable

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provisions of SSAP No. 62, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment is available for review by the relevant Governmental Entities for each of it and its subsidiaries, (iii) its subsidiary that is a party thereto, and to its knowledge, any other party thereto, complies and has complied from and after January 1, 2007 with any applicable requirements set forth in SSAP No. 62, and (iv) such Insurance Entity has and had since January 1, 2007 appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

(g) All policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications, brochures, illustrations and certificates pertaining thereto (the “Policies”), in effect as of the date of this Agreement, that are issued by it or its subsidiaries and any and all marketing materials have been, to the extent required under applicable Law, filed with or submitted to and not objected to by such Governmental Entity within the period provided for objection, and such Policies and marketing materials comply with the Insurance Laws applicable thereto and have been administered in accordance therewith, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. All premium rates established by it or its subsidiaries that are required to be filed with or submitted to or approved by Governmental Entities have been so filed, submitted or approved, the premiums charged conform thereto and such premiums comply with the Insurance Laws applicable thereto, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) To its knowledge, each insurance agent, general agent, agency, producer, broker, reinsurance intermediary, program manager, managing general agent and managing general underwriter currently selling, issuing or underwriting business for or on behalf of it or its subsidiaries (including it and its subsidiaries’ salaried employees) (each, an “Agent”) was duly licensed for the type of activity and business conducted or written, sold, produced, underwritten or managed. To its knowledge, each program manager, managing general agent, third party administrator or claims adjuster or manager, at the time such person managed or administered business (including without limitation the administration, handling or adjusting of claims) for or on behalf of it or its subsidiaries (each, an “Administrator”) was duly licensed for the type of activity conducted. To its knowledge, no Agent or Administrator has materially violated or is currently in violation in any material respect of any term or provision of any Law applicable to the writing, sale, production, underwriting or administration of business for it or its subsidiaries, except for such failures or such violations which have been cured, that have been resolved or settled through agreements with applicable Governmental Entities or that are barred by an applicable statute of limitations. Each Agent was appointed and compensated by it or its subsidiaries in compliance in all material respects with applicable Law and all processes and procedures used in making inquiries with respect of such Agent were undertaken in compliance in all material respects with applicable Law. No Agent has binding authority on behalf of it or its subsidiaries. As of the date of this Agreement, no Agent accounting individually for 1% or more of the total gross premiums of all of its Insurance Entities for the year ended December 31, 2008 has indicated to it or its subsidiaries in writing or, to its knowledge, orally that such Agent will be unable or unwilling to continue its relationship as an Agent with it or its subsidiary within twelve months after the date hereof.

(i) Each of its Insurance Entities has duly and timely filed all reports or other filings required to be filed with any insurance regulatory authority in the manner prescribed therefor under applicable Laws and Permits and no Governmental Entity has asserted any deficiency or violation with respect thereto, except as has been cured or resolved to the satisfaction of the Government Entity or except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, each of its and its subsidiaries’ submissions, reports or other filings under applicable insurance holding company statutes or other applicable Insurance Laws with respect to contracts, agreements, arrangements and transactions between or among Insurance Entities and their affiliates, and all contracts, agreements, arrangements and transactions in effect between any subsidiary that is an Insurance Entity and any affiliate are in compliance with the requirements of all applicable insurance holding company statutes or other such Insurance Laws and all required approvals or deemed approvals of insurance regulatory authorities with respect thereto have been received or obtained, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(j) Copies (which are complete and correct in all material respects) of all analyses, reports and other data prepared by or on behalf of any of its Insurance Entities or submitted by or on behalf of any such Insurance Entity to any insurance regulatory authority relating to risk based capital calculations or Insurance Regulatory Information Systems ratios will provide to the other party, upon request, within one (1) business day of the termination of the IM Agreement.

(k) Except for regular periodic assessments in the ordinary course of business, there are no material unpaid claims and assessments against it or its subsidiaries, whether or not due, by any insurance guaranty association (in connection with that association’s fund relating to insolvent insurers), joint underwriting association, residual market facility or assigned risk pool. No such material claim or assessment is pending and neither it nor any subsidiary has received written notice of any such material claim or assessment against it or its subsidiaries by any insurance guaranty association, joint underwriting association, residual market facility or assigned risk pool.

(l) Since July 2, 2007, Validus and/or any of its subsidiaries which participate in Lloyd’s: (i) has not participated on any Lloyd’s syndicate other than syndicate 1183; (ii) has not agreed to sell, transfer or “drop” any of its rights to participate in a Lloyd’s syndicate or offered to acquire rights to participate on a Lloyd’s syndicated; (iii) has complied with the franchise standards (including principles and minimum standards, guidance and advice) issued by Lloyd’s and (iv) all documents relating to the participation of it or any of its subsidiaries’ participation at Lloyd’s are in Lloyd’s standard form and have not been amended in any way, including the standard managing agent’s agreement, in each case, except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Since July 2, 2007: (i) all funds held on behalf of Lloyd’s syndicate 1183 are held in accordance with the terms of the relevant premiums trust deed or other deposit arrangement as required by the bye-laws, regulations, codes of practice and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time and the provisions of any deed, agreement or undertaking executed, made or given for compliance with Lloyd’s requirements from time to time (“Lloyd’s Regulations”) and (ii) Validus and/or any of its subsidiaries required to do so have complied in all material respects with all relevant regulations, directions, notices and requirements in relation to the maintenance of Funds at Lloyd’s (as defined in the Lloyd’s Membership Byelaw (No. 5 of 2005)) in accordance with Lloyd’s Regulations and any directions imposed on it or any of its subsidiaries by Lloyd’s.

3.13  Investments; Derivatives.

(a) The information provided by each party to the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, related to its investment assets, including, without limitation, bonds, notes, debentures, mortgage loans, real estate, collateral loans, derivatives (including swaps, swaptions, caps, floors, foreign exchange, and options or forward agreements) and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternative investments and direct or indirect investments in hedge funds, whether entered into for its own or its subsidiaries or their customers’ accounts (such investment assets, together with all investment assets held between such date and the Closing Date are referred to herein as the “Investment Assets”) is true and complete in all material respects as of December 31, 2008.

(b) As of the date of this Agreement, to its knowledge, none of the Investment Assets is in default in the payment of principal or interest or dividends.

(c) As of the date of this Agreement, to its knowledge, the Investment Assets comply in all material respects with, and the acquisition thereof complied in all material respects with, any and all investment restrictions under applicable Law and its Investment Policy (as hereinafter defined). Except for Investment Assets sold in the ordinary course of business consistent with past practice or as contemplated by this Agreement, each of it and its subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all encumbrances except Permitted Encumbrances (as defined in Section 8.13(a)). Upon request, it will provide a copy of its and its subsidiaries’ policies with respect to the investment of the Investment Assets (its “Investment Policy”) to the other party within one (1) business day of the termination of the IM Agreement.

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(d) To its knowledge, none of its Investment Assets is subject to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, lock-ups, “gates,” “side-pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Each agreement with each investment manager or investment advisor providing services to it or any of its subsidiaries was entered into, and the performance of each investment manager is evaluated, in a commercially reasonable, arm’s length manner.

(f) Neither it nor any of its subsidiaries holds any derivative instruments, including swaps, swaptions, caps, floors, foreign exchange and option or forward agreements, whether entered into for its account, or for the account of any of its subsidiaries or their customers.

3.14  Material Contracts; Intercompany Contracts.

(a) As of the date of this Agreement, neither it nor any of its subsidiaries is a party to or bound by any contract (other than any Policy or Reinsurance Agreement) (i) that is or will be required to be filed by it as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC that is not already so filed; (ii) that limits or purports to limit in any material respect either the type of business in which it or any of its subsidiaries (or, after giving effect to the Amalgamation, Validus or any of its subsidiaries) may engage or the manner or locations in which any of them may so engage in any business; (iii) that creates a partnership, joint venture, strategic alliance or similar arrangement with respect to any of its or its subsidiaries’ material business or assets; (iv) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness in excess of $5,000,000; (v) that, individually or together with related contracts, provides for any acquisition, disposition, lease, license or use after the date of this Agreement of assets, services, rights or properties with a value or requiring annual fees in excess of $5,000,000 or that comprise more than 15% of its business on a consolidated basis; (vi) that is a collective bargaining agreement; (vii) that involves or could reasonably be expected to involve aggregate payments by or to it and/or its subsidiaries in excess of $5,000,000 in any twelve month period, except for any contract that may be cancelled without penalty or termination payments by it or its subsidiaries upon notice of 60 days or less; (viii) that includes an indemnification obligation of it or any of its subsidiaries with a maximum potential liability in excess of $5,000,000; (ix) that is an investment advisory or investment management agreement or arrangement to which it or any of its subsidiaries is a party or under which any Investment Asset is invested or managed or any third party has the right or power to make discretionary or investment decisions with respect to any Investment Asset or (x) that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede its ability to consummate the transactions contemplated by this Agreement or Validus’ and its subsidiaries’ ability to own and/or to conduct the businesses after the Closing. Each such contract described in clauses (i)-(x) is referred to herein as a “Material Contract.”

(b) Each Material Contract is, and after the consummation of the transactions contemplated by this Agreement will continue to be, a valid and binding obligation of it and its subsidiaries (to the extent they are parties thereto or bound thereby) enforceable against it and, to its knowledge, each other party thereto, in accordance with its terms and is in full force and effect, and it and each of its subsidiaries (to the extent they are party thereto or bound thereby) and, to its knowledge, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract, except where such failure to be valid and binding or such non-performance has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its subsidiaries has received written notice, nor does it have knowledge, of any material violation or default in respect of any material obligation under (or any condition which with the passage of time or the giving of notice or both would result in such a violation or default), or any intention to cancel, terminate, change the scope of rights and obligations under or not to renew, any Material Contract.

(c) Validus’ Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2008, sets forth all contracts, agreements, notes, leases, licenses and other instruments between Validus and any of its affiliates or between two or more affiliates of Validus. Section 3.14(c) of IPC’s Disclosure Letter sets forth all contracts, agreements, notes, leases, licenses and other instruments between IPC and any of its affiliates or between two or more affiliates of IPC. Each Validus intercompany agreement or IPC intercompany agreement, as the case may be,

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to which any Insurance Entity is a party has been duly approved by each Governmental Entity whose approval is required therefor, except where the failure to obtain such approval has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15  Employee Benefits and Executive Compensation.

(a) It has disclosed its Compensation and Benefits Plans in Section 3.15(a) of its Disclosure Letter and it will deliver or make available, to the extent requested, to the other party within one (1) business day of the termination of the IM Agreement correct and complete copies of, (i) each of its material Compensation and Benefit Plans (as defined in Section 8.13(a)), (ii) each applicable trust agreement or other funding arrangement for each such Compensation and Benefit Plan (including insurance contracts), and all amendments thereto, (iii) with respect to any such Compensation and Benefit Plan that is intended to be tax-qualified or tax-preferred under applicable Law, any applicable determination letter issued by the U.S. Internal Revenue Service and any other applicable determination document issued by any equivalent non-U.S. taxing or regulatory authority, in each case, confirming the tax-qualified or tax-preferred status of such Compensation and Benefit Plan, (iv) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports or other reports prepared for any Compensation and Benefit Plan with respect to the two most recently completed plan years, and (v) the most recent summary plan description for any Compensation and Benefit Plan and summary of any material modifications thereto.

(b) Each of its Compensation and Benefit Plans is in compliance with applicable Laws in all material respects and has been administered in all material respects in accordance with its terms. There are no actions, suits, investigations or claims pending, or to its knowledge, threatened or anticipated (other than routine claims for benefits) relating to any Compensation and Benefit Plan.

(c) Neither it nor any of its subsidiaries has any obligations for retiree health and retiree life benefits under any Compensation and Benefit Plan other than with respect to benefit coverage mandated by applicable Law. There has been no amendment to, announcement by it or any of its subsidiaries relating to, or change in employee participation in coverage under, any Compensation and Benefit Plan which would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(d) None of the execution and delivery of this Agreement, the shareholder approval of the transactions contemplated hereby, the termination of the employment of any of its or its subsidiaries’ employees within a specified time of the Effective Time or the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, golden parachute, or otherwise), whether or not in conjunction with a termination of employment, becoming due to any director or any employee of it or any of its subsidiaries from it or any of its subsidiaries under any Compensation and Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefit or funding (through a grantor trust or otherwise) of any such payment or benefit, (iv) limit or restrict the right of it to merge, amend or terminate any Compensation and Benefit Plan or any related trust, (v) cause a trust for any Compensation and Benefit Plan to be required to be funded, or (vi) result in payments under any Compensation and Benefit Plan which would not be deductible under Section 280G of the Code or any equivalent non-U.S. tax Law.

(e) Each of its Compensation and Benefit Plans that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the U.S. Internal Revenue Service and nothing has occurred that could reasonably be expected to cause the loss of such qualification. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that would subject it or any of its subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Neither it nor any of its subsidiaries (i) has an “obligation to contribute” (as defined in ERISA Section 4212) nor have they ever had an obligation to contribute to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) or (ii) maintains or contributes to, or has, within six years preceding the date of this Agreement, maintained or contributed to, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code.

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3.16  Labor Relations and Other Employment Matters.

(a) None of its or its subsidiaries’ employees are represented by any union with respect to their employment by it or its subsidiaries, and no labor organization or group of employees of it or any of its subsidiaries has made a pending demand for recognition or certification to it or any of its subsidiaries and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to its knowledge, threatened to be brought or filed with any labor relations tribunal or authority. Since January 1, 2007, neither it nor any of its subsidiaries has experienced any material labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

(b) (i) No unfair labor practice charges, grievances or complaints are pending or, to its knowledge, threatened against it or any of its subsidiaries, (ii) no employee of it at the officer level or above has given written notice to it or any of its subsidiaries that any such employee intends to terminate his or her employment with it or any of its subsidiaries, (iii) to its knowledge, no employee or former employee of it or any of its subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement (including any agreement relating of trade secrets or proprietary information) or non-competition agreement with it or any of its subsidiaries, and (iv) it and its subsidiaries have materially complied with all applicable Laws, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment.

(c) Each of its employees has all work permits, immigration permits, visas or other authorizations required by Law for such employee given the duties and nature of such employee’s employment and Section 3.16(c) of its Disclosure Letter sets forth a true and complete list of such work permits, immigration permits, visas or other authorizations currently held by its employees.

3.17  Intellectual Property

(a) It and each of its subsidiaries has sufficient rights to use all of the Intellectual Property used in its and each of its subsidiaries’ respective businesses as presently conducted and as proposed to be conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. The Intellectual Property owned by it or its subsidiaries is (i) owned free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances), and (ii) valid and subsisting, and is not subject to any outstanding order, judgment or decree adversely affecting its or its subsidiaries use thereof, or rights thereto.

(b) Section 3.17 of its Disclosure Letter, which, with respect to Validus, shall be provided within one (1) business day of the termination of the IM Agreement, sets forth a true list of (i) all registered trademarks and service marks, all trademark and service mark applications, and all domain names owned by it and/or its subsidiaries, (ii) all registered copyrights and copyright applications owned by it and/or its subsidiaries, and (iii) all patents and patent applications owned by it and/or its subsidiaries.

(c) Any underwriting model it has created or uses in its business that, among other things, assesses policy risk and premium (each an “Underwriting Model”) is based, in all material respects, on information that is confidential and/or proprietary to it (other than third-party vendor model information contained therein). It owns exclusively, free and clear of any claim, lien or encumbrance (other than Permitted Encumbrances), all of the proprietary information (including all Intellectual Property rights) upon which each Underwriting Model is based.

(d) All of the rights in the Intellectual Property created by its or any of its subsidiaries’ employees during the course of their employment, including any software developed to use the Underwriting Model, have been validly and irrevocably assigned to it.

(e) It and each of its subsidiaries has taken all reasonable measures to protect the confidentiality of all Trade Secrets (as hereinafter defined) that are owned, used or held by it or each of its subsidiaries, and to its knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure agreements which have not been breached.

(f) To its knowledge, neither it nor any of its subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party during the five (5) year period immediately preceding the date of this Agreement. There is no litigation, opposition, cancellation, proceeding, reexamination, objection or claim

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pending, asserted or, to its knowledge, threatened against it or any of its subsidiaries concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To its knowledge, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection or claim. To its knowledge, no person is infringing, misappropriating or otherwise violating any of its or its subsidiaries’ rights in any Intellectual Property.

(g) It and its subsidiaries has each complied in all material respects with (i) all applicable Laws, rules and regulations regarding data protection and the privacy and security of personal information, and (ii) their respective privacy policies or commitments to their customers and consumers.

3.18  Properties.  Neither it nor any of its subsidiaries owns any real property. It or one of its subsidiaries has (a) a valid leasehold or sublease interest or other comparable contract right in the real property that it or any of its subsidiaries leases, subleases or otherwise occupies without owning and (b) good, valid and marketable title to, or has a valid leasehold, sublease interest or other comparable contract right in, the other tangible assets and properties necessary to the conduct of the business as currently conducted, except (i) as have been disposed of in the ordinary course of business, in each case free and clear of all encumbrances except for Permitted Encumbrances, or (ii) as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. It and its subsidiaries have complied in all material respects with the terms of all such leases, and to its knowledge, all such leases are in full force and effect.

3.19  Brokers or Finders.  Other than, in the case of IPC, J.P. Morgan Securities Inc. (“JP Morgan”) and, in the case of Validus, Greenhill & Co., LLC (“Greenhill”), no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of it or any of its subsidiaries. Prior to the date of execution of this Agreement by IPC, IPC has provided a true and complete copy of its engagement letter with its financial advisor to Validus.

3.20  Investment Advisor.  Neither it nor any of its subsidiaries conducts activities of or is required to be registered as an “investment advisor” as such term is defined in Section 2(a)(2) of the Investment Company Act of 1940. Neither it nor any of its subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act of 1940.

3.21  Opinion of Financial Advisor.

(a) In the case of IPC, the board of directors of IPC has received the opinion of its financial advisor, JP Morgan, dated the date of execution of this Agreement by all parties, to the effect that, as of such date, the Amalgamation Consideration to be paid by Validus to the shareholders of IPC pursuant to Section 2.1(a) is fair, from a financial point of view, to the holders of IPC Common Shares (other than Validus and its subsidiaries).

(b) In the case of Validus, the board of directors of Validus has received the opinion of its financial advisor, Greenhill, dated as of March 31, 2009, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Validus.

3.22  Takeover Laws.  To its knowledge as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation would reasonably be expected to restrict or prohibit this Agreement, the Amalgamation or the other transactions contemplated hereby by reason of it being a party to this Agreement, performing its obligations hereunder and consummating the Amalgamation and the other transactions contemplated hereby.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1  Covenants of Validus and IPC.  During the period from the date of this Agreement and continuing until the Effective Time, Validus and IPC agree as to themselves and their respective subsidiaries that, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, as set forth in Section 4.1 of the Validus Disclosure Letter (in the case of Validus) or Section 4.1 of the IPC Disclosure Letter, including the supplement thereto attached as Exhibit F hereto (in the case of IPC) or to the extent that IPC (in the case of Validus)

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or Validus (in the case of IPC) shall otherwise consent in writing, that it and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice (including, for the avoidance of doubt, adhering to any operating guidelines and policies, whether or not written) and use commercially reasonable efforts to preserve intact their present business organizations, maintain their Permits and preserve their relationships with employees, investment advisers and managers, customers, policyholders, reinsureds, retrocedents, regulators, Agents, Administrators, lenders and financing providers and others having business dealings with them. Without limiting the generality of the foregoing, except as expressly required by applicable Law or as set forth in Section 4.1 of the Validus Disclosure Letter (in the case of Validus) or Section 4.1 of the IPC Disclosure Letter (in the case of IPC), Validus and IPC shall not, and shall not permit any of their respective subsidiaries, except as expressly noted in a subsection or clause that it is solely applicable to IPC and its subsidiaries, to:

(a) (i) declare or pay, or propose to declare or pay, any dividends on or make other distributions in respect of any of its share capital (whether in cash, shares or property or any combination thereof), except for (A) dividends paid by a direct or indirect wholly-owned subsidiary to it or its subsidiaries and (B) subject to Section 5.14, ordinary course quarterly dividends on its common shares with record and payment dates consistent with past practice; provided that any such dividend shall be at a rate no greater than the rate paid by it during the fiscal quarter immediately preceding the date of Agreement, (ii) split, combine or reclassify, or propose to split, combine or reclassify, any of its share capital, or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its share capital, or (iii) in the case of IPC and its subsidiaries, repurchase, redeem or otherwise acquire, propose to repurchase, redeem or otherwise acquire, any shares of its (or any of its subsidiaries’) share capital or any securities convertible into or exercisable for any shares of its (or any of its subsidiaries’) share capital, other than repurchases, redemptions or acquisitions by a wholly-owned subsidiary of share capital or such other securities, as the case may be, of another of its wholly-owned subsidiaries;

(b) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its (or any of its subsidiaries’) share capital of any class, any Voting Debt, any share appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing (it being understood that no such issuance, delivery or sale shall result in a net credit to either party’s Book Value Estimate made in connection with Section 5.16), other than (i) the issuance of common shares required to be issued upon the exercise or settlement of share options or other equity related awards outstanding on the date hereof under the Validus Share Plans the IPC Share Plans, as the case may be, as in effect on the date hereof, (ii) issuances by a wholly-owned subsidiary of share capital or capital stock, as the case may be, to it or another of its wholly-owned subsidiary and (iii) the issuance of Validus Common Shares in connection with the consummation of this Agreement;

(c) amend or propose to amend its memorandum of association or bye-laws or equivalent organizational documents of any of its subsidiaries (except in accordance with the IPC Bye-Law Amendment) and shall not waive any requirement thereof;

(d) (i) other than in connection with transactions related to its Investment Assets entered into in accordance with its Investment Policy or after obtaining the written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any corporation, partnership, association or other business organization or division thereof, or any material assets, rights or properties (it being understood that no such acquisition shall result in a net credit to either party’s Book Value Estimate made in connection with Section 5.16) or (ii) other than in connection with transactions related to its Investment Assets entered into in accordance with its Investment Policy or that results in the creation or incurrence of a Permitted Encumbrance, sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, or agree to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, any of its assets, product lines, businesses, rights or properties (including capital stock of its subsidiaries and indebtedness of others held by it and its subsidiaries);

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(e) other than any Validus Benefit Plan, as applicable, other than any IPC Benefit Plan, as applicable (which is subject to paragraph (k) below) or as contemplated by Section 6.3(f): amend, modify or terminate any Material Contract, or cancel, modify or waive any debts or claims held by it under, or waive any rights in connection with, any Material Contract, or enter into any contract or other agreement of any type, whether written or oral, that would have been a Material Contract had it been entered into prior to this Agreement;

(f) do or permit any of its subsidiaries, investments managers or advisers, or Agents or Administrators to do any of the following: (i) fail to comply with the Investment Policy, or amend, modify or otherwise change the Investment Policy in any material respect, except as may be required by (or, in its reasonable good faith judgment, advisable under) GAAP, Applicable SAP or any Governmental Entity or applicable Laws, (ii) enter into, purchase, sell, amend or modify any derivative other than in the ordinary course of business consistent with past practice and its Investment Policy or (iii) voluntarily forfeit, abandon, modify, waive, terminate or otherwise change any of its material Permits;

(g) take any action with the actual knowledge and intent that it would result in any of the conditions to the Amalgamation set forth in ARTICLE VI not being satisfied or take any action that would materially adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.2(d) or Section 6.3(d), as the case may be);

(h) (i) except as disclosed in any of its SEC Documents filed prior to the date of this Agreement, change its methods of accounting in effect at December 31, 2008, except as required by changes in applicable Laws, GAAP or Applicable SAP as concurred to by its independent auditors, (ii) make, change or revoke any material Tax election, file any amended Tax Return, settle any Tax claim, audit, action, suit, proceeding, examination or investigation or change its method of tax accounting (except, with respect to any amended Tax Return or any change in tax accounting method, as required by changes in applicable Law (or any Taxing Authority’s interpretation thereof)), in each case, if such action would have the effect of increasing any of its Tax liabilities by an amount that is material or (iii) alter or amend in any material respect its Investment Policy or any existing underwriting, claim handling, loss control, investment, actuarial or financial reporting practices, methods, guidelines or policies or any material assumption underlying an actuarial policy or practice (including compliance policies), except as may be required by (or, in its reasonable good faith judgment, advisable under) GAAP, Applicable SAP or any Governmental Entity or applicable Laws;

(i) adopt any plan of complete or partial liquidation or dissolution, restructuring, recapitalization or reorganization;

(j) settle or compromise any Legal Proceedings other than settlements or compromises of Legal Proceedings (i) where the amount paid (less the amount reserved for such matters by it in the latest audited balance sheet included in its SEC Documents and any insurance coverage applicable thereto) in settlement or compromise, in each case, does not exceed $1,000,000 and such settlement or compromise only involves monetary relief or (ii) arising from ordinary course claims for insurance under contracts of insurance or reinsurance issued by one of its subsidiaries;

(k) with respect to IPC and its subsidiaries only, (i) enter into, adopt, amend or terminate any IPC Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between it or one of its subsidiaries and one or more of its employees, directors or officers other than as required by this Agreement or in the ordinary course of business consistent with past practice, (ii) except as required by any IPC Benefit Plan, as the case may be, as in effect as of the date hereof, increase in any manner the compensation or fringe benefits of any director, officer, employee, independent contractor or consultant or pay any benefit not required by any IPC Benefit Plan, as the case may be, as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except for normal payments, awards and increases to employees who are not directors or officers in the ordinary course of business consistent with past practice, or (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms of a IPC Benefit Plan, as the case may be) providing for the payment to any director, officer, employee, independent contractor or consultant of

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compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

(l) incur, create or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness), including by way of an intercompany loan to it, guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of it or any of its subsidiaries or guarantee any debt securities of others, other than (i) in replacement of existing or maturing debt, (ii) in connection with amending existing indebtedness agreements in connection with the Amalgamation and the other transactions contemplated hereby, (iii) in the ordinary course of the insurance or reinsurance business and (iv) draw-downs pursuant to existing credit facilities and letters of credit;

(m) grant, extend, amend, waive or modify any material rights in or to, nor sell, assign, lease, transfer, license, let lapse, abandon, cancel or otherwise dispose of, any material Intellectual Property rights; or

(n) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

4.2  Financing.

(a) In the event that the parties mutually determine that it is desirable to obtain new, or amend or obtain waivers under any of their existing, credit facilities or other existing financing arrangements (“Financing”) in connection with the Amalgamation and the other transactions contemplated hereby, then the parties shall, and shall cause each of their respective subsidiaries to, use commercially reasonable efforts to cooperate with each other and to cause their respective directors, officers, employees, agents and representatives to cooperate in connection with the arrangement of such Financing, including with respect to the giving (effective as of the Effective Time) of any mutually acceptable guarantees required by the lenders in connection therewith; provided that (i) such requested cooperation does not unreasonably interfere with the ongoing operations of a party and its subsidiaries prior to the Effective Time, (ii) no party or any of its subsidiaries shall be required to incur any liability under the Financing prior to the Effective Time unless contingent upon the occurrence of the Closing and not material to Validus and its subsidiaries (after giving effect to the Amalgamation), and (iii) IPC and Validus shall be responsible for their respective costs and expenses incurred in connection with such cooperation. For the avoidance of doubt no failure of any party to obtain Financing shall be deemed to be a failure of any condition set forth in Article VI of this Agreement, except as specifically provided by Section 6.3(f) of this Agreement.

4.3  Bermuda Required Actions.  Prior to the Closing, (a) IPC shall (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers; (ii) prepare a duly certified copy of the IPC shareholder resolutions evidencing the Required IPC Vote and deliver such documents to Validus; and (b) Amalgamation Sub shall (and Validus, as the sole shareholder of Amalgamation Sub shall cause Amalgamation Sub to) (i) procure that the statutory declarations required by Section 108(3) of the Companies Act is duly sworn by one of Amalgamation Sub’s officers; (ii) prepare a duly certified copy of the shareholder resolutions evidencing the approval of Validus, as the sole shareholder of the Amalgamation Sub, of the Amalgamation; and (iii) prepare a notice advising the Registrar of the registered office of the Amalgamated Company.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1  Preparation of Proxy Statements; Shareholders Meetings.

(a) At IPC’s option, after consultation with Validus, IPC may elect to combine the IPC Shareholders Meeting with IPC’s 2009 annual general meeting, and at Validus’s option, after consultation with IPC, Validus may elect to combine the Validus Shareholders Meeting with Validus’s 2009 annual general meeting. As promptly as reasonably practicable following the date hereof, IPC and Validus shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the shareholders of Validus at the Validus Shareholders Meeting and to the IPC shareholders at the IPC Shareholders Meeting and, subject to the first sentence of this paragraph (a), such other

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matters as IPC and Validus elect to submit to their respective shareholders in the ordinary course consistent with past practice in connection with their respective annual general meetings, including the election of directors, the receipt of audited financial statements, the appointment of an auditor and the transaction of such other further business, if any, as may lawfully be brought before the meeting (such proxy statement/prospectus, proxy and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and Validus shall prepare, together with IPC, and file with the SEC a registration statement on Form S-4 (of which the Joint Proxy Statement/Prospectus shall be a part) with respect to the issuance of Validus Common Shares in the Amalgamation (such Form S-4, and any amendments or supplements thereto, the “Form S-4”). Each of IPC and Validus shall take all actions reasonably necessary to prepare and file the Joint Proxy Statement/Prospectus and the Form S-4 no later than 30 days following the date of execution of this Agreement by all parties. In addition, each of IPC and Validus shall:

(i) use commercially reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC, to keep the Form S-4 effective as long as is necessary to consummate the Amalgamation and the other transactions contemplated hereby, and to mail the Joint Proxy Statement/Prospectus to their respective shareholders as promptly as practicable after the Form S-4 is declared effective. IPC and Validus shall, on the same day of receipt thereof (and if not possible, as promptly as practicable after receipt thereof), provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC;

(ii) cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. None of the information supplied or to be supplied by Validus or IPC for inclusion or incorporation by reference in the (A) Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) Joint Proxy Statement/Prospectus will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Amalgamation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, in each case of (A) and (B), neither party shall be responsible or liable for any statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference therein;

(iii) cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, except that no representation or warranty shall be made by either such party with respect to statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or Form S-4. IPC and Validus shall make any necessary filings with respect to the Amalgamation under the Securities Act and the Exchange Act and the rules and regulations thereunder;

(iv) use commercially reasonable efforts to take any action required to be taken under any applicable securities Laws in connection with the Amalgamation and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action;

(v) advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Validus Common Shares issuable in connection with the Amalgamation for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4; and

(vi) promptly notify the other party if at any time prior to the Effective Time it discovers any information relating to either of the parties, or their respective affiliates, officers or directors, which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that such

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documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Validus and IPC, to the extent required by Law.

(b) Validus shall take all action necessary to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, and in any event within 45 days, following the date upon which the Form S-4 becomes effective (the “Validus Shareholders Meeting”) for the purpose of obtaining the Required Validus Vote, provided that the Validus Shareholders Meeting shall not be held prior to the third business day immediately following the last day on which the holders of IPC Common Shares can require appraisal of their IPC Common Shares pursuant to the Companies Act. Subject to Section 5.4, (i) Validus shall use commercially reasonable efforts to solicit and secure the Required Validus Vote in accordance with applicable legal requirements and (ii) the board of directors of Validus shall include the Validus Recommendation in the Joint Proxy Statement/Prospectus.

(c) IPC shall take all action necessary to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, and in any event within 45 days, following the date upon which the Form S-4 becomes effective (the “IPC Shareholders Meeting”) for the purpose of obtaining the Required IPC Vote, provided that the IPC Shareholders Meeting shall not be held prior to the third business day immediately following the last day on which the holders of IPC Common Shares can require appraisal of their IPC Common Shares pursuant to the Companies Act. Subject to Section 5.4, (i) IPC shall use commercially reasonable efforts to solicit and secure the Required IPC Vote in accordance with applicable legal requirements and (ii) the board of directors of IPC shall include the IPC Recommendation in the Joint Proxy Statement/Prospectus.

(d) Validus and IPC shall coordinate and each shall use its commercially reasonable efforts to cause the Validus Shareholders Meeting and the IPC Shareholders Meeting to be held on the same date.

(e) Validus and IPC may determine, after consultation with each other, that each of them shall file separate proxy statements rather than a joint proxy statement, in which case each of the references in this Agreement to the Joint Proxy Statement/Prospectus shall include each party’s separate proxy statement.

5.2  Access to Information; Confidentiality.

(a) Upon reasonable notice, each of Validus and IPC shall (and shall cause each of its subsidiaries to) (i) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, records and officers and (ii) during such period, make available all other information concerning its business, properties and personnel, in each case, as such other party may reasonably request. Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, neither party nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize any legally recognized privilege applicable to such information or violate or contravene any applicable Laws or binding agreement entered into prior to the date of this Agreement (including any Laws relating to privacy). The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply, including adopting additional specific procedures to protect the confidentiality of certain sensitive material and to ensure compliance with applicable Law, and, if necessary, restricting review of certain sensitive material to the receiving party’s financial advisors or outside legal counsel. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

(b) The parties will hold any such information in confidence and neither of the parties nor any of their respective affiliates, directors, officers, employees, advisors, agents or other representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, “Representatives”) will disclose any of the information in any manner whatsoever; provided, however, that (i) any of such information may be disclosed to Representatives who need to know such information for the sole purpose of assisting the parties in effecting the Amalgamation (it being understood that such Representatives shall be informed by the party hereto that they represent of your obligations under this Section 5.2(b) and shall be required by you to comply with all such

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obligations)), (ii) any of such information may be disclosed as required by applicable law or the rules of a national securities exchange and (iii) any other disclosure of such information may be made only with the other party’s prior written consent. Each party hereto agrees to be responsible for any breach of this Section 5.2(b) by any of its Representatives and, at its sole expense, to take all commercially reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from breaching this Section 5.2(b).

5.3  Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will cooperate and consult with the other party with respect to, and will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate the Amalgamation and the other transactions contemplated by this Agreement as promptly as practicable after the date hereof, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, filings and other documents and to obtain as promptly as practicable all Requisite Regulatory Approvals and all other consents, waivers, licenses, registrations, orders, approvals, permits, rulings, requests, authorizations and clearances necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Amalgamation or any of the other transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.3(a), to the extent permissible under applicable Laws, each party shall, in connection with the above referenced efforts to obtain all Requisite Regulatory Approvals and any other requisite approvals, clearances and authorizations for the transactions contemplated hereby under applicable Laws or any approval of a Governmental Entity, use its commercially reasonable efforts to (i) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to applicable Laws or by any Governmental Entity and to use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods and the receipt of all such consents, waivers, licenses, registrations, orders, approvals, permits, rulings, requests, authorizations and clearances under applicable Laws or from such Governmental Entities as soon as practicable, (ii) cooperate in all respects with the other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party, (iii) keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby and promptly inform the other party of (and upon reasonable request provide copies of) any communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by any private party, in each case regarding any other transactions contemplated hereby, (iv) permit the other parties, or the other parties’ legal counsel, to review prior to its submission any communication given by it to any Governmental Entity or, in connection with any proceeding by any private party, with any other person, (v) consult with the other party in advance of any meeting, conference, conference call, discussion or communication with, any such Governmental Entity or, in connection with any proceeding by any private party, with any other person and (vi) to the extent permitted by such Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings, conferences, conference calls, discussions and communications.

(c) Notwithstanding the foregoing or anything in this Agreement to the contrary, none of IPC (and its subsidiaries) or Validus (and its subsidiaries) may, without the prior written consent of the other party, (i) consent to, take or agree or commit to take, any action for the purpose of obtaining the Requisite Regulatory Approvals or (ii) consent to or agree to any restriction or limitation for the purpose of obtaining the Requisite Regulatory Approvals (including with respect to divesting, selling, licensing, transferring, holding separate or otherwise disposing of any business or assets or conducting its (or its subsidiaries’) business in any specified manner), in each case, which would be effective prior to the Effective Time or which would, after the Effective Time, not be immaterial to Validus and its subsidiaries taken together (after giving effect to the Amalgamation).

(d) In connection with and without limiting the foregoing, Validus and IPC shall (i) take all reasonable actions necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to the Amalgamation, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any takeover statute or similar statute or regulation becomes applicable to the Amalgamation, this Agreement, or any other transaction contemplated by this Agreement, use their respective commercially reasonable efforts to ensure

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that the Amalgamation and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Amalgamation and the other transactions contemplated by this Agreement.

(e) Subject to receipt of the Required IPC Vote, IPC shall take such actions as are necessary to amend its bye-laws to reflect the IPC Bye-Law Amendment.

5.4  No Change in Recommendation.

(a) The board of directors of Validus shall not withhold, withdraw, qualify or modify (including by amendment or supplement to the Joint Proxy Statement/Prospectus), in any manner adverse to IPC, the Validus Recommendation, or publicly propose to, or publicly announce that its board of directors has resolved to take any such action (any of the foregoing, with respect to the Validus Recommendation, a “Change in Validus Recommendation”). The board of directors of IPC shall not withhold, withdraw, qualify or modify (including by amendment or supplement to the Joint Proxy Statement/Prospectus), in any manner adverse to Validus, the IPC Recommendation, or publicly propose to, or publicly announce that its board of directors has resolved to take any such action (any of the foregoing, with respect to the IPC Recommendation, a “Change in IPC Recommendation”).

(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Required Validus Vote, in the case of Validus, or the Required IPC Vote, in the case of IPC, the board of directors of Validus or IPC, as the case may be, may withhold, withdraw, qualify or modify (or publicly announce that its board of directors has resolved to take any such action) the Validus Recommendation, in the case of Validus, or the IPC Recommendation, in the case of IPC, other than, with respect to IPC only, in connection with an Acquisition Proposal (as defined in Section 5.5(a)) (for the avoidance of doubt, the conditions under which IPC may make a Change of IPC Recommendation as a result of an Acquisition Proposal are as set forth in Section 5.5), if the board of directors of Validus or IPC, as the case may be, after consultation with its outside counsel and financial advisors, concludes in good faith that such action is reasonably likely to be required in order for the relevant directors to comply with such directors’ fiduciary duties under applicable Law; provided that no Change in Validus Recommendation or Change in IPC Recommendation, as the case may be, may be made unless the party seeking to make such Change in Validus Recommendation or Change in IPC Recommendation, as the case may be, (i) has not breached in any material respect its obligations under this Section 5.4, and (ii) has provided a written notice to the other party advising it of its intention to make a Change in Validus Recommendation or a Change in IPC Recommendation, as the case may be, and such other party does not, within five business days following its receipt of such notice, agree to make adjustments in the terms and conditions of this Agreement which obviate the need for the Change in Validus Recommendation or the Change in IPC Recommendation, as the case may be, as determined in good faith by the board of directors of Validus or IPC, as the case may be, after consultation with its outside legal counsel and financial advisors (provided that, during such five business day period, the party seeking to make such Change in Validus Recommendation or Change in IPC Recommendation, as the case may be, shall, and shall cause its outside legal counsel and its financial advisors to, negotiate in good faith with the other party (to the extent the other party desires to negotiate) with respect to any proposed adjustments to the terms and conditions of this Agreement). Notwithstanding the foregoing, nothing contained herein shall be deemed to relieve either of Validus or IPC of its obligation(s) under Section 5.1 to submit matters to obtain the Required Validus Vote at the Validus Shareholders Meeting or the Required IPC Vote at the IPC Shareholders Meeting, as the case may be; provided, however, that if the board of directors of Validus (in the case of a Change in Validus Recommendation) or IPC (in the case of a Change in IPC Recommendation) shall have effected a Change in Validus Recommendation or a Change in IPC Recommendation, as the case may be, then in submitting such matters to the applicable shareholders meeting, the applicable board of directors may submit such matters without recommendation, in which event the applicable board of directors shall communicate the basis for its lack of a recommendation to the applicable shareholders in the Joint Proxy Statement/Prospectus or an appropriate amendment or supplement thereto to the extent it determines after consultation with its legal counsel, that such action is compelled by applicable Law.

5.5  Acquisition Proposals.

(a) IPC agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall cause (and use commercially reasonable efforts to instruct) its and its

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subsidiaries’ employees, agents, representatives and advisors (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly:

(i) initiate, solicit, encourage or facilitate (including by providing information) any effort or attempt to make or implement any proposal or offer with respect to, or a transaction to effect, an amalgamation, merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its subsidiaries or any purchase or sale of 10% or more of the consolidated assets (including, without limitation, stock of its subsidiaries) of it and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 10% or more of its total voting power (or of the surviving Validus entity in such transaction) or the voting power of any of its subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by Validus) being hereinafter referred to as an “Acquisition Proposal”);

(ii) have, participate or otherwise engage in any discussions or negotiations with or provide any confidential information or data to any person relating to an Acquisition Proposal;

(iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or submit to the vote of its shareholders any Acquisition Proposal prior to the termination of this Agreement; or

(iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, amalgamation agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal.

(b) IPC agrees that (i) it shall, and shall cause its subsidiaries and its and their respective officers, directors, employees, agents, representatives and advisors to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (ii) it shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal. IPC agrees that it shall use its commercially reasonable efforts to promptly inform its and its subsidiaries’ respective directors, officers, employees, agents, representatives and advisors of the obligations undertaken in this Section 5.5.

(c) IPC shall promptly notify Validus of any (i) Acquisition Proposal, (ii) request for information that could reasonably be expected to be related to an Acquisition Proposal received by it, any of its subsidiaries or any of their respective directors, officers, employees, agents, representatives or advisors (including any investment bankers, attorneys or accountants), and (iii) request that could reasonably be expected to be related to an Acquisition Proposal for discussions with or negotiations by, it, any of its subsidiaries or any of their respective directors, officers, employees, agents, representatives or advisors (including any investment bankers, attorneys or accountants), indicating, in connection with such notice, the identity of the person making such Acquisition Proposal or request and the material terms and conditions thereof (including a copy thereof and any related available documentation and correspondence), and in any event IPC shall provide written notice to Validus of any Acquisition Proposal, request for information or request for such discussions or negotiations within 24 hours of such event. IPC will (A) inform the person making such Acquisition Proposal, request for information or request for discussions or negotiations of its obligations under this Agreement and (B) keep Validus reasonably informed on a reasonably current basis of the terms of any such Acquisition Proposal or request for information or request for discussions or negotiations (including whether such Acquisition Proposal or request for information or request for discussions or negotiations is withdrawn and any material change to the terms thereof).

(d) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Required IPC Vote, in the case of IPC (after the expiration of the Notice Period (as hereinafter defined)), the board of directors of IPC concludes that an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 5.5 could be reasonably likely to constitute a Superior Proposal (after giving effect to all the adjustments to this Agreement which may be offered by Validus prior to or during the Notice Period), the board of directors of IPC may make a Change in IPC Recommendation; provided that the board of directors of IPC may not make a Change in IPC Recommendation unless (i) IPC has provided a written notice to Validus (a “Notice of Superior Proposal”) advising Validus that it has received an Acquisition Proposal that could be reasonably likely to constitute a Superior

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Proposal and specifying the identity of the person making such Acquisition Proposal and the material terms thereof (including a copy thereof and any related available documentation and correspondence) and (ii) Validus does not, within five business days following its receipt of the Notice of Superior Proposal (the “Notice Period”), make an offer that, as determined in good faith by the board of directors of IPC after consultation with its outside legal counsel and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during the Notice Period, IPC shall, and shall cause its outside legal counsel and its financial advisors to, negotiate in good faith with Validus (to the extent Validus desires to negotiate) with respect to such proposal). The parties understand and agree that to comply with this Section 5.5(d) any revisions to the terms of such Superior Proposal which, individually or in the aggregate would be material when considering such Superior Proposal in its totality, shall require IPC to deliver to Validus a new Notice of Superior Proposal and the commencement of a new Notice Period.

(e) Nothing contained in this Section 5.5 shall prohibit IPC, from (i) complying with Rule 14d-9 or 14e-2 promulgated under the Exchange Act to the extent applicable with regard to an Acquisition Proposal (provided that, in the case of an Acquisition Proposal made by way of a tender offer or exchange offer, any failure by IPC or its board of directors to recommend that the shareholders of IPC reject such offer within the time period specified in Rule 14e-2(a) shall be deemed to be a Change in IPC Recommendation), or making any legally required disclosure to its shareholders with regard to an Acquisition Proposal (provided that any disclosure (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) made pursuant to Rule 14d-9 or 14e-2(a) shall be deemed to be a Change in IPC Recommendation unless the board of directors of IPC expressly reaffirms its recommendation to its shareholders in favor of approval of this Agreement and the transactions contemplated hereby) or (ii) informing any person of the existence of the provisions contained in this Section 5.5.

(f) “Superior Proposal” means a bona fide unsolicited written Acquisition Proposal from any person (other than Validus or its subsidiaries) that did not result from a breach by IPC of this Section 5.5, which the board of directors of IPC concludes in good faith, after consultation with its outside legal counsel and its financial advisors, taking into account the legal, financial, regulatory, timing and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation) is in the long-term best interests of IPC including its shareholders, employees, communities and other stakeholders, taking into account the long-term strategic prospects and other benefits of the transactions contemplated by this Agreement, and (i) is more favorable to IPC, its shareholders and other constituencies than the transactions contemplated by this Agreement (after giving effect to all adjustments to this Agreement which may be offered by Validus under Section 5.5(d) in response to such Acquisition Proposal), (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals and otherwise reasonably capable of being completed on the terms proposed and (iii) that could be reasonably likely to require the board of directors of IPC to make a Change in IPC Recommendation in order to comply with its directors’ fiduciary duties under applicable Law; provided that, for purposes of this definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.5(a)(i), except that the reference to “10% or more of its voting power or the voting power of any of its subsidiaries” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50% or more of its total voting power or the voting power of any of its subsidiaries” and the reference to “10% or more of the consolidated assets” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “all or substantially all of the consolidated assets.”

5.6  Section 16 Matters.  Prior to the Effective Time, each of Validus and IPC shall use its commercially reasonable efforts to cause to be exempt under Rule 16b -3 promulgated under the Exchange Act any dispositions of IPC Common Shares or acquisitions of Validus Common Shares (including, in each case, derivative securities) resulting from the transactions contemplated hereby by each director or officer of IPC who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to IPC.

5.7  Fees and Expenses.  Whether or not the Amalgamation is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as otherwise provided herein, and except that expenses incurred in connection with filing,

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printing and mailing the Joint Proxy Statement/Prospectus and the Form S-4 shall be shared equally by IPC and Validus.

5.8  Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Validus shall cause the Amalgamated Company to, to the fullest extent permitted by applicable Law (and, in the case of former officers and directors, to the extent permitted by the bye-laws of IPC and the Amalgamated Company prior to the Closing), indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of IPC (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of IPC or any of its respective subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by IPC or any of its respective subsidiaries pursuant to the relevant entity’s memorandum of association, bye-laws and indemnification agreements and resolutions, if any, in existence on the date hereof.

(b) For a period of six years after the Effective Time, Validus shall purchase as of the Effective Time, a tail policy to the existing directors’ and officers’ liability insurance maintained by IPC with respect to claims arising from facts or events which occurred at or before the Effective Time, and which tail policy shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than the coverage provided by the existing policy of IPC as of the date of this Agreement; provided, however, that in no event shall Validus be required to expend for the entire tail policy, in excess of 350% of the annual premium currently provided by IPC for its existing policy of directors’ and officers’ liability insurance; and provided further that, if the premium of such insurance coverage exceeds such amount, Validus shall be obliged to obtain a policy with the greatest coverage available for a cost not to exceed such amount. At the request of Validus, IPC shall cooperate with Validus to obtain such a tail policy effective as of the Effective Time.

(c) In the event that Validus or the Amalgamated Company or any of its successors or assigns (i) consolidates or amalgamates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or amalgamation or (ii) transfers or conveys all or substantially all of its properties and assets to any person (including by dissolution), then, and in each such case, Validus shall cause proper provision to be made so that the successors and assigns of Validus or the Amalgamated Company assume and honor the obligations set forth in this Section 5.8.

(d) [Reserved].

(e) The provisions of this Section 5.8: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and legal representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

5.9  Public Announcements.  The press release to be issued after the execution of this Agreement by all parties regarding the Amalgamation shall be a joint press release and thereafter each of Validus and IPC shall, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of NASDAQ or the NYSE, as applicable, or by request of any Governmental Entity, consult with the other party before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby; provided, however, that this consultation obligation shall not apply to any press release or other public statement relating to any actual or contemplated litigation between the parties to this Agreement.

5.10  Additional Agreements.  In case any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Amalgamated Company with full title to all properties, assets, rights, approvals, permits, authorizations, immunities and franchises of IPC and its subsidiaries, the parties shall use commercially reasonable efforts to cause their respective officers and directors to take all such necessary action.

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5.11  Shareholder Litigation.  IPC shall give Validus the reasonable opportunity to participate in the defense of any shareholder litigation against IPC or its directors or officers relating to this Agreement and the transactions contemplated hereby.

5.12  Employee Benefits.

(a) [Reserved].

(b) As of the Closing Date, Validus shall, or shall cause one of its subsidiaries to, continue to employ each person employed by Validus or IPC or any of their respective subsidiaries as of the Closing Date (such employees, collectively, the “Employees”). Except as expressly provided below, nothing contained herein shall restrict Validus in the future in the exercise of its independent, good-faith business judgment as to the terms and conditions under which such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the benefits provided to any Employee.

(c) For a period of not less than one year following the Closing Date, Validus shall (or shall cause its subsidiaries to) make available to the Employees that immediately prior to the Closing were employed by IPC, employee benefits and compensation opportunities (including salary, wages and bonus opportunity) substantially comparable in the aggregate to the employee benefits and compensation opportunities in effect for IPC employees immediately prior to the Closing.

(d) Validus and its subsidiaries shall ensure that any Compensation and Benefit Plan in which the Employees are eligible to participate after the Closing Date shall take into account for purposes of eligibility and vesting thereunder, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits, service by the Employees with IPC and any of its subsidiaries prior to the Closing Date, to the same extent such service was credited prior to the Closing Date under a comparable Compensation and Benefit Plan of IPC.

(e) From and after the Closing Date, Validus shall honor all IPC Benefit Plans, in accordance with their terms as in effect immediately before the Closing Date; provided that nothing herein shall limit the right of Validus to amend or terminate any such plan in accordance with its terms.

(f) Notwithstanding the foregoing, nothing herein shall (i) be treated as an amendment of any Compensation and Benefit Plan or (ii) give any third party any right to enforce the provisions of this Section 5.12.

5.13  Listing and Delisting; Reservation for Issuance.  Validus shall use its commercially reasonable efforts to cause all the following shares to be approved for listing and quotation on the NYSE, subject to official notice of issuance, no later than the Closing Date: (i) all Validus NYSE, subject to official notice of issuance, no later than the Closing Date: (i) all Validus Common Shares to be issued in the Amalgamation to IPC shareholders and (ii) all Validus Common Shares to be reserved for issuance upon exercise or vesting of the IPC Share Options or IPC Other Awards (collectively, the “Listed Validus Common Shares”). Validus shall take all action necessary to reserve for issuance, prior to the Closing Date, any Listed Validus Common Shares that, by their terms and in accordance with this Agreement, will not be issued until after the Effective Time. Validus shall use its commercially reasonable efforts to cause the IPC Common Shares to no longer be listed or quoted on NASDAQ and to be deregistered under the Exchange Act as soon as practicable following the Effective Time.

5.14  Dividends.  IPC and Validus shall coordinate the declaration, setting of record dates and payment dates of dividends of IPC Common Shares and Validus Common Shares so that holders of IPC Common Shares do not receive dividends on both IPC Common Shares and the Validus Common Shares received in the Amalgamation in respect of any calendar quarter or fail to receive a dividend on either the IPC Common Shares or the Validus Common Shares received in the Amalgamation in respect of any calendar quarter. For the avoidance of doubt, the purpose of this Section 5.14 is to ensure that the holders of the Validus Common Shares and IPC Common Shares each receive the same number of quarterly dividends after execution of this Agreement and prior to the Effective Time with respect to such shares.

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5.15  Tax Treatment.

(a) The parties intend the Amalgamation to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinions described in Sections 6.2(e) and 6.3(e) of this Agreement. Each of IPC, Amalgamation Sub and Validus and each of their respective affiliates shall use commercially reasonable efforts to cause the Amalgamation to so qualify and to obtain such opinions, and unless otherwise required by applicable Law or by any other provision of this Agreement, shall not take any actions, or cause any actions to be taken, which would reasonably be expected to cause the Amalgamation to fail so to qualify or the opinions to fail to be delivered.

(b) Validus shall cause (i) Amalgamation Sub to file with the United States Internal Revenue Service a properly completed Form 8832, so as to elect to be treated as a disregarded entity for U.S. federal tax purposes effective at least one day prior to the Closing Date, and (ii) the Amalgamated Company to file, after the Closing Date, with the United States Internal Revenue Service a properly completed Form 8832, so as to cause it to be treated for U.S. federal tax purposes as a disregarded entity effective as of the Closing Date.

5.16  Book Value Calculations.

(a) On the first business day after the date of its shareholder meeting held pursuant to Section 5.1, unless this Agreement is earlier terminated pursuant to Section 7.1, either Validus or IPC (the “Requesting Party”) may request, by providing notice in writing delivered to the other party (the “Non-Requesting Party”), that the Non-Requesting Party prepare an estimate of the Non-Requesting Party’s book value as of the date that is one (1) business day prior to such shareholder meeting (such date, the “Measurement Date,” and such estimate of book value, a “Book Value Estimate”).

(b) If a Requesting Party makes a request pursuant to Section 5.16(a), then both the Requesting Party and the Non-Requesting Party shall each promptly, and in any event within five (5) calendar days, prepare Book Value Estimates and provide such Book Value Estimates, together with reasonable supporting analysis, to each other. If the Requesting Party fails to provide such Book Value Estimate within such five (5) calendar day period, then the Requesting Party shall have no further rights under this Section 5.16 or Sections 7.1(h) or 7.1(i), as the case may be. For the avoidance of doubt, the parties hereby agree that, if either party requests a Book Value Estimate, the Closing Date shall not occur until the agreements and covenants set forth in this Section 5.16 have been satisfied or waived.

(c) From and after the time that the Book Value Estimates have both been delivered, each party shall have five (5) calendar days to review the other party’s Book Value Estimate and supporting analysis and such other information as the party may reasonably request in connection with its review of the other party’s Book Value Estimate. The parties understand and agree that no reserve development occurring from and after the Measurement Date shall increase or reduce either party’s Book Value Estimate.

(d) If either party’s Book Value Estimate indicates that such party has experienced a decline in book value of more than 50% from December 31, 2008 to the Measurement Date (a “50% Book Value Decline”), then the other party shall have the right to terminate this Agreement pursuant to and in accordance with Section 7.1(h) or Section 7.1(i), as appropriate.

(e) If the parties’ Book Value Estimates indicate that the percentage decline in either party’s book value from December 31, 2008 to the Measurement Date is more than 20 percentage points greater than the percentage decline of the other party’s book value from December 31, 2008 to the Measurement Date (a “20% Differential Book Value Decline”), then the party with the lesser decline in book value over such period shall have the right to terminate this Agreement pursuant to and in accordance with Section 7.1(h) or Section 7.1(i), as appropriate; provided that, for purposes of measuring the 20% Differential Book Value Decline, if any, the book value of any party that has experienced an increase in book value from December 31, 2008 to the Measurement Date shall be deemed to have experienced no change in its book value.

(f) If, after complying with this Section 5.16, neither party has experienced a 50% Book Value Decline or a 20% Differential Book Value Decline, then (i) in accordance with the terms this Agreement, each party shall cooperate and consult with the other party with respect to, and will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate the Amalgamation and the other transactions contemplated by this

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Agreement as promptly as practicable and (ii) if all other conditions to Closing set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date) have been satisfied or waived as of the third business day after the condition in Section 6.1(a) was satisfied, then notwithstanding the provisions of Section 6.2(a) or Section 6.3(a) (as the case may be) or any other provision of this Agreement, no representations or warranties of the Non-Requesting Party set forth in this Agreement need be true and correct as of any date after the third business day after the date on which the condition in Section 6.1(a) was satisfied and any certificate of the Non-Requesting Party delivered pursuant to Section 6.2(c) or Section 6.3(c) (as the case may be) shall reflect the foregoing.

ARTICLE VI

CONDITIONS PRECEDENT

6.1  Conditions to Each Party’s Obligation to Effect the Amalgamation.  The respective obligation of each party to effect the Amalgamation shall be subject to the satisfaction prior to the Closing of the following conditions, unless waived by both IPC and Validus:

(a) Shareholder Approval.  Validus shall have obtained the Required Validus Vote, and IPC shall have obtained the Required IPC Vote.

(b) NYSE Listing.  The Listed Validus Common Shares shall have been authorized for listing on NYSE, subject to official notice of issuance.

(c) Requisite Regulatory Approvals.  The authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, any Governmental Entity set forth in Section 6.1(c) of the Validus Disclosure Letter and Section 6.1(c) of the IPC Disclosure Letter, to the extent required, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”).

(d) Form S-4.  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e) No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Amalgamation shall be in effect. There shall not be any action taken, or any Law enacted, entered, enforced or made applicable to the Amalgamation, by any Governmental Entity of competent jurisdiction that makes the consummation of the Amalgamation illegal or otherwise restrains, enjoins or prohibits the Amalgamation.

6.2  Conditions to Obligation of IPC.  The obligation of IPC to effect the Amalgamation is subject to the satisfaction of the following conditions unless waived by IPC:

(a) Representations and Warranties.  (i) The representations and warranties of Validus set forth in Section 3.8 shall be true and correct in all respects as of the date hereof and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of Validus (and Amalgamation Sub, as applicable) set forth in Sections 3.2, 3.3(a), 3.9(b) (other than in the case of a Change in Validus Recommendation pursuant to Section 5.4(b)), 3.10(a) and 3.22 shall be true and correct in all material respects as of the date hereof and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date) and (iii) each of the other representations and warranties of Validus set forth in ARTICLE III of this Agreement shall be true and correct in all respects as of the date hereof and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Validus.

(b) Performance of Obligations of Validus.  Validus shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the

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Closing Date that are qualified as to materiality or Material Adverse Effect, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Certification.  IPC shall have received a certificate signed on behalf of Validus by the Chief Executive Officer or the Chief Financial Officer of Validus, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Burdensome Regulatory Condition.  There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Amalgamation or the transactions contemplated by this Agreement by any Governmental Entity of competent jurisdiction (including any Requisite Regulatory Approval), which imposes any term, condition, obligation or restriction upon Validus, the Amalgamated Company or their respective subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Validus and its subsidiaries (including the Amalgamated Company and its subsidiaries) on a consolidated basis after the Effective Time.

(e) Opinion of Tax Counsel.  IPC shall have received an opinion from Sullivan & Cromwell LLP, special counsel to IPC, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Amalgamation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of IPC and Validus will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) IPC will be treated, in respect of any shareholder who will own after the Amalgamation less than five percent of the issued IPC Common Shares (as determined under Treasury Regulations Section 1.367(a)-3(b)(1)(i)), as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Amalgamation. In rendering its opinion, Sullivan & Cromwell LLP may require and rely upon representations contained in letters from each of IPC and Validus.

6.3  Conditions to Obligation of Validus.  The obligation of Validus to effect the Amalgamation is subject to the satisfaction of the following conditions unless waived by Validus:

(a) Representations and Warranties.  (i) The representations and warranties of IPC set forth in Section 3.8 shall be true and correct in all respects as of the date hereof and the Closing Date as though made on and as of the Closing Date, (ii) the representations and warranties of IPC set forth in Sections 3.2, 3.3(a), 3.9(a) (other than in the case of a Change in IPC Recommendation pursuant to Section 5.4(b)), 3.10(b) and 3.22 shall be true and correct in all material respects as of the date hereof and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct in all material respects as of such date) and (iii) each of the other representations and warranties of IPC set forth in ARTICLE III of this Agreement shall be true and correct in all respects as of the date hereof and the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made only as of a specified date, which shall be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct (without giving effect to any “materiality” or “Material Adverse Effect” or similar qualifier set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IPC.

(b) Performance of Obligations of IPC.  IPC shall have performed or complied in all respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect, and shall have performed or complied in all material respects with all other obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Certification.  Validus shall have received a certificate signed on behalf of IPC by the Chief Executive Officer or the Chief Financial Officer of IPC, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d) Burdensome Regulatory Condition.  There shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Amalgamation or the transactions contemplated by this Agreement by any Governmental Entity of competent jurisdiction (including any Requisite Regulatory

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Approval), which imposes any term, condition, obligation or restriction upon Validus, the Amalgamated Company or their respective subsidiaries that would, individually or the aggregate, reasonably be expected to have a Material Adverse Effect on Validus and its subsidiaries (including the Amalgamated Company and its subsidiaries) on a consolidated basis after the Effective Time.

(e) Opinion of Tax Counsel.  Validus shall have received an opinion from Cahill Gordon & Reindel LLP, special counsel to Validus, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Amalgamation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of IPC and Validus will be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) IPC will be treated, in respect of any shareholder who will own after the Amalgamation less than five percent of the issued IPC Common Shares (as determined under Treasury Regulations Section 1.367(a)-3(b)(1)(i)), as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto pursuant to the Amalgamation. In rendering its opinion, Cahill Gordon & Reindel LLP may require and rely upon representations contained in letters from each of IPC and Validus.

(f) Credit Facility Waivers.  All amendments or waivers under (x) IPC’s credit facilities and (y) Validus’ credit facilities, in each case, as determined by Validus to be necessary to consummate the Amalgamation and the other transactions contemplated hereby, shall be in full force and effect.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1  Termination.  This Agreement may be terminated, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after any Required Shareholder Vote has been obtained only:

(a) by mutual consent of IPC, Amalgamation Sub and Validus in a written instrument;

(b) by either IPC or Validus, upon written notice to the other party, if a Governmental Entity of competent jurisdiction that must grant a Requisite Regulatory Approval has denied such Requisite Regulatory Approval and such denial has become final and non-appealable; or any Governmental Entity of competent jurisdiction shall have issued an order, judgment, decision, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Amalgamation, and such order, decree, ruling or other action has become final and non-appealable; provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply in any material respect with Section 5.3 or any other provision of this Agreement has been the direct cause of, or resulted directly in, such action;

(c) by either IPC or Validus, upon written notice to the other party, if the Amalgamation shall not have been consummated on or before the later of (x) November 30, 2009 or (y) the date that is five months after the date of execution of this Agreement by all parties; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply in any material respect with any provision of this Agreement has been the direct cause of, or resulted directly in, the failure of the Effective Time to occur on or before such date;

(d) by IPC or Validus, upon written notice to the other party, if the non-terminating party’s board of directors shall have (i) effected a Change in Validus Recommendation or Change in IPC Recommendation, as the case may be (including by amending or supplementing the Joint Proxy Statement/Prospectus to effect a Change in Validus Recommendation or Change in IPC Recommendation, as the case may be), (ii) failed to include the Validus Recommendation or IPC Recommendation, as the case may be, in the Joint Proxy Statement/Prospectus in accordance with Section 5.1(b) or 5.1(c), or (iii) with respect to IPC only, materially breached its obligations under Section 5.5(a)(iii) or 5.5(d);

(e) by either IPC or Validus if the terminating party is not in material breach of its obligations under this Agreement, upon written notice to the other party, if there shall have been a breach by the other party of any of

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the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other party, which breach would, individually or in the aggregate, result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 6.2(a) or 6.2(b) or Section 6.3(a) or 6.3(b), as the case may be, and which breach has not been cured within 45 days following written notice thereof to the breaching party or, by its nature, cannot be cured within such time period;

(f) by either IPC or Validus, if the Required IPC Vote or Required Validus Vote shall not have been obtained upon a vote taken thereon at the duly convened IPC Shareholders Meeting or Validus Shareholders Meeting, as the case may be, or any adjournment or postponement thereof at which the applicable vote was taken;

(g) by Validus, if the total number of Dissenting Shares exceeds 15% of the issued and outstanding IPC Common Shares on the business day immediately following the last day on which the holders of IPC Common Shares can require appraisal of their IPC Common Shares pursuant to Bermuda Law;

(h) by IPC, after the IPC Shareholders Meeting, if (i) IPC is a Requesting Party and (ii) it is determined, in accordance with Section 5.16, that (A) Validus has experienced a 50% Book Value Decline or (B) there is a 20% Differential Book Value Decline and Validus’s book value has declined by a greater percentage than IPC’s book value; or

(i) by Validus, after the Validus Shareholders Meeting, if (i) Validus is a Requesting Party and (ii) it is determined, in accordance with Section 5.16, that (A) IPC has experienced a 50% Book Value Decline or (B) there is a 20% Differential Book Value Decline and IPC’s book value has declined by a greater percentage than Validus’s book value.

7.2  Effect of Termination.

(a) In the event of termination of this Agreement by either Validus or IPC as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of IPC, Amalgamation Sub or Validus or their respective officers or directors under or arising from this Agreement, except with respect to Section 5.2(b) (Confidentiality), Section 5.7 (Fees and Expenses), this Section 7.2 (Effect of Termination), and ARTICLE VIII (General Provisions), which shall survive such termination, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of this Agreement.

(b) If IPC or Validus, as the case may be, terminates this Agreement pursuant to Section 7.1(d), then the non-terminating party shall, as promptly as reasonably practicable (and, in any event, within three business days following such termination), pay to the terminating party, by wire transfer of immediately available funds, $16,000,000 (the “Termination Fee”).

(c) If either party terminates this Agreement pursuant to Section 7.1(c), and (i) prior to the later of (x) November 30, 2009 or (y) the date that is five months after the date of execution of this Agreement by all parties, an Acquisition Proposal (which for the purposes of this Section 7.2(c) shall apply to an Acquisition Proposal for either IPC or Validus) shall have been publicly announced or otherwise communicated to the officers of the non-terminating party or its board of directors, and (ii) within 12 months of the date of such termination of this Agreement, the non-terminating party enters into or consummates an Acquisition Transaction with the person (or its affiliate) that made such Acquisition Proposal, then the non-terminating party shall pay to the terminating party upon the earlier of the date of such execution or such consummation, by wire transfer of immediately available funds, the Termination Fee.

(d) If either party terminates this Agreement pursuant to Section 7.1(e) and (i) at any time after the date of this Agreement and at or before the date of the Validus Shareholders Meeting (if Validus is the non-terminating party) or the IPC Shareholders Meeting (if IPC is the non-terminating party), as the case may be, an Acquisition Proposal (which for the purposes of this Section 7.2(d) shall apply to an Acquisition Proposal for either IPC or Validus) shall have been publicly announced or otherwise communicated to the officers of the non-terminating party or its board of directors, and (ii) within 12 months of the date of such termination of this Agreement, the non-terminating party enters into or consummates an Acquisition Transaction with the person (or its affiliate) that made such Acquisition

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Proposal, then the non-terminating party shall pay to the terminating party upon the earlier of the date of such execution or such consummation, by wire transfer of immediately available funds, the Termination Fee.

(e) If IPC or Validus, as the case may be, terminates this Agreement pursuant to Section 7.1(f) because the Required Validus Vote has not been obtained (and, if IPC is the terminating party, the Required IPC Vote has not been taken yet or has already been obtained), and if (i) at any time on or after the date of this Agreement and at or before the date of the Validus Shareholders Meeting, an Acquisition Proposal (which for the purposes of this Section 7.2(e) shall apply to an Acquisition Proposal for Validus) shall have been publicly announced or otherwise communicated to the officers of Validus or Validus’s board of directors, and (ii) within 12 months of the date of such termination of this Agreement, Validus or any of its subsidiaries enters into or consummates an Acquisition Transaction with the person (or its affiliate) that made such Acquisition Proposal, then Validus shall pay the Termination Fee to IPC upon the earlier of the date of such execution or such consummation.

(f) If IPC or Validus, as the case may be, terminates this Agreement pursuant to Section 7.1(f) because the Required IPC Vote has not been obtained (and, if Validus is the terminating party, the Required Validus Vote has not been taken yet or has already been obtained) and (i) at any time on or after the date of this Agreement and at or before the date of the IPC Shareholders Meeting, an Acquisition Proposal (which for the purposes of this Section 7.2(f) shall apply to an Acquisition Proposal for IPC) is publicly announced or otherwise communicated to the officers of IPC or IPC’s board of directors, and (ii) within 12 months of the date of such termination of this Agreement, IPC or any of its subsidiaries enters into or consummates an Acquisition Transaction with the person (or its affiliate) that made such Acquisition Proposal, then IPC shall pay the Termination Fee to Validus upon the earlier of the date of such execution or such consummation.

ARTICLE VIII

GENERAL PROVISIONS

8.1  Non-Survival of Representations, Warranties and Agreements.  Except for Section 5.8 and any provision of this ARTICLE VIII to the extent it is related to a claim under Section 5.8, none of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

8.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by email, telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to IPC, to

IPC Holdings, Ltd. 29 Richmond Road Pembroke HM 08 Bermuda Attention: James P. Bryce John R. Weale Facsimile: +1 (441) 292-8085

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with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Andrew S. Rowen, Esq. Melissa Sawyer, Esq. Facsimile: +1 (212) 558-3588

(b) If to Validus, to

Validus Holdings Ltd. 19 Par-La-Ville Road Hamilton, HM 11 Bermuda Attention: C. Jerome Dill Joseph E. (Jeff) Consolino Facsimile: +1 (441) 278-9000

with a copy to (which shall not constitute notice):

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: John Schuster, Esq.
Facsimile: +1 (212) 701-3000

8.3  Interpretation.  When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the schedules and exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean IPC, Amalgamation Sub and/or Validus, as the case may be. References to “person” in this Agreement mean an individual, a company, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof. References to “subsidiary” in this Agreement means, as to any person, any other person of which more than 50% of the effective voting power or equity or other ownership interests is directly or indirectly owned by such person. References to “affiliate” in this Agreement means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. As used in this Agreement, “knowledge” means the actual knowledge, without due inquiry, of the officers of Validus set forth in Section 8.3 of the Validus Disclosure Letter or the officers of IPC set forth in Section 8.3 of the IPC Disclosure Letter, as the case may be. References to “US dollar,” “dollars,” “US$” or “$” in this Agreement are to the lawful currency of the United States of America. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by Law or executive order to be closed.

8.4  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such

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counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

8.5  Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the Validus Disclosure Letter and the IPC Disclosure Letter) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof which shall survive the execution and delivery of this Agreement and shall terminate in accordance with its terms and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder, except (i) for the rights of the holders of IPC Common Shares to receive the Amalgamation Consideration pursuant to and subject to this Agreement if the Effective Time occurs, and (ii) as provided in Section 5.8(c).

8.6  Governing Law.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of Bermuda, without giving effect to its principles or rules of conflict of laws.

8.7  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Amalgamation that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.8  Assignment.  Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, which may be granted or withheld in the sole discretion of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.9  Enforcement.  The parties agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Court (as defined in Section 8.10), the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 8.10, this being in addition to any other remedy to which they are entitled at law or in equity.

8.10  Submission to Jurisdiction.  Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Bermuda Supreme Court (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Bermuda Supreme Court, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably consents to and grants any such court jurisdiction over the person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.11  Amendment.  This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the

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Amalgamation by the shareholders of Validus or of IPC, but, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties by their duly authorized representatives.

8.12  Extension; Waiver.  At any time prior to the Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

8.13  Defined Terms.

(a) For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Acquisition Transaction” means with respect to any person, any amalgamation, merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its subsidiaries or any purchase or sale of 35% or more of the consolidated assets (including, without limitation, stock of its subsidiaries) of it and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 35% or more of its total voting power or the voting power of any of its subsidiaries.

“Average Validus Share Price” means the volume weighted average price per Validus Common Share on the NYSE (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the parties) for the five consecutive trading days immediately preceding the second trading day prior to the Closing Date. For all purposes of this Agreement, the Average Validus Share Price shall be calculated to the nearest one-hundredth of one cent.

“Compensation and Benefit Plan” means any pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock unit, equity-based compensation, performance units, employee stock ownership, severance pay, vacation, retention or other bonus or incentive plan, any other employee program or agreement, any medical, vision, dental, or other health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, whether or not tax-qualified or otherwise tax-preferred, maintained by, sponsored in whole or in part by, or contributed to by IPC or Validus or their subsidiaries, as the case may be, for the benefit of their employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate and any employment, retention, change in control, severance, termination, consulting or retirement agreement with their current or former employees.

“IM Agreement” means the Agreement and Plan of Amalgamation, dated as of March 1, 2009, between IPC, IPC Limited, a Bermuda exempted company and Max Capital Group Ltd., a Bermuda exempted company, as amended on March 5, 2009.

“Intellectual Property” means (i) trademarks, service marks, Internet domain names, logos, trade dress, trade names, corporate names and any and every other form of trade identity or indicia of origin, and the goodwill associated therewith and symbolized thereby; (ii) inventions, discoveries and patents, and the improvements thereto; (iii) published and unpublished works of authorship and the copyrights therein and thereto (including databases and other compilations of information, computer and electronic data processing programs and software, in both source code and object code); (iv) trade secrets, confidential business and technical information and any other confidential information (including ideas, research and development, know-how, formulae, calculations, algorithms, models, designs, processes, business methods, customer lists and supplier lists) (“Trade Secrets”);

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(v) all rights in data and data bases; (vi) all other intellectual property or similar proprietary rights; and (vii) all applications, registrations and renewals for the foregoing.

“IPC Benefit Plan” means only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by IPC or its subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which IPC or any of its subsidiaries has any liability.

“Material Adverse Effect” means, with respect to any party, any change, state of facts, circumstance, event or effect that is materially adverse to (A) the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of such party and its subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance, event or effect to the extent caused by or resulting from:

(i) the execution, delivery and announcement of this Agreement and the transactions contemplated hereby,

(ii) changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in Bermudian, U.S. or global financial markets,

(iii) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in the geographic areas in which such party operates,

(iv) changes, circumstances or events resulting in liabilities under property catastrophe reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, terrorist act, act of war or other natural or man-made disaster,

(v) changes in any Law,

(vi) changes in generally accepted accounting principles or in statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable insurance regulatory authority (“GAAP” and “Applicable SAP”, respectively), including accounting and financial reporting pronouncements by the Bermuda Monetary Authority, the Securities and Exchange Commission (the “SEC”), the National Association of Insurance Commissioners and the Financial Accounting Standards Board,

(vii) any change or announcement of a potential change in its or any of its subsidiaries’ credit or claims paying rating or A.M. Best rating or the ratings of any of its or its subsidiaries’ businesses or securities (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a change described in this clause (vii) has resulted in, or contributed to, a Material Adverse Effect),

(viii) a change in the trading prices or volume of such party’s capital stock (provided that this exception shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances, events or effects underlying a change described in this clause (viii) has resulted in, or contributed to, a Material Adverse Effect),

(ix) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of this Agreement (provided that this exception shall not prevent or otherwise affect a determination that any state of facts, circumstances, events or effects underlying a failure described in this clause (ix) has resulted in, or contributed to, a Material Adverse Effect),

(x) the commencement, occurrence or continuation of any war or armed hostilities, or

(xi) any action or failure to act required to be taken by a party pursuant to the terms of this Agreement,

except in the case of the foregoing clauses (ii), (iii), (v), (vi) and (x) to the extent those changes, state of facts, circumstances, events, or effects have a materially disproportionate effect on such party and its subsidiaries taken as a whole relative to other similarly situated persons in the property and casualty insurance and reinsurance industry,

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and/or (B) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

“Permitted Encumbrance” means (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, (iii) restrictions on transfer imposed by Law, (iv) assets pledged or transferred to secure reinsurance or retrocession obligations, (v) ordinary-course securities lending and short-sale transactions, (vi) investment securities held in the name of a nominee, custodian or other record owner, (vii) statutory deposits, or (viii) any failure to hold good title, in each case, that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

“Tax” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, premium, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Tax Asset” means any loss, net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, or any other credit or Tax attribute that could be carried forward or carried back to reduce Taxes.

“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes IPC, Validus or any subsidiaries thereof.

“Taxing Authority” means the Internal Revenue Service or any other Governmental Entity responsible for the administration of any Tax.

“Validus Benefit Plan” means only those Compensation and Benefit Plans maintained by, sponsored in whole or in part by, or contributed to by Validus or its subsidiaries for the benefit of their employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which such employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Validus or any of its subsidiaries has any liability.

(b) Each of the following terms is defined in the provision listed opposite such term:

Defined Term	Section

20% Differential Book Value Decline	5.16(e)
50% Book Value Decline	5.16(d)
Acquisition Proposal	5.5(a)(i)
Acquisition Transaction	8.13(a)
Administrator	3.12(h)
affiliate	8.3
Agent	3.12(h)
Agreement	Introduction
Amalgamated Company	1.3
Amalgamation	Recitals
Amalgamation Agreement	1.1

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Defined Term	Section

Amalgamation Application	1.1
Amalgamation Consideration	2.1(a)
Amalgamation Sub	Introduction
Applicable SAP	8.13(a) (See “Material Adverse Effect”)
Average Validus Share Price	8.13(a)
Book Value Estimate	5.16(a)
business day	8.3
Change in Validus Recommendation	5.4(a)
Change in IPC Recommendation	5.4(a)
Chosen Courts	8.10
Closing	1.2
Closing Date	1.2
Code	Recitals
Companies Act	Recitals
Compensation and Benefit Plan	8.13(a)
control	8.3
Disclosure Letter	ARTICLE III
Dissenting Shareholder	2.1(c)
Dissenting Shares	2.1(c)
Effective Time	1.1
Employees	5.12(b)
ERISA	3.15(e)
Exchange Act	3.4(a)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)
Financing	4.2(a)
Form S-4	5.1(a)
GAAP	8.13(a) (See “Material Adverse Effect”)
Governmental Entity	3.3(c)
Greenhill	3.19
IM Agreement	8.13(a)
Indemnified Parties	5.8(a)
Insurance Entities	3.12(a)
Insurance Laws	3.5(a)
Intellectual Property	8.13(a)
Investment Assets	3.13(a)
Investment Policy	3.13(c)
IPC	Introduction
IPC Benefit Plan	8.13(a)
IPC Bye-Law Amendment	3.9(a)
IPC Certificate	2.1
IPC Common Share	2.1
IPC Disclosure Letter	ARTICLE III

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Defined Term	Section

IPC Non-Performance Awards	2.3(b)
IPC Other Awards	2.3(b)
IPC Performance Awards	2.3(b)
IPC Recommendation	3.9(a)
IPC Share Option	2.3(a)
IPC Share Plans	3.2(a)
IPC Share Register	2.1
IPC Shareholders Meeting	5.1(c)
Joint Proxy Statement/Prospectus	5.1(a)
JP Morgan	3.19
knowledge	8.3
Laws	3.5(a)
Legal Proceedings	3.6
Listed Validus Common Shares	5.13
Lloyd’s	3.5(a)
Lloyd’s Regulations	3.12(m)
Material Adverse Effect	8.13(a)
Material Contract	3.14(a)
Measurement Date	5.16(a)
multiemployer plan	3.15(e)
New Option	2.3(a)
Non-Requesting Party	5.16(a)
Non-Vested PSU	2.3(b)
Notice of Superior Proposal	5.5(d)
Notice Period	5.5(d)
NYSE	2.1(a)
party; parties	8.3
Permits	3.5(a)
Permitted Encumbrance	8.13(a)
person	8.3
Policies	3.12(g)
Registrar	1.1
Reinsurance Agreements	3.12(e)
Representatives	5.2(b)
Requesting Party	5.16(a)
Required IPC Vote	3.10(b)
Required Shareholder Votes	3.10(b)
Required Validus Vote	3.10(a)
Requisite Regulatory Approvals	6.1(c)
SEC	8.13(a) (See “Material Adverse Effect”)
SEC Documents	3.4(a)
Securities Act	3.4(a)
Share Issuance	Recitals
Statutory Statements	3.12(b)

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Defined Term	Section

subsidiary	8.3
Superior Proposal	5.5(f)
Tax	8.13(a)
Tax Asset	8.13(a)
Tax Return	8.13(a)
Taxing Authority	8.13(a)
Termination Fee	7.2(b)
Trade Secrets	8.13(a) (See “Intellectual Property”)
Underwriting Model	3.17(c)
Validus	Introduction
Validus Benefit Plan	8.13(a)
Validus Common Share	2.1(a)
Validus Disclosure Letter	ARTICLE III
Validus Recommendation	3.9(b)
Validus Share Plans	3.2(a)
Validus Shareholders Meeting	5.1(b)
Voting Debt	3.2(d)

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, IPC, Amalgamation Sub and Validus have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

IPC HOLDINGS, LTD.

By:
Name:     James P. Bryce

Title:	Chief Executive Officer

VALIDUS HOLDINGS, LTD.

By:	/s/ Edward J. Noonan
Name:     Edward J. Noonan

Title:	Chairman and Chief Executive Officer

VALIDUS LTD

By:	/s/ Joseph E. (Jeff) Consolino
Name:     Joseph E. (Jeff) Consolino

Title:	Chief Financial Officer

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Exhibit A

DATED [ • ], 2009
VALIDUS LTD. [AMAL 1]
IPC HOLDINGS, LTD. [AMAL 2]

AMALGAMATION AGREEMENT

A-1-48

THIS AMALGAMATION AGREEMENT is made as of [ • ], 2009 BETWEEN:

(1) Validus Ltd., a company incorporated under the laws of Bermuda having its registered office at 19 Par-La-Ville Road, Hamilton, Bermuda (hereinafter called “AMAL 1”); and

(2) IPC Holdings, Ltd., a company also incorporated under the laws of Bermuda having its registered office at 29 Richmond Road, Pembroke, Bermuda (hereinafter called “AMAL 2”).

WHEREAS:

(A) AMAL 1 was incorporated under the laws of Bermuda pursuant to the Companies Act 1981, as evidenced by a memorandum of association dated [ • ], 2009 and is a company in good standing with the laws of Bermuda;

(B) AMAL 2 was incorporated under the laws of Bermuda pursuant to the Companies Act 1981, as evidenced by a memorandum of association dated May 17, 1993 and is a company in good standing under the laws of Bermuda;

(C) AMAL 1 and AMAL 2, acting under the authority contained in Section 104 of the Companies Act 1981, have each, by a special general meeting of their Members held on [ • ], 200[ • ], agreed to amalgamate upon the terms and conditions hereinafter set out;

(D) AMAL 1 and AMAL 2 have each made full disclosure to the other of all their respective assets and liabilities;

(E) AMAL 1 has an authorised and issued share capital of [ • ] consisting of [ • ] ordinary shares having a par value of [ • ], all of which are fully paid;

(F) AMAL 2 has an authorised and issued share capital of [ • ] consisting of [ • ] ordinary shares having a par value of [ • ], all of which are fully paid;

(G) It is desired by the parties that the said amalgamation shall be effected.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. In this Agreement:

“Amalgamating Companies” means AMAL 1 and AMAL 2, the parties hereto;

“Amalgamated Company” means the Company continuing from the amalgamation of the Amalgamating Companies;

“Amalgamation Agreement” or “Agreement” means this Amalgamation Agreement;

“the Act” means the Companies Act 1981, as amended up to and including the date of this Agreement; and

“the Effective Date” means [ • ], 2009, which date is deemed to be the Effective Date of Amalgamation.

2. Each of the Amalgamating Companies does hereby agree to amalgamate, as of the close of business on the Effective Date, under the provisions of the Act and to continue as one company under the terms and conditions hereinafter set out.

3. The name of the Amalgamated Company shall be “Validus Ltd.” (that is, the present name of AMAL 1) and the registered office of the Amalgamated Company shall be 19 Par-La-Ville Road, Hamilton, HM 11, Bermuda.

4. The Amalgamated Company shall be governed by the Memorandum of Association of AMAL 1.

5. The Bye-Laws of the Amalgamated Company shall, to the extent that they are not inconsistent with this Agreement, be the Bye-Laws of AMAL 1, until repealed, amended or altered.

6. The Board of Directors of the Amalgamated Company (the “Board of Directors”) shall consist of not more than [ • ] directors, and the first directors of the Amalgamated Company shall be the persons whose names and addresses are set out in Schedule 1, attached hereto, who shall hold office until the first annual meeting of the Amalgamated Company or until their successors are elected or appointed.

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7. The management and supervision of the business and affairs of the Amalgamated Company shall be under the control of the Board of Directors from time to time subject to the provisions of the Act and the Bye-Laws of the Amalgamated Company.

8. The Amalgamated Company shall have a minimum share capital of [ • ] and an authorised share capital of [ • ] divided into [ • ] shares having a par value of [ • ] each, having all the rights, conditions, restrictions and limitations set out in the Bye-Laws of the Amalgamated Company. Such shares shall be allotted or issued to the Shareholders of the Amalgamated Company on the basis set out in the attached Schedule 2.

9. After the issue of the Certificate of Amalgamation giving effect to the Amalgamation contemplated by this Agreement, the Shareholders of the Amalgamating Companies shall, at the request of the Amalgamated Company, surrender the certificates evidencing the shares held by them in the Amalgamating Companies and, in return, shall be entitled to receive certificates representing shares of the Amalgamated Company on the basis set out in the attached Schedule B.

10. AMAL 1 shall contribute to the Amalgamated Company all its property and assets, subject to all its liabilities, as more particularly set out in the balance sheet of AMAL 1 as of [ • ], 200[ • ], subject to changes occurring since that date in the ordinary course of business.

11. AMAL 2 shall contribute to the Amalgamated Company all its property and assets, subject to all its liabilities, as more particularly set out in the balance sheet of AMAL 2 as of [ • ], 200[ • ], subject to changes occurring since that date in the ordinary course of business.

12. The Amalgamated Company shall possess all the property, assets, rights and privileges and shall be subject to all the contracts, liabilities, debts and obligations of the Amalgamating Companies.

13. All the rights of creditors against the property, assets, rights and privileges of the Amalgamating Companies and all liens upon their property, rights and assets shall be unimpaired by such amalgamation and all debts, contracts, liabilities and duties of the Amalgamating Companies shall henceforth attach to and may be enforced against the Amalgamated Company.

14. No action or proceeding by or against the Amalgamating Companies shall abate or be affected by such amalgamation but, for the purposes of such action or proceeding, the name of the Amalgamated Company shall be substituted in such action or proceeding in place of AMAL 1 and AMAL 2.

15. AMAL 1 and AMAL 2 agree to execute and do all such acts deeds and things as shall or may be necessary to give effect to their respective undertakings pursuant to this Agreement.

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Schedule 1 — Board of Directors of Amalgamated Company

Name	Address

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Schedule 2

1.	Total Common Shares to be issued by Amalgamated Company

[[ • ] (insert number of shares in words) Common Shares of the par value $[ • ] ([ • ] dollar) each.]

2.	Share Issuance Methodology

[Each Shareholder of AMAL 1 will receive one share of Common Stock of the Amalgamated Company for each share of Common Stock of AMAL 1 which he holds. The Shareholders of AMAL 2 will receive no shares in the Amalgamated Company and each of their shares in AMAL 2 (irrespective of class) will be cancelled.]

3.	Valuation of Shares in the Amalgamated Company

[Each share of the Amalgamated Company shall be entitled to a pro rata share of the assets of the Amalgamated Company net of the accumulated liabilities of the Amalgamated Company, as determined from time to time.]

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto under their respective seals as witnessed by the signatures of their proper officers.

The Common Seal of AMAL 1  )

is hereunto affixed in the presence  )

of:  )

The Common Seal of AMAL 2  )

is hereunto affixed in the presence  )

of:  )

A-1-52

Exhibit E

IPC Bye-Law Amendment

The following shall be inserted as bye-law 100 under the caption “MEMBER VOTE TO APPROVE AN AMALGAMATION”:

“90.  Amalgamation

A resolution proposed for consideration at a general meeting to approve the amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-Law 39.”

A-1-53

Exhibit F

Supplement to Section 4.1 of IPC Disclosure Letter

1. IPC shall be permitted to pay to Max Capital Group Ltd. the termination fee required to be paid by IPC to Max Capital Group Ltd. under the IM Agreement, using (i) cash on hand or (ii) the proceeds of (x) indebtedness incurred under its existing credit facility or (y) other unsecured indebtedness reasonably acceptable to Validus, or (iii) the proceeds from the sale of Investment Assets reasonably acceptable to Validus.

A-1-54

Annex A-2
AMENDMENT TO

AGREEMENT AND PLAN OF AMALGAMATION

between

IPC HOLDINGS, LTD.,

VALIDUS HOLDINGS, LTD.,

and

VALIDUS LTD.

Dated as of MAY 18, 2009

AMENDMENT dated as of May 18, 2009 (this “Amendment”) to the Agreement and Plan of Amalgamation dated as of March 31, 2009 (the “Agreement”), between IPC HOLDINGS, LTD., a Bermuda exempted company (“IPC”), VALIDUS HOLDINGS, LTD., a Bermuda exempted company (“Validus”) and VALIDUS LTD., a Bermuda exempted company and a wholly owned subsidiary of Validus (“Amalgamation Sub”).

WHEREAS, the parties, pursuant to Section 8.11 of the Agreement, the Agreement is hereby amended to reflect the changes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency thereof of which is hereby acknowledged, the parties hereby agree as follows:

1.1 Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar references contained in the Agreement shall refer to the Agreement as amended and modified by this Amendment.

1.2 Amendments to the Amalgamation Agreement. The Amalgamation Agreement is, as of the date hereof, hereby amended as set forth below:

(a) Section 2.1 of the Amalgamation Agreement is hereby amended by deleting the first paragraph and section (a) thereof and replacing them in their entirety with the following:

“2.1 Effect on Share Capital. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder of any common shares in IPC, each having a par value of $0.01 (each, an “IPC Common Share”), as evidenced by way of entry in the register of shareholders of IPC (the “IPC Share Register”) or by share certificates registered in the name of a shareholder and representing outstanding IPC Common Shares (each, an “IPC Certificate”):

(a) Conversion of IPC Common Shares. Each IPC Common Share, issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive (i) shares in the share capital of Validus, each having a par value of $0.175 (each, a “Validus Common Share”) equal to 1.1234 (the “Exchange Ratio”) and (ii) $3.00 per IPC Common Share in cash without interest (the “Per Share Cash Consideration”) (the Exchange Ratio, the Per Share Cash Consideration, together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e), the “Consideration”). Upon such conversion, each IPC Common Share shall be cancelled and each holder of shares registered in the IPC Share Register or holding a valid IPC Certificate immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such shares except the right to receive the Consideration. The Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Validus Common Shares or IPC Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Validus Common Shares or IPC Common Shares having a record date on or after the date hereof and prior to the Effective Time.”

A-2-1

(b) Section 2.2(a) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Exchange Agent. Prior to the Effective Time, Validus shall designate an exchange and paying agent reasonably acceptable to IPC (the “Exchange Agent”) for the purpose of exchanging IPC Common Shares outstanding immediately prior to the Effective Time. Prior to or at the Effective Time, Validus shall deposit, or shall cause to be deposited with the Exchange Agent in accordance with this ARTICLE II, (i) certificates, or at Validus’s option, shares in book entry form representing the Validus Common Shares to be exchanged in the Amalgamation, (ii) a cash amount in immediately available funds necessary for the Exchange Agent to make payments of the Per Share Cash Consideration under Section 2.1(a)(ii) (the “Cash Portion”), (iii) cash in an amount sufficient to pay any cash payable in lieu of fractional shares pursuant to Section 2.2(e) and (iv) any dividends or distributions to which the shareholders of IPC may be entitled pursuant to Section 2.2(c). Such Consideration and cash so deposited are hereinafter referred to as the “Exchange Fund.” No interest shall be paid or accrued for the benefit of holders of the IPC Certificates on cash amounts payable upon the surrender of such certificates pursuant to this Section 2.2. The Exchange Agent shall invest the Cash Portion as directed by Validus, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be paid over promptly to Validus and any amounts in excess of the amounts payable under Section 2.1(a)(ii) shall be promptly returned to Validus. To the extent that there are any losses with respect to any such investments, or the Cash Portion diminishes for any reason below the level required for the Exchange Agent to make prompt cash payment of the Cash Consideration under Section 2.1(a)(ii), Validus shall promptly replace or restore the cash in the Cash Portion so as to ensure that the Cash Portion is at all times maintained at a level sufficient for the Exchange Agent to make such payments of the Cash Consideration under Section 2.1(a)(ii).”

(c) Section 2.2(b) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Exchange Procedures. As promptly as practicable following the Effective Time, Validus or the Amalgamated Company shall cause the Exchange Agent to mail, to each shareholder of IPC, (i) a letter of transmittal (which shall be in such form and have such other provisions as the parties may reasonably specify) and (ii) where applicable, instructions for use in effecting the surrender of IPC Certificates, to the extent available and in issue, in exchange for the Consideration. After the Effective Time, upon surrender of title to the IPC Common Shares previously held by a shareholder of IPC in accordance with this Section 2.2, together with such letter of transmittal duly executed if such shareholder holds IPC Certificates, and such other documents as the Exchange Agent may reasonably require, a holder of IPC Common Shares shall be entitled to receive in exchange therefor (i) a certificate or book-entry representing that number of whole Validus Common Shares, (ii) a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.2(i)) equal to (1) the number of IPC Common Shares represented by such IPC Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(f)) multiplied by (2) the Per Share Cash Consideration and (iii) any cash in lieu of fractional shares that such shareholder has the right to receive pursuant to this ARTICLE II, and any IPC Certificate surrendered in respect thereof shall forthwith be marked as cancelled. In the event of a transfer of ownership of IPC Common Shares that is not registered in the transfer records of IPC, a certificate or book-entry representing the proper number of Validus Common Shares may be issued to a transferee if the IPC Certificate representing such IPC Common Shares (if any) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.”

(d) Section 2.3(a) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(a) IPC Stock Options. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any outstanding option to purchase IPC Common Shares under any IPC Share Plan (as defined in Section 3.2(a)),

A-2-2

whether vested or unvested, exercisable or unexercisable (each, an “IPC Share Option”), each IPC Share Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire IPC Common Shares and shall be converted into an option (a “New Option”) to purchase, on the same terms and conditions as were applicable under the terms of the IPC Share Plan under which the IPC Share Option was granted and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder), such number of Validus Common Shares and at an exercise price per share determined as follows:

(1) Number of Shares. The number of Validus Common Shares subject to a New Option shall be equal to the product of (A) the number of IPC Common Shares subject to such IPC Share Option immediately prior to the Effective Time and (B) the Option Exchange Ratio (as defined below), the product being rounded, if necessary, to the nearest whole share; and

(2) Exercise Price. The exercise price per Validus Common Share purchasable upon exercise of a New Option shall be equal to (A) the per share exercise price of the IPC Share Option divided by (B) the Option Exchange Ratio, the quotient being rounded, if necessary, to the nearest cent.

The foregoing adjustments shall (i) in the case of any IPC Share Option that is intended to be an “incentive stock option” under Section 422 of the Code, be determined in a manner consistent with the requirements of Section 424(a) of the Code and (ii) in the case of any IPC Share Option that is not intended to be an “incentive stock option,” be determined in a manner consistent with the requirements of Section 409A of the Code.

As used herein, “Option Exchange Ratio” means the sum of (i) the Exchange Ratio plus (ii) the quotient of (A) the Per Share Cash Consideration divided by (B) the closing price of a Validus Common Share on the New York Stock Exchange on the last trading day immediately preceding the Effective Time.”

(e) Section 2.3(b) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(b) IPC Other Awards. Subject to the terms and conditions of this Agreement:

(1) at the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any outstanding right of any kind, contingent or accrued, to acquire or receive IPC Common Shares or share-based payments measured by the value of IPC Common Shares, each outstanding award of any kind consisting of IPC Common Shares or share-based payments measured by the value of IPC Common Shares (including performance share units where the performance period has ended prior to the Effective Date), in each case that may be held, awarded, outstanding, payable or reserved for issuance under any IPC Share Plan and any other IPC Benefit Plan (as defined in Section 8.13(a)), but excluding IPC Share Options and IPC performance share units for which the performance period expires on or after the Effective Time (the “IPC Non-Performance Awards”), shall be deemed to be converted into the right to acquire or receive (x) a cash payment equal to the product of (i) the number of IPC Common Shares subject to such IPC Non-Performance Award immediately prior to the Effective Time and (ii) the Per Share Cash Consideration and (y) share-based payments measured by the value of (as the case may be) the number of Validus Common Shares equal to the product (rounded, if necessary, to the nearest whole number) of (i) the number of IPC Common Shares subject to such IPC Non-Performance Award immediately prior to the Effective Time and (ii) the Exchange Ratio. Except as specifically provided above, following the Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the relevant IPC Share Plan or other IPC Benefit Plan and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder) immediately prior to the Effective Time; and

(2) immediately prior to the Effective Time, by virtue of the transactions contemplated by this Agreement and without any action on the part of any holder of any IPC performance share unit for which the performance period expires on or after the Effective Time (each a “Non-Vested PSU”), the number of IPC Common Shares to which each Non-Vested PSU relates shall be calculated based on the original grant date target value of the Non-Vested PSU, as pro-rated on a daily basis to each year of the original vesting period (the “IPC Performance Awards”) and, at the Effective Time, each IPC Performance Award shall be deemed to be converted into the right to acquire or receive (x) a cash payment equal to the product of (i) the number of IPC Common Shares subject to such IPC Performance Award immediately prior to the Effective Time and (ii) the Per Share Cash Consideration and (y) share-based

A-2-3

payments measured by the value of (as the case may be) the number of Validus Common Shares equal to the product (rounded, if necessary, to the nearest whole number) of (i) the number of IPC Common Shares to which each IPC Performance Award relates immediately prior to the Effective Time and (ii) the Exchange Ratio. Except as specifically provided above, following the Effective Time, each such right shall otherwise be subject to the same terms and conditions as were applicable to the rights under the relevant IPC Share Plan or other IPC Benefit Plan and the applicable award agreement thereunder (taking into account any accelerated vesting thereunder) immediately prior to the Effective Time. IPC Performance Awards and IPC Non-Performance Awards shall be, collectively, referred to as the “IPC Other Awards.” ”

(f) Section 3.3(c) of the Amalgamation Agreement is hereby amended by deleting the words “Joint Proxy Statement/Prospectus (as defined in Section 5.1(a))” in subclause (iv) thereof and replacing them with the words “either Proxy or the Prospectus (each as defined in Section 5.1(a))”.

(g) Section 3.19 of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“3.19 Brokers or Finders. Other than, in the case of IPC, J.P. Morgan Securities Inc. (“JP Morgan”) and, in the case of Validus, Greenhill & Co., LLC (“Greenhill”), no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee that is contingent on the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of it or any of its subsidiaries. Prior to the date of execution of this Agreement by IPC, IPC has provided a true and complete copy of its engagement letter with its financial advisor to Validus.”

(h) Section 3.21(b) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(b) In the case of Validus, the board of directors of Validus has received the opinion of its financial advisor, Greenhill, dated May 17, 2009, to the effect that, among other matters, as of such date, the Consideration pursuant to the Amalgamation is fair, from a financial point of view, to Validus.”

(i) Section 4.1(a) of the Amalgamation Agreement is hereby amended by inserting “provided, further that IPC may declare and pay a one-time dividend to the holders of IPC Common Shares in an aggregate amount not to exceed any reduction in the termination fee under the IM Agreement” immediately before the semicolon at the end of subclause (i) thereof.

(j) Section 5.1(a) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(a) As promptly as reasonably practicable following the date hereof, (i) to the extent the Required Validus Vote has not been obtained prior to the date of execution of this Agreement by all parties, IPC and Validus shall cooperate in preparing and shall cause to be filed with the SEC a mutually acceptable proxy statement relating to the matters to be submitted to the shareholders of Validus at the Validus Shareholders Meeting (such proxy statement and any amendments or supplements thereto the “Validus Proxy”) and (ii) IPC and Validus shall cooperate in preparing and shall cause to be filed with the SEC a mutually acceptable proxy statement relating to the matters to be submitted to the IPC shareholders at the IPC Shareholders Meeting (such proxy statement and any amendments or supplements thereto the “IPC Proxy”, and, together with the Validus Proxy the “Proxies”) and Validus shall prepare, together with IPC, and file with the SEC a registration statement on Form S-4 (which shall include a prospectus with respect to the issuance of Validus Common Shares in the Amalgamation (the “Prospectus”) and of which either Proxy may be a part) with respect to the issuance of Validus Common Shares in the Amalgamation (such Form S-4, and any amendments or supplements thereto, the “Form S-4”). Each of IPC and Validus shall take all actions reasonably necessary to prepare and file (to the extent not previously filed) each Proxy, the Prospectus and the Form S-4 no later than 30 days following the date of execution of this Agreement by all parties. In addition, each of IPC and Validus shall:

(i) use commercially reasonable efforts to respond to comments received from the SEC on each Proxy and the Prospectus and to have the Form S-4 declared effective by the SEC, to keep the Form S-4 effective as long as is necessary to consummate the Amalgamation and the other transactions contemplated hereby, and to mail (x) their

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respective Proxies to their respective shareholders and (y) the Prospectus (which shall be mailed only to holders of IPC Common Shares unless a joint proxy statement/prospectus is filed rather than separate proxy statements) as promptly as practicable after the Form S-4 is declared effective. IPC and Validus shall, on the same day of receipt thereof (and if not possible, as promptly as practicable after receipt thereof), provide the other party with copies of any written comments and advise the other party of any oral comments with respect to any Proxy, the Prospectus or the Form S-4 received from the SEC after the date this Agreement is signed by all parties;

(ii) cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to any Proxy, the Prospectus and the Form S-4 prior to filing such with the SEC with respect to the filings made after the date this Agreement is signed by all parties, and each party will provide the other party with a copy of all such filings made with the SEC. None of the information supplied or to be supplied by Validus or IPC for inclusion or incorporation by reference in the (A) Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) either Proxy or the Prospectus will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Amalgamation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, in each case of (A) and (B), neither party shall be responsible or liable for any statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference therein;

(iii) cause each Proxy, the Prospectus and the Form S-4 to comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, except that no representation or warranty shall be made by either such party with respect to statements made or incorporated by reference therein based on information supplied by the other party for inclusion or incorporation by reference in either Proxy, the Prospectus or the Form S-4. IPC and Validus shall make any necessary filings with respect to the Amalgamation under the Securities Act and the Exchange Act and the rules and regulations thereunder;

(iv) use commercially reasonable efforts to take any action required to be taken under any applicable securities Laws in connection with the Amalgamation and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action;

(v) advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Validus Common Shares issuable in connection with the Amalgamation for offering or sale in any jurisdiction, or any request by the SEC for amendment of either Proxy, the Prospectus or the Form S-4; and

(vi) promptly notify the other party if at any time prior to the Effective Time it discovers any information relating to either of the parties, or their respective affiliates, officers or directors, which should be set forth in an amendment or supplement to any of the Form S-4, either Proxy or the Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Validus and IPC, to the extent required by Law.”

(k) Section 5.1(b) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Validus shall take all action necessary to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, and in any event within 45 days, following the date upon which the Form S-4 becomes effective (the “Validus Shareholders Meeting”) for the purpose of obtaining the Required Validus Vote. Subject to Section 5.4, (i) Validus shall use commercially reasonable efforts to solicit and secure the Required Validus Vote in accordance with applicable legal requirements and (ii) the board of directors of Validus shall include the Validus Recommendation in the Joint Proxy Statement/Prospectus.”

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(l) Section 5.1(c) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(c) IPC shall take all action necessary to call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, and in any event within 45 days, following the date upon which the Form S-4 becomes effective (the “IPC Shareholders Meeting”) for the purpose of obtaining the Required IPC Vote. Subject to Section 5.4, (i) IPC shall use commercially reasonable efforts to solicit and secure the Required IPC Vote in accordance with applicable legal requirements and (ii) the board of directors of IPC shall include the IPC Recommendation in the Joint Proxy Statement/Prospectus.”

(m) Section 5.1(e) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(e) Validus and IPC may determine, after consultation with each other, that they shall file a joint proxy statement/prospectus rather than separate proxy statements and a prospectus in which case each of the references in this Agreement to a Proxy, the Prospectus or the Form S-4 shall refer to such joint proxy statement/prospectus with all necessary changes having been made.”

(n) Section 5.4(b) of the Amalgamation Agreement is hereby amended by (x) deleting the words “Joint Proxy Statement/Prospectus” in the proviso to the last sentence therein and replacing them with the words “applicable Proxy” and (y) adding the words “or the proviso to Section 5.5(a)” after the word “foregoing” and before the first comma in the last sentence thereof.

(o) Section 5.5(a) of the Amalgamation Agreement is hereby amended by (x) deleting the period at the end of subclause (iv) thereof and replacing it with a semicolon and (y) adding the following proviso at the end thereof:

“provided that IPC, its officers and directors, any of its subsidiaries and any of the officers and directors of its subsidiaries may, and IPC and its subsidiaries may cause their respective employees, agents, representatives and advisors (including any investment banker, attorney or accountant retained by it or any of its subsidiaries), to, directly or indirectly, if the board of directors of IPC, after consultation with its outside counsel and financial advisors, concludes in good faith that such action is reasonably likely to be required in order for the directors to comply with their fiduciary duties under applicable Law and so long as IPC, its officers and directors, its subsidiaries and its officers and directors and their respective employees, agents, representatives and advisors (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall have complied with Section 5.5(c), participate or otherwise engage in discussions or negotiations with or furnishing confidential information or data to persons relating to an Acquisition Proposal; provided, further that (A) prior to participating or otherwise engaging in any such discussions or negotiations or furnishing such confidential information or data IPC has entered into a confidentiality agreement with such person on terms not less restrictive in the aggregate to such person than the provisions of Section 5.2(b) are to Validus and its subsidiaries and their respective personnel and representatives and (B) all such information or data has previously been provided or made available to Validus or its representatives or is provided or made available to Validus or its representatives prior to or substantially concurrent with the time it is provided to such person.”

(p) Section 5.7 of the Amalgamation Agreement is hereby amended by deleting the words “the Joint Proxy Statement/Prospectus” and replacing them with the words “each Proxy, the Prospectus”.

(q) Section 5.16(a) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:

“(a) On the first business day after the date of the later to occur of the shareholder meetings held pursuant to Section 5.1 (the “Later Meeting”), unless this Agreement is earlier terminated pursuant to Section 7.1, either Validus or IPC (the “Requesting Party”) may request, by providing notice in writing delivered to the other party (the “Non-Requesting Party”), that the Non-Requesting Party prepare an estimate of the Non-Requesting Party’s book value as of the date that is one (1) business day prior to such shareholder meeting (such date, the “Measurement Date,” and such estimate of book value, a “Book Value Estimate”).”

(r) Section 6.2(e)(iii) of the Amalgamation Agreement is hereby revised by deleting the words “IPC Common Shares” and replacing them with the words “Validus Common Shares”.

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(s) Section 6.3(e)(iii) of the Amalgamation Agreement is hereby revised by deleting the words “IPC Common Shares” and replacing them with the words “Validus Common Shares”.

(t) Section 7.1(d) of the Amalgamation Agreement is hereby amended by deleting the words “Joint Proxy Statement/Prospectus” in each of the two instances in which they appear and replacing them with the words “applicable Proxy”.

(u) Section 7.1(h) of the Amalgamation Agreement is hereby amended by deleting the words “IPC Shareholders Meeting” and replacing them with the words “Later Meeting”.

(v) Section 7.1(i) of the Amalgamation Agreement is hereby amended by deleting the words “Validus Shareholders Meeting” and replacing them with the words “Later Meeting”.

(w) Section 8.13(b) of the Amalgamation Agreement is amended by deleting the reference to the defined terms “Amalgamation Consideration” (which shall be deleted from the Amalgamation Agreement in all instances where it appears and replaced with the defined term Consideration (as defined in Section 2.1(a), as amended hereby)) and “Joint Proxy Statement/Prospectus” and adding the following defined terms in alphabetical order:

Defined Term	Section

Cash Portion	2.2	(a)
Consideration	2.1	(a)
IPC Proxy	5.1	(a)
Later Meeting	5.16	(a)
Option Exchange Ratio	2.3	(a)
Per Share Cash Consideration	2.1	(a)
Prospectus	5.1	(a)
Proxies	5.1	(a)
Validus Proxy	5.1	(a)

1.3 Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or exhibit or schedule to, the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and exhibits and schedules of the Agreement are and shall remain in full force and effect.

1.4 Counterparts. This Amendment may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.

1.5 Incorporation. Article VIII of the Agreement is hereby incorporated by reference into this Amendment as if set forth in its entirety herein.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, IPC, Amalgamation Sub and Validus have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

IPC HOLDINGS, LTD.

By:
Name:     James P. Bryce

Title:	Chief Executive Officer

VALIDUS HOLDINGS, LTD.

By: /s/ Edward J. Noonan
Name:     Edward J. Noonan

Title:	Chairman and Chief Executive Officer

VALIDUS LTD.

By: /s/ Joseph E. (Jeff) Consolino
Name:     Joseph E. (Jeff) Consolino

Title:	Chief Financial Officer

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Annex B

Greenhill & Co., LLC
300 Park Avenue
New York, NY 10022
(212) 389-1500
(212) 389-1700 Fax

May 17, 2009

Board of Directors
Validus Holdings, Ltd.
19 Par-La-Ville Road
Hamilton, Bermuda HM 11

Members of the Board of Directors:

We understand that Validus Holdings, Ltd. (the “Parent”) proposes to acquire IPC Holdings, Ltd. (the “Company”) and that such acquisition is proposed by three methods with equal Consideration (as defined below) to be paid by the Parent and would ultimately be consummated by one of such methods. The Parent (i) proposes the amalgamation (the “Amalgamation”) of the Company with Validus Ltd., a wholly owned subsidiary of the Parent (the “Amalgamation Subsidiary”), in furtherance of which the Parent will execute and deliver to the Company an Amendment, which we understand is to be dated as of May 18, 2009 (the “Amendment”), to the Agreement and Plan of Amalgamation dated as of March 31, 2009 (the “March Agreement” and, together with the Amendment, the “Amalgamation Agreement”) that would provide, among other things, for the Amalgamation, (ii) proposes a scheme of arrangement (the “Scheme of Arrangement”) under Bermuda law pursuant to which the Parent would acquire each issued and outstanding common share, par value $0.01 per share, of the Company (the “Company Common Shares”) and (iii) has commenced an exchange offer for all of the Company Common Shares (the “Exchange Offer” and, together with the Amalgamation and the Scheme of Arrangement, in each case reflecting the Consideration, an “Acquisition”). In the proposed Acquisition, each Company Common Share, other than Company Common Shares that are owned by the Parent or any of its subsidiaries and, as applicable, dissenting or appraisal seeking shares, would be cancelled and converted into, or exchanged for, the right to receive (x) 1.1234 voting common shares, par value $0.175 per share, of the Parent (the “Parent Common Shares”) and (y) $3.00 in cash, without interest ((x) and (y), together with any cash paid in lieu of fractional Parent Common Shares in accordance with the terms of the Acquisition, the “Consideration”). The terms and conditions of (1) the Amalgamation are more fully set forth in the Amalgamation Agreement, (2) the Scheme of Arrangement are more fully set forth in the Form of the Scheme of Arrangement (the “Form of the Scheme of Arrangement”) included in the preliminary proxy statement on Schedule 14A filed by the Parent with United States Securities and Exchange Commission (the “SEC”) on May 12, 2009 and (3) the Exchange Offer are more fully set forth in the preliminary prospectus and offer to exchange dated May 13, 2009 (the “Exchange Offer Preliminary Prospectus”) included in Amendment No. 1 to the Registration Statement on Form S-4 filed by the Parent with the SEC on May 14, 2009 (the “Exchange Offer Registration Statement”) (except, in the case of each of the Scheme of Arrangement and Exchange Offer, in respect of the terms of the consideration, which terms we understand will be amended to reflect the Consideration).

The Company, IPC Limited, a wholly owned subsidiary of the Company, and Max Capital Group Ltd. entered into an Agreement and Plan of Amalgamation, dated as of March 1, 2009, and an amendment thereto dated as of March 5, 2009.

You have asked for our opinion as to whether, as of the date hereof, the Consideration pursuant to the proposed Acquisition is fair, from a financial point of view, to the Parent.

For purposes of the opinion set forth herein, we have:

1. reviewed the March Agreement executed by the Parent and the Amalgamation Subsidiary and a draft dated May 17, 2009 of the Amendment to be executed by the Parent and the Amalgamation Subsidiary (but, in each case, not executed by the Company as of the date hereof, we understand) (together, the “Amalgamation Documents”);

2. reviewed the Form of the Scheme of Arrangement;

3. reviewed the Exchange Offer Preliminary Prospectus and the related Letter of Transmittal (together with the Amalgamation Documents and the Form of the Scheme of Arrangement, the “Transaction Documents”);

4. reviewed certain publicly available financial statements of the Company and Parent;

5. reviewed certain other publicly available business and financial information relating to the Company and the Parent that we deemed relevant;

6. reviewed certain information, including financial forecasts and other financial and operating data concerning the Parent prepared by the management of the Parent;

7. discussed the past and present operations and financial condition and the prospects of the Parent with senior executives of the Parent;

8. reviewed the historical market prices and trading activity for the Company Common Shares and the Parent Common Shares and analyzed their implied valuation multiples;

9. compared the value of the Consideration with that received in certain publicly available transactions that we deemed relevant;

10. compared the value of the Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

11. compared the value of the Consideration with the relative contribution of the Company to the pro forma combined company based on a number of metrics that we deemed relevant; and

12. performed such other analyses and considered such other factors as we deemed appropriate.

However, given the unsolicited nature of the proposed Acquisition, our review and analysis of the Company and its business and financial information are necessarily limited to information that is publicly available as of the date hereof. We have not reviewed financial forecasts and other financial and operating data concerning the Company prepared by management of the Company or other non-public information regarding the Company, nor have we participated in discussions or negotiations among representatives of the Company and its legal or financial advisor and representatives of the Parent or its legal advisor.

In giving our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Parent for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Parent that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections and other data that have been furnished or otherwise provided to us, we have assumed that such financial forecasts and projections and other data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Parent as to those matters, and we have relied upon such financial forecasts and projections and other data in arriving at our opinion. We express no opinion with respect to such financial forecasts and projections and other data or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed, with your consent, that the Acquisition will be treated as a reorganization for United States federal income tax purposes. We have assumed that the Acquisition will be consummated in accordance with the terms set forth in the applicable final (and fully executed, if applicable) Transaction Documents, which we have further assumed will be identical in all material respects to the applicable draft (and form, as applicable) Transaction Documents we have reviewed, and without amendment or waiver of any material terms or conditions set forth in the applicable Transaction Documents. We have further assumed that all material governmental, regulatory and other consents, approvals and waivers necessary for the consummation of the applicable Acquisition will be obtained without any adverse effect on the Company, the Parent, an Acquisition or the contemplated benefits of an Acquisition meaningful to our analysis. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Parent (the “Board”) in connection with the proposed Acquisition and will receive a fee for services rendered in connection with the proposed Acquisition, a portion of which has been paid and the remainder of which is contingent on the consummation of an Acquisition. In addition, the Parent has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion, we have not been engaged by, performed any services for or received any compensation from the Parent or any other parties to the Amalgamation (other than any amounts that were paid to us under the letter agreement pursuant to which we were retained as a financial advisor to the Parent in connection with the Amalgamation and the agreement by which we were retained as dealer manager for the Parent in connection with the Exchange Offer). As of the date of this opinion, four merchant banking funds affiliated with Greenhill & Co., LLC owned an aggregate of 2,571,427 Parent Common Shares, and certain employees of Greenhill & Co., LLC and its affiliates have interests in one or more of such funds.

It is understood that this letter is for the information of the Board, and is rendered to the Board in connection with its consideration of the proposed Acquisition and may not be used for any other purpose without our prior written consent, except that this opinion may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to the shareholders of the Parent in connection with an Acquisition. We are not expressing an opinion as to any aspect of the proposed Acquisition, other than the fairness to the Parent of the Consideration from a financial point of view. In particular, we express no opinion as to the prices at which the Parent Common Shares will trade at any future time. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Parent, or any class of such persons relative to the Consideration or with respect to the fairness of any such compensation. This opinion has been approved by our fairness committee. This opinion does not address the underlying business decision of the Parent to engage in the Acquisition or the relative merits of the Acquisition as compared to any other alternative business strategies that might exist for the Parent and as such is not intended to be and does not constitute a recommendation to the members of the Board as to whether they should approve the proposed Acquisition, the documents in connection therewith or any related matters. In addition, this opinion is not intended to be and does not constitute a recommendation as to whether the shareholders of the Parent should approve the issuance of the Parent Common Shares in an Acquisition or take any other action at any meeting of the shareholders of the Parent convened in connection with an Acquisition. This opinion supersedes our opinion to you dated March 31, 2009.

Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that as of the date hereof the Consideration pursuant to the proposed Acquisition is fair, from a financial point of view, to the Parent.

Very best regards,

GREENHILL & CO., LLC

By:	/s/ Robert F. Greenhill
Robert F. Greenhill
Managing Director

Annex C

THE EXCHANGE OFFER

The following section contains a summary of terms of the Exchange Offer that are material to shareholders of Validus. This summary may not contain all of the information about the Exchange Offer that you, as a shareholder of Validus, may believe is important to you. The terms of the Exchange Offer are set forth in full in the Offer to Exchange, which is incorporated herein by reference, and other public filings that Validus has made and may make with the SEC, which are available without charge at www.sec.gov.

Validus is offering to exchange for each outstanding IPC Share that is validly tendered and not properly withdrawn prior to the expiration time of the Exchange Offer, 1.1234 Validus Shares and $3.00 in cash (less any applicable withholding taxes and without interest), upon the terms and subject to the conditions contained in the Offer to Exchange and the accompanying letter of transmittal. In addition, IPC shareholders will receive cash in lieu of any fractional Validus Share to which they may be entitled.

The term “expiration time of the Exchange Offer” means 5:00 p.m., New York City time (6:00 p.m., Atlantic Time) on June 26, 2009, unless further extended by Validus, in which case the term “expiration time of the Exchange Offer” means the latest time and date on which the Exchange Offer, as so extended, expires.

The Exchange Offer is subject to conditions which are described under “Conditions of the Exchange Offer” below. Validus has expressly reserved the right, subject to the applicable rules and regulations of the SEC, to waive any condition of the Exchange Offer in its discretion, except for the conditions described under the subheadings “Shareholder Approval Condition,” “Registration Statement Condition,” and “NYSE Listing Condition” under “Conditions of the Exchange Offer” below, each of which cannot be waived. Validus has expressly reserved the right to make any changes to the terms and conditions of the Exchange Offer (subject to any obligation to extend the Exchange Offer pursuant to the applicable rules and regulations of the SEC), including, without limitation, with respect to increasing or decreasing the consideration payable per IPC Share in the Exchange Offer.

The purpose of the Exchange Offer is for Validus to acquire control of, and ultimately the entire equity interest in, IPC. Validus intends, promptly following acceptance for exchange and exchange of IPC Shares in the Exchange Offer, to effect the second-step acquisition pursuant to which Validus will acquire all shares of those IPC shareholders who choose not to tender their IPC Shares pursuant to the Exchange Offer in accordance with either Section 102 or Section 103 of the Companies Act, as applicable. After the second-step acquisition, former remaining IPC shareholders will no longer have any ownership interest in IPC and will be shareholders of Validus and Validus will own all of the issued and outstanding IPC Shares. Validus intends, promptly following the second-step acquisition, to amalgamate IPC with a newly-formed, wholly-owned subsidiary of Validus in accordance with Section 107 of the Companies Act.

Subject to applicable law, Validus has reserved the right to amend the Exchange Offer, (including by amending the offer consideration to be offered in the Exchange Offer or second-step acquisition or the structure of the second-step acquisition), including upon entering into an amalgamation agreement with IPC, or to pursue an acquisition of IPC not involving an Exchange Offer (including the Scheme of Arrangement), in which event Validus would terminate the Exchange Offer and the IPC Shares would, upon consummation of such acquisition, be converted into the right to receive the consideration negotiated by Validus and IPC, or offered pursuant to such alternative acquisition structure.

Ownership of Validus After the Exchange Offer

Based on the exchange ratio of 1.1234, Validus estimates that if all IPC Shares are exchanged pursuant to the Exchange Offer and/or the second-step acquisition, former IPC shareholders would own, in the aggregate, approximately 41.3% of the issued and outstanding common shares on a fully-diluted basis using the treasury stock method for IPC and the as-if-converted method for Validus, assuming that:

•	Validus exchanges, pursuant to the Exchange Offer and/or the second-step acquisition, all of the outstanding IPC Shares, the number of which is assumed to be 56,092,672, the total number of IPC Shares reported as of March 31, 2009;

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•	Validus exchanges, pursuant to the Exchange Offer or the second-step acquisition, the IPC Shares issuable upon the exercise or vesting of outstanding options, restricted common shares , restricted share units, and performance share units, of which there were reported to be 976,275 as of March 31, 2009; and

•	90,317,793 common shares were outstanding, including 75,828,922 common shares, 8,680,149 common shares underlying outstanding warrants, 2,795,868 common shares underlying unexercised options and 2,998,069 restricted common shares, and 14,785 restricted share units respectively, as of March 31, 2009.

Conditions of the Exchange Offer

The Exchange Offer is conditioned upon, among other things, the following:

•	Minimum Tender Condition: IPC shareholders shall have validly tendered and not withdrawn prior to the expiration time of the Exchange Offer at least that number of IPC Shares that shall constitute 90% of the then-outstanding number of IPC Shares on a fully-diluted basis (excluding any IPC Shares owned by Validus, its subsidiaries or IPC).

•	Max Amalgamation Condition: The Max Amalgamation Agreement shall have been validly terminated on terms reasonably satisfactory to Validus, and Validus shall reasonably believe that IPC could not have any liability, and Max shall not have asserted any claim of liability or breach against IPC in connection with the Max Amalgamation Agreement other than with respect to the possible payment of the Max Termination Fee.

•	Registration Statement Condition: The registration statement of which the Offer to Exchange is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Validus shall have received all necessary state securities law or “blue sky” authorizations.

•	Shareholder Approval Condition: The shareholders of Validus shall have approved the issuance of the Validus Shares pursuant to the Exchange Offer and the second-step acquisition as required under the rules of the NYSE.

•	NYSE Listing Condition: The Validus Shares to be issued to IPC shareholders in exchange for IPC Shares in the Exchange Offer and the second-step acquisition shall have been authorized for listing on the NYSE, subject to official notice of issuance.

•	Pending Litigation Condition: There shall be no threatened or pending litigation, suit, claim, action, proceeding or investigation before any governmental authority that, in the judgment of Validus, is reasonably likely to, directly or indirectly, restrain or prohibit (or which alleges a violation of law in connection with) the Exchange Offer or is reasonably likely to prohibit or limit the full rights of ownership of IPC Shares by Validus or any of its affiliates.

•	No Material Adverse Change Condition: Since December 31, 2008, there shall not have been any material adverse effect on IPC and its subsidiaries, taken as a whole, subject to specified exceptions. A more than 50% decline in IPC’s book value or a more than 20% decline in IPC’s book value relative to Validus’ book value shall be deemed to have a material adverse effect on IPC.

•	Conduct of Business Condition: Each of IPC and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after the date of the Offer to Exchange and prior to the expiration time of the Exchange Offer.

•	Validus Credit Facility Condition: All amendments or waivers under Validus’ credit facilities necessary to consummate the Exchange Offer, the second-step acquisition and the other transactions contemplated by the Offer to Exchange shall be in full force and effect.

The Exchange Offer is subject to additional conditions that are described in the Offer to Exchange, including that IPC shareholders shall not have approved the Max Amalgamation Agreement and that there shall have been no business combination consummated between IPC and Max. The Exchange Offer is not conditioned on the receipt of regulatory approvals or the elimination of the Max Termination Fee.

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Annex D

THE SCHEME OF ARRANGEMENT

The following section contains summaries of material provisions of the Scheme of Arrangement. These summaries are qualified in their entirety by reference to the form of Scheme of Arrangement, which is incorporated by reference in its entirety and attached as Annex E to the proxy statement. You should read that document in its entirety because it, and not this Annex C, is the legal document that would govern the Scheme of Arrangement.

Purpose; Effective Time

The Supreme Court of Bermuda ordered the court-ordered IPC meeting to be held to give the IPC shareholders (other than the holders of any IPC Shares that are owned by Validus, IPC or any of their respective subsidiaries) the opportunity to consider and, if they so determine, approve the Scheme of Arrangement. Assuming the Scheme of Arrangement receives the approval of the IPC shareholders and the sanction of the Supreme Court of Bermuda, and all the other conditions to the consummation of the Acquisition are satisfied or, where relevant, waived, including approval of the Scheme of Arrangement by IPC either by vote of the IPC board of directors or a vote of IPC shareholders at the IPC special general meeting, an office copy of the court order sanctioning the Scheme of Arrangement will be delivered to the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

Implementing the Scheme of Arrangement

A Scheme of Arrangement under Bermuda law is an arrangement between a company and its shareholders. In order to implement the Scheme of Arrangement, the IPC shareholders must approve the Scheme of Arrangement at the court-ordered IPC meeting, IPC must separately approve the Scheme of Arrangement and the Scheme of Arrangement must be sanctioned by the Supreme Court of Bermuda. If the IPC shareholders approve the Scheme of Arrangement at the court-ordered IPC meeting, the separate approval of IPC of the Scheme of Arrangement can be provided by either (i) the IPC board of directors voluntarily complying with the will of the IPC shareholders as expressed at the court-ordered IPC meeting, or (ii) the shareholders of IPC approving resolutions at the IPC special general meeting, including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation Agreement.

At the court-ordered IPC meeting, IPC shareholders will be asked to approve the consummation of the Acquisition by means of a court sanctioned scheme of arrangement between IPC and the holders of IPC Shares pursuant to section 99 of the Companies Act. The Scheme of Arrangement is set out in full in Annex E to the proxy statement to which this Annex C is attached.

The steps involved in the Scheme of Arrangement are as follows:

(1) Applying to the Supreme Court of Bermuda for an order giving directions for the holding and conduct of the court-ordered IPC meeting.

(2) Requisitioning the IPC special general meeting. On May 12, 2009, Validus filed with the SEC a preliminary proxy statement which, when filed in its definitive form, will be used to solicit written requisitions from the IPC shareholders to compel the IPC board of directors to call the IPC special general meeting.

(3) Holding the court-ordered IPC meeting to consider and, if the IPC shareholders so determine, approve the Scheme of Arrangement. The Scheme of Arrangement must be approved by a majority in number of the holders of IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy, representing 75% or more in value of the IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy.

(4) Holding the IPC special general meeting to approve resolutions determined by Validus to be reasonably necessary in connection with implementation of the Scheme of Arrangement, including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation

Agreement. Approval of each resolution at the IPC special general meeting requires the affirmative vote of the holders of a majority of the IPC Shares voting at the meeting, whether in person or by proxy.

(5) Applying to the Supreme Court of Bermuda to sanction the Scheme of Arrangement.

(6) Delivering a copy of the order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement to the Bermuda Registrar of Companies.

The purpose of the Scheme of Arrangement is to provide for Validus to become the owner of the entire issued and to-be-issued share capital of IPC not already held by Validus, IPC or their respective subsidiaries. This is to be achieved by the transfer to Validus (or its nominee(s)) of the IPC Shares outstanding immediately prior to the effective time (excluding any IPC Shares owned by Validus, IPC or their respective subsidiaries) in exchange for Validus Shares and cash upon the Scheme of Arrangement becoming effective.

To become effective, the Scheme of Arrangement requires: (i) the approval of a majority in number of the holders of IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy, representing 75% or more in value of the IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy; (ii) the approval of IPC (either by IPC’s board of directors or by the affirmative vote of the holders of a majority of the IPC Shares voting at the IPC special general meeting, whether in person or by proxy) and the approval of the other resolutions proposed at the IPC special general meeting; (iii) the satisfaction or, where relevant, waiver of the other conditions to the effectiveness of the Scheme of Arrangement; (iv) the sanction of the Supreme Court of Bermuda; and (v) the delivery of a copy of the order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement to the Bermuda Registrar of Companies.

If the IPC shareholders approve the Scheme of Arrangement at the court-ordered IPC meeting, the separate approval of IPC of the Scheme of Arrangement can be provided by either (i) the IPC board of directors voluntarily complying with the will of the IPC shareholders as expressed at the court-ordered IPC meeting, or (ii) the shareholders of IPC approving resolutions at the IPC special general meeting, including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation Agreement. On May 12, 2009, Validus filed with the SEC a preliminary proxy statement which, when filed in its definitive form, will be used to solicit written requisitions from the IPC shareholders to compel the IPC board of directors to call the IPC special general meeting. Following IPC shareholder approval at both the court-ordered IPC meeting and the IPC special general meeting, the satisfaction or, where relevant, waiver of the other conditions to the effectiveness of the Scheme of Arrangement, and the granting of a court order, from the Supreme Court of Bermuda sanctioning the Scheme of Arrangement, a copy of the court order sanctioning the Scheme of Arrangement will be delivered to the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

Upon the Scheme of Arrangement becoming effective, Validus (or its nominee(s)) will acquire the IPC Shares fully paid and free from all liens, equitable interests, charges, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto including the right to receive and retain all dividends and other distributions declared, paid or made thereon, on or after the effectiveness of the Scheme of Arrangement (other than a one-time dividend to the holders of IPC Shares in an aggregate amount not to exceed any reduction in the Max Termination Fee).

Validus will, in consideration for the transfer of the IPC Shares, and subject as provided in the Scheme of Arrangement, allot and issue, credited as fully paid, to each holder of IPC Shares (as appearing in IPC’s register of members immediately prior to the effective time), new Validus Shares and cash on the following basis:

for each IPC Share	(i) 1.1234 Validus Shares; and (ii) $3.00 in cash (less any applicable withholding taxes and without interest)

Validus will not issue any fractional Validus Shares in connection with the Scheme of Arrangement. Instead, any IPC shareholder who would otherwise have been entitled to a fraction of a Validus Share in connection with the Scheme of Arrangement will receive cash (rounded to the nearest whole cent) in an amount (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled (after aggregating all fractional Validus Shares that would otherwise be received by such shareholder) by (ii) the closing price of Validus Shares as reported on the NYSE on the last trading day immediately prior to the closing of the Acquisition).

With effect from and including the effective time of the Scheme of Arrangement, each existing certificate representing a holding of IPC Shares shall cease to be valid in respect of such holding and each holder of IPC Shares shall be bound at the request of Validus to deliver up the same to Validus or to any person appointed by Validus to receive the same for cancellation or to destroy such share certificates.

Upon the Scheme of Arrangement becoming effective, it will be binding on all IPC shareholders, whether or not they attended or voted at the court-ordered IPC meeting or the IPC special general meeting (and if they attended and voted, whether or not they voted in favor).

The Scheme of Arrangement contains a provision for Validus to consent, on behalf of all persons concerned, to any modification of or addition to the Scheme of Arrangement or any condition to the effectiveness of the Scheme of Arrangement that the Supreme Court of Bermuda may approve or impose.

Once the Scheme of Arrangement is effective, the Courts of Bermuda will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or their implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. An IPC shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify Validus in writing of its intention at least ten business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against Validus or IPC in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where Validus or IPC has failed to perform its obligations under the Scheme of Arrangement.

When, under any provision of the Scheme of Arrangement, a matter is to be determined by Validus, Validus will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

If for any reason the Scheme of Arrangement does not become effective in accordance with its terms, the Scheme of Arrangement will not be consummated and IPC Shareholders will retain their existing holdings of IPC Shares unless either the Validus Amalgamation Offer or the Exchange Offer is consummated.

The Meetings to Implement the Scheme of Arrangement

Before the Supreme Court of Bermuda’s sanction can be sought for the Scheme of Arrangement, the Scheme of Arrangement will require approval by the IPC shareholders at the court-ordered IPC meeting and the approval of the resolutions proposed at the IPC special general meeting.

(a)	The Court-Ordered IPC Meeting

The court-ordered IPC meeting is expected to be held at the direction of the Supreme Court of Bermuda to seek the approval of IPC shareholders for the Scheme of Arrangement.

The vote required to approve the Scheme of Arrangement at the court-ordered IPC meeting is a majority in number of the holders of IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy, representing 75% or more in value of the IPC Shares voting at the court-ordered IPC meeting, whether in person or by proxy. The holders of IPC Shares owned by Validus, IPC or their respective subsidiaries will not be able to vote those shares at the court-ordered IPC meeting but Validus will undertake to the Supreme Court of Bermuda to be bound by the Scheme of Arrangement.

(b)	The IPC Special General Meeting

In addition to the court-ordered IPC meeting, the IPC special general meeting will be convened to consider and, if the IPC shareholders so determine, approve resolutions determined by Validus to be reasonably necessary in connection with implementation of the Scheme of Arrangement, including resolutions for IPC to approve and to be bound by the Scheme of Arrangement and to terminate the Max Amalgamation Agreement. Written requisitions from IPC shareholders holding at least 10% of the issued and outstanding IPC Shares may compel the IPC board of directors to call the IPC special general meeting. On May 12, Validus filed with the SEC a preliminary proxy statement which, when filed in its definitive form, will be used to solicit such written requisitions.

Approval of each resolution at the IPC special general meeting requires the affirmative vote of the holders of a majority of the IPC Shares voting at the meeting, whether in person or by proxy.

Sanction of the Scheme of Arrangement by the Supreme Court of Bermuda

Under the Companies Act, the Scheme of Arrangement also requires the sanction of the Supreme Court of Bermuda. Subject to the prior satisfaction or, where relevant, waiver of the other conditions to the effectiveness of the Scheme of Arrangement set out in this proxy statement, Validus has confirmed that it will be represented by counsel at the hearing of the Supreme Court of Bermuda to sanction the Scheme of Arrangement so as to consent to the Scheme of Arrangement and to undertake to the Supreme Court of Bermuda to be bound thereby.

In order to approve the Scheme of Arrangement, the Supreme Court of Bermuda will consider, among other things, whether the Scheme of Arrangement is fair to the IPC shareholders.

The Scheme of Arrangement will become effective in accordance with its terms upon the delivery of an office copy of the Supreme Court of Bermuda order to the Bermuda Registrar of Companies for registration.

If the Scheme of Arrangement does not become effective by November 30, 2009 (or such later date, if any, as Validus may agree and the Supreme Court of Bermuda may allow), the Scheme of Arrangement will not become effective and will not be consummated.

Acquisition Consideration

Under the Scheme of Arrangement, at the closing, each IPC Share issued and outstanding immediately prior to the closing (excluding any IPC Shares owned by Validus, IPC or their respective subsidiaries) will be transferred to Validus in exchange for (i) 1.1234 Validus Shares and (ii) $3.00 in cash (less any applicable withholding taxes and without interest).

Validus will not issue any fractional Validus Shares in connection with the Acquisition. Instead, any IPC shareholder who would otherwise have been entitled to a fraction of a Validus Share in connection with the Acquisition will receive cash (rounded to the nearest whole cent) in an amount (without interest) equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled (after aggregating all fractional Validus Shares that would otherwise be received by such shareholder) by (ii) the closing price of Validus Shares as reported on the NYSE on the last trading day immediately prior to the closing of the Acquisition.

Amendment and Termination of the Scheme of Arrangement

The Scheme of Arrangement contains a provision for Validus to consent, on behalf of all persons concerned, to any modification of or addition to the Scheme of Arrangement or any condition to the effectiveness of the Scheme of Arrangement that the Supreme Court of Bermuda may approve or impose. Validus has been advised that it is unlikely that the Supreme Court of Bermuda will impose or approve any condition to the Scheme of Arrangement or any modification or addition to the Scheme of Arrangement that would be material to the interests of IPC shareholders unless IPC shareholders are informed thereof in advance of the court-ordered IPC meeting.

Prior to approval by the IPC shareholders at the court-ordered IPC meeting, Validus may terminate the Scheme of Arrangement at any time. Following approval by the IPC shareholders at the court-ordered IPC meeting, Validus may terminate the Scheme of Arrangement at any time prior to commencement of the hearing of the Supreme Court of Bermuda to sanction the Scheme of Arrangement without obtaining the approval of the IPC shareholders if any event or condition occurs which would cause any of the conditions to its effectiveness not to be satisfied by November 30, 2009 (or such later date, if any, as Validus may agree and the Supreme Court of Bermuda may allow).

If for any reason the Scheme of Arrangement does not become effective in accordance with its terms, the Scheme of Arrangement will not be consummated and IPC shareholders will retain their existing holdings of IPC Shares unless either the Validus Amalgamation Offer or the Exchange Offer is consummated.

Conditions to the Scheme of Arrangement

The Scheme of Arrangement is conditioned upon, among other things, the following:

•	Max Amalgamation Condition: The Max Amalgamation Agreement shall have been validly terminated, and Validus shall reasonably believe that IPC could not have any liability, and Max shall not have asserted any claim of liability or breach against IPC in connection with the Max Amalgamation Agreement other than with respect to the possible payment of the Max Termination Fee.

•	Registration Statement Condition: The issuance of Validus Shares pursuant to the Scheme of Arrangement shall have been registered under the Securities Act pursuant to an effective registration statement or shall be exempt from the registration requirements thereof. The issuance of Validus Shares to be issued pursuant to the Scheme of Arrangement will be exempt from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

•	Shareholder Approval Condition: The shareholders of Validus shall have approved the issuance of the Validus Shares pursuant to the Scheme of Arrangement as required under the rules of the NYSE.

•	NYSE Listing Condition: The Validus Shares to be issued pursuant to the Scheme of Arrangement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

•	Pending Litigation Condition: There shall be no threatened or pending litigation, suit, claim, action, proceeding or investigation before any governmental authority that, in the judgment of Validus, is reasonably likely to, directly or indirectly, restrain or prohibit (or which alleges a violation of law in connection with) the Scheme of Arrangement, the transfer of all the outstanding IPC Shares to Validus in exchange for Validus Shares and cash pursuant to the Scheme of Arrangement or is reasonably likely to prohibit or limit the full rights of ownership of IPC Shares by Validus or any of its affiliates.

•	No Material Adverse Change Condition: Since December 31, 2008, there shall not have been any material adverse effect on IPC and its subsidiaries, taken as a whole, subject to specified exceptions. A more than 50% decline in IPC’s book value or a more than 20% decline in IPC’s book value relative to Validus’ book value shall be deemed to have a material adverse effect on IPC.

•	Conduct of Business Condition: Each of IPC and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after the date of the proxy statements relating to the Scheme of Arrangement and prior to the commencement of the hearing by the Supreme Court of Bermuda to sanction the Scheme of Arrangement.

•	Validus Credit Facility Condition: All amendments or waivers under Validus’ credit facilities necessary to consummate the Scheme of Arrangement and the other transactions contemplated by the proxy statements relating to the Scheme of Arrangement shall be in full force and effect.

The Scheme of Arrangement is subject to additional conditions that are described in the proxy statements relating to the Scheme of Arrangement, including that IPC shareholders shall not have approved the Max Amalgamation Agreement and that there shall have been no business combination consummated between IPC and Max. The Scheme of Arrangement is not conditioned on the receipt of regulatory approvals or the elimination of the Max Termination Fee.

Annex E

FORM OF

THE SCHEME OF ARRANGEMENT

IN THE SUPREME COURT OF BERMUDA CIVIL JURISDICTION (COMMERCIAL COURT)	No. [ ● ] of 2009

IN THE MATTER OF IPC HOLDINGS, LTD.

- and -

IN THE MATTER OF SECTION 99 OF THE BERMUDA COMPANIES ACT 1981

PRELIMINARY

In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

Acquisition	the proposed acquisition of IPC by Validus

Allowed Proceeding	any proceeding by a holder of Scheme Shares to enforce its rights under this Scheme in the event Validus or IPC fails to perform its obligations under this Scheme

Business Day	any day other than a Saturday, Sunday or other day on which banking institutions in New York or Bermuda are obligated by law or executive order to be closed

Cash Consideration	the cash consideration payable to holders of Scheme Shares pursuant to the terms of this Scheme, being the sum of $3.00 for each Scheme Share

Closing Validus Share Price	the closing price per share of Validus common stock as reported on the NYSE on the last trading day prior to the Effective Time

Conditions	the conditions to the effectiveness of this Scheme set forth in the Schedule A attached hereto

Court	the Supreme Court of Bermuda

Court Hearing	the hearing of the Court to sanction this Scheme under section 99 of the Bermuda Companies Act 1981

Effective Time	the time and date on which this Scheme becomes effective in accordance with clause 9.1 of this Scheme

Exchange Agent	BNY Mellon Shareowner Services

Excluded Shares	any IPC Shares which are registered in the name of, or beneficially owned by Validus, IPC or any of their respective subsidiaries, or which Validus, IPC or any of their respective subsidiaries acquires or becomes beneficially interested in from time to time

IPC	IPC Holdings, Ltd., a Bermuda exempted company whose principal executive offices are located at American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda

IPC Shares	shares of common stock, par value $0.01 per share, of IPC

Max	Max Capital Group Ltd.

Max Amalgamation Agreement	the Agreement and Plan of Amalgamation dated 1 March 2009, as amended on 5 March 2009, among Max, IPC and IPC Limited

Max Termination Fee	the termination fee that may be payable by IPC to Max in certain circumstances pursuant to the terms of the Max Amalgamation Agreement

New Validus Shares	the new shares of voting common stock, par value $0.175 per share, of Validus to be issued credited as fully paid pursuant to this Scheme

NYSE	The New York Stock Exchange

Prohibited Proceeding	any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letter of credit against Validus or IPC or any of their respective subsidiaries or their respective property in any jurisdiction whatsoever other than an Allowed Proceeding

Record Date	6.00 p.m. (Atlantic Time) on [ ● ] 2009

Register of Members	IPC’s register of members or any branch register kept in accordance with section 65 of the Bermuda Companies Act 1981

Registrar	the Bermuda Registrar of Companies

Requisition Proxy Statement	the proxy statement on Schedule 14A pursuant to Section 14a of the United States Securities Exchange Act of 1934, as amended, to be sent to holders of IPC Shares in connection with approval at the Special General Meeting of resolutions determined by Validus to be reasonably necessary in connection with implementation of this Scheme, containing, inter alia, the notice of the Special General Meeting

Scheme	this scheme of arrangement in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Validus

Scheme Court Order	the order of the Court sanctioning this Scheme pursuant to section 99 of the Bermuda Companies Act 1981

Scheme Meeting	the meeting of holders of IPC Shares as at the Record Date convened by order of the Court pursuant to section 99 of the Bermuda Companies Act 1981 to consider and, if thought fit, approve this Scheme (with or without amendment), including any adjournment or postponement thereof

Scheme Proxy Statement	the proxy statement on Schedule 14A pursuant to Section 14a of the United States Securities Exchange Act of 1934, as amended, to be sent to holders of IPC Shares in connection with approval at the Scheme Meeting of this Scheme, containing, inter alia details of this Scheme and the notice of the Scheme Meeting

Scheme Shares	all IPC Shares which are in issue immediately prior to the Effective Time, other than the Excluded Shares

Special General Meeting	the special general meeting of IPC at which the holders of IPC Shares as at the record date for such meeting may consider and, if they so determine, approve resolutions determined by Validus to be reasonably necessary in connection with implementation of this Scheme, including resolutions for IPC to approve and to be bound by this Scheme and to terminate the Max Amalgamation Agreement, notice of which is to be set out in the Requisition Proxy Statement

Validus	Validus Holdings, Ltd., an exempted company incorporated under the laws of Bermuda with its principal executive offices at 19 Par-La-Ville Road, Hamilton, HM11, Bermuda

United States	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

$ or United States dollars	the lawful currency of the United States

and references to clauses and sub-clauses are to clauses and sub-clauses of this Scheme.

(A)	As at the date of this Scheme, the authorised share capital of IPC is $[ ● ] divided into [ ● ] IPC Shares. As at the close of business on [ ● ] 2009, being the latest practicable date prior to the posting of the Scheme Proxy Statement, [ ● ] IPC Shares have been issued and are credited as fully paid and the remainder are unissued.

(B)	As at the date of this Scheme, 100 IPC Shares, representing less than one per cent. of the existing issued share capital of IPC are registered in the name of Validus;

(C)	Validus has agreed to appear, and to procure that the registered holders of any IPC Shares which it or any of its subsidiaries beneficially owns to agree to appear, by Counsel at the Court Hearing and to be bound by, and to undertake to the Court to be bound by, the provisions of this Scheme and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed and done by it for the purposes of giving effect to this Scheme.

1.	PURPOSE OF THIS SCHEME

1.1	The purpose of this Scheme is to effect the exchange of each Scheme Share for 1.1234 New Validus Shares and the Cash Consideration. At the Effective Time, all Scheme Shares shall be transferred to Validus and as a result thereof IPC shall become a wholly owned subsidiary of Validus. In furtherance of this Scheme, following the Effective Time Validus shall issue and allot the New Validus Shares and pay the Cash Consideration to the holders of Scheme Shares in accordance with the terms of this Scheme.

2.	APPLICATION AND EFFECTIVENESS OF THIS SCHEME

2.1	The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on IPC and on all holders of Scheme Shares. With effect from the Effective Time, until such time as the Scheme Shares have been transferred to Validus, there shall be no further registration of transfers on the Register of Members of any Scheme Shares.

3.	RECORD DATE

3.1	The holders of IPC Shares and the number of IPC Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

4.	NEW VALIDUS SHARES AND CASH CONSIDERATION

4.1	Conditional upon and subject to clause 5, Validus shall, in consideration for the transfer of the Scheme Shares, and subject as hereinafter provided, allot and issue, credited as fully paid, to each holder of Scheme Shares (as appearing in the Register of Members immediately prior to the Effective Time), New Validus Shares on the following basis:

for each Scheme Share	1.1234 New Validus Shares

4.2	Fractional entitlements to New Validus Shares will not be allotted or issued to holders of Scheme Shares. Holders of Scheme Shares shall be paid cash in lieu of any fractional entitlement to which they would otherwise be entitled. The cash amount to be paid to such holders of Scheme Shares shall be determined by multiplying the relevant fraction by the Closing Validus Share Price.

4.3	In addition to the New Validus Shares to be issued in accordance with the provisions of sub-clause 4.1, conditional upon and subject to clause 5, Validus shall, in consideration for the transfer of the Scheme Shares, and subject as hereinafter provided, pay or procure the payment to or for the account of each holder of Scheme Shares (as appearing in the Register of Members immediately prior to the Effective Time), the Cash Consideration on the following basis:

for each Scheme Share	$3.00 in cash

5.	ACQUISITION OF SCHEME SHARES

5.1	At the Effective Time, in consideration for the consideration provided for in clause 4, notwithstanding any term of any relevant document to the contrary, the Scheme Shares shall be transferred to Validus and such transfer shall forthwith be registered on the Register of Members.

5.2	With effect from and including the Effective Time, each holder of Scheme Shares shall in accordance with this Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the consideration provided for in clause 4.

5.3	Validus shall acquire the Scheme Shares fully paid and free from all liens, equitable interests, charges, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto including the right to receive and retain all dividends and other distributions declared, paid or made thereon, on or after the Effective Time, other than any pro rata dividend payable by IPC in respect of the reduction, if any, of the Max Termination Fee.

5.4	For such purposes, the Scheme Shares shall be transferred to Validus or its nominees and to give effect to such transfer any person may be appointed by Validus as attorney and shall be authorised as such attorney on behalf of the holder concerned to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer of any Scheme Shares and every form, instrument or instruction of transfer so executed shall be as effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred.

6.	SHARE CERTIFICATES

6.1	With effect from and including the Effective Time, each existing certificate representing a holding of Scheme Shares shall cease to be valid in respect of such holding and each holder of Scheme Shares shall be bound at the request of Validus to deliver up the same to Validus or to any person appointed by Validus to receive the same for cancellation or to destroy such share certificates.

7.	DESPATCH OF CONSIDERATION

7.1	At or about the Effective Time, Validus shall deposit the New Validus Shares required to be issued by it under this Scheme and an amount in cash in immediately available funds sufficient to satisfy the aggregate amount of the Cash Consideration payable by Validus pursuant to the terms of this Scheme with the Exchange Agent (or such other person or entity as Validus may determine in its sole discretion) acting on behalf of and for the account of the holders of Scheme Shares. Promptly after the Effective Time, Validus shall procure that the Exchange Agent (or such other person or entity as Validus may determine in its sole discretion) shall mail each holder of Scheme Shares instructions for surrendering share certificates in respect of Scheme Shares or for non-certificated Scheme Shares represented by book entry and that the Exchange Agent shall: (i) transfer such New Validus Shares; and (ii) pay the Cash Consideration (less any applicable withholding taxes and without interest) to each holder of Scheme Shares in accordance with their respective entitlements under this Scheme promptly following the Exchange Agent’s receipt of the share certificates in respect of Scheme Shares or non-certificated Scheme Shares represented by book entry from such holder of Scheme Shares. In addition, Validus will direct the Exchange Agent (or such other person or entity as Validus may determine in its sole discretion) to pay (out of funds previously provided by Validus) to each holder of Scheme Shares entitled thereto a cash payment in respect of any amount payable to such holder of Scheme Shares pursuant to sub-clause 4.2, less any applicable withholding taxes, together with the transfer to such holder of Scheme Shares of the New Validus Shares and the payment of the Cash Consideration to which it is entitled under the terms of this Scheme. Payment of the Cash Consideration and any amounts payable to holders of Scheme Shares pursuant to sub-clause 4.2 shall be settled by way of a cheque or in such other manner as Validus shall, in its discretion, consider appropriate.

7.2	No interest will be paid or accrued on the cash payable upon the surrender of any share certificate (or book-entry shares). Until surrendered in accordance with the provisions of this clause 7, each share certificate in respect of Scheme Shares or non-certificated Scheme Shares represented by book entry will represent after the Effective Time for all purposes only evidence of the right to receive the consideration due to each holder of Scheme Shares provided for in clause 4.

7.3	All deliveries of cheques, certificates or other documents required to be made to holders of Scheme Shares pursuant to this Scheme shall be effected by sending the same by mail in prepaid envelopes addressed to the persons entitled thereto at their respective registered addresses as appearing in the Register of Members immediately prior to the Effective Time (or, in the case of joint holders, at the address of the joint holder who appears first in the said register) and none of IPC, Validus, any person appointed by Validus pursuant to sub-clause 5.4 or any of their respective agents or nominees shall be responsible for any loss or delay in the transmission of any cheques, certificates or other documents sent in accordance with this sub-clause 7.3, which shall be sent at the risk of the person or persons entitled thereto.

7.4	All cheques shall be in United States dollars and shall be made payable to the person or persons to whom, in accordance with the foregoing provisions of this clause 7, the envelope containing the same is addressed, and the encashment of any such cheque shall be a complete discharge of Validus’ obligation under this Scheme to pay for the monies represented thereby.

7.5	The preceding sub-clauses of this clause 7 shall take effect subject to any prohibition or condition imposed by law.

8.	DIVIDEND MANDATES

8.1	All mandates and other instructions to IPC in force immediately prior to the Effective Time relating to Scheme Shares shall, unless and until revoked or amended, be deemed as from the Effective Time to be valid and effective mandates and instructions to Validus in relation to the New Validus Shares issued in respect thereof.

9.	THE EFFECTIVE TIME

9.1	This Scheme shall become effective in accordance with its terms as soon as an office copy of the Scheme Court Order shall have been delivered to the Registrar for registration.

9.2	Unless this Scheme shall become effective on or before 30 November 2009, or such later date, if any, as Validus may determine and the Court may allow, this Scheme shall never become effective.

10.	MODIFICATION

10.1	Validus may consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose.

11.	STAY OF PROHIBITED PROCEEDINGS

11.1	No holder of Scheme Shares shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Time.

11.2	A holder of Scheme Shares may commence an Allowed Proceeding against Validus or IPC after the Effective Time provided that it has first given Validus ten Business Days prior notice in writing of its intention to do so.

12.	INTERPRETATION

12.1	When under any provision of this Scheme a matter is to be determined by Validus, it will have discretion to interpret such matter under this Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

13.	PRE-CONDITIONS TO THIS SCHEME

13.1	The effectiveness of this Scheme is conditional upon the satisfaction or, where relevant, waiver of the Conditions prior to the commencement of the Court Hearing.

14.	GOVERNING LAW AND JURISDICTION

14.1	The terms of this Scheme shall be governed by and construed in accordance with the laws of Bermuda and the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme.

Dated [    ●    ] 2009

Schedule A

CONDITIONS TO THE EFFECTIVENESS OF THIS SCHEME

This Scheme is conditional upon the following having occurred on or before 30 November 2009, or such later date, if any, as Validus may determine and the Court may allow:

1. the approval of this Scheme by a majority in number of the holders of IPC Shares entitled to vote and present and voting, either in person or by proxy, at the Scheme Meeting, or at any adjournment of such meeting, representing three-fourths or more in value of the IPC Shares entitled to vote and present and voting, either in person or by proxy, at the Scheme Meeting, or at any adjournment of such meeting;

2. all resolutions determined by Validus to be reasonably necessary in connection with the implementation of this Scheme to be considered at the Special General Meeting being duly passed by the requisite majority at the Special General Meeting, or at any adjournment of that meeting, and not subsequently being revoked and the matters provided for in such resolutions becoming effective;

3. the sanction (without modification or with modification as agreed by Validus) of this Scheme by the Court; and

4. the delivery of an office copy of the court order sanctioning this Scheme to the Registrar.

In addition, this Scheme is also conditional upon the following Conditions, and, accordingly, the necessary actions to make this Scheme effective, including the delivery of an office copy of the court order sanctioning this Scheme to the Registrar, will not be taken unless such Conditions (as amended if appropriate) have, in the judgment of Validus, been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or where relevant waived:

Max Amalgamation Agreement Condition

The Max Amalgamation Agreement shall have been validly terminated, and Validus shall reasonably believe that IPC could not have any liability, and Max shall not have asserted any claim of liability or breach against IPC in connection with the Max Amalgamation Agreement other than with respect to the possible payment of the Max Termination Fee thereunder.

Registration Condition

The issuance of the New Validus Shares shall have been registered under the United States Securities Act of 1933, as amended, pursuant to an effective registration statement, or shall be exempt from the registration requirements thereof.

Shareholder Approval Condition

The shareholders of Validus shall have approved the issuance of the New Validus Shares as required under the rules of the NYSE.

NYSE Listing Condition

The New Validus Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

Pending Litigation Condition

There shall be no threatened or pending litigation, suit, claim, action, proceeding or investigation before any supranational, national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body (a “governmental authority”): (1) challenging or seeking to, or which, in the judgment of Validus, is reasonably likely to, make illegal, delay or otherwise, directly or indirectly, restrain or prohibit or in which there are allegations of any violation of law, rule or regulation relating to, the proposing of, or terms or provisions of, this Scheme or, the transfer of all of the outstanding IPC Shares (excluding any IPC Shares owned by Validus, IPC or any of their respective subsidiaries) to Validus in exchange for shares in Validus; or (2) seeking to, or which in the judgment of Validus, is reasonably likely to, prohibit or limit the full rights of ownership of IPC Shares by Validus or any of its affiliates, including, without limitation, the right to vote any IPC Shares acquired by Validus pursuant to this Scheme or otherwise on all matters properly presented to IPC shareholders.

No Material Adverse Change Condition

Since December 31, 2008, there shall not have been any change, state of facts, circumstance or event that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, properties, assets, liabilities, obligations (whether accrued, absolute, contingent or otherwise), businesses or results of operations of IPC and its subsidiaries, taken as a whole, excluding any such change, state of facts, circumstance or event to the extent caused by or resulting from: (i) changes in economic, market, business, regulatory or political conditions generally in the United States or in Bermuda or any other jurisdiction in which such party operates or in Bermudan, United States or global financial markets; (ii) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in the geographic areas in which such party operates; (iii) changes, circumstances or events resulting in liabilities under property catastrophe reinsurance, including any effects resulting from any earthquake, hurricane, tornado, windstorm, terrorist act, act of war or other natural or man-made disaster; (iv) changes in any applicable law, statute, ordinance, common law, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any governmental authority, including all relevant bye-laws and regulations of the Council and Society of Lloyd’s incorporated under the Lloyd’s Act of 1871 to 1982 of England and Wales in each of the jurisdictions in which IPC or its subsidiaries currently conduct business or operate (“specified laws”); (v) changes in generally accepted accounting principles or in statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable insurance regulatory authority, including accounting and financial reporting pronouncements by the Bermuda Monetary Authority, the Securities and Exchange Commission, the National Association of Insurance Commissioners and the Financial Accounting Standards Board; (vi) any change or announcement of a potential change in IPC’s or any of its subsidiaries’ credit or claims paying rating or A.M. Best rating or the ratings of any of IPC’s or its subsidiaries’ businesses or securities; (vii) a change in the trading prices or volume of IPC Shares; (viii) the failure to meet any revenue, earnings or other projections, forecasts or predictions for any period ending after the date of the Scheme Proxy Statement; or (ix) the commencement, occurrence or continuation of any war or armed hostilities, except that (A) in the case of the foregoing clauses (vi), (vii) and (viii), such exceptions shall not prevent or otherwise affect a determination that any changes, state of facts, circumstances or events underlying a failure described in any such clause has resulted in, or contributed to, a material adverse effect on IPC and its subsidiaries and (B) in the case of the foregoing clauses (i), (ii), (iv), (v) and (ix), to the extent those changes, state of facts, circumstances or events have a materially disproportionate effect on IPC and its subsidiaries taken as a whole relative to other similarly situated persons in the property and casualty insurance and reinsurance industry. In addition, a material adverse effect shall be deemed to have occurred if IPC’s book value shall have (A) declined by more than 50% from December 31, 2008 to the commencement of the Court Hearing or (B) declined from December 31, 2008 to the commencement of the Court Hearing by more than 20% greater than the percentage decline of Validus’ book value during the same period, provided, that for purposes of measuring the 20% differential book value decline, if Validus has experienced an increase in book value from December 31, 2008 to the commencement of the Court Hearing, Validus shall be deemed to have experienced no change in its book value. Any such materially adverse change, state of facts, circumstance or event or decline in IPC’s book value described above are referred to herein as a “material adverse effect.”

Conduct of Business Condition

Each of IPC and its subsidiaries shall have carried on their respective businesses in the ordinary course consistent with past practice at all times on or after the date of the Scheme Proxy Statement and prior to the commencement of the Court Hearing.

Validus’ Credit Facilities Condition

All amendments or waivers under Validus’ credit facilities necessary to consummate this Scheme and the other transactions contemplated by the Scheme Proxy Statement and by the Requisition Proxy Statement shall be in full force and effect.

Other Conditions

None of the following events or facts shall have occurred:

(a) there is in effect any order or injunction issued by any court of competent jurisdiction or any action taken, or any specified law enacted, entered, enforced or deemed applicable to this Scheme or the other transactions contemplated by the Scheme Proxy Statement or the Requisition Proxy Statement by any governmental authority of competent jurisdiction which imposes any term, condition, obligation or restriction upon Validus, IPC or any of their respective subsidiaries that would, individually or the aggregate, reasonably be likely to (A) have a material adverse effect (assuming all references to IPC in the definition of “material adverse effect” were instead references to Validus) on Validus and its subsidiaries (assuming consummation of the Acquisition) on a consolidated basis following the Effective Time or (B) directly or indirectly (i) delay or otherwise restrain, impede or prohibit this Scheme or (ii) prohibit or limit the full rights of ownership of IPC Shares by Validus or any of its affiliates, including, without limitation, the right to vote any IPC Shares acquired by Validus pursuant to this Scheme or otherwise on all matters properly presented to IPC shareholders;

(b) IPC or any of its subsidiaries has (1) permitted the issuance or sale of any shares of any class of share capital or other securities of any subsidiary of IPC (other than IPC Shares issued pursuant to, and in accordance with, the terms in effect on the date of the Scheme Proxy Statement of employee stock options, stock units or other similar awards outstanding prior to the date of the Scheme Proxy Statement), (2) declared, paid or proposed to declare or pay any dividend or other distribution on any share capital of IPC (other than (A) any quarterly cash dividends paid in the ordinary course of business consistent with past practice to holders of IPC Shares and (B) a one-time dividend to the holders of IPC Shares in an aggregate amount not to exceed any reduction in the Max Termination Fee), including by adoption of a shareholders rights plan (or similar plan) which has not otherwise been terminated or rendered inapplicable to this Scheme prior to the commencement of the Court Hearing, or (3) amended, or authorized or proposed any amendment to, its articles of incorporation or bye-laws (or other similar constituent documents) or Validus becomes aware that IPC or any of its subsidiaries shall have amended, or authorized or proposed any amendment to, its articles of incorporation or bye-laws (or other similar constituent documents) in a manner that, in the reasonable judgment of Validus, is reasonably likely to, directly or indirectly, (A) delay or otherwise restrain, impede or prohibit this Scheme or (B) prohibit or limit the full rights of ownership of IPC Shares by Validus or any of its affiliates, including, without limitation, the right to vote any IPC Shares acquired by Validus pursuant to this Scheme or otherwise on all matters properly presented to IPC shareholders;

(c) Validus or any of its affiliates enters into a definitive agreement or announces an agreement in principle with IPC providing for an amalgamation or other business combination or transaction with or involving IPC or any of its subsidiaries, or the purchase or exchange of securities or assets of IPC or any of its subsidiaries, whereby Validus or any of its subsidiaries acquires securities of IPC, or Validus accepts for exchange under an exchange offer at least 90% of the IPC Shares which it sought to acquire under that offer, or Validus and IPC reach any other agreement or understanding, in either case, pursuant to which it is agreed or provided that this Scheme will not be implemented;

(d) IPC or any of its subsidiaries has (1) granted to any person proposing an amalgamation or other business combination with or involving IPC or any of its subsidiaries or the purchase or exchange of securities or assets of IPC or any of its subsidiaries any type of option, warrant or right which, in Validus’ judgment, constitutes a “lock-up” device (including, without limitation, a right to acquire or receive any IPC Shares or other securities, assets or business of IPC or any of its subsidiaries), (2) paid or agreed to pay any cash or other consideration to any party in connection with or in any way related to any such business combination, purchase or exchange (other than the Max Termination Fee) or (3) amended the Max Amalgamation Agreement in any respect that alters IPC’s rights or obligations upon termination of the Max Amalgamation Agreement (other than a reduction of the Max Termination Fee); or

(e) IPC shareholders shall have adopted the proposed Max Amalgamation Agreement or there shall have been a business combination consummated between IPC and Max;

which in the reasonable judgment of Validus in any such case, and regardless of the circumstances giving rise to any such condition (other than any event or circumstance giving rise to the triggering of a condition within the direct or indirect control of Validus), makes it inadvisable to proceed with this Scheme.

The foregoing Conditions are for the sole benefit of Validus and may be asserted by Validus regardless of the circumstances giving rise to the right to assert any such Condition (other than any event or circumstance giving rise to the triggering of a condition within the direct or indirect control of Validus) or, other than the Conditions numbered 1 to 4 (inclusive) above, the “Registration Condition”, the “Shareholder Approval Condition” and the “NYSE Listing Condition” (collectively the “Unwaivable Conditions”), may be waived by Validus in whole or in part at any time and from time to time prior to the commencement of the Court Hearing in its discretion. Validus expressly reserves the right to waive any of the Conditions, other than the Unwaivable Conditions, and to make any change in the terms of or conditions to this Scheme. The failure by Validus at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time until the commencement of the Court Hearing or the earlier lapse, termination or withdrawal of this Scheme.

This Scheme will not proceed unless all the above Conditions are satisfied or, where relevant, waived or, where appropriate, determined by Validus to have been satisfied or to remain satisfied prior to the commencement of the Court Hearing. Validus shall be under no obligation to waive or treat as satisfied any of the Conditions set forth following Condition 4 above (the “Non-Procedural Conditions”) by a date earlier than 30 November 2009, or such later date, if any, as Validus may determine and the Court may allow, notwithstanding that the Non-Procedural Conditions may at such earlier date have been waived or satisfied and that there are at such earlier date no circumstances indicating that any of such Non-Procedural Conditions may not be capable of being satisfied.

Any determination by Validus concerning any Condition or event described in this Scheme (including this Schedule A) shall be final and binding on all parties to the fullest extent permitted by law.

IMPORTANT

If your shares are held in your own name, please complete, sign, date and return the enclosed proxy card today. If your shares are held in “Street-Name,” only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please return the enclosed proxy card to your broker or bank and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

If you have any questions or need assistance, please contact:

199 Water Street, 26th Floor
New York, New York 10038
Banks and Brokerage Firms Please Call: (212) 440-9800
All Others Please Call Toll Free: (888) 274-5146
Email inquiries: validus@georgeson.com

YOUR VOTE IS IMPORTANT
Please complete, date, sign and mail
your proxy card in the envelope provided
as soon as possible.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

VALIDUS HOLDINGS, LTD.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned holder of voting common shares, $0.175 par value per share (the “Validus Shares”), of Validus Holdings, Ltd. hereby appoints Edward J. Noonan and C. Jerome Dill, and/or each of them with full power of substitution, to be its proxy and to vote for the undersigned on all matters arising at the Validus Special Meeting of Shareholders of Validus Shares or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held at 10:00 a.m., Atlantic Time, on June 25, 2009 at the registered office of Validus Holdings, Ltd. at 19 Par-La-Ville Road located in Hamilton, Bermuda.
     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF A SIGNED PROXY CARD IS RETURNED AND NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MAY 26, 2009, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE VALIDUS SPECIAL MEETING OF SHAREHOLDERS.
(Continued and to be marked, dated and signed, on the other side)

     VALIDUS HOLDINGS, LTD. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

On a touch tone telephone, call TOLL
 FREE (866) 367-5524, 24 hours a day,
 7 days a week. You will be asked to
 enter ONLY the CONTROL NUMBER
 shown below. Have your Instruction
 card ready, and then follow the
 prerecorded instructions. Your
 instructions will be confirmed and
 votes cast as you direct. This method
 is available until 11:59 p.m., Eastern
 Daylight Time on June 24, 2009.
Visit the Internet website at
 http://proxy.georgeson.com. Enter the
 COMPANY NUMBER and CONTROL
 NUMBER shown below and follow the
 Instructions on your screen. You will
 incur only your usual Internet charges.
 This method is available until
 11:59 p.m., Eastern Daylight Time on
	June 24, 2009.	Simply complete, sign and date your proxy card and return it in the postage- paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
PROPOSALS BELOW.
Vote on Proposal

	For	Against	Abstain
(1) To approve the issuance of voting common shares, $0.175 par value per share of Validus Holdings, Ltd., in connection with the acquisition of all of the outstanding shares of IPC Holdings, Ltd. pursuant to the Validus Amalgamation
Agreement, the Exchange Offer, the Scheme of Arrangement (each, as defined
in the enclosed proxy statement) or otherwise.	☐	☐	☐

(2) To adjourn or postpone the Validus Special Meeting of Shareholders of Validus Shares, in the proxies’ discretion, to solicit additional proxies.	☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Validus Special Meeting of Shareholders of Validus Shares or any
adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. If you are acting as an attorney-in-fact, corporate officer, or In a fiduciary capacity, please indicate the capacity in which you are signing.

Signature	Date	Signature (Joint Owners)	Date